   As filed with the Securities and Exchange Commission on January 20, 1998
                                                     Registration No. 333-37451

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ---------------------

                                AMENDMENT NO. 4

                                       TO
                                   FORM S-11

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ---------------------
                                  ElderTrust
      (Exact name of registrant as specified in its governing instrument)

                         415 McFarlan Road, Suite 202
                           Kennett Square, PA 19348
                                (610) 925-0808
                    (Address of principal executive offices)
                            ---------------------
                            EDWARD B. ROMANOV, JR.
                     President and Chief Executive Officer
                                  ElderTrust
                         415 McFarlan Road, Suite 202
                           Kennett Square, PA 19348
                                (610) 925-0808
                    (Name and address of agent for service)
                            ---------------------
                                  Copies to:
    J. Warren Gorrell, Jr.                               Michael F. Taylor
      George P. Barsness                                BROWN & WOOD LLP
   HOGAN & HARTSON L.L.P.                            One World Trade Center
                          555 Thirteenth Street, N.W.
                           New York, New York 10048
                          Washington, D.C. 20004-1109
                                 (212) 839-5300
                                (202) 637-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ---------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / --------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / --------

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               EXPLANATORY NOTE

     This Registration Statement contains a Prospectus relating to a public offering in the United States and Canada (the "U.S. Offering") of an aggregate of 4,840,000 of common shares of beneficial interest, $.01 par value per share, of ElderTrust, a Maryland real estate investment trust (the "Common Shares"), together with separate Prospectus pages relating to a concurrent offering outside the United States and Canada of an aggregate of 1,210,000 Common Shares (the "International Offering"). The complete Prospectus for the U.S. Offering follows immediately. After such Prospectus are the following alternate pages for the International Offering: a front cover page; an "Underwriting" section; and a back cover page. All other pages of the Prospectus for the U.S. Offering are to be used for both the U.S. Offering and the International Offering.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1998

PROSPECTUS

                            6,050,000 Common Shares
                                 ElderTrust(SM)
                     Common Shares of Beneficial Interest
                              ------------------
     ElderTrust (together with its subsidiaries, the "Company") has been formed to invest in healthcare-related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the Offering (the "Offering"), approximately 51.0% of the Company's total assets will consist of properties leased to and loans made to consolidated subsidiaries of Genesis Health Ventures, Inc. ("Genesis"), a leading provider of healthcare and support services to the elderly. Subsidiaries of Genesis will operate or manage substantially all of the properties initially being acquired by the Company. Approximately $128.6 million of the net proceeds of the Offering, including initial draws under the Company's proposed credit facility, will be paid to Genesis and its affiliates, including Michael R. Walker, who will continue to serve both as Chairman of the Board and Chief Executive Officer of Genesis and as Chairman of the Board of Trustees of the Company following completion of the Offering.
     All of the common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") offered hereby are being sold by the Company and will represent approximately 86.9% of the Company's outstanding common equity. The remaining common equity in the Company will be beneficially owned by officers and trustees of the Company and other continuing investors. Of the 6,050,000 Common Shares being offered hereby, 4,840,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 1,210,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."
     Prior to the Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price will be between $19.00 and $21.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange under the symbol "ETT" subject to official notice of issuance.

     See "Risk Factors" beginning on page 18 for certain risk factors relevant to an investment in the Common Shares, including:
o The dependence of the Company's revenues and ability to make distributions on Genesis as lessee or manager of substantially all of the properties initially being acquired by the Company;
o Conflicts of interest between the Company and Genesis and Mr. Walker, including the lack of arm's length negotiations and independent valuations or appraisals, and the benefits to be derived by Genesis and Mr. Walker, resulting in the risk that the consideration to be paid for the initial properties and other assets may exceed their fair market values and that the lease and loan terms may not reflect market terms;

o The possibility that the Company may not be able to obtain certain lender and other consents or waivers necessary to effect all of the formation transactions;

o The possibility that the Company may not be able effectively to manage its intended rapid growth, the Company's lack of operating history and management's lack of experience in operating a REIT;

o Operating risks inherent in the highly regulated healthcare industry which may affect lessees and tenants;

o The possibility that the Company may not be able to refinance outstanding debt upon maturity or that indebtedness might be refinanced on less favorable terms and the absence of a limitation on the amount of indebtedness that the Company can incur, which could adversely affect the Company's cash flow and ability of the Company to make cash distributions;
o General real estate investment risks, the possibility of defaults under leases and under term and construction loans and the lack of minimum rent provisions in certain of the facility leases;
o The Board of Trustees may change the Company's investment, financing and other policies without shareholder approval;
o Limitations on shareholders' ability to change control of the Company, including a prohibition on actual or constructive ownership of Common Shares in excess of 8.6% of the Company's outstanding Common Shares; and
o Taxation of the Company as a regular corporation if it fails to qualify as a REIT.
                              ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

================================================================================
                           Price to    Underwriting    Proceeds to
                            Public     Discount (1)    Company (2)
--------------------------------------------------------------------------------
Per Common Share  ......     $             $              $
--------------------------------------------------------------------------------
Total (3)   ............    $             $              $
================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of approximately $5,325,000 payable by the Company.

(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 726,000 Common Shares, and has granted the International Managers a 30-day option to purchase up to an additional 181,500 Common Shares, on the same terms and conditions as set forth above, solely to cover overallotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $   , $    and $   , respectively. See "Underwriting."
                              ------------------

     The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Shares offered hereby will be made in New York, New York
on or about     , 1998.
                              ------------------
Merrill Lynch & Co.              BT Alex. Brown             Goldman, Sachs &
                                                                            Co.
                              ------------------
                  The date of this Prospectus is       , 1998.

[Insert map and table. The map is captioned "ElderTrust Owned Properties and Term Loans:". Each state in the eastern United States from Maine through Florida will appear in black outline, and the states in which the Company will own properties or will make Term Loans on properties will appear in color. Each of these states also will be marked with a pointer line and an annotation indicating the number of properties to be owned or with respect to which the Company will make Term Loans:
                New Hampshire -- 1/0
                Massachusetts -- 1/0
                  Connecticut -- 2(1)/0
                 Pennsylvania -- 13(1)/3
                   New Jersey -- 3(2)/0
                     Maryland -- 1(2)/0
                      Florida -- 0/2


                        ElderTrust Investment Summary(3)

                     Owned Properties      Term Loans
                   -------------------- ------------------
                    Number       Beds     Number     Beds
                    ------       ----     ------     ----

Pennsylvania         13(1)      1,520       3(4)      201

New Jersey            3(2)        247       -          -

Massachusetts         1           122       -          -

New Hampshire         1            72       -          -

Connecticut           2(1)         -        -          -

Maryland              1(2)         -        -          -

Florida               -            -        2(4)      200
                    ------      ------    -------    -----
  Total              21         1,961       5         401

-------------------------
(1) Includes two medical or other office buildings.
(2) Includes one medical or other office building.
(3) Excludes Construction Loans, the Penn Mortgage and the Florida Facilities Note.
(4) The Company has agreed to purchase these facilities. There can be no assurance as to the timing of the purchase thereof.

                                                                 ElderTrust[sm]

Certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Such transactions may include stabilizing, the purchase of Common Shares to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                               TABLE OF CONTENTS

                                                              Page
                                                             ------
SUMMARY  ...................................................     1
  The Company  .............................................     1
  Risk Factors .............................................     3
  Business and Growth Strategies ...........................     3
  Possible Subordinated CMBS Investments  ..................     4
  Right of First Refusal Agreement  ........................     5
  Conflicts of Interest ....................................     5
  The Initial Investments  .................................     6
  Term Loans, Construction Loans, Penn Mortgage and
     Florida Facilities Note  ..............................     8
  Construction Loan Commitments  ...........................     9
  Structure and Formation of the Company  ..................     9
  Benefits to Related Parties ..............................    12
  The Offering .............................................    15
  Distributions   ..........................................    15
  Tax Status of the Company   ..............................    16
  Summary Historical and Pro Forma
     Financial Information .................................    17
RISK FACTORS   .............................................    18
  Dependence on Genesis for the Company's Revenues
     and Ability to Make Distributions .....................    18
  No Assurance that the Company is Paying Fair Market
     Value for the Initial Properties and Other Assets
     Being Acquired by the Company or that Percentage
     Rent and Minimum Rent Leases and Term Loans,
     Construction Loans and Construction Loan
     Commitments Reflect Market Terms  .....................    18
  Conflicts of Interest between the Company and Genesis
     and Mr. Walker in Connection with the Formation
     and Operation of the Company   ........................    19
  Possible Inability to Obtain Consents or Waivers
     Required to Effect Formation Transactions  ............    20
  No Assurance that the Company will be Able
     Effectively to Manage its Intended Rapid Growth  ......    21
  Lack of Operating History and Inexperience of
     Management in Operating a REIT could Affect REIT
     Qualification   .......................................    21
  Operating Risks Inherent in the Highly Regulated
     Healthcare Industry may Adversely Affect the
     Operations of the Company's Lessees and Borrowers          21
  The Company's Use of Debt Financing, the Absence of
     a Limitation on Debt, Increases in Interest Rates and Requirements of Tax-Exempt Bond Financing could
     have Adverse Effects on the Company  ..................    24
  The Company's Performance and Value are subject to
     Risks Associated with the Real Estate Industry   ......    25
  Making Loans on Development Projects .....................    27
  The Board May Change Investment Policies Without
     Shareholder Approval  .................................    27
  Possible Subordinated CMBS Investments  ..................    27
  The Ability of Shareholders to Effect a Change in
     Control of the Company is Limited .....................    28
  Failure to Qualify as a REIT would cause the Company
     to be Taxed as a Corporation   ........................    29
  Liability for Environmental Matters could Adversely
     Affect the Company's Financial Condition   ............    30
  Competition in the Marketplace could have an Adverse
     Impact on the Ability of Lessees and Borrowers to
     Make Lease and Loan Payments to the Company   .........    31

                                                              Page
                                                             ------
  The Executive Officers and Trustees of the Company
     will have Substantial Influence   .....................    32
  The Company will be Dependent on Key Personnel
     whose Continued Service is Not Guaranteed  ............    32
  Purchasers of Common Shares will Experience
     Immediate Dilution ....................................    32
  Lack of a Prior Public Market, Changes in Market
     Conditions, Changes in Earnings and Cash
     Distributions, Changes in Interest Rates and
     Dependence on External Sources of Capital could
     Adversely Impact the Trading Price of the Common
     Shares ................................................    32
  ERISA Risks  .............................................    33
THE COMPANY ................................................    34
BUSINESS AND GROWTH STRATEGIES   ...........................    35
CONFLICTS OF INTEREST   ....................................    37
USE OF PROCEEDS   ..........................................    38
DISTRIBUTIONS  .............................................    39
CAPITALIZATION .............................................    42
DILUTION ...................................................    43
SELECTED HISTORICAL AND PRO FORMA
  FINANCIAL INFORMATION ....................................    45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS   .............................................    46
  Overview  ................................................    46
  Nonrecurring Compensation Expense ........................    46
  Results of Operations ....................................    47
  Pro Forma Statements of Operations   .....................    47
  Liquidity and Capital Resources   ........................    47
  Funds from Operations ....................................    48
BUSINESS AND PROPERTIES ....................................    50
  General   ................................................    50
  Initial Properties .......................................    51
  Lessees   ................................................    53
  Initial Property Acquisition Agreements ..................    62
  Term Loans, Construction Loans, Penn Mortgage and
     Florida Facilities Note  ..............................    64
  Construction Loan Commitments and Related Purchase
     Contracts .............................................    71
  Mortgage Debt   ..........................................    73
  Leases ...................................................    73
  Credit Facility and Tax-Exempt Financing   ...............    78
  Possible Subordinated CMBS Investments  ..................    80
  Government Regulation ....................................    80
  Competition  .............................................    83
  Legal Proceedings  .......................................    83
  Office Lease .............................................    83
  Employees ................................................    83
MANAGEMENT  ................................................    84
  Trustees, Trustee Nominees And Executive Officers   ......    84
  Committees of the Board of Trustees  .....................    85
  Compensation of the Board of Trustees   ..................    86
  Executive Compensation   .................................    86
  1998 Share Option and Incentive Plan .....................    87
  Employment and Non-Competition Agreements  ...............    88
  Incentive Compensation   .................................    89
  Limitation of Liability and Indemnification   ............    89
  Indemnification Agreements  ..............................    90

                                                               Page
                                                              ------
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS  .............................................     90
STRUCTURE AND FORMATION OF THE COMPANY                            92
BENEFITS TO RELATED PARTIES .................................     94
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES                       99
  Investment Policies .......................................     99
  Financing Policies  .......................................    100
  Lending Policies ..........................................    100
  Conflict of Interest Policies   ...........................    100
  Policies With Respect to Other Activities   ...............    101
PARTNERSHIP AGREEMENT .......................................    102
  Management ................................................    102
  Sales of Assets  ..........................................    102
  Removal of the General Partner; Transfer of the
     Company's Interests ....................................    102
  Reimbursement of the Company;
     Transactions with the Company and its Affiliates  ......    102
  Redemption of Units .......................................    103
  Restrictions on Transfer of Units by Limited Partners   .      103
  Issuance of Additional Units and Preference Units .........    103
  Capital Contributions  ....................................    104
  Distributions; Allocations of Income and Loss  ............    104
  Exculpation and Indemnification of the Company ............    104
  Amendment of the Operating Partnership Agreement  .........    104
  Term ......................................................    105
PRINCIPAL SHAREHOLDERS   ....................................    106
SHARES OF BENEFICIAL INTEREST  ..............................    107
  General ...................................................    107
  Common Shares .............................................    107
  Preferred Shares ..........................................    108
  Power To Issue Additional Common Shares and
     Preferred Shares .......................................    108
  Restrictions on Ownership and Transfer   ..................    108
  Transfer Agent and Registrar ..............................    111
CERTAIN PROVISIONS OF MARYLAND LAW AND
  THE COMPANY'S DECLARATION OF TRUST AND
  BYLAWS  ...................................................    112
  Number of Trustees; Classification and Removal of
     Board of Trustees; Other Provisions   ..................    112

                                                                Page
                                                               ------
  Changes in Control Pursuant to Maryland Law ...............    113
  Amendments to the Declaration of Trust and Bylaws .........    113
  Advance Notice of Trustee Nominations and New
     Business   .............................................    114
  Meetings of Shareholders  .................................    114
  Anti-Takeover Effect of Certain Provisions of Maryland
     Law and of the Declaration of Trust and Bylaws .........    114
  Maryland Asset Requirements  ..............................    114
SHARES AVAILABLE FOR FUTURE SALE  ...........................    115
  General ...................................................    115
  Registration Rights .......................................    115
FEDERAL INCOME TAX
  CONSIDERATIONS   ..........................................    116
  Taxation of the Company   .................................    116
  Requirements for Qualification as a REIT ..................    118
  Failure of the Company to Qualify as a REIT ...............    125
  Taxation of Taxable U.S. Shareholders of the Company
     Generally  .............................................    125
  Backup Withholding for Company Distributions   ............    127
  Taxation of Tax-Exempt Shareholders of the Company   .         128
  Taxation of Non-U.S. Shareholders of the Company  .........    128
  Tax Aspects of the Company's Ownership of Interests
     in the Operating Partnership ...........................    131
  Other Tax Consequences for the Company and its
     Shareholders  ..........................................    132
ERISA CONSIDERATIONS  .......................................    133
  Employment Benefit Plans, Tax-Qualified Pension,
     Profit Sharing or Stock Bonus Plans and IRAs   .........    133
  Status of the Company and the Operating Partnership
     under ERISA   ..........................................    133
UNDERWRITING ................................................    136
EXPERTS   ...................................................    139
LEGAL MATTERS   .............................................    139
ADDITIONAL INFORMATION   ....................................    139
GLOSSARY  ...................................................    140
INDEX TO FINANCIAL STATEMENTS  ..............................    F-1



                           Forward-Looking Statements


Information contained in or delivered in connection with this Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in the Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in the Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the initial public offering price is $20.00 per share (the midpoint of the price range set forth on the cover page of this Prospectus), (ii) the transactions described under "Structure and Formation of the Company" are consummated, and (iii) the Underwriters' overallotment option is not exercised. As used herein, (i) "Company" means ElderTrust, a Maryland real estate investment trust, and one or more of its subsidiaries (including ElderTrust Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership") and ET Capital Corp., a Delaware corporation), or, as the context may require, ElderTrust only or the Operating Partnership only and (ii) "Genesis" means Genesis Health Ventures, Inc., a Pennsylvania corporation, and its subsidiaries that will lease or manage substantially all of the properties and other assets acquired by the Company in its formation or, as the context may require, Genesis only or such subsidiaries of Genesis only. See "Glossary" for the meanings of other terms used herein. The Company will be the sole general partner of, will own a substantial majority interest in, and will conduct all of its operations through, the Operating Partnership and its subsidiaries.


                                  The Company



     The Company was formed on September 23, 1997 to invest in healthcare-related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a REIT for federal income tax purposes. Upon completion of the Offering, the Company intends to invest in 21 assisted and independent living facilities, skilled nursing facilities and medical office and other buildings (the "Initial Properties"), term mortgage loans (the "Term Loans") and initial draws under construction loans (the "Construction Loans") totaling $34.8 million, an $800,000 first mortgage note (the "Penn Mortgage") and substantially all of the economic interest in a $7.5 million second mortgage note (the "Florida Facilities Note"). The Initial Properties and properties securing the loans are located in eight states in the eastern United States. The Company also has agreed to or has the option to purchase eight of the nine assisted or independent living facilities that secure the Term Loans and the Construction Loans, as well as nine of the ten assisted living development and expansion projects currently in the planning stage for which the Company will make loan commitments totaling $55.1 million (the "Construction Loan Commitments").

     The Company will lease the Initial Properties pursuant to percentage rent leases ("Percentage Rent Leases") or minimum rent leases ("Minimum Rent Leases") (other than the medical office and other buildings, which will be acquired by the Company subject to the existing tenant leases). Percentage Rent Leases will be based on a specified percentage of facility revenues with no required minimum rent. Minimum Rent Leases will provide for base rent, plus scheduled base rent step-ups and, in the case of certain of the Minimum Rent Leases, additional rent based upon incremental revenues over the base year. Both types of leases are triple net leases that require the lessees to pay all operating expenses, taxes, insurance and other costs, and have initial terms of 10 or 12 years, subject to renewal. Tenant leases of the medical office and other buildings provide for specified annual rent, subject to increases in rent in certain of the leases ("Fixed Rent Leases"). The Term Loans and Construction Loans to be made by the Company will have fixed rates of interest based on a spread (350 or 400 basis points) over the three-year U.S. Treasury Note rate in effect as of the closing of the Offering, except for two Term Loans and one Construction Loan which will have fixed rates of interest of 10.5% and one Construction Loan which will have a fixed rate of interest between 15% and 18% depending on the loan balance. See "Risk Factors -- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions," "-- Operating Risks Inherent in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers" and "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note."

     The Company intends to focus initially on the acquisition of equity interests in and mortgages secured by assisted living, independent living and skilled nursing facilities, and, to a lesser extent, medical and other office buildings, located in the eastern United States, although the Company may make investments in other types of healthcare facilities and in other geographical areas. One of the Company's initial investments consists of a medical office building condominium project. In addition to investments in real estate and mortgages, the Company also may invest in securities or interests in persons primarily engaged in real estate activities and other issuers, including investments in real estate mortgage conduits. The Company's investment, financing and other policies may be amended or revised from time to time by the Board of Trustees without a vote of the shareholders. See "Risk Factors -- The Board may Change Investment Policies without Shareholder Approval," "-- Possible Subordinated CMBS Investments," "Business and Growth Strategies" and "Policies with Respect to Certain Activities."

     The Company has obtained a commitment to establish a one-year, secured credit facility of up to $140 million from an affiliate of Deutsche Morgan Grenfell (the "Credit Facility"), and the Company expects to enter into the Credit Facility upon completion of the Offering. The Credit Facility will be used to fund approximately $44.6 million of the purchase price for the Initial Properties and other assets being acquired by the Company, the Term Loans and the initial draws under the Construction Loans. The Credit Facility also will be used for one or more of the following purposes: (i) to fund the remaining draws under the Construction Loans; (ii) to fund the Construction Loan Commitments; (iii) to facilitate possible acquisitions or future developments;
(iv) to repay indebtedness; and (v) for working capital and other general corporate purposes. The Company intends to grow rapidly and, accordingly, may fund the purchase of additional properties and other investments from future equity or debt financings, including mortgage indebtedness, or by reinvestment of proceeds from the sale of properties (subject to any required distributions under the tax requirements applicable to REITs). The Company does not have a policy limiting the amount of indebtedness that the Company may incur. Upon completion of the Offering, the Company's debt to market capitalization ratio will be approximately 36.3% (25.3% if the underwriters' overallotment option is exercised in full) of the Company's total market capitalization. See "Risk Factors" and "Business and Growth Strategies."


     Upon completion of the Offering, approximately 51.0% of the Company's total assets will consist of properties leased to and loans made to consolidated subsidiaries of Genesis. In addition, 13 of the Initial Properties or interests therein (including three skilled nursing facilities which Genesis acquired effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price), the Penn Mortgage and the Florida Facilities Note will be purchased from Genesis, and Genesis or entities in which it has an interest will be the borrower under all but two of the Term and Construction Loans. In addition, Michael R. Walker, who will serve both as the Company's Chairman of the Board and as Chairman of the Board and Chief Executive Officer of Genesis, has interests in five of the Initial Properties. (Three other executive officers of Genesis have interests in three of these five properties.) Subsidiaries of Genesis will operate or manage substantially all of the Initial Properties. Approximately $126.7 million of the net proceeds from the Offering, including initial draws under the Company's proposed credit facility, will be paid to Genesis and entities in which it has an interest, and approximately $1.9 million will be paid to Mr. Walker, as the purchase price for Initial Properties or interests therein and certain other assets being acquired by the Company, as repayment of indebtedness, as repayment of certain expenses incurred by the Company in its formation and as the purchase price of or initial draws under Term and Construction Loans being made to or acquired from Genesis. See "Risk Factors -- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions," "Conflicts of Interest" and "Benefits to Related Parties."

     Upon completion of the Offering, substantially all of the Company's assets will be owned by, and its operations conducted through, the Operating Partnership. The Operating Partnership was formed on July 30, 1997 by ElderTrust Realty Group, Inc., a Maryland corporation owned by Mr. Walker and Edward B. Romanov, Jr., President and Chief Executive Officer and a trustee of the Company, as the organizational general partner. The organizational limited partners of the Operating Partnership were Mr. Romanov, D. Lee McCreary, Jr., Vice President and Chief Financial Officer of the Company, and ET Partnership, a Pennsylvania general partnership. The partners in ET Partnership consist of Genesis, Mr. Romanov and MGI Limited Partnership, a Delaware limited partnership whose general partner is a corporation owned by Mr. Walker and whose limited partners consist of Mr. Walker and four other executive officers of Genesis. Immediately prior to completion of the Offering, the Company will be admitted as an additional general partner of the Operating Partnership and ElderTrust Realty Group, Inc. will withdraw as the general partner of the Operating Partnership. The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for units of partnership interest in the Operating Partnership ("Units"). The Company initially will own approximately 93.1% of the equity of the Operating Partnership. The Company will hold a fee interest in each of the Initial Properties except for three of the medical office buildings (including one in which the Company will own a condominium unit), which are leasehold interests subject to long-term ground leases. See "Structure and Formation of the Company" and "Business and Properties -- Initial Investments."

                                 Risk Factors


     An investment in the Common Shares involves various risks, and prospective investors should carefully consider these and other matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include:


o the dependence of the Company's revenues and ability to make distributions on Genesis, as lessee or manager of substantially all of the Initial Properties. In addition, the Company will make Construction Loan Commitments totaling $37.3 million to Genesis;

o conflicts of interest between the Company and Genesis and Mr. Walker, including the lack of arm's length negotiations and independent valuations or appraisals, and the benefits to be derived by Genesis and Mr. Walker, resulting in the risk that the consideration to be paid by the Company for the Initial Properties and other assets may exceed their fair market values and that the lease and loan terms may not reflect market terms;



o the possibility that the Company may not be able to obtain certain lender and other consents or waivers necessary to effect all of the formation transactions;

o the possibility that the Company may not be able effectively to manage its intended rapid growth, the Company's lack of operating history and management's lack of experience in operating a REIT;


o operating risks inherent in the highly regulated healthcare industry which may affect the operations of the Company's lessees and tenants;


o the possibility that the Company may not be able to refinance outstanding debt upon maturity or that indebtedness might be refinanced on less favorable terms and the absence of a limitation on the amount of indebtedness that the Company can incur, which could adversely affect the Company's cash flow and ability of the Company to make cash distributions;



o general real estate investment risks, the possibility of defaults under leases and Term and Construction Loans and the lack of minimum rent provisions in certain of the facility leases;


o the Board of Trustees may change the Company's investment, financing and other policies without shareholder approval;


o the possible anti-takeover effect of the Company's ability to limit, for purposes of maintaining its REIT status, the actual or constructive ownership of Common Shares to 8.6% of the outstanding Common Shares and certain other provisions contained in the organizational documents of the Company and the Operating Partnership, any of which could have the effect of delaying or preventing a transaction or change in control of the Company that might involve a premium price for the Common Shares or otherwise would be in the best interests of the Company's shareholders;


o taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution; and


o the absence of a prior public market for the Common Shares and no assurance that a public market will develop or be sustained.

                        Business and Growth Strategies

     The Company's principal business objective is to maximize growth in cash available for distribution and to enhance the value of its portfolio in order to maximize total return to shareholders. The Company's business and growth strategies to achieve this objective are: (i) to invest in a high quality portfolio of healthcare-related properties operated or managed by established operators or in mortgages secured by such properties located in close proximity to complementary healthcare services and facilities; (ii) to pursue aggressively opportunities for portfolio growth by providing traditional and innovative REIT financing to established operators in the healthcare industry;
(iii) to provide shareholders the opportunity for increased distributions from annual increases in rental income and interest income and from portfolio growth; and (iv) to provide shareholders with stock price appreciation resulting from potential increases in the value of the Company's investments. There can be no assurance, however, that these investment objectives will be realized.

     The Company believes its strategy of investing in facilities that are operated or managed by established operators, such as Genesis, and that are located near other complementary healthcare services and facilities will result in a marketing advantage for operators of its facilities, which may result in higher occupancy rates and revenues. Substantially all of the initial assisted and independent living facilities and development projects are located in close proximity to complementary healthcare services and facilities, such as skilled nursing facilities operated by Genesis and other healthcare providers. Genesis intends for residents of assisted living facilities owned by the Company to have access to long-term care at Genesis-operated skilled nursing facilities located near the assisted living facility. In addition, complementary healthcare providers, such as Genesis, will be available to provide ancillary services (such as pharmacy, physical therapy, nursing and physician services) needed from time to time by residents of the facilities leased or managed by Genesis through the Genesis ElderCare(TM) Networks. See "Business and Properties -- Lessees -- Genesis Initial Properties."

     The Company expects to achieve growth as follows:

     Internal Growth. Management believes the Company's future internal growth will come from (i) potentially higher occupancy and associated increased rental income under the Percentage Rent Leases and Minimum Rent Leases from facilities not previously operated or managed by Genesis due, in part, to the ability of facility residents to participate in a Genesis ElderCareTM Network, (ii) future price increases to facility residents and resulting increases in rental income payable under the Percentage Rent Leases and Minimum Rent Leases and (iii) adjustments to rents under certain of the Fixed Rent Leases.


     Growth from Draws Under Construction Loans, Construction Loan Commitments and Facility Purchase Contracts and Options. The Company anticipates additional growth from (i) increasing draws under the Construction Loans, which are expected to increase from an initial $7.4 million to approximately $21.4 million in 18 months, (ii) funding of the Construction Loan Commitments, which is expected to total approximately $46.7 million in 18 months and (iii) the purchase and leaseback to Genesis, pursuant to purchase contracts that will be in place as of the closing of the Offering, of the five facilities in lease-up (the "Lease-up Assisted Living Facilities") and two of the four facilities in development (the "Initial Assisted or Independent Living Development Projects") upon the earlier of the maturity of the related Term Loan or Construction Loan or at such time as the facility reaches average monthly occupancy of at least 90% for three consecutive months ("Stabilized Occupancy"). The Company has an option to purchase one of the two remaining Initial Assisted or Independent Living Development Projects for which Construction Loans will be made at the closing of the Offering. In addition, the Company has agreed to purchase or has the option to purchase nine of the ten assisted living development and expansion projects currently in the preliminary planning phase. See "Business and Properties."



     External Growth. The Company's external growth strategy is to become a significant source of healthcare industry capital. The Company intends to focus initially on the acquisition of equity interests in and mortgages secured by assisted living, independent living and skilled nursing facilities, and, to a lesser extent, medical office and other buildings, located in the eastern United States, although the Company may also make investments in other types of healthcare facilities and in other geographic regions. The Company intends to offer Units to sellers who would otherwise recognize a taxable gain upon a sale of assets, which also may facilitate sale/leaseback transactions on a tax-deferred basis. The Company believes that the substantial healthcare industry experience and numerous relationships of its management and trustees will help the Company identify, evaluate and complete additional investments. In making future investments, the Company intends to focus on established healthcare operators which meet the Company's standards for facility quality, proximity to complementary healthcare services and facilities and experience of management. In the near term, the Company anticipates that a significant portion of new investments will involve Genesis as lessee or manager.

     The Board of Trustees may change the investment policies of the Company at any time without a vote of shareholders.

                     Possible Subordinated CMBS Investments

     The Company and Genesis are currently discussing a possible transaction involving the purchase by the Company in the first half of 1998 of up to $30 million in subordinated collateralized mortgage-backed securities ("CMBSs") issued by real estate mortgage conduits ("REMICs") and secured by skilled nursing facilities currently owned by Genesis. Any such transaction would be subject to, among other things, the approvals of the Board of Trustees of the Company and the Board of Directors of Genesis, availability of financing, negotiation of the transaction documents, receipt of necessary third party consents and regulatory approvals. There can be no assurance that any such transaction will be consummated. See "Risk Factors -- Possible Subordinated CMBS Investments," "Business and Growth Strategies," "Business and Properties -- Possible Subordinated CMBS Investments" and "Policies with Respect to Certain Activities."

                       Right of First Refusal Agreement

     The Company and Genesis have entered into an agreement for a period of three years from the closing of the Offering (subject to annual renewals thereafter), pursuant to which Genesis has granted the Company a right of first refusal to purchase and leaseback to Genesis any assisted living, independent living or skilled nursing facilities which Genesis determines to sell and leaseback as part of a sale/leaseback transaction or transactions (the "Right of First Refusal Agreement"). The right of first refusal does not apply to sale/leaseback transactions with commercial banking institutions. The Right of First Refusal Agreement also provides the Company with (i) a right to offer financing to Genesis and other developers of assisted and independent living facilities which, once developed, will be operated by Genesis and (ii) a right to offer financing to Genesis with respect to any new off-balance sheet financing of skilled nursing facilities currently owned by Genesis. The Company believes that its agreement with Genesis will provide it with opportunities to acquire, and finance the development of, additional assisted living, independent living and skilled nursing facilities within the Genesis ElderCare(TM) Networks. In turn, the Company has provided Genesis a right of first refusal to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by the Company within Genesis' markets unless the facility will be leased or managed by the developing or selling company or an affiliate. See "Risk Factors -- Conflicts of Interest Between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company."


                             Conflicts of Interest

     Conflicts of interest exist on the part of the Company and Genesis and Mr. Walker. Such conflicts include: (i) Mr. Walker's serving simultaneously as Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Genesis; (ii) the lack of arm's length negotiations and the absence of independent valuations or appraisals with respect to the purchase prices of, and, as applicable, the leaseback provisions for, the Initial Properties and other assets or interests therein being acquired by the Company, or which the Company has contracted to purchase, from Genesis and entities in which it has an interest and from Mr. Walker, as well as with respect to the terms of the Term Loans, Construction Loans and Construction Loan Commitments being made by the Company; (iii) the fact that 13 of the Initial Properties or interests therein will be purchased from Genesis and entities in which it has an interest (including three skilled nursing facilities which Genesis acquired from Crozer-Keystone Health System, a Pennsylvania nonprofit corporation ("CKHS"), effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price), and that Genesis or entities in which it has an interest will be the borrower under all but two of the Term and Construction Loans; (iv) the fact that interests in five of the Initial Properties will be acquired from Mr. Walker (three other executive officers of Genesis have interests in three of these five properties); and (v) the potential for future conflicts arising from any failure by the Company to enforce the terms of the leases, Term Loans, Construction Loans and Construction Loan Commitments and other agreements to be entered into between the Company and Genesis and Mr. Walker and three executive officers of Genesis transferring property interests to the Company. In addition, Mr. Romanov, President and Chief Executive Officer and a trustee of the Company, previously served as Senior Vice President of Genesis. He will resign as an employee of Genesis upon completion of the Offering. Following the Offering, the Company will be prohibited by the terms of its Bylaws from acquiring additional properties from Genesis or the Company's trustees and officers or affiliates thereof without the approval of a majority of the disinterested trustees (other than pursuant to agreements entered into in connection with the Formation Transactions). Genesis, Mr. Walker, Mr. Romanov and certain other executive officers of Genesis will receive certain benefits in the formation transactions. See "Benefits to Related Parties."

                            The Initial Investments
     The following tables set forth certain information regarding the Initial Properties, the Term and Construction Loans, the Penn Mortgage and the Florida Facilities Note (collectively, the "Initial Investments"). All of the Initial Properties will be leased to or managed by Genesis except for The Woodbridge and three of the medical office and other buildings. The Company will hold a fee interest in each of the Initial Properties except for the land underlying the Windsor Clinic and Training Facility, Professional Office Building I and the DCMH Medical Office Building (in which the Company owns a condominium unit), which are leasehold interests subject to long-term ground leases from Genesis, an affiliate of CKHS and the Delaware County Memorial Hospital ("DCMH"), respectively. The initial lessees include various wholly owned subsidiaries of Genesis, Crozer/Genesis ElderCare Limited Partnership ("Crozer/Genesis"), a Pennsylvania limited partnership which is owned 50% by Genesis and 50% by CKHS, Senior LifeChoice, LLC ("SLC"), a privately held Pennsylvania limited liability company, or a wholly owned subsidiary of SLC, and a wholly owned subsidiary of the Age Institute of Florida, Inc., a Florida not-for-profit corporation ("Age Institute of Florida"). Of the 21 Initial Properties, 13 are owned by Genesis or by entities in which Genesis has interests (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price). Five of the Initial Properties are owned by entities in which Mr. Walker has an interest, and three other executive officers of Genesis have interests in three of these five properties. See "Business and Properties -- Lessees" and "-- Leases."


Initial Properties
                                                         Number                               Year Built/
           Property                   Location         of Beds(1)         Occupancy(2)         Renovated
-------------------------------  -------------------  -----------------  ---------------  --------------------
Assisted Living Facilities:
Heritage Woods                   Agawam, MA                         122          23.7%            1997
Willowbrook                      Clarks Summit, PA                   65          82.3             1996
Riverview Ridge                  Wilkes-Barre, PA                   105          90.2             1993
Highgate at Paoli Pointe         Paoli, PA                           82          95.7             1995
The Woodbridge                   Kimberton, PA                       90          78.2             1996
                                                                    ---          ----
  Subtotal/Avg.                                                     464          69.1%(8)
                                                                    ===          =======
Independent Living Facility:
Pleasant View                    Concord, NH                         72          96.4%            1926
Skilled Nursing Facilities(9):
Rittenhouse CC                   Philadelphia, PA                   183          89.2%       1930/1993(10)
Lopatcong CC                     Lopatcong, NJ                      153          99.0        1984/1992(12)
Phillipsburg CC                  Phillipsburg, NJ                 94(13)         89.5        1930/1993(14)
Wayne NRC                        Wayne, PA                       118             91.4        1920/1989(15)
Belvedere NRC                    Chester, PA                    147(16)          93.1        1960/1983(17)
Chapel Manor NRC                 Philadelphia, PA               240              92.4             1973
Harston Hall NCH                 Flourtown, PA                  196(18)          90.6        1977/1991(19)
Pennsburg Manor NRC              Pennsburg, PA                  120              94.7             1982
Silverlake NRC                   Bristol, PA                    174              96.0        1969/1988(20)
                                                                -------          -------
  Subtotal/Avg.                                               1,425              92.9%
                                                              =========          =======
                                                         Rentable                             Year Built/
              Property                Location        Sq. Feet            Occupancy            Renovated
-------------------------------  -------------------  -----------------   --------------   -----------------
Medical Office and Other Buildings:
Professional Off. Bldg. I        Upland, PA                  39,972             100.0%            1977
DCMH Med. Off. Bldg.(23)         Drexel Hill, PA          60,706(24)            100.0      1984/1987/1997(25)
Salisbury Med. Off. Bldg.        Salisbury, MD            10,961                100.0             1984
Windsor Off. Bldg.               Windsor, CT               2,100                100.0        1934/1965(27)
Windsor Clinic/Trg. Fac.(29)     Windsor, CT               9,662                100.0             1996
Lacey Branch Off. Bldg.          Forked River, NJ          4,100                100.0             1996
                                                      -----------------   --------------
  Subtotal/Avg.                                          127,501                100.0%
                                                      =================   ==============
  Total Initial Properties

Initial Properties                                      % of
                                    Purchase           Initial         Initial               Rent
           Property                 Price(3)         Investments     Lease Term(4)         Type(5)             Lessee
-------------------------------  ------------------  -------------  --------------------  ------------  ---------------------
                                 (in thousands)                        (Years)
Assisted Living Facilities:
Heritage Woods                   $  11,536            6.0%          10.0                  (6)           Genesis(7)
Willowbrook                          5,894            3.1           10.0                  Percentage    Genesis(7)
Riverview Ridge                      5,720            3.0           10.0                  Percentage    Genesis(7)
Highgate at Paoli Pointe            11,115            5.8           10.0                   Minimum      Genesis(7)
The Woodbridge                      11,668            6.1           10.0                   Minimum      SLC(7)
                                 ----------           ---           ------
  Subtotal/Avg.                  $  45,933           24.0%          10.0
                                 ----------          ----           ======
Independent Living Facility:
Pleasant View                    $   3,742            2.0%          10.0                  Percentage    Genesis(7)
                                 ----------          ----
Skilled Nursing Facilities(9):
Rittenhouse CC                   $   8,855            4.7%          10.0                   Minimum      Genesis(11)
Lopatcong CC                        13,778            7.2           10.0                   Minimum      Genesis(11)
Phillipsburg CC                      6,266            3.3           10.0                   Minimum      Genesis(11)
Wayne NRC                            6,065            3.2           10.0                   Minimum      Genesis(11)
Belvedere NRC                       10,413            5.5           12.0                   Minimum      Crozer/Genesis
Chapel Manor NRC                    11,334            6.0           12.0                   Minimum      Crozer/Genesis
Harston Hall NCH                     7,300            3.8           12.0                   Minimum      Crozer/Genesis
Pennsburg Manor NRC                 10,000            5.3           12.0                   Minimum      Crozer/Genesis
Silverlake NRC                       8,000            4.2           10.0                   Minimum      Age Inst. of Fl.(21)
                                 ----------          ----           ------
  Subtotal/Avg.                  $  82,011           43.2%          11.0
                                 ----------          ----           ======
                                                        % of
                                    Purchase           Initial          Remaining            Rent
              Property              Price(3)          Investments   Lease Term(22)         Type(5)            Lessee
-------------------------------  ----------          ----           ---------------       -------            ----------
                                 (in thousands)                     (Years)
Medical Office and Other Buildings:
Professional Off. Bldg. I        $   4,000            2.1%           0.8                    Fixed       Physicians
DCMH Med. Off. Bldg.(23)             7,923            4.2            3.5                    Fixed       Physicians
Salisbury Med. Off. Bldg.            1,349            0.7            1.0(26)                Fixed       Genesis(26)
Windsor Off. Bldg.                     325            0.2            5.0(28)                Fixed       Genesis
Windsor Clinic/Trg. Fac.(29)         1,493            0.8            5.0(28)                Fixed       Genesis
Lacey Branch Off. Bldg.                545            0.3           17.5                    Fixed       Ocean FSB
                                 ------------        ----           -------
  Subtotal/Avg.                  $  15,635            8.3%           3.0
                                 ------------        ----           =======
  Total Initial Properties       $ 147,321           77.5%
                                 ============        ====

--------
 (1) Based on the number of private and semi-private beds currently available.
 (2) Represents the average occupancy for the month ended November 30, 1997 determined by dividing total patient days by the number of days in the month.

 (3) Does not include estimated net capitalized acquisition costs aggregating approximately $2.3 million. Includes, for certain of the Initial Properties, mortgage indebtedness being repaid at the closing of the Offering and assumed mortgage indebtedness totaling $34.2 million as of December 1, 1997. See "Use of Proceeds" and "Business and Properties -- Mortgage Debt."

 (4) Represents the initial lease term under each of the leases for these facilities, which leases will be entered into as of the closing of the Offering.
 (5) For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratios, which are a measure of the ability of a facility's revenues to cover required lease payments (net operating income before interest, depreciation, rent and the subordinated portion of management fees (if any) divided by rent payments) for the assisted living facility and four skilled nursing facilities to be leased to Genesis under Minimum Rent Leases was 0.84x, 2.20x, 1.69x, 1.68x and 1.26x, respectively; the lease coverage ratio for the facility to be leased to SLC under a Minimum Rent Lease was 0.31x; the lease coverage ratios for the four facilities to be leased to Crozer/Genesis under Minimum Rent Leases were 1.17x, 1.52x, 1.57x and 1.32x, respectively; and the lease coverage ratio for the facility to be leased to the Age Institute of Florida under a Minimum Rent Lease was 1.71x. Lease coverage ratios are not provided for facilities that will be subject to Percentage Rent Leases because rental revenues for those facilities are based on a fixed percentage of the facility's revenues. See "Conflicts of Interest," "Risk Factors -- Operating Risks Inherent in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers" and "Business and Properties -- Leases."
 (6) Initially, rent equals a fixed base rent with no revenue participation. At the time the facility reaches average monthly occupancy of at least 90% for three consecutive months ("Stabilized Occupancy"), the lease will automatically convert into a Percentage Rent Lease.
 (7) Genesis will guarantee the performance of its subsidiaries under the Genesis leases for the lives of the leases. The Highgate facility initially may be leased by SLC. If subsequently leased by a subsidiary of SLC, SLC will guarantee the performance of its subsidiary under such lease for the life of the lease.
 (8) At November 30, 1997, Heritage Woods, Willowbrook and The Woodbridge were in the initial lease-up phase. Excluding these facilities, the assisted living facilities included in the Initial Properties had an average occupancy of 92.6%.
 (9) "NRC" means a nursing and rehabilitation center, "NCH" means a nursing and convalescent home and "CC" means a care center.
(10) The facility was originally built in the 1930's with two expansions in the 1970's. A renovation of interior finishes was completed in 1993. The Company has agreed to finance an expansion of this facility to be undertaken by Genesis. See "Business and Properties -- Construction Loan Commitments and Related Purchase Contracts."

(11) These facilities initially will be leased by wholly owned subsidiaries of Genesis, and Genesis will guarantee the obligations of its wholly owned subsidiaries under these Minimum Rent Leases for the lives of the leases; provided, however, in the event Genesis assigns one or more of the leases to a non-wholly owned subsidiary or a third party, Genesis may not continue to guarantee the applicable leases. Any such assignment of a Minimum Rent Lease would require the consent of the Company which may not be unreasonably withheld. The Company will evaluate the creditworthiness of any assignee in determining whether to provide its consent. Genesis is currently negotiating an arrangement with a Philadelphia-based hospital system. If the arrangement is negotiated successfully, the hospital system would lease-back the Wayne skilled nursing facility following its sale to the Company and Genesis would manage the facility. In addition, Genesis would not guarantee the lease. See "Risk Factors -- Conflicts of Interest Between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company -- No assurance that Genesis will continue to guarantee Minimum Rent Leases of its wholly owned subsidiaries."
(12) This facility was originally built in 1984 with an addition of three skilled nursing beds in 1992.
(13) Includes 34 assisted living units.
(14) This facility was originally built during the 1930's with an addition in 1988. A renovation of interior finishes was completed in 1993.
(15) This facility is estimated to have been built circa 1920. Additions were completed in 1966, 1974 and 1989. During 1989, there was a complete renovation of the building.
(16) Includes 27 assisted living units.
(17) This facility was built in 1960 and was expanded in 1983.
(18) Includes 76 assisted living units.
(19) This facility was built in 1977 and was expanded in 1991.
(20) This facility opened in 1969, was expanded in 1977 and was renovated in 1988.
(21) This facility will be leased to a wholly owned subsidiary of the Age Institute of Florida.
(22) For each building, represents the remaining lease term for all rentable space in the applicable building as of December 1, 1997.
(23) The property consists of a condominium unit containing six of the eight floors in the building which is located on the campus of DCMH.
(24) The DCMH Medical Office Building is currently undergoing expansion, including an expansion of two of the six floors included in the condominium unit which the Company will acquire. This expansion is expected to be completed in the first quarter of 1998 and will increase the rentable square feet in the Company's condominium unit to 65,740 square feet. All of the rentable space to be added to the Company's condominium unit has been pre-leased.
(25) This building was built in 1984, and a renovation of interior finishes was completed in 1987. This building is currently undergoing expansion.
(26) Two subsidiaries of Genesis lease approximately 83% of the rentable space in the Salisbury Medical Office Building. The remaining approximately 17% of the rentable space in the building is leased by Quest Diagnostics, Inc., a corporation unaffiliated with Genesis or the Company. At the closing of the Offering, Genesis will enter into a new lease with the Company with respect to the space leased by Genesis in the building. Each of these leases will have an initial term of five years, subject to renewals. The lease with Quest Diagnostics, Inc. expired on November 30, 1997. The Company expects to enter into a new two-year lease with Quest Diagnostics.
(27) This building was originally constructed in 1934 with an addition in 1965.

(28) At the closing of the Offering, Genesis will enter into a new lease with the Company with respect to all of the rentable space in the Windsor Office Building and the Windsor Clinic and Training Facility. Each of these leases will have an initial term of five years, subject to renewals.

(29) The Windsor Clinic and Training Facility are connected to each other. The Windsor Clinic consists of 5,490 rentable square feet, and the Windsor Training Facility includes 4,172 rentable square feet.

   Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note


     The following table sets forth certain information regarding the Term Loans, the Construction Loans, the Penn Mortgage and the Florida Facilities Note. The project owner/borrowers include various wholly owned subsidiaries of Genesis, The Multicare Companies, Inc., a 44% owned subsidiary of Genesis ("Multicare"), Lake Washington, Ltd., a Florida limited partnership in which Genesis holds a 49% interest ("Lake Washington"), SLC or wholly owned subsidiaries of SLC, a wholly owned subsidiary of the Age Institute of Florida and Philadelphia Suburban Development Corporation. Facilities under development are subject to various risks and uncertainties, including zoning, construction and related development risks. See "Risk Factors -- Making Loans on Development Projects." There can be no assurance that any of the Initial Assisted or Independent Living Development Facilities that secure the Construction Loans will be completed on a timely basis or at all. The Company has agreed or has the option to purchase eight of the nine facilities that secure the Term Loans and the Construction Loans at the end of the loan terms or at such time as each facility achieves Stabilized Occupancy. See "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note -- Purchase Contracts and Options for Term Loan and Construction Loan Properties." There can be no assurance as to the timing of the purchase of any of the facilities that are subject to Term Loans or Construction Loans.


                                                                         Loan Amount
                                                                        Expected to be       % of
                                                           Number of      Funded at         Initial       Interest
          Security Property                 Location        Beds(1)        Closing        Investments       Rate
-------------------------------------  ------------------  -----------  ----------------  -------------  ----------
                                                                        (in thousands)
Term Loans - Lease-up Assisted Living Facilities:
Harbor Place                           Melbourne, FL            120         $  4,728            2.5%        (3)
Mifflin                                Shillington, PA           67            5,164            2.7         (3)
Coquina Place                          Ormond Beach, FL          80            4,577            2.4         (3)
Lehigh                                 Macungie, PA              70            6,665            3.5        10.50%
Berkshire                              Reading, PA               64            6,269            3.3        10.50%
                                                                ---         --------          -----
  Subtotal                                                      401         $ 27,403           14.4%
                                                                ===         --------          -----
Construction Loans - Initial Assisted or Independent Living Development Projects:
Oaks                                   Wyncote, PA               52         $  1,500            0.8%        (3)
Montchanin                             Wilmington, DE            92            2,000            1.0        10.50%
Mallard Landing                        Salisbury, MD            147              900            0.4         (3)
Sanatoga                               Pottstown, PA             70            3,000            1.6        10.50%
                                                                ---         --------          -----
  Subtotal                                                      361         $  7,400            3.8%
                                                                ===         --------          -----
Penn Mortgage(8):
Personal care facility (unoccupied)    Philadelphia, PA         180         $    800            0.4%       10.25%
                                                                            --------          -----
Florida Facilities Note(9):
11 skilled nursing facilities          Florida                1,219         $  7,406            3.9%       13.00%
                                                                            --------          -----
  Total Loan Investments                                                    $ 43,009           22.5%
                                                                            --------          -----
  Total Initial Investments                                                 $190,330          100.0%
                                                                            ========          =====


                                                                                     Purchase
                                        Initial                      Development    Contract/        Project/Owner
          Security Property            Maturity    Loan Amount(2)      Status        Option             Borrower
-------------------------------------  ----------  ----------------  -------------  -----------  ----------------------
                                        (years)    (in thousands)
Term Loans - Lease-up Assisted Living Facilities:
Harbor Place                                2       $ 4,728           Lease-up       Contract       Lake Washington
Mifflin                                     2        5,164            Lease-up       Contract         Genesis (4)
Coquina Place                               2        4,577            Lease-up       Contract         Genesis (4)
Lehigh                                      2        6,665            Lease-up       Contract        Multicare (5)
Berkshire                                   2        6,269            Lease-up       Contract        Multicare (5)
                                                    ---------
  Subtotal                                          $27,403
                                                    ---------
Construction Loans - Initial Assisted or Independent Living Development Projects:
Oaks                                        3       $ 5,380          Constr.         Contract         Genesis (4)
Montchanin                                  3        9,500           Constr.        Option              SLC (6)
Mallard Landing                             2        6,407 (7)       Zoned          N/A                 SLC (6)
Sanatoga                                    3        6,511           Constr.         Contract        Multicare (5)
                                                    ---------
  Subtotal                                          $27,798
                                                    ---------
Penn Mortgage(8):
Personal care facility (unoccupied)       0.8       $   800          N/A            N/A           Phil. Sub. Dev. Corp.
                                                    ---------
Florida Facilities Note(9):
11 skilled nursing facilities              10       $ 7,406          N/A            N/A             Age Inst. of Fl.
                                                    ---------
  Total Loan Investments                            $63,407
                                                    ---------
  Total Initial Investments

--------
(1) Based on the number of private and semi-private beds currently available or contemplated in the case of development projects.
(2) Represents the total committed loan amount under the applicable Term Loan or Construction Loan.
(3) The interest rates on these loans will be set at the closing of the Offering at a fixed rate of interest equal to 400 basis points over the then applicable three-year U.S. Treasury Note rate, except for (i) the Construction Loan for the Oaks development project which will have a fixed interest rate equal to 350 basis points over the then applicable three-year U.S. Treasury Note rate and (ii) the Construction Loan for the Mallard Landing development project which will be at a fixed rate of interest equal to 15% for loan balances less than or equal to $4.5 million and 18% when the loan balance exceeds $4.5 million.
(4) The project owner/borrower of these projects will be a wholly owned subsidiary of Genesis. Genesis will guarantee the loans made to such subsidiaries.
(5) The project owner/borrower of these projects are subsidiaries of Multicare. Multicare will guarantee 20% of the principal amount of the loans.
(6) The project owner/borrower of these projects will be wholly owned subsidiaries of SLC. SLC will guarantee the loans made to such subsidiaries.

(7) The estimated cost of the fully constructed independent living condominium facility is approximately $16.7 million, and the Company will provide a Construction Loan of up to approximately $6.4 million to fund construction of the first phase of this project (35 apartments and 20 cottages).

(8) See "Business and Properties -- Term Loans. Construction Loans, Penn Mortgage and Florida Facilities Note -- Penn Mortgage" for additional information.
(9) See "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note -- The Florida Facilities Note" for additional information. The amount shown in the table represents the Company's economic interest in the Florida Facilities Note on a pre-tax basis.

                         Construction Loan Commitments


     In addition to the foregoing, the Company has entered into Construction Loan Commitments totaling $37.3 million with Genesis and $17.8 million with SLC to provide financing for an additional ten assisted living development and expansion projects which are in the planning stage. The resident capacity of these facilities is expected to total approximately 700 to 800. Eight of these projects will be owned by subsidiaries of Genesis and two will be owned by subsidiaries of SLC. The Company's obligation to fund the Construction Loan Commitments for these projects is subject to a number of conditions, including receipt by Genesis and SLC of all necessary zoning, land use, building, occupancy, licensing and other required governmental approvals and authorizations. The Company has contracted to purchase the projects to be owned by Genesis and has an option to purchase one of the two projects to be owned by subsidiaries of SLC. See "Business and Properties -- Construction Loan Commitments and Related Purchase Contracts." There can be no assurance that any of these development projects will be completed on a timely basis or at all. See "Risk Factors -- Making Loans on Development Projects."

                    Structure and Formation of the Company

     Company Structure. At the completion of the Offering, substantially all of the Company's assets will be owned by, and its operations conducted through, the Operating Partnership and its subsidiaries. The Company will be the sole general partner of the Operating Partnership and will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a number of Units equal to the number of Common Shares sold in the Offering.

     Formation of the Company. The formation transactions ("Formation Transactions") include the following transactions which will have occurred prior to the Closing of the Offering:

o ElderTrust Realty Group, Inc. was formed by Messrs. Walker and Romanov in June 1997 as the organizational general partner of the Operating Partnership. The Operating Partnership was formed on July 30, 1997 by Messrs. Romanov and McCreary and ET Partnership. The partners in ET Partnership consist of Genesis, Mr. Romanov and MGI Limited Partnership, a limited partnership whose general partner is a corporation owned by Mr. Walker and whose limited partners consist of Mr. Walker and the following four other executive officers of Genesis: (i) Richard R. Howard, President and a director of Genesis; (ii) David C. Barr, Executive Vice President and Chief Operating Officer of Genesis; (iii) John F. DePodesta, Senior Vice President, Law & Public Policy of Genesis; and (iv) George V. Hager, Jr., Senior Vice President and Chief Financial Officer of Genesis.

o    The Company was formed on September 23, 1997.

o ET Capital Corp. was formed by the Operating Partnership, which owns all of the nonvoting stock of ET Capital Corp. (representing a 95% equity interest), and Mr. Romanov, who owns all of the voting stock of ET Capital Corp. (representing a 5% equity interest).

o The Operating Partnership will purchase from Genesis and certain other persons their direct or indirect interests in certain of the 21 Initial Properties, the Penn Mortgage and, through ET Capital Corp., substantially all of the economic interest in the Florida Facilities Note for an aggregate amount of cash equal to $109.5 million. Of the 21 Initial Properties, 13 are owned by Genesis or by entities in which Genesis has interests (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price).

o Certain other persons (the "Continuing Investors") will contribute the remaining interests in the Initial Properties to the Operating Partnership in exchange for an aggregate of 220,000 Units. The Continuing Investors include Messrs. Walker and Howard, individually, three other individuals not affiliated with the Company or Genesis and Senior LifeChoice Corp. ("Senior LifeChoice"), a privately held Pennsylvania corporation whose principal stockholders include Mr. Walker. Following completion of the Offering, Messrs. Walker, Howard, Barr and Hager and Kent P. Dauten, a trustee nominee, will own, in the aggregate, approximately 62.8% of the interests in Senior LifeChoice, and six other individuals not affiliated with the Company or Genesis will own the remaining interests in Senior LifeChoice.

o The Operating Partnership agreed to make Term Loans and Construction Loans (totaling $39.3 million) to Genesis and entities in which it has an interest and to acquire the seven facilities that secure such loans at the end of the loan term or at such time as each such facility reaches Stabilized Occupancy.

o The Operating Partnership agreed to purchase from Genesis one Construction Loan (totaling $9.5 million) and to make a second Construction Loan (totaling approximately $6.4 million) secured by two facilities owned by subsidiaries of SLC, and entered into option agreements granting it an option to acquire for cash one of these facilities at the end of the loan term or at such time as such facility reaches Stabilized Occupancy.




o The Operating Partnership has made Construction Loan Commitments totaling $55.1 million with respect to ten assisted living development and expansion projects in the planning phase. Pursuant to these Construction Loan Commitments, the Operating Partnership will agree to purchase for cash eight of these projects which are owned by Genesis upon the earlier of the maturity of the related loan or at such time following completion of development as each such facility reaches Stabilized Occupancy. The Company will have an option to purchase one of the two projects owned by subsidiaries of SLC.


o Prior to the closing of the Offering, Messrs. Walker and Romanov will purchase the interest of Genesis in ET Partnership for an aggregate purchase price of $4.5 million. ET Partnership will be liquidated and Messrs. Walker and Romanov and MGI Limited Partnership will receive direct interests in the Operating Partnership in respect of their respective interests in ET Partnership.

The following transactions will occur at or immediately prior to the closing of the Offering:

o The Company will be admitted to the Operating Partnership as an additional general partner, and ElderTrust Realty Group, Inc. will withdraw as a general partner of the Operating Partnership.

o The Company will sell 6,050,000 Common Shares in the Offering and will contribute the net proceeds therefrom to the Operating Partnership in exchange for Units.

o The Operating Partnership will consummate the acquisition of the Initial Properties (including the repayment of approximately $7.5 million of indebtedness secured by certain of the Initial Properties and the assumption of approximately $34.2 million of indebtedness secured by certain other of the Initial Properties), the funding of the Term Loans and the initial draws under the Construction Loans, the purchase of the Penn Mortgage and the purchase of substantially all of the economic interest in the Florida Facilities Note. The Operating Partnership also will enter into the Right of First Refusal Agreement with Genesis.

o The Operating Partnership will be recapitalized to reflect the ownership of interests in the Operating Partnership by the Company, the Continuing Investors, Messrs. Walker, Romanov and McCreary and MGI Limited Partnership, and the Operating Partnership will issue Units to each of its partners to represent these interests. The Units issued to Mr. Walker and to Mr. Romanov in respect of the Genesis interest in ET Partnership purchased by Messrs. Walker and Romanov prior to the liquidation of ET Partnership will be exchanged for Common Shares on a one-for-one basis.

o Mr. Walker will enter into a non-competition agreement with the Company (which will not limit in any way any activities related to Mr. Walker's employment by or interest in Genesis), and Mr. Romanov will enter into an employment and non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

o The Operating Partnership will acquire all of the assets and liabilities of ElderTrust Realty Group, Inc., which will consist of a lease, a bank account and certain contract rights and obligations, for cash in the amount of $100,000. ElderTrust Realty Group, Inc. will then be dissolved.

o As a result of the foregoing transactions, the Company will own 6,482,600 Units, which will represent an approximate 93.1% interest in the Operating Partnership after the Offering.

o The Company will have the right to exchange Common Shares for Units held by Messrs. Romanov and McCreary, MGI Limited Partnership and the Continuing Investors upon the election by such holders to redeem their Units any time after 14 months after the closing of the Offering.

     No third-party determination of the value was sought or obtained in connection with the acquisition by the Company of the Initial Properties, the Term Loans, the Construction Loans, the Penn Mortgage or substantially all of the economic interest in the Florida Facilities Note or with respect to the leases. The purchase price for each of the Initial Properties was determined based upon the anticipated annual cash flow for each facility less ongoing capital expenditures and a management fee divided by an agreed upon capitalization rate (which is a measure widely used by real estate investors to determine the purchase price of a property and represents the inverse of the anticipated yield on investment). Rental rates under the Minimum Rent Leases and the interest rates on Term Loans, Construction Loans and Construction Loan Commitments were based on an agreed upon yield. Rental rates under the Percentage Rent Leases were determined on a comparable basis, adjusted for the risk associated with the fact that there are no minimum rent provisions in such leases. There can be no assurance that the aggregate value of the cash and Units received by the participants in the Formation Transactions does not exceed the fair market value of the properties and other assets acquired by the Company.

     Organization Chart. As a result of the Offering and the Formation Transactions, the structure of the Company and the ownership of equity in the Company will be as shown in the following chart:



                                Shareholders:
                           93.3% Public Shareholders
                           6.7% Other Shareholders(1)
                                       |
      Mr. Romanov                      |
  (President and CEO          --------------------                                                 Mr. Walker
     of the Company                                                                          (Chairman and CEO of
  and formerly Senior -----        ElderTrust     ---------------------------------------- Genesis and Chairman of
   Vice President of                                                                            the Company)
       Genesis)               --------------------                                                    |
     |                                 |                                                              |
     |                          General partner    Messrs. Romanov and McCreary,                      |
     |                          interest (0.1%)     MGI Limited Partnership and                       |
     |                          Limited partner      Continuing Investors(2)                          |
     |                          interest (93.0%)                |                                     |
     |                                 |                        |                                     |
     |                                 |                 Limited partner                              |
     |                                 |                 interest (6.9%)                              |
     |                                 |               /                                              |
     |                                /\              /                                               |
     |                               /  \            /                                                |
 Voting Stock                       /    \          /                                                 |
(5% of equity)                     /      \        /                                                  |
     |                            /  Elder \      /                                                   |
     |                          //   Trust  \    /                                                    |
     |                        / /  Operating \  /                                                     |
     |                       / /    Limited   \/                                                      |
     |    Nonvoting Stock  /  /   Partnership  \                                                      |
     |  (95% of equity (3))  /__________________\                                                     |
     |                  /              |                                                              |
     |                /                |                                                              |
     |              /                  |                                                              |
---------------   /                    |                                                              |
ET Capital Corp./                      |                                                              |
---------------                        |                                                              |
     |                                 |                                                              |
     |                                 |                                                              |
------------------    --------------------------------------                                          |
                      Initial Properties (13 to be acquired                                           |
                     from Genesis and interests in five from                                          |
                      Mr. Walker and three other executive                                            |
   Florida            officers of Genesis), Property-Owning                                         Genesis
Facilities Note      Subsidiaries, Term Loans (all to be made                                      and other
(to be purchased       to Genesis), Construction Loans (all   ----------------------------------- Lessees and
 from Genesis)         but two to be made to Genesis), Penn                                       Borrowers(4)
                      Mortgage (to be purchased for Genesis)
                      and Construction Loan Commitments (all
                          but two to be made to Genesis)
------------------    --------------------------------------


-----------
(1) Includes (i) 100 Common Shares issued to Mr. McCreary at the time of the Company's formation, (ii) 225,000 Common Shares to be acquired by Messrs. Walker and Romanov upon exchange of Units following the liquidation of ET Partnership, which Units will be issued with respect to Genesis' interest in ET Partnership, (iii) 200,000 Common Shares to be issued and sold to Mr. Romanov in a private placement and (iv) Common Share awards totaling 2,500 shares each to be made upon completion of the Offering to the Company's three trustee nominees under the Company's 1998 Share Option and Incentive Plan. See "Benefits to Related Parties."
(2) Messrs. Romanov and McCreary and MGI Limited Partnership will be issued an aggregate of 262,000 Units with respect to their interests in the Operating Partnership. The partners of MGI Limited Partnership include Mr. Walker and Messrs. Howard, Barr, DePodesta and Hager. The Continuing Investors will receive 220,030 Units in the Formation Transactions. The Continuing Investors include Messrs. Walker and Howard, individually, and Senior LifeChoice and three other individuals not affiliated with the Company or Genesis.
(3) The Operating Partnership also owns a promissory note of ET Capital Corp. with an initial principal balance of approximately $5.6 million. As a result of the Operating Partnership's ownership of nonvoting stock and debt of ET Capital Corp., the Company, through the Operating Partnership, expects to receive most of the after-tax economic benefits of ET Capital Corp. See "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note -- The Florida Facilities Note."
(4) Includes (i) certain wholly owned subsidiaries of Genesis, (ii) Crozer/Genesis (which is owned 50% by Genesis), (iii) Lake Washington (which is owned 49% by Genesis), (iv) certain wholly owned subsidiaries of Multicare (which is owned 44% by Genesis), (v) SLC (directly or indirectly through a wholly owned subsidiary), (vi) certain wholly owned subsidiaries of SLC and (vii) a wholly owned subsidiary of the Age Institute of Florida.

                          Benefits to Related Parties

     Upon completion of the Offering and the Formation Transactions, Genesis and entities in which it has an interest, Mr. Walker and three other executive officers of Genesis who are transferring interests in certain of the Initial Properties to the Company, Messrs. Romanov and McCreary, the Company's three trustee nominees and one other executive officer of Genesis will receive an aggregate amount of cash equal to approximately $134.4 million (including $4.5 million paid to Genesis by Messrs. Walker and Romanov in exchange for Genesis' interest in ET Partnership and $94,000 contributed to ET Capital Corp. by Mr. Romanov and paid to Genesis as part of the purchase price of the Florida Facilities Note), Units and Common Shares with an aggregate value of approximately $11.3 million (including 225,000 Common Shares issued to Messrs. Walker and Romanov in exchange for 225,000 Units issued to Messrs. Walker and Romanov in respect of Genesis' interest in ET Partnership) and certain other benefits, as described in greater detail below. The total book value of the Initial Properties and other assets being contributed by these persons in the Formation Transactions was approximately $71.8 million (including three facilities acquired by Genesis effective January 1, 1998). The Company does not believe that the book values of the Initial Properties and other assets being acquired from such persons (which reflect historical cost, net of accumulated depreciation, where applicable) are equivalent to the fair market values of such Initial Properties and other assets.


  Genesis

o Genesis will receive approximately $61.2 million in cash from the Company for 10 of the 13 Initial Properties or interests therein being transferred by Genesis or entities in which it has an interest to the Company in the Formation Transactions. The estimated purchase price for these facilities and interests is approximately $61.7 million, including approximately $480,000 of assumed indebtedness. The aggregate book value reflected on Genesis' financial statements of the Initial Properties to be acquired from Genesis as of September 30, 1997 was approximately $41.3 million.

o Genesis will receive approximately $20.3 million in cash from the Company for three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 for an aggregate purchase price of approximately $31.7 million (including approximately $20.3 million in cash and the assumption of approximately $11.4 million of indebtedness secured by two of these facilities). The Company will acquire these facilities from Genesis at the same purchase price and upon the same terms (including the assumption of the indebtedness secured by two of the facilities) as Genesis acquired them from CKHS.

o Genesis or entities in which it owns an interest will receive approximately $31.9 million in cash from the Company as a result of the funding of the Term Loans and the initial draws under two of the Construction Loans to be made by the Company. The Company will be obligated to fund approximately $7.4 million in subsequent advances under these two Construction Loans.

o The Company has agreed to purchase from Genesis or entities in which it owns an interest for cash the five Lease-up Assisted Living Facilities and the two Initial Assisted or Independent Living Development Projects owned by Genesis or entities in which it owns an interest. The estimated aggregate purchase price of these facilities is $52.2 million.



o The Company has agreed to make Construction Loan Commitments to Genesis totaling approximately $37.3 million for eight assisted living development and expansion projects which are owned by Genesis and which are in the planning stage. Pursuant to these Construction Loan Commitments, the Operating Partnership will agree to purchase for cash these projects from Genesis upon the earlier of the maturity of the related loan or at such time following completion of development as each such project reaches Stabilized Occupancy. The estimated aggregate purchase price of these facilities upon completion of development is approximately $46.2 million.


o The Company has agreed to purchase from Genesis a Construction Loan made by Genesis to a subsidiary of SLC with respect to the Montchanin Initial Assisted Living Development Project for a purchase price equal to the outstanding loan balance (currently $2.0 million).

o Genesis will receive $800,000 from the Company as payment of the purchase price for the Penn Mortgage and $7.5 million from ET Capital Corp. as payment of the purchase price for the Florida Facilities Note. The aggregate book value of these assets on Genesis' financial statements as of September 30, 1997 was approximately $8.3 million.

o As a result of the assumption by the Company of debt secured by two of the Initial Properties, Genesis will be released from guarantees of such indebtedness totaling approximately $3.2 million.

o The Operating Partnership will enter into the Right of First Refusal Agreement with Genesis.

o It is estimated that Genesis will receive approximately $3.0 million in cash from the Company as reimbursement for expenses incurred by Genesis on behalf of the Company in connection with the Formation Transactions.

o Genesis will receive $4.5 million in cash or notes from Messrs. Walker and Romanov for the interest owned by Genesis in ET Partnership. Mr. Walker and Mr. Romanov will receive 225,000 Units in respect of this interest upon recapitalization of the Operating Partnership, which Units will be exchanged for Common Shares on a one-for-one basis substantially simultaneously with the closing of the Offering.


  Mr. Walker

o Mr. Walker will receive cash distributions totaling approximately $358,000 from certain entities in which he owns interests and which own interests in three of the Initial Properties. Mr. Walker also will receive a direct or indirect interest in 88,110 Units in exchange for his ownership interests in five of the Initial Properties that are not owned by Genesis. Such Units, together with Mr. Walker's interest in the Units to be distributed to MGI Limited Partnership upon the recapitalization of the Operating Partnership, will have a total value of approximately $2.5 million based on the assumed initial public offering price of the Common Shares. In addition, Mr. Walker will receive approximately $1.9 million in cash from the Company as repayment of indebtedness. The aggregate book value of Mr. Walker's ownership interests in the Initial Properties being transferred to the Company in which he holds interests was approximately negative $251,000 as of September 30, 1997.

o Mr. Walker will receive $50,000 in cash (representing a return of his initial investment) following the sale by ElderTrust Realty Group, Inc. of all of its assets and liabilities to the Operating Partnership.

o The Company will grant to Mr. Walker options to purchase 150,000 Common Shares under the Company's 1998 Share Option and Incentive Plan. These options will vest over three years.

o Mr. Walker will enter into a non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

o Commencing 14 months after the Offering, Mr. Walker will have registration rights with respect to the Common Shares that may be issued to him in exchange for Units he will receive in the Formation Transactions, as well as with respect to the Common Shares to be acquired by him upon exchange of the Units distributed to him in respect of the interest in ET Partnership purchased by him from Genesis.


  Other Executive Officers of Genesis

o Mr. Howard will receive a cash distribution in the amount of approximately $91,000 from an entity in which he owns an interest and which owns one of the Initial Properties. In addition, Messrs. Howard, Barr and Hager will receive direct or indirect interests in 24,139 Units in the aggregate in exchange for their ownership interests in certain of the Initial Properties that are not owned by Genesis. Such Units will have a total value of approximately $483,000 based on the assumed initial public offering price of the Common Shares. The aggregate book value of Messrs. Howard, Barr and Hager's ownership interests in the Initial Properties being transferred to the Company in which they hold interests was approximately negative $80,000 as of September 30, 1997.

o Messrs. Howard, Barr, Hager and DePodesta will have an interest in the Units to be distributed to MGI Limited Partnership upon the recapitalization of the Operating Partnership, which interest will consist, in the aggregate, of 95,454 Units having a total value of approximately $1.9 million based on the assumed initial public offering price of the Common Shares.

o Commencing 14 months after the Offering, Messrs. Howard, Barr and Hager and MGI Limited Partnership will have registration rights with respect to Common Shares that may be issued to them in exchange for Units they receive in the Formation Transactions.


  Executive Officers and Trustee Nominees of the Company

o Messrs. Romanov and McCreary will receive a total of 130,750 Units upon the recapitalization of the Operating Partnership (not including the Units distributed to Mr. Romanov with respect to the Operating Partnership interest acquired by Mr. Romanov from Genesis), as a portion of their compensation packages, which Units will have a total value of approximately $2.6 million based on the assumed initial public offering price of the Common Shares.

o Mr. Romanov will receive $50,000 in cash (representing a return of his initial investment) following the sale by ElderTrust Realty Group, Inc. of all of its assets and liabilities to the Operating Partnership.

o Mr. Dauten will receive an indirect interest in 18,924 Units in exchange for his ownership interests in certain of the Initial Properties that are not owned by Genesis. Such Units will have a total value of approximately $378,000 based on the assumed initial public offering price of the Common Shares. The aggregate book value of Mr. Dauten's ownership interests in the Initial Properties being transferred to the Company in which he holds interests was approximately negative $63,000 as of September 30, 1997.

o The Company will issue and sell to Mr. Romanov 200,000 Common Shares in a private placement at a per share purchase price equal to the initial public offering price. Mr. Romanov will pay for such shares with a 10-year recourse promissory note, with interest only payable until maturity at an annual rate of 7%.

o The three trustee nominees will each receive an award of 2,500 Common Shares each under the Company's 1998 Share Option and Incentive Plan. The Company also will grant options to purchase 7,500 Common Shares to each of the three trustee nominees of the Company under the Company's 1998 Share Option and Incentive Plan. The options will have an exercise price equal to the initial public offering price and will vest over three years.

o The Company will grant to Messrs. Romanov and McCreary options to purchase 300,000 Common Shares and 25,000 Common Shares, respectively, under the Company's 1998 Share Option and Incentive Plan. The options will have an exercise price equal to the initial public offering price. One-half of the options to be granted to Mr. Romanov will vest immediately and one-half will vest over three years and the options to be granted to Mr. McCreary will vest over five years.

o Mr. Romanov will enter into an employment and non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."



o Commencing 14 months after the Offering, Messrs. Romanov, Dauten and McCreary will have registration rights with respect to the Common Shares that may be issued to them in exchange for Units they receive in the Formation Transactions, as well as, in the case of Mr. Romanov, with respect to the Common Shares to be acquired by him upon exchange of the Units distributed to him in respect of the interest in ET Partnership purchased by him from Genesis.

                                 The Offering

     All of the Common Shares offered hereby are being offered by the Company.


Common Shares Offered by the Company  ..................   6,050,000 shares
Common Shares Outstanding After the Offering (1)  ......   6,482,600 shares
Common Shares and Units Outstanding After the
 Offering (1)(2) .......................................   6,964,630 shares and Units
Use of Proceeds  .......................................   To acquire certain of the Initial Properties,
                                                           the Penn Mortgage and substantially all of
                                                           the economic interest in the Florida Facili-
                                                           ties Note, to fund Term Loans and Construc-
                                                           tion Loans, to repay mortgage indebtedness
                                                           secured by certain of the Initial Properties
                                                           and Lease-up Assisted Living Facilities and
                                                           for working capital and other general corpo-
                                                           rate purposes. See "Use of Proceeds" and
                                                           "Structure and Formation of the Company."
Proposed NYSE Symbol   .................................   "ETT"

-----------
(1) Includes (i) 100 Common Shares issued at the time of the Company's formation, (ii) 225,000 Common Shares to be acquired by Messrs. Walker and Romanov upon exchange of certain Units received by them following the liquidation of ET Partnership, (iii) 200,000 Common Shares to be issued and sold to Mr. Romanov in a private placement and (iv) Common Share awards totaling 2,500 shares each to be made to the Company's three trustee nominees under the Company's 1998 Share Option and Incentive Plan upon completion of the Offering. See "Benefits to Related Parties."

(2) Includes 262,000 Units to be issued to Messrs. Romanov and McCreary and MGI Limited Partnership in connection with the Formation Transactions. All Units are exchangeable on a one-for-one basis for Common Shares or, at the option of the Company, cash, subject to certain exceptions and limitations. Excludes 689,498 Common Shares reserved for issuance pursuant to the Company's 1998 Share Option and Incentive Plan.


                                 Distributions

     Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Shares. The initial distribution, covering a partial quarter commencing on the date of completion of the Offering and ending on March 31, 1998, is expected to be $____ per share, which represents a pro rata distribution based on a full quarterly distribution of $0.365 per share and an annual distribution of $1.46 per share (or an annual distribution rate of 7.3%). The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. The following discussion and the information set forth under "Distributions" should be read in conjunction with the Pro Forma Statements of Operations and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.


     The Company intends initially to distribute annually approximately 94.0% of estimated Cash Available for Distribution based upon the assumed initial public offering price of $20.00 per share. The estimate of Cash Available for Distribution for the 12 months following the closing of the Offering is based upon pro forma Funds from Operations for the 12 months ended September 30, 1997, adjusted for certain known events and/or contractual commitments that either have occurred or will occur as of the date of closing of the Offering (including giving effect to the use of the net proceeds from the Offering described elsewhere herein as of such date) and (ii) for certain items not in accordance with Generally Accepted Accounting Principles ("GAAP") consisting of
(A) revisions to estimated rent revenues from a GAAP basis to amounts currently being paid or due from lessees or tenants, (B) pro forma amortization of financing costs and (C) pro forma amortization of organization costs. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities (other than for medical office building tenant improvements and purchases of office equipment) and (ii) financing activities (other than scheduled loan principal payments on existing indebtedness). The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such estimate was made necessarily intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Trustees. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

     The Company anticipates that its distributions may exceed earnings and profits for federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, it is expected that up to 10% of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a shareholder's basis in his Common Shares. The nontaxable distributions will reduce the shareholder's tax basis in the Common Shares and, therefore, the gain (or loss) recognized on the sale of such Common Shares or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of shareholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

     The Code generally requires that a REIT distribute annually at least 95% of its net taxable income (excluding any net capital gain). See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements." The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Considerations."


                           Tax Status of the Company

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements. In addition, in order to maintain its qualification as a REIT under the Code, the Company generally will be required each year to distribute at least 95% of its net taxable income. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See "Risk Factors -- Failure to Qualify as a REIT would cause the Company to be Taxed as a Corporation" and "Federal Income Tax Considerations -- Failure of the Company to Qualify as a REIT." Even if the Company qualifies for taxation as a REIT, the Company will be subject to certain federal, state and local taxes on its income and property.

            Summary Historical and Pro Forma Financial Information

     The following table sets forth financial information for the Company which is derived from the Balance Sheet and the Pro Forma Balance Sheet and Statements of Operations included elsewhere in this Prospectus. The adjustments for the Offering assume an initial public offering price of $20.00 per share and that the Underwriters' overallotment option is not exercised.

     Pro forma operating data are presented for the year ended December 31, 1996, and the nine months ended September 30, 1997, as if the Offering and the acquisitions of the Initial Investments and related transactions had occurred, and as if the respective leases had been in effect at January 1, 1996. The pro forma balance sheet data is presented as of September 30, 1997, as if the Offering and the acquisitions of the Initial Investments and related transactions had occurred, and as if the respective leases had been in effect at that date. The pro forma information incorporates certain assumptions that are included in the notes to the Pro Forma Balance Sheet and Statements of Operations included elsewhere in this Prospectus. The pro forma information does not purport to represent what the actual financial position or results of operations of the Company would have been as of or for the periods indicated nor does it purport to represent the financial position or results of operations for any future period.


                                                                           Pro Forma at          Pro Forma at
                                                                         or for the Nine          or for the
                                                                           Months Ended           Year Ended
                                                      Historical(1)     September 30, 1997     December 31, 1996
                                                      ---------------   --------------------   ------------------
                                                             (dollars in thousands, except per share data)
Pro forma operating data:
 Revenues   .......................................        $ --              $   13,040            $   14,484
 Net income .......................................          --                   3,259                 1,467
 Earnings per share  ..............................          --                    0.50                  0.23
 Weighted average number of Common Shares
   outstanding ....................................         100               6,482,600             6,482,600
Pro forma balance sheet data:
 Initial Properties  ..............................        $ --              $  156,721                N/A
 Investment in ET Capital Corp.  ..................          --                   7,406                N/A
 Loans receivable .................................          --                  30,629                N/A
 Other assets  ....................................          --                   2,406                N/A
 Total assets  ....................................          --                 203,957                N/A
 Mortgages payable   ..............................          --                  34,239                N/A
 Credit Facility  .................................          --                  44,580                N/A
 Minority interest in Operating Partnership  ......          --                   9,641                N/A
 Total shareholders' equity   .....................          --                 112,109                N/A
Other data:
 Funds from Operations (2) ........................        $ --              $    6,659            $    5,464
 Weighted average number of Common Shares
   and Units outstanding   ........................         100               6,964,630             6,964,630


-----------
(1) The Company was formed on September 23, 1997 and was capitalized with the issuance of 100 Common Shares for a purchase price of $100.
(2) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines "Funds from Operations" as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures ("Funds from Operations"). The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                                 RISK FACTORS


     An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information before making a decision to purchase Common Shares in the Offering.


Dependence on Genesis for the Company's Revenues and Ability to Make
Distributions



     Thirteen of the Initial Properties or interests therein will be purchased from Genesis or entities in which it has an interest (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price), and Genesis or entities in which it has an interest will be the borrower on all but two of the Term and Construction Loans. Genesis will operate or manage substantially all of the Initial Properties. In addition, the Company will make Construction Loan Commitments totaling $37.3 million to Genesis. The Company's revenues and ability to make expected distributions to shareholders, therefore, will depend in significant part upon the revenues derived from, and Genesis' successful operation of, the facilities leased to or managed by Genesis, as well as the ability of Genesis to complete successfully and on schedule the development projects securing Construction Loans and Construction Loan Commitments made to Genesis.



No Assurance that the Company is Paying Fair Market Value for the Initial Properties and other Assets Being Acquired by the Company or that Percentage Rent and Minimum Rent Leases and Term Loans, Construction Loans and Construction Loan Commitments Reflect Market Terms


     The amount of consideration to be received by Genesis, Mr. Walker and the three other executive officers of Genesis transferring Initial Properties or interests therein to the Company in the Formation Transactions, as well as the terms of the leases, Term Loans, Construction Loans and Construction Loan Commitments to be entered into by the Company, and the purchase prices for properties that will secure the Term Loans, Construction Loans and Construction Loan Commitments being made by the Company, were not determined as a result of arm's length negotiations. The amount of consideration to be paid by the Company to acquire interests in the Initial Properties and other assets being acquired by the Company from Genesis, Mr. Walker and the three other executive officers of Genesis transferring interests in Initial Properties to the Company, as well as the terms of the leases, Term Loans, Construction Loans and Construction Loan Commitments to be entered into by the Company, and the purchase prices for properties that will secure the Term Loans, Construction Loans and Construction Loan Commitments being made by the Company, were determined by Genesis, Mr. Walker and Mr. Romanov. The purchase prices of the Initial Properties were determined primarily based on an evaluation of the current and anticipated cash flows and operating results of the facilities. To determine the purchase price for each of the Initial Properties, the anticipated annual cash flow for each facility less ongoing capital expenditures and a management fee was divided by an agreed upon capitalization rate. Rental rates under the Minimum Rent Leases and the interest rates on Term Loans, Construction Loans and Construction Loan Commitments were based on an agreed upon yield. Rental rates under the Percentage Rent Leases were determined on a comparable basis, adjusted for the risk associated with the fact that there are no minimum rent provisions in such leases. No independent valuations or appraisals of the Initial Properties or the other assets being acquired by the Company were obtained by the Company. Each of Genesis and Mr. Walker and Mr. Romanov will receive substantial economic benefits as a result of consummation of the Formation Transactions and the Offering. See "Benefits to Related Parties." Accordingly, there can be no assurance that the consideration to be paid by the Company for the Initial Properties and other assets being acquired by the Company and for properties subject to purchase contracts and options represents the fair market value thereof or that Percentage Rent and Minimum Rent Leases and Term Loans, Construction Loans and Construction Loan Commitments reflect market terms.


     The valuation of the Company has not been determined by a valuation of its assets, but instead has been determined based upon a capitalization of the Company's pro forma Funds from Operations, estimated cash available for distribution and potential for growth and the other factors discussed under "Underwriting." In determining the estimated initial public offering price, certain assumptions were made concerning the estimate of revenue to be derived from the Initial Properties and other assets being acquired by the Company. See "Distributions." This methodology has been used because management believes that it is appropriate to value the Company as an ongoing business, rather than with a view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Company. There can be no assurance that the prices paid by the Company for the Initial Properties and other assets being acquired by the Company will not exceed their respective fair market values, and it is possible that the market value of the Common Shares may exceed the shareholders' proportionate share of the aggregate fair market value of such assets.

Conflicts of Interest between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company

     Conflicts of interest may result in less vigorous enforcement of the terms by the Company of contribution, lease and other agreements with Genesis and Mr.
Walker due to conflicts of interest.   Michael R. Walker, the Company's
Chairman of the Board, is Chairman of the Board and Chief Executive Officer of Genesis and will continue to serve in such capacity following completion of the Offering. At September 30, 1997, Mr. Walker beneficially owned approximately 2.2% of the outstanding common stock of Genesis. Because he serves as Chairman of both Genesis and the Company, Mr. Walker will have a conflict of interest with respect to his obligations as a trustee of the Company with respect to enforcing (i) the terms of the contribution, loan, purchase and Right of First Refusal agreements relating to the various properties and other assets owned by Genesis or in which it holds interests being transferred by it to the Company or that will be acquired by the Company from Genesis in the future and (ii) the related leases entered into by the Company and Genesis. The failure to enforce material terms of these agreements and leases could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition and results of operations. The Company's ongoing dependence on Genesis as a lessee and/or manager of a substantial portion of its properties may deter the Company from vigorously enforcing the terms of such agreements and operating leases. Mr. Walker also will have a conflict of interest with respect to enforcing the terms of the purchase agreements for the five Initial Properties or interests therein acquired from Mr. Walker and Messrs. Howard, Barr and Hager. Edward B. Romanov, Jr., the Company's President and Chief Executive Officer and a member of the Company's Board of Trustees, served as Senior Vice President, Development of Genesis from June 1990 until August 1997. He will resign as an employee of Genesis upon completion of the Offering. Mr. Romanov has a loan outstanding from Genesis in the amount of $450,000, which he expects to repay within 90 days of the closing of the Offering. In addition, Mr. Walker, Mr. Dauten, a trustee nominee, and three executive officers of Genesis hold interests in certain properties being transferred to the Company by third parties other than Genesis.

     A prepayment or refinancing of debt or sale of properties will have different effects on Continuing Investors than on shareholders. Certain Continuing Investors, including Messrs. Walker and Dauten, may incur adverse tax consequences upon the prepayment or refinancing of certain debt securing the Initial Properties or a sale of a property which are different from the tax consequences to the Company and persons who purchase Common Shares in the Offering. Consequently, such Continuing Investors may have different objectives regarding the appropriate timing of such actions. While the Company will have the exclusive authority under the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") to determine whether, when and on what terms to prepay or refinance debt or to sell a property, any such decision would require the approval of the Board of Trustees. Messrs. Walker and Dauten will have substantial influence with respect to any such decision, and such influence could be exercised in a manner not consistent with the interests of some, or a majority, of the Company's shareholders.

     Holders of Units have different interests than shareholders and may exercise their voting rights in the Operating Partnership in a manner that conflicts with the interests of shareholders. After the Offering, the Company, as the sole general partner of the Operating Partnership, will have fiduciary obligations to the other limited partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's shareholders. In addition, those persons holding beneficial interests in Units (including Messrs. Walker, Romanov, Dauten and McCreary and the three executive officers of Genesis), as limited partners, will have the right to vote on amendments to the Operating Partnership Agreement (most of which require approval by a majority in interest of the limited partners, including the Company) and such individuals may exercise their voting rights in a manner that conflicts with the interests of the Company's shareholders.

     No assurance that Genesis will continue to guarantee Minimum Rent Leases of its wholly owned subsidiaries. The skilled nursing facilities being acquired from Genesis initially will be leased under

Minimum Rent Leases by wholly owned subsidiaries of Genesis, and Genesis will guarantee the lease obligations of such wholly owned subsidiaries; provided however, in the event Genesis assigns one or more of the leases to a non-wholly owned subsidiary or a third party, Genesis may not continue to guarantee the applicable leases. Under the terms of the Minimum Rent Leases, any such assignment of a Minimum Rent Lease would require the consent of the Company which may not be unreasonably withheld. The Company will evaluate the creditworthiness of any assignee in determining whether to provide its consent; however, the possibility exists that any such transferee will not be as creditworthy as Genesis. Genesis is currently negotiating an arrangement with a Philadelphia-based hospital system involving an assignment of the Wayne lease. See "Business and Properties -- Lessees -- Genesis Initial Properties."


     Genesis' right of first refusal to lease acquired facilities not operated by the seller may discourage third parties from entering into transactions with the Company or result in less favorable lease terms to the Company. The Company and Genesis have entered into the Right to First Refusal Agreement, pursuant to which (i) for three years following the closing of the Offering (subject to annual renewals thereafter) the Company has (a) a right of first refusal to purchase and leaseback to Genesis any assisted living, independent living or skilled nursing facilities which Genesis determines to sell and leaseback as part of a sale/leaseback transaction or transactions (other than sale/leaseback transactions with commercial banking institutions), (b) a right to offer financing to Genesis and other developers of assisted and independent living facilities which, once developed, will be operated by Genesis and (c) a right to offer financing to Genesis with respect to any new off-balance sheet financing of skilled nursing facilities currently owned by Genesis, and (ii) Genesis has a right of first refusal to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by the Company within Genesis' markets unless the facility will be leased or managed by the developing or selling company or an affiliate thereof. While the Company believes that the Right to First Refusal Agreement will provide the Company with opportunities to acquire, and finance the development of, additional assisted living, independent living and skilled nursing facilities from Genesis, the right of first refusal of Genesis to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by the Company within Genesis' markets unless the facility will be leased or managed by the developing or selling company or an affiliate thereof may impair the Company's ability to find a suitable lessee for a facility (if other than Genesis) in those situations where the seller of the facility did not desire to leaseback the facility or result in the Company's entering into leases with Genesis on less favorable terms than could be achieved if Genesis did not have such right of first refusal. Further, there can be no assurance that Genesis will determine to sell and leaseback to the Company any additional facilities pursuant to the Company's right of first refusal or otherwise.


     Genesis' right of first refusal on offers to purchase or lease facilities subject to leases with Genesis may discourage third party offers. Under the applicable lease agreements with Genesis, Genesis has a right of first refusal on offers to purchase or lease any facility subject to a Percentage Rent Lease or a Minimum Rent Lease between the Company and Genesis during the term of the lease (as extended) and for one year thereafter. The existence of this right of first refusal may discourage third parties from offering to purchase or lease any such facility.

     The Company will experience ongoing competition from and conflicts with Genesis. The Company's facilities (whether or not operated by Genesis) may compete with facilities owned and operated by Genesis in certain markets. As a result, Genesis will have a conflict of interest due to its ownership of certain competing facilities and its operation and management of a substantial portion of the facilities owned by the Company. Because the Percentage Rent Leases to be entered into with Genesis provide for lower operating margins for Genesis than Minimum Rent Leases, Genesis may also have a conflict of interest to the extent that it is involved in the placement of private pay residents with acuity levels equally suited to an assisted living facility or a skilled nursing facility.


Possible Inability to Obtain Consents or Waivers Required to Effect Formation
   Transactions

     The transfer of the Initial Properties to the Company is subject to the closing of the Offering as well as normal and customary conditions to the closing of real estate transactions, including the receipt of required consents or waivers. There can be no assurance that all such consents or waivers will be obtained prior to the closing of the Offering. Failure to obtain such consents or waivers could delay or prevent the acquisition of one or more of the Initial Properties. In such event, the funds intended for the purchase of such Initial

Property or Initial Properties whose acquisition is delayed or prevented will be invested in accordance with the Company's investment policies. The yield on any such investments may be lower than the expected return on the Initial Properties not acquired or whose acquisition is delayed and could affect the Company's ability to make anticipated distributions.


No Assurance that the Company will be Able Effectively to Manage its Intended Rapid Growth

     The Company intends to grow rapidly. The Company's ability to manage its growth effectively will require it successfully to identify, structure and manage new investments. There can be no assurance that the Company will be able effectively to manage its intended rapid growth.

Lack of Operating History and Inexperience of Management in Operating a REIT could Affect REIT Qualification

     The Company has been recently organized and has no operating history. The Company will be self-administered and self-managed. The Company's Board of Trustees and executive officers will have overall responsibility for management of the Company. Although certain of the Company's executive officers and trustees have extensive experience in the acquisition, development and financing of real properties and in the operation of healthcare facilities and publicly-owned corporations, none of the management of the Company has prior experience in operating a business in accordance with the Code requirements for maintaining REIT qualification. Failure to maintain REIT status would have an adverse effect on the Company's ability to make anticipated distributions to shareholders. There can be no assurance that the past experience of management will be appropriate to the business of the Company. See "Management."


Operating Risks Inherent in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers

     Any failure by lessees or borrowers to comply with applicable government regulations in the highly regulated healthcare industry could adversely affect their ability to make lease or loan payments to the Company. The long-term care segment of the healthcare industry is highly regulated. Operators of skilled nursing facilities are subject to federal, state and local laws relating to the delivery and adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention, rate-setting and compliance with building and safety codes and environmental laws. Operators of skilled nursing facilities also are subject to periodic inspection by governmental and other authorities to assure continued compliance with various standards, the continued licensing of the facility under state law, certification under the Medicare and Medicaid programs and the ability to participate in other third party payment programs. Many states have adopted Certificate of Need or similar laws which generally require that the appropriate state agency approve certain acquisitions of skilled nursing facilities and determine that a need exists for certain bed additions, new services and capital expenditures or other changes prior to beds and/or new services being added or capital expenditures being undertaken. The failure to obtain or maintain any required regulatory approvals or licenses could prevent an operator from offering services or adversely affect its ability to receive reimbursement for services and could result in the denial of reimbursement, temporary suspension of admission of new patients, suspension or decertification from the Medicaid or Medicare program, restrictions on the ability to acquire new facilities or expand existing facilities and, in extreme cases, revocation of the facility's license or closure of a facility. Federal law also imposes civil and criminal penalties for submission of false or fraudulent claims, including nursing home bills and cost reports, to Medicare or Medicaid. There can be no assurance that lessees of skilled nursing facilities owned by the Company, or the Age Institute of Florida as the obligor on the Florida Facilities Note, or the provision of services and supplies by such lessees or the Age Institute of Florida, will meet or continue to meet the requirements for participation in the Medicaid or Medicare programs or state licensing authorities or that regulatory authorities will not adopt changes or new interpretations of existing regulations that would adversely affect the ability of lessees or borrowers to make rental or loan payments to the Company.


     Both Medicare and the Pennsylvania Medicaid program (which constituted 15.8% and 66.4% of the revenues for the month ended November 30, 1997, respectively, of the nine skilled nursing facilities included in the Initial Properties) impose limitations on the amount of reimbursement available for capital-related costs, such as depreciation, interest and rental expenses, following a change of ownership, including a sale and leaseback transaction. Under currently applicable Medicare reimbursement policies, the amount of Medicare reimbursement available to a skilled nursing facility for rental expenses following a sale and leaseback transaction may not exceed the amount that would have been reimbursed as capital costs had the provider retained legal title to the facility. The Pennsylvania Medicaid program imposes a similar limitation, basing reimbursement for capital-related costs for new owners (including rent paid by lessees) on the appraised fair rental value of the facility to the prior owner as determined by the Pennsylvania Department of Public Welfare. Thus, if rental expenses are greater than the allowable capital cost reimbursement a skilled nursing facility would have received had the sale and leaseback transaction not occurred and the provider retained legal title, the amount of Medicare reimbursement received by the provider will be limited. Medicare will begin a three-year phase out of separate capital cost reimbursement for skilled nursing facilities beginning July 1, 1998 under provisions of the Balanced Budget Act of 1997, which establish a prospective payment system for skilled nursing facilities that will factor capital-related costs into the facility's per diem rates for resident care. There can be no assurance that reimbursement of the costs of skilled nursing facilities included in the Initial Properties under current or future reimbursement methodologies will be adequate to cover the rental payments owed to the Company.


     Although not currently regulated at the federal level (except under laws of general applicability to businesses, such as work place safety and income tax requirements), assisted living facilities are increasingly becoming subject to more stringent regulation and licensing by state and local health and social service agencies and other regulatory authorities. In general, these assisted living requirements address, among other things: personnel education, training and records; facility services, including administration of medication, assistance with self-administration of medication and limited nursing services; monitoring of wellness; physical plant inspections; furnishing of resident units; food and housekeeping services; emergency evacuation plans; and resident rights and responsibilities, including in certain states the right to receive certain healthcare services from providers of a resident's choice. In several states, assisted living facilities also require a Certificate of Need before the facility can be opened, expand or reduce its resident capacity or make other significant capital expenditures. Certain of the Initial Properties are licensed to provide independent living services which generally involve lower levels of resident assistance. Like skilled nursing facilities and other healthcare facilities, assisted living facilities are subject to periodic inspection by government authorities. In most states, assisted living facilities, as well as skilled nursing and other healthcare facilities, also are subject to state or local building code, fire code and food service licensure or certification requirements. Any failure by the Company's lessees or borrowers to meet applicable regulatory requirements may result in the imposition of fines, imposition of a provisional or conditional license or suspension or revocation of a license or other sanctions or adverse consequences, including delays in opening or expanding a facility. Any failure by the Company's lessees or borrowers to comply with such requirements could have a material adverse effect on the Company.


     Healthcare operators also are subject to federal and state anti-remuneration laws and regulations, such as the Medicare/Medicaid anti-kickback law, which govern certain financial arrangements among healthcare providers and others who may be in a position to refer or recommend patients to such providers. These laws prohibit, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients or the purchasing, leasing, ordering or arranging for any goods, facilities, services or items for which payment can be made under Medicare or Medicaid. A violation of the federal anti-kickback law could result in the loss of eligibility to participate in Medicare or Medicaid, or in civil or criminal penalties. The federal government, private insurers and various state enforcement agencies have increased their scrutiny of providers, business practices and claims in an effort to identify and prosecute fraudulent and abusive practices. In addition, the federal government has issued fraud alerts concerning nursing services, double billing, home health services and the provision of medical supplies to nursing facilities; accordingly, these areas may come under closer scrutiny by the government. Furthermore, some states restrict certain business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. State laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. There can be no assurance that these federal and state laws will ultimately be interpreted in a manner consistent with the practices of the Company's lessees or the Age Institute of Florida.


     Reliance on government and other third party reimbursement by operators of skilled nursing facilities. Assisted living services currently are not generally reimbursable under government reimbursement programs, such as Medicare and Medicaid. A significant portion of the revenue derived from the nine skilled nursing facilities included in the Initial Properties and the 11 skilled nursing facilities securing the Florida Facilities Note, however, is attributable to government reimbursement programs such as Medicare and Medicaid. Future budget reductions in government-financed programs could significantly reduce reimbursement payments, and there can be no assurance that future payment rates will be sufficient to cover the costs of providing services to residents of such facilities. The Medicare program is highly regulated and subject to frequent and substantial changes. In recent years, changes in the Medicare program have resulted in reduced levels of payment for a substantial portion of healthcare services. There can be no assurance that reimbursement levels will not be further reduced in future periods. The Medicaid program is a federally-mandated, state-run program providing benefits to low income and other eligible persons and is funded through a combination of state and federal funding. The method of reimbursement for skilled nursing care under Medicaid varies from state to state, but is typically based on rates set by the state. Under Medicare and many state Medicaid programs, rates for skilled nursing facilities are based on facilities costs as reported to the applicable federal or state agency. The facilities costs for services purchased from an organization related by ownership or control are limited to the costs (not charges) of the related organization. Any failure to comply with these requirements could have a variety of adverse consequences on the operator of the skilled nursing facility, including recoupment of amounts overpaid and other sanctions under false claim laws. Although lease and loan payments to the Company are not directly linked to the level of government reimbursement, to the extent that changes in these programs have a material adverse effect on the revenues from such facilities, such changes could have a material adverse impact on the ability of the lessees of the skilled nursing facilities included in the Initial Properties, and the Age Institute of Florida as the borrower under the Florida Facilities Note, to make lease and loan payments. Healthcare facilities also have experienced increasing pressures from private payors attempting to control healthcare costs that in some instances have reduced reimbursement to levels approaching that of government payors. There can be no assurance that future actions by private third party payors, including cost control measures adopted by managed care organizations, will not result in further reductions in reimbursement levels, or that future reimbursements from any payor will be sufficient to cover the costs of the facilities' operations.


     Potential delays may be encountered in substituting lessees or operators due to the fact that licenses will be held by lessees and borrowers and not by the Company. A loss of license or Medicare/Medicaid certification by a lessee of the Company or by the Age Institute of Florida, or a default by lessees or borrowers under loans made by the Company, could result in the Company having to obtain another lessee or substitute operator for the affected facility or facilities. Because the facility licenses for the Initial Properties will be held by lessees or borrowers and not the Company and because under the REIT tax rules the Company would have to find a new "unrelated" lessee to operate the properties, the Company may encounter delays in exercising its remedies under leases and loans made by the Company or substituting a new lessee or operator in the event of any loss of licensure or Medical/Medicaid certification by a prior lessee or operator. No assurances can be given that the Company could contract with a new lessee or successor operator on a timely basis or on acceptable terms and a failure of the Company to do so could have a material adverse effect on the Company's financial condition and results of operations.


     Shortage of qualified healthcare personnel could adversely affect the ability of lessees and borrowers to make lease or loan payments to the Company. The healthcare industry has at times experienced a shortage of qualified healthcare personnel. The Company's lessees and borrowers compete with other healthcare providers and with non-healthcare providers for both professional and non-professional employees. While the Company believes that its lessees and borrowers have been able to retain the services of an adequate number of qualified personnel to staff the facilities included in the Initial Properties appropriately and maintain standards of quality care, there can be no assurance that shortages will not in the future affect the ability of the Company's lessees or borrowers to attract and maintain an adequate staff of qualified healthcare personnel.

A lack of qualified personnel at a facility could result in significant increases in labor costs at such facility or otherwise adversely affect operations at such facility. Any of these developments could adversely affect the ability of lessees or borrowers to make required lease or loan payments.

     Transfers of healthcare facilities will require regulatory approvals and alternative uses of healthcare facilities are limited. Transfers of operations of certain healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. In addition, substantially all of the Initial Properties are special purpose facilities that may not be easily adaptable to non-healthcare-related uses.

     Proximity to hospitals and other healthcare facilities may affect the Company's ability to renew leases and attract new tenants in the event of relocation or closure of a hospital or other healthcare facility. Many of the assisted living facilities, skilled nursing facilities and medical office buildings included in the Initial Properties are in close proximity to one or more hospitals. The relocation or closure of a hospital could make the Company's assisted living facilities, skilled nursing facilities or medical office buildings in such area less desirable and affect the Company's ability to renew leases and attract new tenants. See "Business and Properties -- Government Regulation."


The Company's Use of Debt Financing, the Absence of a Limitation on Debt, Increases in Interest Rates and Requirements of Tax-Exempt Bond Financing could have Adverse Effects on the Company


     The required repayment of debt or interest thereon could adversely affect the Company's financial condition. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness on the Initial Properties or subsequently acquired properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon consummation of the Offering, the Company expects to have $34.2 million of outstanding indebtedness which will be secured by certain of the Initial Properties and an additional $44.6 million outstanding under its Credit Facility. See "Business and Properties -- Mortgage Debt." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amount of distributions it can make to investors. If a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be foreclosed by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company. Finally, the fact that a significant number of the leases that the Company has entered into and expects to enter into in the future will not require payment of minimum rent may adversely affect the Company's ability to obtain additional or replacement financing in the future.

     The absence of a limitation on debt could result in the Company's becoming highly leveraged and adversely affect the Company's cash flow. Upon completion of the Offering, the Company's debt to market capitalization ratio including amounts expected to be drawn under the Credit Facility is expected to be approximately 36.3% (25.3% if the Underwriters' overallotment option is exercised in full). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Company does not have a policy limiting the amount of debt that the Company may incur. Accordingly, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to shareholders, and could increase the risk of default on the Company's indebtedness.

     Rising interest rates and variable rate debt could adversely affect the Company's cash flow. Upon consummation of the Offering, the Company, through the Operating Partnership, expects to enter into the Credit Facility. Advances under the Credit Facility totaling $44.6 million at the Closing of the Offering and further increasing as draws are made under outstanding Construction Loans and Construction Loan Commitments are expected to bear interest at variable rates based upon a specified spread over the one month London Interbank Offered Rate ("LIBOR"). In addition, the Company will assume debt totaling approximately $483,000 subject to a variable interest rate. The Company, through the Operating Partnership, may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to pay expected distributions to investors. Accordingly, the Company may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


     Any failure to comply with tax-exempt bond financing requirements and restrictions could result in termination of tax-exempt status and/or acceleration of the bonds. The Company's indebtedness includes approximately $19.6 million in connection with tax-exempt bond financings (the "Series 1994 Bonds" and the "Series 1995 Bonds") relating to the Highgate and Woodbridge assisted living facilities. The underlying Series 1994 and Series 1995 Bonds are subject to various restrictions, conditions and requirements under the Code and its implementing regulations. In addition, the Series 1994 and Series 1995 Bond financing documents impose certain requirements and restrictions in connection with the operation of the facilities, including a requirement that at all times at least 20% of the rental units in the facilities will be occupied by tenants whose adjusted gross family income does not exceed 50% of the median gross income for the relevant geographic area. If these requirements and restrictions are not complied with, the tax-exempt status of the bonds could be terminated and/or the bond obligations under the bond documents could be accelerated. In the event of a default under the bonds used to finance the Highgate and Woodbridge facilities, the Company's interest in the relevant property would be subordinate to the interests of the bondholder. In connection with the acquisition of the Highgate and Woodbridge facilities, the Company is seeking consent from the bondholder to the transfer of the ownership interests in these facilities and for certain waivers and certain amendments to the bond documents. If these waivers and consents are not obtained, various non-exclusive remedies would be available to the bondholder under the bond documents, including (i) acceleration of all principal and interest due on the bonds (including a 3% acceleration premium), (ii) foreclosure, (iii) the bond trustee's taking possession of the facilities (iv) the appointment of a receiver to take posesion of and operate the facilities and (v) the bondholder's seeking specific performance of the terms of the bond documents. If the bondholder were to pursue any of such remedies, such action could materially and adversely affect the Company's ability to make cash distributions at the level currently anticipated. In the event of an acceleration of the bonds, the Company intends to pay off the bonds, including the 3% acceleration premium, using a portion of the funds available under the Credit Facility which may result in higher interest payments by the Company and correspondingly lower amounts of cash available for distribution to shareholders.



The Company's Performance and Value are subject to Risks Associated with the Real Estate Industry

     The Company's properties will be subject to general real estate investment risks. The Initial Properties and subsequently acquired properties, including properties subject to purchase contracts and options, will be subject to various real estate-related risks. The acquisition of additional properties may be subject to the ability of the Company to borrow amounts sufficient to pay the purchase price therefor. There can be no assurance that the value of any property acquired by the Company will appreciate or that the value of properties securing the Term Loans, the Construction Loans, the Penn Mortgage or the Florida Facilities Note will not depreciate. Additional risks of investing in real estate include the possibilities that the real estate will not generate income sufficient to meet operating expenses, will generate income and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Income from properties and yields from investments in such properties may be affected by many factors, including changes in government regulation (such as zoning laws), general or local economic conditions (such as fluctuations in interest rates and employment conditions), the available local supply of and demand for improved real estate, a reduction in rental income as the result of the inability to maintain occupancy levels, natural disasters (such as earthquakes and floods) or similar factors. Further, equity investments in real estate are relatively illiquid, and, therefore, the ability of the Company to vary its portfolio in response to changed conditions will be limited.

     The Company's financial condition could be adversely affected due to uninsurable loss. It is the intention of the Company to secure, or to require Genesis and other lessees, tenants and borrowers to secure, adequate comprehensive property and liability insurance that covers the Company as well as the lessee, tenant or borrower. Certain risks may, however, be uninsurable or not economically insurable, and there can be no assurance that the Company or a lessee, tenant or borrower will have adequate funds to cover all contingencies itself. Should such an uninsurable loss occur, the Company could lose both its invested capital, including its equity interests, and any anticipated profits relating to such property.


     Leases and loan defaults and failure to renew leases could adversely affect the Company's financial condition and results of operations. Any lease arrangement, such as the leases between the Company and lessees and tenants of the Initial Properties and subsequently acquired properties, creates the possibility that a lessee or tenant may either default on the lease or fail to exercise an option to renew the lease, and, in such event, the Company may be unable to lease such property to another lessee or tenant on a timely basis or at all. Even if the Company could lease such property to another lessee or tenant, any such replacement lease may be on less favorable terms than those of the original lease. In such an instance, the Company would continue to be responsible for payment of any indebtedness it had incurred with respect to such property. Any such default or non-renewal could result in a reduction in revenue derived from the affected lease and defaults or non-renewals under several leases at the same time or defaults under one or more of the Term Loans, the Construction Loans, the Construction Loan Commitments (once funded) or the Florida Facilities Note could have a material adverse effect on the Company's financial condition and results of operations.


     Subordination of Florida Facilities Note and sale of collateral or refinancing as principal source of repayment. The Florida Facilities Note is non-recourse to the Age Institute of Florida and is not guaranteed by any person or entity. Thus, in the event of a default, ET Capital Corp. will have no recourse for satisfaction of the debt other than to look to the collateral. Genesis holds a first priority security interest in all of the collateral securing the Florida Facilities Note. As of the Offering, the outstanding balance on the first-position obligation to Genesis will be in the approximate amount of $40.0 million. In the event of a default on the $40.0 million Age Institute of Florida senior debt held by Genesis, it is possible that if the collateral were liquidated there would be insufficient equity after satisfaction of the $40.0 million obligation available to repay the Florida Facilities Note. Further, the subordination agreement between Genesis and the Age Institute of Florida relating to the Florida Facilities Note and a $2.5 million pari passu working capital term note (together, the "Subordinated Notes") will require the Subordinated Note holders to "standstill" in their exercise of remedies under certain circumstances. Even if the payment obligations on the $40.0 million debt are not in default, any default on a Subordinated Note or any other indebtedness of the Age Institute of Florida would cause a cross default under the senior loan documents and would allow Genesis or other holder of the $40.0 million of senior indebtedness to enforce the standstill provisions of the subordination agreement and to foreclose upon the $40.0 million of senior debt. The Age Institute of Florida has limited financial resources. The principal source of repayment of the principal amount of the Florida Facilities Note, therefore, is likely to be from a sale of the 11 skilled nursing facilities that collateralize the $40.0 million of senior debt and the Subordinated Notes or from a refinancing of the $40.0 million of senior debt and the Subordinated Notes. There can be no assurance that the Florida Facilities Note will be repaid in full or that interest payments on the Note will be paid when due. See "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note -- The Florida Facilities Note."


     The revenues derived by the Company from Percentage Rent Leases will depend to a greater extent on Genesis' ability to operate successfully the properties subject to such leases due to the absence of minimum rent provisions. The Percentage Rent Leases do not require any minimum rent. The revenues to be derived by the Company under the Percentage Rent Leases, therefore, will depend upon the ability of Genesis as lessee to operate successfully properties subject to such leases. See "-- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions" and "-- Conflicts of Interest Between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company -- The Company will experience ongoing competition from and conflicts with Genesis."


     Lack of industry diversification will subject the Company to the risks associated with investments in a single industry. While the Company is authorized to invest in various types of income-producing real estate, its current strategy is to acquire and hold, for long-term investment, healthcare-related properties only. Consequently, the Company currently has chosen not to include in the Initial Properties any significant non-healthcare related real estate assets, and, therefore, will be subject to the risks associated with investments in a single industry.

Making Loans on Development Projects


     The Company has agreed to make the Term and Construction Loans totaling approximately $55.2 million, of which approximately $34.8 million will be funded at the closing of the Offering. In addition, the Company has made Construction Loan Commitments totaling $55.1 million. Lending on development projects is generally considered to involve greater risks than the purchase and leaseback of operating properties. Risks associated with such lending activities include that development activities may be abandoned, construction costs of a facility may exceed original estimates possibly making the facility uneconomical, occupancy rates and rents at a completed facility may not be sufficient to cover loan or lease payments, permanent financing may not be available on favorable terms and construction and lease-up may not be completed on schedule resulting in increased debt service expense and construction costs. In addition, construction lending activities typically will require a substantial portion of management's time and attention. Such activities also are subject to risks relating to the borrower's inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. Further, there can be no assurance that any of the Term Loans, Construction Loans, or the Construction Loan Commitments (once funded) will be repaid. The Company has agreed to purchase or has the option to purchase eight of the nine facilities that secure the Term Loans and the Construction Loans at the end of the loan terms or at such time as each facility reaches Stabilized Occupancy. There can be no assurance as to the timing of the purchase of any of these facilities.


The Board May Change Investment Policies Without Shareholder Approval

     The Company's Board of Trustees may change the investment, financing and other policies of the Company without shareholder approval. Such policy changes may have adverse consequences to the Company.

Possible Subordinated CMBS Investments

     The Company is exploring providing subordinated CMBS financing in connection with future investments by the Company in healthcare facilities, including transactions which may involve Genesis in the future. In the prototype transaction that the Company is considering, one or more privately held limited partnerships (each a "Private Partnership") would be formed to acquire or hold skilled nursing facilities or other healthcare facilities. The Private Partnership would finance up to 90% of the purchase price or value of the facilities by means of a mortgage loan made by a REMIC to the Private Partnership and the remainder of the purchase price or value of the facilities by means of an equity investment by the partners in the Private Partnership, who may include Genesis and one or more of the Company's officers and trustees. The Company likely would not have an equity interest in the Private Partnership. The Company would invest in a subordinated mortgage loan interest in the REMIC (the "Subordinated CMBS Interests"), the principal balance of which would represent approximately 15% to 20% of the purchase price or value of the properties and would be subordinate to the payment of principal and interest on the senior interests in the REMIC ("Senior CMBS Interests"), which would be held by a third party institutional lender and the principal balance of which would represent approximately 70% to 75% of the purchase price or value of the properties. It is expected that the loan from the REMIC to the Private Partnership (the "REMIC Loan") would be on terms substantially similar to the terms then available for first mortgage loans secured by skilled nursing facilities made on a 90% loan-to-value basis. The REMIC Loan would not include any equity participation or other similar rights on behalf of the REMIC. It is expected that the Senior CMBS Interests would have terms substantially similar to the terms then available for first mortgage loans secured by skilled nursing facilities on a 70% to 75% loan-to-value basis, and the Subordinated CMBS Interests would have terms substantially similar to the terms available for second mortgage loans secured by skilled nursing facilities where there is 10% equity and senior mortgage indebtedness for 70% to 75% of the value of the property. The Private Partnership would either operate the facilities that they acquire or net lease the facilities to Genesis, a Genesis affiliate or another satisfactory operator for the day-to-day operation of the properties. If the property were net leased by the Private Partnership, the Company's investment would likely take the form of a preferred partnership interest.

     An investment by the Company in Subordinated CMBS Interests will involve materially different potential risks and possible benefits from those associated with a direct investment in skilled nursing facilities subject to long-term Minimum Rent Leases. For example, the equity provided by the investors in the Private Partnership would provide security and credit support for any Subordinated CMBS Interests held by the Company. On the other hand, any Subordinated CMBS Interests held by the Company would be at risk to the extent that the net revenues of the Private Partnership would not be sufficient to cover debt service on the Senior CMBS Interests. In this regard, under a Minimum Rent Lease Genesis would be obligated to pay rent to the Company regardless of the performance of a property, whereas in the case of a Subordinated CMBS Interest, the Private Partnership (and indirectly the Company) would have the risk associated with the operation of the facility. In addition, the Company, as a lender, would have no ability to participate in future appreciation or increased operating performance at a facility owned by a Private Partnership, the full benefit of which would accrue to the investors in the Private Partnership (which could include Genesis and one or more of the Company's officers and trustees). There are no REMIC-related transactions involving the Company which are probable at this time. See "Business and Properties -- Possible Subordinated CMBS Investments."

The Ability of Shareholders to Effect a Change in Control of the Company is Limited

     Provisions in the Company's Declaration of Trust and Bylaws could prevent changes in control. Certain provisions of the Company's Declaration of Trust and Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of Common Shares with the opportunity to realize a premium over the then-prevailing market price of such Common Shares. The Ownership Limit (described under "-- Possible adverse consequences of ownership limit for federal income tax purposes could inhibit changes in control") also may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction even if such a change in control or transaction were in the best interests of some, or a majority, of the Company's shareholders. The Board of Trustees will consist of five members immediately following the closing of the Offering who will be classified into three classes with each class serving a three-year term. The staggered terms of the members of the Board of Trustees may adversely affect the shareholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's shareholders. See "Management -- Trustees, Trustee Nominees and Executive Officers." The Declaration of Trust authorizes the Board of Trustees to cause the Company to issue up to 20,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"), in series, and to establish the preferences, rights and other terms of any series of Preferred Shares so issued. Such Preferred Shares may be issued by the Board of Trustees without shareholder approval, and the preferences, rights and other terms of any such Preferred Shares may adversely affect the shareholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's shareholders. See "Shares of Beneficial Interest."

     Certain provisions of Maryland law could inhibit changes in control.
Under provisions of the Maryland General Corporation Law, as amended ("MGCL"), as applicable to REITs, certain "business combinations" (including certain issuances of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the REIT's then outstanding shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder"), or an affiliate of the Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by the affirmative vote of at least (i) 80% of all the votes entitled to be cast by holders of the outstanding voting shares and (ii) two-thirds of the votes entitled to be cast by holders of voting shares held by the Interested Shareholder who is (or whose affiliate is) a party to the business combination unless, among other conditions, the REIT's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. The Board of Trustees of the Company has not opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will apply to a business combination involving the Company.

     Possible adverse consequences of ownership limit for federal income tax purposes could inhibit changes in control. To maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Organizational Requirements." In addition, for the Company to maintain REIT status, neither Genesis nor any constructively owns 10% or more of the outstanding stock of Genesis or any other tenant entity may own actually or constructively 10% or more, in value or voting rights, of the outstanding shares of beneficial interest of the Company. To facilitate maintenance of its qualification as a REIT for federal income tax purposes, the Declaration of Trust generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 8.6% of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% of the issued and outstanding shares of any class or series of the Company's Preferred Shares (collectively, the "Ownership Limit"). Mr. Romanov may own up to 15.0% of the Common Shares (the "Excluded Holder Limit"). The Board of Trustees, in its sole discretion, may waive the ownership limitations with respect to a holder if the Board is satisfied, based on the advice of counsel or a ruling from the Internal Revenue Service, that such holder's ownership will not then or in the future jeopardize the Company's status as a REIT. In view, however, of the potential risks posed to the Company if a shareholder who owned 10% or more of the Company also were considered to own 10% or more of Genesis or any other tenant entity, the Board of Trustees will have less flexibility, as a practical matter, to grant waivers and exemptions than would be the case if a substantial portion of the Company's properties were not leased to a single tenant. Absent any such exemption or waiver, Common Shares acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable beneficiary, with the person who acquired such Common Shares in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such Common Shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. A transfer of Common Shares to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholder's ability to realize a premium over the then-prevailing market price for the Common Shares in connection with such a transaction.


Failure to Qualify as a REIT would cause the Company to be Taxed as a Corporation


     The Company will be treated as a corporation if it fails to qualify as a
REIT.   The Company intends to operate so as to qualify as a REIT under the
Code, commencing with its taxable year ending December 31, 1998. Although management believes that the Company will be organized and will operate in such a manner, no assurance can be given that the Company will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and some on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains and certain noncash income). The complexity of these provisions and of the applicable regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT, such as the Company, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to operate as a REIT.


     Hogan & Hartson L.L.P., tax counsel to the Company, has rendered an opinion to the effect that the Company is organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company." Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's business and assets and the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or any court. Moreover, the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by tax counsel to the Company.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "Federal Income Tax Considerations -- Failure of the Company to Qualify as a REIT."

     Certain special considerations will apply due to the nature of the
Company's assets.   The manner in which the Company will derive income from the assisted and independent living facilities and skilled nursing facilities will be governed by special considerations in satisfying the requirements for REIT qualification. Because the Company would not qualify as a REIT if it directly operated an assisted or independent living facility, or a skilled nursing facility, the Company will lease such facilities to a healthcare provider, such as Genesis, that will operate the facility. It is essential to the Company's qualification as a REIT that these arrangements be respected as leases for federal income tax purposes and that the lessees (including Genesis and SLC) not be regarded as "related parties" of the Company (as determined under the applicable Code provisions). See "Federal Income Tax Consideration -- Requirements for Qualification as a REIT -- Income Tests." In the event the leases expire and are not renewed, the Company will have to find a new "unrelated" lessee to lease and operate the properties in order to continue to qualify as a REIT. In the event of a default on either a lease of, or a mortgage secured by, an assisted or independent living facility or skilled nursing facility, the Company, to maintain its REIT qualification, would have to engage a new healthcare provider (which could not include Genesis or its subsidiaries or SLC) to operate the facility after the Company takes possession of the facility. This requirement could deter the Company from exercising its remedies in the event of a default even though such exercise otherwise would be in the Company's best interests. Although the Company would be permitted to operate the facility for 90 days after taking possession of the facility pursuant to applicable Treasury Regulation without jeopardizing its REIT status, the fact that the facility licenses will be held by lessees or borrowers may preclude the Company from doing so under applicable healthcare regulatory requirements.

     Other tax liabilities could adversely affect the Company's cash flows. Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property and ET Capital Corp. will be subject to corporate level tax. See "Federal Income Tax Considerations -- Other Tax Consequences for the Company and its Shareholders."


Liability for Environmental Matters could Adversely Affect the Company's Financial Condition

     Under federal, state and local laws and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Independent environmental consultants have conducted or updated comprehensive environmental assessments at the Initial Properties, the Lease-up Assisted Living Facilities and the 11 skilled nursing facilities that secure the Florida Facilities Note. These assessments have included, at a minimum, a visual inspection of the properties and the surrounding areas, an examination of current and historical uses of the properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, additional testing has been conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater.

     These environmental assessments have not revealed any environmental liabilities that the Company believes would have a material adverse effect on the Company's business, financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. ACBM is suspected in approximately one-third of the properties based on visual inspection and isolated sampling. Most of these buildings contain only minor amounts of ACBM in good condition and nearly all of it is non-friable. All ACBM is currently being properly managed and maintained and other requirements relating to ACBM are being followed. The presence of ACBM should not present a significant risk as long as compliance with these requirements continues. For a few of the Initial Properties, potential offsite sources of contamination, such as nearby underground storage tanks ("USTs"), are noted. For some of the properties, previous uses, such as the former presence of USTs, have been noted; in these cases, documented USTs subject to regulatory requirements were either removed, replaced, or otherwise brought into compliance.

     The Company believes that the Initial Properties, the Lease-up Assisted Living Facilities and the 11 skilled nursing facilities that secure the Florida Facilities Note are in compliance in all material respects with applicable Environmental Laws. The Company believes that the issues identified in the environmental reports will not have a material adverse effect on the Company if it continues to comply with Environmental Laws and with the recommendations set forth in these reports.

     Ancillary to the operation of healthcare facilities are, in various combinations, the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive, flammable and other hazardous materials, wastes, pollutants or contaminants. Such activities may result in damage to individuals, property or the environment; may interrupt operations and/or increase their costs; may result in legal liability, damages, injunctions or fines; may result in investigations, administrative proceedings, penalties or other governmental agency actions; and may not be covered by insurance. There can be no assurance that lessees or borrowers of the Company will not encounter such risks, and such risks may have a material adverse effect on their ability to make lease or loan payments to the Company.

Competition in the Marketplace could have an Adverse Impact on the Ability of Lessees and Borrowers to Make Lease and Loan Payments to the Company

     The Company will compete with other healthcare REITs, real estate partnerships, healthcare providers and other investors, including but not limited to banks and insurance companies, in the acquisition, leasing and financing of healthcare facilities. Certain of these investors may have greater resources than the Company. Genesis and other lessees operating properties that the Company will own or that secure loans to be made by the Company compete on a local and regional basis with operators of other facilities that provide comparable services. Operators compete for residents based on quality of care, reputation, physical appearance of facilities, services offered, family preferences, physicians, staff and price. In general, regulatory and other barriers to competitive entry in the assisted living industry are not substantial. Moreover, if the development of new assisted living facilities outpaces demand for these facilities in certain markets, such markets may become saturated. Such an oversupply of facilities could cause operators of Company-owned facilities to experience decreased occupancy, depressed margins and lower operating results, which could have a material adverse effect on their ability to make lease or loan payments to the Company. The Company will purchase, or make loans with an obligation to purchase, all of the assisted living facilities owned by Genesis as of September 30, 1997 (except for a 32-bed facility as to which the Company will have an option to purchase at fair market value in cash exercisable within one year after the facility reaches Stabilized Occupancy).

The Executive Officers and Trustees of the Company will have Substantial
Influence


     None of the trustees and executive officers of the Company are selling any Common Shares in the Offering. Upon completion of the Offering, Messrs. Walker and Romanov will beneficially own approximately 4.0% and 9.7%, respectively, of the total issued and outstanding Common Shares and approximately 3.8% and 9.2%, respectively, of the total Common Shares and Units to be outstanding upon completion of the Offering. All trustees and executive officers as a group will beneficially own approximately 15.6% of the total issued and outstanding Common Shares and approximately 14.9% of the total Common Shares and Units to be outstanding upon completion of the Offering. After 14 months following completion of the Offering, all Units issued to the trustees and executive officers of the Company at the closing of the Offering will be redeemable by the holder for cash or, at the option of the Company, Common Shares on a one-for-one basis. Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders. See "Principal Shareholders."


The Company will be Dependent on Key Personnel whose Continued Service is Not Guaranteed

     The Company is dependent on the efforts of its Chairman, Mr. Walker, and its two executive officers, Messrs. Romanov and McCreary. The loss of their services could have an adverse effect on the operations of the Company. Mr. Romanov will enter into an employment and non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

Purchasers of Common Shares will Experience Immediate Dilution


     As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be less than the estimated initial public offering price per Common Share in the Offering. Accordingly, purchasers of the Common Shares offered hereby will experience immediate dilution of $1.94 in the net tangible book value of the Common Shares from the estimated initial public offering price. See "Dilution."



Lack of a Prior Public Market, Changes in Market Conditions, Changes in Earnings and Cash Distributions, Changes in Interest Rates and Dependence on External Sources of Capital could Adversely Impact the Trading Price of the Common Shares

     The absence of a prior public market for Common Shares. Prior to the completion of the Offering, there has been no public market for the Common Shares and there can be no assurance that an active trading market will develop or be sustained or that Common Shares will be resold at or above the assumed initial public offering price. The offering price of the Common Shares will be determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the completion of the Offering. The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as governmental regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares.

     Availability of shares for future sale could adversely affect Common Share price. Sales of a substantial number of restricted Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. Subsequent to the Offering, approximately 432,600 restricted Common Shares will be issued and outstanding and 482,030 Units will be issued and outstanding. The restricted Common Shares and Common Shares issued upon redemption of Units may be sold in the public market pursuant to registration rights (subject to the terms and conditions thereof) that the Company has granted or pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company intends to reserve 689,498 Common Shares for issuance pursuant to the Company's 1998 Share Option and Incentive Plan, and these Common Shares will be available for sale from time to time pursuant to exemptions from registration requirements or upon registration. Options to purchase a total of 497,500 Common Shares are expected to be granted to the Company's executive officers and trustees upon the completion of the Offering. See "Management." No prediction can be made about the effect that future sales of Common Shares will have on the market prices of the Common Shares. See "Shares Available for Future Sale."

     Changes in market conditions could adversely affect Common Share price.
 As with other publicly traded equity securities, the value of the Common Shares will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Shares are the following: the extent to which a secondary market develops for the Common Shares following the completion of the Offering; the extent of institutional investor interest in the Company; the general reputation of healthcare REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); the Company's financial performance; the financial performance of Genesis and other lessees of the Company's facilities; and general stock and bond market conditions. Although the offering price of the Common Shares will be determined by the Company in consultation with the Underwriters, there can be no assurance that the Common Shares will not trade below the offering price following the completion of the Offering.

     Effect on common share price of changes in earnings and cash distributions. It is generally believed that the market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the value of the underlying assets. For that reason, Common Shares may trade at prices that are higher or lower than the net asset value per Common Share. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Shares. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the Common Shares.

     Effect on Common Share price of changes in market interest rates. One of the factors that will influence the price of the Common Shares will be the dividend yield on the Common Shares (as a percentage of the price of the Common Shares) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of Common Shares to expect a higher dividend yield, which would adversely affect the market price of the Common Shares.

     Dependence on external sources of capital could adversely affect Common Share price. In order to qualify as a REIT under the Code, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." Because of these distribution requirements, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with financing of additional development projects and acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the Common Shares. Moreover, additional equity offerings may result in substantial dilution of shareholders' interests in the Company, and additional debt financing may substantially increase the Company's leverage. See "Policies with Respect to Certain Activities -- Financing Policies."


ERISA Risks

     Depending upon the particular circumstances of an ERISA Plan (as hereinafter defined), an investment by an ERISA Plan in the Common Shares may not be appropriate under Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In deciding whether to purchase Common Shares on behalf of an ERISA Plan, a fiduciary of an ERISA Plan, in consultation with its advisors, should carefully consider its responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code and the effect of regulations issued by the U.S. Department of Labor defining what constitutes assets of an ERISA Plan. See "ERISA Considerations."

                                  THE COMPANY


     The Company has been formed to invest in healthcare-related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a REIT for federal income tax purposes. Upon completion of the Offering, the Company intends to invest in an initial portfolio of 21 Initial Properties, the Term Loans totaling $27.4 million secured by five assisted living facilities in lease-up, initial draws under Construction Loans totaling $7.4 million secured by four assisted living facilities in development, the Penn Mortgage and in ET Capital Corp., which will own the Florida Facilities Note. The Initial Properties and properties securing the loans are located in eight states in the eastern United States. The Company also agreed to or has the option to purchase eight of the nine assisted or independent living facilities that secure the Term Loans and Construction Loans, as well as nine of the ten assisted living development and expansion projects currently in the planning stage for which the Company will make Construction Loan Commitments totaling $55.1 million.


     The Company will lease the Initial Properties pursuant to Percentage Rent or Minimum Rent Leases (other then medical office and other buildings, which will be acquired by the Company subject to the existing Fixed Rate Leases). Percentage Rent Leases will be based on a specified percentage of facility revenues with no required minimum rent. Minimum Rent Leases will provide for base rent, plus scheduled base rent step-ups and, in the case of certain of the Minimum Rent Leases, additional rent based on incremental revenues over the base year. Both types of leases are triple net leases that require the lessees to pay all operating expenses, taxes, insurance and other costs, and have initial terms of 10 or 12 years, subject to renewal. Fixed Rent Leases provide for specified annual rent, subject to increases in rent in certain of the Fixed Rent Leases. The Term Loans and Construction Loans to be made by the Company will have fixed rates of interest based on a spread (350 or 400 basis points) over the three-year U.S. Treasury Note rate in effect as of the closing of the Offering, except for two Term Loans and one Construction Loan which will have fixed rates of interest of 10.5% and one Construction Loan which will have a fixed rate of interest between 15% and 18% depending on the loan balance. See "Risk Factors -- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions," "-- Operating Risks Interest in Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers" and "Business and Properties -- Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note."

     Upon completion of the Offering, approximately 51.0% of the Company's total assets will consist of properties leased to and loans made to consolidated subsidiaries of Genesis. In addition, 13 of the Initial Properties or interests therein (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price), the Penn Mortgage and the Florida Facilities Note will be purchased from Genesis, and Genesis or entities in which it has an interest will be the borrower under all but two of the Term and Construction Loans. In addition, Michael R. Walker, who will serve both as the Company's Chairman of the Board and as Chairman of the Board and Chief Executive Officer of Genesis has interests in five of the Initial Properties. Subsidiaries of Genesis will operate or manage substantially all of the Initial Properties, as well as properties that secure loans made by the Company. Approximately $126.7 million of the net proceeds from the Offering, including initial draws under the Credit Facility, will be paid to Genesis and entities in which it has an interest, and approximately $1.9 million will be paid to Mr. Walker, as the purchase price for Initial Properties or interests therein and certain other assets being acquired by the Company, as repayment of indebtedness, as repayment of certain expenses incurred by the Company in its formation and as the purchase price of or initial draws under Term and Construction Loans being made to or acquired from Genesis. See "Risk Factors -- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions," "Conflicts of Interest" and "Benefits to Related Parties."

     Genesis will operate each of the facilities leased to it. In addition, Genesis will manage the four skilled nursing facilities leased to Crozer/Genesis and the skilled nursing facility leased to a subsidiary of the Age Institute of Florida. Beginning upon completion of the Offering, Genesis will receive a management fee equal to 5.4% of the net operating revenues generated by the skilled nursing facilities leased to Crozer/Genesis. Up to 30% of the management fee payable to Genesis with respect to each such facility will be subordinated to lease payments due to the Company with respect to such facility. In addition, Genesis will make available to Crozer/Genesis a line of credit, and Crozer/Genesis will enter into Network Services Agreements with Genesis for the four facilities. Any amounts payable to Genesis by Crozer/Genesis under this line of credit and fees payable to Genesis under the Network Services Agreement will not be subordinated to the lease payment obligations of Crozer/Genesis under its Minimum Rent Lease with the Company. Similarly, all but 3 1/2% of the 6% management fee payable to Genesis by the Age Institute of Florida will be subordinated to the lease payment obligations under the Minimum Rent Lease entered into by the Age Institute of Florida subsidiary and the Company. See "Business and Properties."

     The Operating Partnership is the vehicle through which the Company will own the Initial Properties, the Term Loans and the Construction Loans and the Penn Mortgage. The Florida Facilities Note will be owned by ET Capital Corp., an entity in which the Operating Partnership will hold all of the non-voting stock representing 95% of the economic interest in ET Capital Corp. The ownership and management structure of the Company is intended to enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including those acquired in connection with the Company's formation.

     The principal executive offices of the Company and the Operating Partnership are located at ElderTrust, 415 McFarlan Road, Suite 202, Kennett Square, PA 19348 and its telephone number is (610) 925-0808.


                        BUSINESS AND GROWTH STRATEGIES

     The Company's principal business objective is to maximize growth in cash available for distribution and to enhance the value of its portfolio in order to maximize total return to shareholders. The Company's business and growth strategies to achieve this objective are: (i) to invest in a high quality portfolio of healthcare-related properties operated or managed by established operators or in mortgages secured by such properties located in close proximity to complementary healthcare services and facilities; (ii) to pursue aggressively opportunities for portfolio growth by providing traditional and innovative REIT financing to established operators in the healthcare industry;
(iii) to provide shareholders the opportunity for increased distributions from annual increases in rental income and interest income and from portfolio growth; and (iv) to provide shareholders with stock price appreciation resulting from potential increases in the value of the Company's investments. There can be no assurance, however, that these investment objectives will be realized.

     The Company believes its strategy of investing in facilities that are operated or managed by established operators, such as Genesis, and that are located near other complementary healthcare services and faciltiies will result in a marketing advantage for operators of its facilities, which may result in higher occupancy rates and revenues. Substantially all of the initial assisted and independent living facilities and development projects are located in close proximity to complementary healthcare services and facilities, such as skilled nursing facilities operated by Genesis and other healthcare providers. Genesis intends for residents of assisted living facilities owned by the Company to have access to long-term care at a Genesis owned skilled nursing facility located near the assisted living facility. In addition, complementary healthcare providers, such as Genesis, will be available to provide ancillary services (such as pharmacy, physical therapy, nursing and physician services) needed from time to time by residents of the facilities leased or managed by Genesis through the Genesis ElderCareTM Networks. See "Business and Properties -- Lessees -- Genesis Initial Properties."

     The Company expects to achieve growth as follows:

     Internal Growth. Management believes the Company's future internal growth will come from (i) potentially higher occupancy and associated increased rental income from facilities not previously operated or managed by Genesis due, in part, to the ability of facility residents to participate in the Genesis ElderCareTM Networks; (ii) future price increases to facility residents and resulting increases in rental income payable under the Percentage Rent Leases and Minimum Rent Leases and (iii) adjustments to rents under certain of the Fixed Rent Leases.


     Growth from Draws Under Construction Loans, Construction Loan Commitments and Facility Purchase Contracts and Options. The Company anticipates additional growth from (i) increasing draws under the Construction Loans, which are expected to increase from an initial $7.4 million to approximately $21.4 million in 18 months, (ii) funding of the Construction Loan Commitments, which is expected to total approximately $46.7 million in 18 months and (iii) the purchase and leaseback to Genesis, pursuant to purchase contracts that will be in place as of the closing of the Offering, of the five Lease-up Assisted Living Facilities and two of the four Initial Assisted or Independent Living Development Projects upon the earlier of the maturity of the related Term Loan or Construction Loan or at such time as the facility reaches Stabilized Occupancy. The Company has an option to purchase one of the two remaining Initial Assisted or Independent Living Development Projects for which Construction Loans will be made at the closing of the Offering. In addition, the Company has agreed to purchase or has the option to purchase nine of the ten assisted living development and expansion projects currently in the preliminary planning phase. See "Business and Properties."

     External Growth. The Company's external growth strategy is to become a significant source of healthcare industry capital. The Company intends to focus initially on the acquisition of equity interests in and mortgages secured by assisted living, independent living and skilled nursing facilities, and, to a lesser extent, medical office and other buildings, located in the eastern United States, although the Company may also make investments in other types of healthcare facilities and in other geographic regions. The Company intends to offer Units to sellers who would otherwise recognize a taxable gain upon a sale of assets, which also may facilitate sale/leaseback transactions on a tax-deferred basis. The Company believes that the substantial healthcare industry experience and numerous relationships of its management and trustees will help the Company identify, evaluate and complete additional investments. In making future investments, the Company intends to focus on established healthcare operators which meet the Company's standards for facility quality, proximity to complementary healthcare services and facilities and experience of management. In the near term, the Company anticipates that a significant portion of new investments will involve Genesis as lessee or manager.

     The Board of Trustees may change the investment policies of the Company at any time without a vote of shareholders.


                     Possible Subordinated CMBS Investments

     The Company and Genesis are currently discussing a possible transaction involving the purchase by the Company in the first half of 1998 of up to $30 million in CMBSs issued by REMICs and secured by skilled nursing facilities currently owned by Genesis. Any such transaction would be subject to, among other things, the approvals of the Board of Trustees of the Company and the Board of Directors of Genesis, availability of financing, negotiation of the transaction documents, receipt of necessary third party consents and regulatory approvals. There can be no assurance that any such transaction will be consummated. See "Risk Factors -- Possible Subordinated CMBS Investments," "Business and Properties -- Possible Subordinated CMBS Investments" and "Policies with Respect to Certain Activities."


                        Right of First Refusal Agreement


     The Company and Genesis have entered into the Right of First Refusal Agreement, pursuant to which Genesis has granted the Company a right of first refusal to purchase and leaseback to Genesis any assisted living, independent living or skilled nursing facilities which Genesis determines to sell and leaseback as part of a sale/leaseback transaction or transactions (other than sale/leaseback transactions with commercial banking institutions). The Right of First Refusal Agreement also provides the Company with (i) a right to offer financing to Genesis and other developers of assisted and independent living facilities which, once developed, will be operated by Genesis and (ii) a right to offer financing to Genesis with respect to any new off-balance sheet financing of skilled nursing facilities currently owned by Genesis. The Company believes that its agreement with Genesis will provide it with opportunities to acquire, and finance the development of, additional assisted living, independent living or skilled nursing facilities within the Genesis ElderCareTM Networks. In turn, the Company has provided Genesis a right of first refusal to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by the Company within Genesis' markets unless the facility will be leased or managed by the developing or selling company or an affiliate. See "Risk Factors -- Conflicts of Interest Between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company."

                             CONFLICTS OF INTEREST

     Conflicts of interest exist on the part of the Company and Genesis and Mr. Walker. Such conflicts include: (i) Mr. Walker's serving simultaneously as Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Genesis; (ii) the lack of arm's length negotiations and the absence of independent valuations or appraisals with respect to the purchase prices of, and, as applicable, the leaseback provisions for, the Initial Properties and other assets or interests therein being acquired by the Company, or which the Company has contracted to purchase, from Genesis and entities in which it has an interest and from Mr. Walker, as well as with respect to the terms of the Term Loans, Construction Loans and Construction Loan Commitments being made by the Company; (iii) the fact that 13 of the Initial Properties or interests therein will be purchased from Genesis and entities in which it has an interest (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price), and that Genesis or entities in which it has an interest will be the borrower under all but two of the Term and Construction Loans; (iv) the fact that interests in five of the Initial Properties will be acquired from Mr. Walker; and (v) the potential for future conflicts arising from any failure by the Company to enforce the terms of the leases, Term Loans, Construction Loans and Construction Loan Commitments and other agreements to be entered into between the Company and Genesis and Mr. Walker and three executive officers of Genesis transferring property interests to the Company. In addition, Mr. Romanov, President and Chief Executive Officer and a trustee of the Company, previously served as Senior Vice President of Genesis. He will resign as an employee of Genesis upon completion of the Offering. Following the Offering, the Company will be prohibited by the terms of its Bylaws from acquiring additional properties from Genesis or the Company's trustees and officers or affiliates thereof without the approval of a majority of the disinterested trustees (other than pursuant to agreements entered into in connection with the Formation Transactions). Genesis, Mr. Walker, Mr. Romanov and certain other executive officers of Genesis will receive certain benefits in the Formation Transactions. See "Benefits to Related Parties."

                                USE OF PROCEEDS


     The net cash proceeds to the Company from the Offering, after deducting the estimated underwriting discount and estimated Offering expenses of approximately $10.8 million, are estimated to be approximately $110.2 million (approximately $127.1 million if the Underwriters' overallotment option is exercised in full), based upon the assumed initial public offering price.

     The net cash proceeds of the Offering, together with approximately $44.6 million of borrowings under the Credit Facility, will be used by the Company, as follows: (i) approximately $102.2 million to acquire the Initial Properties or interests therein; (ii) approximately $7.5 million to repay mortgage indebtedness; (iii) approximately $8.2 million to acquire the Penn Mortgage and substantially all of the economic interest in the Florida Facilities Note; (iv) approximately $27.4 million to fund the Term Loans; (v) approximately $7.4 million to fund the initial draws under the Construction Loans; (vi) approximately $0.2 million for costs associated with the Credit Facility and other organizational expenses; and (vii) approximately $1.9 million for working capital and other general corporate purposes. See "Structure and Formation of the Company" and "Business and Properties -- Credit Facility and Tax-Exempt Financing."


     If the Underwriters' overallotment option is exercised in full, the Company expects to use the additional proceeds (which will be approximately $16.9 million) to reduce the amounts initially borrowed under the Credit Facility.

     Pending application of the net proceeds of the Offering, the Company will invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities which are consistent with the Company's intention to qualify for taxation as a REIT.

     The Company will acquire certain properties for cash plus the assumption of debt to which those properties were subject. The Company intends to repay a portion of such debt. Certain information regarding the indebtedness to be repaid is set forth as follows:


           Debt to be Repaid with a Portion of the Offering Proceeds




                                                                                                     Amount to be
Property                                                    Maturity Date     Interest Rate (1)     Repaid (1) (2)
-------------------------------------------------------   -----------------   -------------------   ---------------
                                                                                                    (in thousands)
Silverlake NRC  .......................................        July 1, 1998    7.50%                    $ 5,356
Windsor Off. Bldg. and Windsor Clinic/Trg. Fac.  ......         May 1, 2005   10.25                       1,144
Salisbury Med. Off. Bldg.   ...........................       July 30, 2000   10.25                         718
Highgate at Paoli Pointe ..............................     January 1, 2001   11.00                         250
  Total  .............................................                                                  $ 7,468
                                                                                                        =======

------------
(1) The Company estimates that the indebtedness to be repaid with a portion of the proceeds of the Offering will have a weighted average interest rate of approximately 8.3% and a weighted average maturity of approximately 1.9 years as of December 1, 1997. Repayment amounts assume that the indebtedness is repaid on December 1, 1997. Exact repayment amounts may differ due to amortization.
(2) Represents prepayment of principal only.

                                 DISTRIBUTIONS


     Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Shares. The initial distribution, covering a partial quarter commencing on the date of completion of the Offering and ending on March 31, 1998, is expected to be $____ per share, which represents a pro rata distribution based on a full quarterly distribution of $0.365 per share and an annual distribution of $1.46 per share (or an annual distribution rate of 7.3%). The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. The following discussion and the information set forth in the table and footnotes below should be read in conjunction with the Pro Forma Statements of Operations and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


     The Company intends initially to distribute annually approximately 94.0% of estimated Cash Available for Distribution based upon the assumed initial public offering price of $20.00 per share. The estimate of Cash Available for Distribution for the 12 months following the closing of the Offering is based upon pro forma Funds from Operations for the 12 months ended September 30, 1997, adjusted for certain known events and/or contractual commitments that either have occurred or will occur as of the date of closing of the Offering (including giving effect to the use of the net proceeds from the Offering described elsewhere herein as of such date) and (ii) for certain non-GAAP items consisting of (A) revisions to estimated rent revenues from a GAAP basis to amounts currently being paid or due from lessees or tenants, (B) pro forma amortization of financing costs and (C) pro forma amortization of organization costs. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities (other than for medical office building tenant improvements and purchases of office equipment) and (ii) financing activities (other than scheduled loan principal payments on existing indebtedness). The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such estimate was made necessarily intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Trustees. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.


     The Company anticipates that its distributions may exceed earnings and profits for federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, it is expected that up to 10% of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a shareholder's basis in his Common Shares. The nontaxable distributions will reduce the shareholder's tax basis in the Common Shares and, therefore, the gain (or loss) recognized on the sale of such Common Shares or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of shareholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

     The Code generally requires that a REIT distribute annually at least 95% of its net taxable income (excluding any net capital gain). See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements." The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Considerations."

     The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. The Company's actual results of operations will be affected by a number of factors, including the revenue and interest income received from its properties and loans, interest and dividend income from ET Capital Corp., the operating expenses of the Company, interest expense, the ability of lessees, tenants and borrowers to meet their financial obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' overallotment option may affect Cash Available for Distribution, the payout ratio based on Cash Available for Distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.

     The following table describes the calculation of pro forma Funds from Operations for the 12 months ended September 30, 1997 and the adjustments to pro forma Funds from Operations for the 12 months ended September 30, 1997 in estimating initial Cash Available for Distribution for the 12 months following the closing of the Offering:



                                                                                                 (in thousands, except
                                                                                                    per share data)
                                                                                                 ----------------------
Pro forma net income for the year ended December 31, 1996 ...........................                  $  1,467
 Plus: Pro forma net income for the nine months ended September 30, 1997 ............                     3,259
 Less: Pro forma net income for the nine months ended September 30, 1996 ............                      (799)
                                                                                                       --------
Pro forma operating income before minority interest for the 12 months ended
 September 30, 1997   ...............................................................                  $  3,927
Plus: Pro forma real estate depreciation for the 12 months ended September 30, 1997
 (1)   ..............................................................................                     4,172
Plus: Pro forma minority interest relating to Operating Partnership Units for the 12
 months ended September 30, 1997  ...................................................                       272
                                                                                                       --------
Pro forma Funds from Operations for the 12 months ended September 30, 1997 (2) .                       $  8,371
Adjustments:
 Net increases in rental income (3)  ................................................                       742
 Net increase in interest income (4) ................................................                     2,213
 Interest expense adjustment (5)  ...................................................                        61
                                                                                                       --------
Estimated adjusted pro forma Funds from Operations for the 12 months following the
 completion of the Offering .........................................................                  $ 11,387
 Net effect of straight-line rents (6)  .............................................                        84
 Pro forma amortization of financing costs for the 12 months ended September 30,
   1997 (7)  ........................................................................                      (234)
 Non-real estate amortization (8) ...................................................                         5
                                                                                                       --------
Estimated pro forma Cash Flow from Operating Activities for the 12 months follow-
 ing completion of the Offering                                                                        $ 11,242
Investment Activities:
 Estimated recurring tenant improvements and purchases of office equipment (9)  .   .                      (111)
Financing Activities:
 Scheduled borrowings under Credit Facility for Credit Facility acquisition
   costs (10)   .....................................................................                       313
 Scheduled loan principal payments (11) .............................................                      (630)
                                                                                                       --------
Estimated Cash Available for Distribution for the 12 months following the closing of
 the Offering . .....................................................................                  $ 10,814
                                                                                                       ========
   Company's share of estimated Cash Available for Distribution (12)  ...............   $10,064
                                                                                        =======
   Minority interest's share of estimated Cash Available for Distribution   .........   $   750
                                                                                        =======
Total estimated initial annual cash distributions   .................................                  $ 10,168
                                                                                                       ========
Estimated initial annual distribution per share (13)   ..............................                  $   1.46
                                                                                                       ========
Payout ratio based on estimated Cash Available for Distribution (14)  ...............                     94.0 %
                                                                                                       ========

------------
 (1) Pro forma real estate depreciation for the year ended December 31, 1996 of $3.9 million plus pro forma real estate depreciation for the nine months ended September 30, 1997 of $3.1 million minus pro forma real estate depreciation for the nine months ended September 30, 1996 of $2.8 million.

 (2) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.
 (3) Represents the increase in rental income from Minimum Rent and Fixed Rent Leases for the 12-month period following the closing of the Offering. Rental income from properties under development during the pro forma periods was not recognized until such property was placed in service. This amount reflects the adjustment necessary to reflect minimum or fixed rental income from all Minimum Rent and Fixed Rent Leases during the first year in accordance with leases to be executed at or prior to the closing of the Offering in conjunction with the acquisition of the properties.
 (4) Represents the increase in interest income resulting from Term and Construction Loans for the 12-month period following the closing of the Offering. Interest income from loans on properties under development during the pro forma periods was recognized based upon the development costs incurred. This calculation was performed on a monthly basis over the pro forma period. The adjustment is the amount necessary to reflect the annual interest income, based upon the terms of the underlying loan commitment agreements, on the balance of the Term and Construction Loans to be funded at the date of the Offering at the interest rate which would have been applied had the Offering occurred at September 30, 1997. The interest rate on Term Loan and Construction Loans will be fixed at the time of closing of the Offering based on a spread of 350 or 400 basis points over the then applicable three-year U.S. Treasury Note rate, except for the Construction Loans on the Montchanin and Mallard Landing development projects which will have fixed rates of interest equal to 10.5% and 15%, respectively. The net increase in interest income included in the table was calculated based on the applicable spread of 350 or 400 basis points over the three-year U.S. Treasury Note rate in effect on September 30, 1997 for the loans whose interest rate will be fixed at the time of closing of the Offering and 10.5% and 15% for the Construction Loans for the Montchanin and Mallard Landing facilities, respectively. No effect is given for additional Construction Loan draws of approximately $16.2 million which are expected to be drawn by borrowers during the 12-month period immediately following the closing of the Offering. Additionally, the adjustment includes the annualization of interest income under Construction Loans for the principal amounts to be outstanding at the closing of the Offering, as well as an adjustment of interest rates based on the three-year U.S. Treasury Note rate as of September 30, 1997.
 (5) Represents a reduction in interest expense due to amortization of the related indebtedness over the 12-month period following the closing of the Offering.
 (6) Represents the effect of adjusting straight-line rental revenue included in pro forma revenues from the straight-line accrual basis to amounts currently being paid or due from tenants.
 (7) Represents financing costs associated with the Credit Facility. See "Business and Properties -- Credit Facility and Tax-Exempt Financing."
 (8) Represents pro forma amortization of $25,000 of organization costs on a straight-line basis over five years.
 (9) Represents recurring medical office building tenant improvements and office equipment purchases budgeted at $1.00 per square foot of total square footage.
(10) Represents scheduled borrowings under the Credit Facility for Credit Facility acquisition costs expensed in computing ProForma Cash Flow from Operating Activities for the 12-months following completion of the Offering.
(11) Represents scheduled loan principal payments for the 12 months following the closing of the Offering.
(12) The Company's share of estimated Cash Available for Distribution and estimated initial annual cash distribution to shareholders of the Company is based on its approximate 93.1% aggregate partnership interest in the Operating Partnership.
(13) Based on a total of 6,482,600 Common Shares to be outstanding after the Offering (6,050,000 shares to be sold in the Offering, assuming no exercise of the Underwriters' overallotment option, and 432,600 additional Common Shares to be issued in the Formation Transactions.)

(14) Calculated as estimated initial annual cash distributions to shareholders of the Company divided by the Company's share of estimated Cash Available for Distribution for the 12 months following the closing of the Offering. The payout ratio based on estimated adjusted pro forma Funds from Operations is 89.3%.

                                CAPITALIZATION

     The following table sets forth the historical capitalization of the Company as of September 30, 1997, and on a pro forma basis, as adjusted to give effect to the Formation Transactions, the Offering and use of the net proceeds from the Offering as set forth under "Use of Proceeds." The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."





                                                                      September 30, 1997
                                                                  ---------------------------
                                                                                  Pro Forma,
                                                                  Historical     As Adjusted
                                                                  ------------   ------------
                                                                        (in thousands)
Debt:
 Mortgages payable (1)  .......................................     $    --        $ 34,239
 Credit Facility (1) ..........................................          --          44,580
Minority interest in Operating Partnership   ..................          --           9,641
Shareholders' equity:
 Preferred Shares, $.01 par value per share, 20,000,000 shares
   authorized; none issued and outstanding   ..................          --              --
 Common Shares, $.01 par value per share, 100,000,000 shares authorized; 100 issued and outstanding; 6,482,600 issued and
   outstanding, as adjusted (2)  ..............................          --              65
 Additional Paid-In Capital   .................................          --         114,809
                                                                    ----------     --------
   Shareholders' Equity .......................................          --         114,874
                                                                    ----------     --------
     Total Capitalization  ....................................     $    --        $203,334
                                                                    ==========     ========


------------
(1) See notes 7 and 8 of the notes to the pro forma financial statements for additional information.

(2) Includes (i) 100 Common Shares issued at the time of the Company's formation, (ii) 225,000 Common Shares to be acquired by Messrs. Walker and Romanov upon exchange of certain Units received by them following the liquidation of ET Partnership, (iii) 200,000 Common Shares to be issued to Mr. Romanov in a private placement and (iv) Common Share awards totaling 2,500 shares each to be made upon completion of the Offering to the Company's three trustee nominees under the Company's 1998 Share Option and Incentive Plan. See "Benefits to Related Parties." Does not include (i) 482,030 Common Shares that may be issued upon the exchange of Units issued in connection with the Formation Transactions, (ii) 907,500 Common Shares subject to the Underwriters' overallotment option or (iii) 497,500 Common Shares subject to options to be granted under the Company's 1998 Share Option and Incentive Plan.

                                   DILUTION


     As of September 30, 1997, the Company had 100 Common Shares issued and outstanding. After giving effect to the sale of the Common Shares offered hereby (at an assumed initial public offering price of $20.00 per Common Share) and the receipt by the Company of approximately $110.2 million in net proceeds from the Offering (after deducting the Underwriters' discounts and commissions and other estimated expenses of the Offering), the pro forma net tangible book value at September 30, 1997 would have been approximately $125.8 million, or $18.06 per Common Share. This amount represents an immediate increase in net tangible book value of $5.73 per Common Share to the holders of restricted Common Shares and Units to be issued in connection with the Formation Transactions and an immediate dilution in pro forma net tangible book value of $1.94 per Common Share to new investors. The following table illustrates this dilution:





Assumed initial public offering price per share  ..............................              $20.00
Net tangible book value per share prior to the Offering (1)  ..................   $12.33
Increase in net tangible book value per share attributable to the Offering (2)      5.73
                                                                                  ------
Pro forma net tangible book value after the Offering (3)  .....................               18.06
                                                                                             ------
Dilution in net tangible book value per Common Share to purchasers in the
 Offering (4)   ...............................................................              $ 1.94
                                                                                             ======


------------
(1) Tangible book value per share prior to the Offering is determined by dividing net tangible book value of the Operating Partnership (based on the September 30, 1997 net book value of the tangible net assets) by the sum of the number of Common Shares (i) issued and outstanding and (ii) issuable (including upon the exchange of all Units to be issued) to investors in the Formation Transactions.

(2) Based upon the assumed initial public offering price of $20.00 per Common Share and after deducting Underwriters' discounts and commissions and estimated expenses of the Offering and the Formation Transactions.


(3) Based on total pro forma net tangible book value of $125.8 million divided by the total number of Common Shares outstanding after the completion of the Offering (6,482,600 Common Shares) and Common Shares issuable in exchange for Units (482,030 Common Shares), and excluding Common Shares that may be issuable upon exercise of share options. There is no dilution attributable to the issuance of Common Shares in exchange for Units to be issued to the Continuing Investors in the Formation Transactions because such Units would be exchanged for Common Shares on a one-for-one basis.


(4) Dilution is determined by subtracting net tangible book value per Common Share after the Offering from the assumed initial public offering price of $20.00 per Common Share.

     The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of Common Shares to be sold by the Company in the Offering and the number of restricted Common Shares and Units to be outstanding upon completion of the Formation Transactions, the net tangible book value as of September 30, 1997 of the assets contributed by the investors in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.




                                                                                           Cash/
                                                       Common Shares/                  Book Value of
                                                        Units Issued                   Contributions               Book Value
                                                   ----------------------  -------------------------------------       of
                                                                                                                    Average
                                                    Common                                                        Contribution
                                                    Shares/                                                        Per Share/
                                                     Units      Percent         $                Percent              Unit
                                                   -----------  ---------  ------------------  -----------------  -------------
                                                                  (dollars in thousands, except per share data)
Purchasers in the Offering  .....................  6,050,000     86.9%       $   121,000(1)          88.6%(1)     $ 20.00
Common Shares issued in the Formation
 Transactions   .................................    432,600      6.2              8,500(2)        6.3   (2)        19.65
Units issued in the Formation Transactions       .   482,030      6.9              7,026           5.1              14.57
                                                   ---------    -----        -------------       -----------      -------
  Total   .......................................  6,964,630    100.0%       $   136,526         100.0   %        $ 19.60
                                                   =========    =====        =============       ===========      =======

------------
(1) Before deducting Underwriters' discounts and commissions and other estimated expenses of the Offering.

(2) Based on the September 30, 1997 net book value of the assets, adjusted for the Formation Transactions.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following table sets forth financial information for the Company which is derived from the Balance Sheet and the Pro Forma Balance Sheet and Statements of Operations included elsewhere in this Prospectus. The adjustments for the Offering assume an initial public offering price of $20.00 per share and that the Underwriters' overallotment option is not exercised.


     Pro forma operating data is presented for the year ended December 31, 1996, and the nine months ended September 30, 1997, as if the Offering and the acquisitions of the Initial Investments and related transactions had occurred, and as if the respective leases had been in effect at January 1, 1996. The pro forma balance sheet data is presented as of September 30, 1997, as if the Offering and the acquisitions of the Initial Investments and related transactions had occurred, and as if the respective leases had been in effect at that date. The pro forma information incorporates certain assumptions that are included in the notes to the Pro Forma Balance Sheet and Statements of Operations included elsewhere in this Prospectus. See "Pro Forma Balance Sheet and Statements of Operations." The pro forma information does not purport to represent what the actual financial position or results of operations of the Company would have been as of or for the periods indicated nor does it purport to represent the financial position or results of operations for any future period.



                                                                           Pro Forma at          Pro Forma at
                                                                         or for the Nine          or for the
                                                                           Months Ended           Year Ended
                                                      Historical(1)     September 30, 1997     December 31, 1996
                                                      ---------------   --------------------   ------------------
                                                             (dollars in thousands, except per share data)
Pro forma operating data:
 Revenues   .......................................        $ --              $   13,040            $   14,484
 Net income .......................................          --                   3,259                 1,467
 Earnings per share  ..............................          --                    0.50                  0.23
 Common shares outstanding ........................         100               6,482,600             6,482,600
Pro forma balance sheet data:
 Initial Properties  ..............................        $ --              $  156,721                N/A
 Investment in ET Capital Corp.  ..................          --                   7,406                N/A
 Loans receivable .................................          --                  30,629                N/A
 Other assets  ....................................          --                   2,406                N/A
 Total assets  ....................................          --                 203,957                N/A
 Mortgages payable   ..............................          --                  34,239                N/A
 Credit Facility  .................................          --                  44,580                N/A
 Minority interest in Operating Partnership  ......          --                   9,641                N/A
 Total shareholders' equity   .....................          --                 112,109                N/A
Other data:
 Funds from Operations (2) ........................        $ --              $    6,659            $    5,464
 Weighted average number of Common Shares
   and Units outstanding   ........................         100               6,964,630             6,964,630


------------
(1) The Company was formed on September 23, 1997 and was capitalized with the issuance of 100 Common Shares for a purchase price of $100.


(2) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Overview


     The Company was formed in Maryland on September 23, 1997, and intends to make an election and to qualify under the Code as a REIT commencing with its taxable year ending December 31, 1998.


     Substantially all of the Company's revenues are expected to be derived from: (i) rents received under Percentage, Minimum and Fixed Rent Leases of healthcare-related real estate; (ii) interest earned from Term and Construction Loans, the Penn Mortgage and the Florida Facilities Note; and (iii) interest earned from the temporary investment of funds in short-term instruments. The Percentage Rent Leases provide for rents based on a specified percentage of facility operating revenues with no required minimum rent. The Minimum Rent Leases provide for (i) base rent (increasing each year by 1.5%) and additional rent based upon a specified percentage of annual revenues over revenues for the first year of the lease, (ii) base rent, increasing each year by the lesser of 5% of the increase in facility revenues for the immediately preceding year or one-half of the increase in the Consumer Price Index for the immediately preceding year, or (iii) base rent, increasing each year by 2.5%. Both types of leases are triple net leases that require the lessees to pay all operating expenses, taxes, insurance and other costs (including a portion of capitalized expenditures). The Fixed Rent Leases are with existing tenants in the medical office and other buildings included in the Initial Properties and provide for specified annual rents, subject to increase in certain of the leases. Interest on the Term and Construction Loans will be at fixed rates of 10.5% or ranging from 15% to 18% (depending on the loan balance, in the case of one Construction
Loan), or at rates based on the three-year U.S. Treasury Note rate plus 350 or 400 basis points. The Company has agreed to or has options to purchase the assisted living facilities securing the Term and Construction Loans included in the Initial Investments, and these facilities also will be leased back to the sellers (or to Genesis in the case of the Lease-up Assisted Living Facility in which Genesis holds a 49% interest) pursuant to Percentage Rent Leases or Minimum Rent Leases.


     The Company will incur operating and administrative expenses, including principally compensation expense for its executive officers and other employees, office rental and related occupancy costs. The Company will be self-administered and managed by its executive officers and staff, and will not engage a separate advisor or pay an advisory fee for administrative or investment services, although the Company will engage legal, accounting, tax and financial advisors as needed from time to time.


     The Company also expects to leverage its portfolio of real estate equity investments and will incur long and short-term indebtedness, and related interest expense, from time to time. The Board of Trustees will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness. See "Risk Factors -- The Company's Use of Debt Financing, the Absence of a Limitation on Debt, Increases in Interest Rates and Requirements of Tax-Exempt Bond Financing Could Have Adverse Effects on the Company."


     The Company intends to declare and pay distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. The Company's ability to pay distributions will depend upon its cash available for distribution.


Nonrecurring Compensation Expense


     With respect to the issuance of Units to certain officers of the Company in connection with the formation of the Company (see "Benefits to Related Parties"), the Company has recognized compensation expense of approximately $2.6 million based on the estimated value of such Units, which will be reported in the Company's statement of operations for the period from September 23, 1997 (the date of its formation) to December 31, 1997. This expense is a nonrecurring item and, accordingly, has not been reflected in the pro forma statements of operations.

Results of Operations

     The Company has had no operations prior to September 23, 1997 (the date of its formation) through the date of this Prospectus. The Company's future results of operations will depend upon the acquisition of the Initial Investments and the terms of any subsequent investments the Company may make.


Pro Forma Statements of Operations

     Year Ended December 31, 1996


     The Company estimates that after giving effect to the Offering and the acquisition of the Initial Investments and related transactions, revenues would have been $14.5 million and net income would have been $1.5 million, or $0.23 per share, for the year ended December 31, 1996. Depreciation, amortization and other non-cash expenses would have been $4.1 million.


     Nine Months Ended September 30, 1997


     The Company estimates that after giving effect to the Offering and the acquisition of the Initial Investments and related transactions, revenues would have been $13.0 million and net income would have been $3.3 million, or $0.50 per share, for the nine months ended September 30, 1997. Depreciation, amortization and other non-cash expenses would have been $3.3 million.


     Certain of the Initial Properties were under development or in the lease-up phase during the year ended December 31, 1996 and/or the nine months ended September 30, 1997. The pro forma statements of operations have been prepared assuming the Company made Term or Construction Loans on these properties; however, these properties are now operational and will be acquired at the time of the Offering and leased back to the sellers under Minimum Rent Leases or Percentage Rent Leases. In addition, the Term and Construction Loans the Company will fund either would not have been in existence during part of the periods or would have been funded at lower levels (due to the earlier stage of development of the related facilities) than will be the case upon closing of the Offering, and the Florida Facilities Note was not in existence until September 1, 1996. For these and other reasons, the pro forma statements of operations do not purport to present what the Company's results of operations or cash available for distribution would actually have been if the Offering and related transactions had occurred on January 1, 1996 or to project the Company's results of operations for any future period.


Liquidity and Capital Resources

     Management believes that the net proceeds of this Offering, together with the Credit Facility, will be sufficient to consummate the purchase of the Initial Properties and the other assets being acquired by the Company, to fund the Term Loans, to fund the initial and subsequent draws under the Construction Loans and to fund the Construction Loan Commitments. Management believes the Company will have adequate remaining credit under the Credit Facility to meet its liquidity needs for the twelve-month period following the Offering. See "Business and Properties."

     The Company may, under certain circumstances, borrow additional amounts in connection with the renovation or expansion of its Initial Properties, the acquisition of additional properties or funding of additional loans, or, as necessary, to meet certain distribution requirements imposed on REITs under the Code. See "Policies with Respect to Certain Activities -- Investment Policies" and "-- Financing Policies." The Company may raise additional capital by issuing, in public or private transactions, equity or debt securities, but the availability and terms of any such issuance will depend upon market and other conditions. There can be no assurance that such additional financing or capital will be available on terms acceptable to the Company.

     Under the terms of the Percentage Rent and Minimum Rent Leases, the lessees are responsible for all operating expenses taxes, property and casualty insurance and other costs (including certain required capital expenditures during the term of the applicable lease). See "Business and Properties -- Leases." As a result of these arrangements, the Company does not believe it will be responsible for any major expenses in connection with the Initial Properties subject to Percentage Rent Leases or Minimum Rent Leases during the terms of the respective leases. The Company anticipates entering into similar leases with respect to additional properties. After the expiration or termination of the terms of the respective leases, or in the event a lessee is unable to meet its obligations, the Company anticipates that any expenditures it might become responsible for in maintaining the Initial Properties subject to Percentage Rent Leases or Minimum Rent Leases will be funded by cash from operations and, in the case of major expenditures, possibly by borrowings. To the extent that unanticipated expenditures or significant borrowings are required, the Company's cash available for distribution and liquidity may be adversely affected.

     The Company has obtained a commitment from an affiliate of a commercial bank to obtain the Credit Facility, which would be used to pay a portion of the purchase price for the Initial Properties, the Term Loans and the initial draws under the Construction Loans and which would be available to fund the remaining draws under the Construction Loans, to fund the Construction Loan Commitments, to facilitate possible acquisitions or future developments, to repay indebtedness and for working capital needs and other general corporate purposes. Based on the Company's expected needs, management is seeking a secured facility for up to $140 million on terms and conditions that are customary in the industry for such arrangements and considered appropriate based on the Company's anticipated capital structure and operations. Management believes that the Company will be able to obtain the necessary Credit Facility on acceptable terms and that the full amount of the Credit Facility will be available upon closing of the Offering. While the terms of the facility will not be determined until negotiations are completed, it is expected that interest under the Credit Facility will be based on one-month LIBOR rates, plus a margin based on the loan to value ratio in effect at any time. In addition, it is expected that the Credit Facility will have a term of 364 days, subject to extension options which may be granted by the lender upon 60 days' notice. The Company intends to renew the Credit Facility or to repay the outstanding balance at maturity from the proceeds of a refinancing or from the sale of debt or equity securities. There can be no assurance, however, that the lenders will renew the Credit Facility on terms favorable to the Company or that the Company will be able to sell debt or equity securities at that time. See "Risk Factors -- The Company's Use of Debt Financing, the Absence of a Limitation on Debt, Increases in Interest Rates and Requirements of Tax-Exempt Bond Financing could have Adverse Effects on the Company" and "Business and Properties -- Credit Facility and Tax-Exempt Financing." The Company may enter into interest rate swaps in order to mitigate the effect of a rising interest rate environment on the cost of the Credit Facility.


     In addition to the purchase of the Initial Investments, the Company has agreements or options to purchase eight of the nine assisted or independent living facilities in lease-up or in development, as well as nine of the ten assisted living development and expansion projects currently in the planning stage for which the Company will make Construction Loan Commitments totaling $55.1 million. The Company expects to use draws on the Credit Facility to fund these commitments, as well as subsequent draws under the Construction Loans which are expected to increase by approximately $14.0 million to approximately $21.4 million in 18 months after the Offering. There can be no assurance that the ten development and expansion projects in the planning stage will be completed on a timely basis or at all or that the Company will be able to purchase or make construction loans on any additional properties.


     Management believes that inflation should not have a material adverse effect on the operating expenses of the Company because such expenses are relatively insignificant as a percentage of revenues.


Funds from Operations

     The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income
(loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

     On a pro forma basis after giving effect to the Offering, pro forma Funds from Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively, are as follows:





                                                                     Pro Forma
                                                      ----------------------------------------
                                                       Nine Months Ended       Year Ended
                                                      September 30, 1997    December 31, 1996
                                                      --------------------  ------------------
                                                                   (in thousands)
Pro forma net income  ..............................         $3,259               $1,467
Pro forma minority interest ........................            242                  109
Pro forma operating income before minority interest           3,501                1,576
Add:
 Pro forma real estate depreciation  ...............          3,158                3,888
                                                             ------               ------
Pro forma Funds from Operations   ..................         $6,659               $5,464
                                                             ======               ======

                            BUSINESS AND PROPERTIES


General


     The Company has been formed to invest in a diversified portfolio of healthcare-related real estate and mortgages. As part of the Formation Transactions, the Company will acquire or fund the 21 Initial Properties, the Term Loans, the Construction Loans, the Penn Mortgage and substantially all of the economic interest in the Florida Facilities Note. The Initial Properties (other than the medical office and other buildings, which will each be acquired subject to existing leases) will each be leased to Genesis, SLC, Crozer/Genesis or the Age Institute of Florida, directly or through one or more subsidiaries, pursuant to long-term, triple net leases. The Company also has agreed or has the option to purchase eight of the nine assisted or independent living facilities in lease-up or development, as well as nine of the ten assisted living development and expansion projects currently in the planning phase for which the Company will make Construction Loan Commitments totaling $55.1 million.

Initial Properties

     The Initial Investments consist of the Initial Properties, the Term Loans and Construction Loans, the Construction Loan Commitments, the Penn Mortgage and substantially all of the Florida Facilities Note. The following table sets forth certain information regarding the Initial Properties. All of the Initial Properties will be leased to or managed by Genesis except for The Woodbridge and three of the medical office and other buildings. The Company will hold a fee interest in each of the Initial Properties except for the land underlying the Windsor Clinic and Training Facility, Professional Office Building I and the DCMH Medical Office Building (in which the Company owns a condominium unit), which are leasehold interests subject to long-term ground leases from Genesis, an affiliate of CKHS and DCMH, respectively. In the opinion of management, each of the Initial Properties is adequately covered by insurance.

                                                         Number                               Year Built/
           Property                   Location         of Beds(1)         Occupancy(2)         Renovated
-------------------------------  -------------------  -----------------  ---------------  --------------------
Assisted Living Facilities:
Heritage Woods                   Agawam, MA                         122          23.7%            1997
Willowbrook                      Clarks Summit, PA                   65          82.3             1996
Riverview Ridge                  Wilkes-Barre, PA                   105          90.2             1993
Highgate at Paoli Pointe         Paoli, PA                           82          95.7             1995
The Woodbridge                   Kimberton, PA                       90          78.2             1996
                                                                    ---          ----
  Subtotal/Avg.                                                     464          69.1%(8)
                                                                    ===          =======
Independent Living Facility:
Pleasant View                    Concord, NH                         72          96.4%            1926
Skilled Nursing Facilities(9):
Rittenhouse CC                   Philadelphia, PA                   183          89.2%       1930/1993(10)
Lopatcong CC                     Lopatcong, NJ                      153          99.0        1984/1992(12)
Phillipsburg CC                  Phillipsburg, NJ                 94(13)         89.5        1930/1993(14)
Wayne NRC                        Wayne, PA                       118             91.4        1920/1989(15)
Belvedere NRC                    Chester, PA                    147(16)          93.1        1960/1983(17)
Chapel Manor NRC                 Philadelphia, PA               240              92.4             1973
Harston Hall NCH                 Flourtown, PA                  196(18)          90.6        1977/1991(19)
Pennsburg Manor NRC              Pennsburg, PA                  120              94.7             1982
Silverlake NRC                   Bristol, PA                    174              96.0        1969/1988(20)
                                                                -------          -------
  Subtotal/Avg.                                               1,425              92.9%
                                                              =========          =======
                                                         Rentable                             Year Built/
              Property                Location        Sq. Feet            Occupancy            Renovated
-------------------------------  -------------------  -----------------   --------------   -----------------
Medical Office and Other Buildings:
Professional Off. Bldg. I        Upland, PA                  39,972             100.0%            1977
DCMH Med. Off. Bldg.(23)         Drexel Hill, PA          60,706(24)            100.0      1984/1987/1997(25)
Salisbury Med. Off. Bldg.        Salisbury, MD            10,961                100.0             1984
Windsor Off. Bldg.               Windsor, CT               2,100                100.0        1934/1965(27)
Windsor Clinic/Trg. Fac.(29)     Windsor, CT               9,662                100.0             1996
Lacey Branch Off. Bldg.          Forked River, NJ          4,100                100.0             1996
                                                      -----------------   --------------
  Subtotal/Avg.                                          127,501                100.0%
                                                      =================   ==============
  Total Initial Properties

                                                        % of
                                    Purchase           Initial         Initial               Rent
           Property                 Price(3)         Investments     Lease Term(4)         Type(5)             Lessee
-------------------------------  ------------------  -------------  --------------------  ------------  ---------------------
                                 (in thousands)                        (Years)
Assisted Living Facilities:
Heritage Woods                   $  11,536             6.0%         10.0                  (6)           Genesis(7)
Willowbrook                          5,894             3.1          10.0                  Percentage    Genesis(7)
Riverview Ridge                      5,720             3.0          10.0                  Percentage    Genesis(7)
Highgate at Paoli Pointe            11,115             5.8          10.0                  Minimum       Genesis(7)
The Woodbridge                      11,668             6.1          10.0                  Minimum       SLC(7)
                                 ----------            ----         ------
  Subtotal/Avg.                  $  45,933            24.0%         10.0
                                 ----------           -----         ======
Independent Living Facility:
Pleasant View                    $   3,742             2.0%         10.0                  Percentage    Genesis(7)
                                 ----------           -----         ------
Skilled Nursing Facilities(9):
Rittenhouse CC                   $   8,855             4.7%         10.0                  Minimum       Genesis(11)
Lopatcong CC                        13,778             7.2          10.0                  Minimum       Genesis(11)
Phillipsburg CC                      6,266             3.3          10.0                  Minimum       Genesis(11)
Wayne NRC                            6,065             3.2          10.0                  Minimum       Genesis(11)
Belvedere NRC                       10,413            5.5-          12.0                  Minimum       Crozer/Genesis
Chapel Manor NRC                    11,334             6.0          12.0                  Minimum       Crozer/Genesis
Harston Hall NCH                     7,300             3.8          12.0                  Minimum       Crozer/Genesis
Pennsburg Manor NRC                 10,000             5.3          12.0                  Minimum       Crozer/Genesis
Silverlake NRC                       8,000             4.2          10.0                  Minimum       Age Inst. of Fl.(21)
                                 ----------           -----         ------
  Subtotal/Avg.                  $  82,011            43.2%         11.0
                                 ----------           -----         ------
                                                        % of
                                    Purchase           Initial          Remaining         Rent
              Property              Price(3)          Investments   Lease Term(22)        Type(5)             Lessee
-------------------------------  ----------          ------         ---------------       ------             ----------
                                 (in thousands)                     (Years)
Medical Office and Other Buildings:
Professional Off. Bldg. I        $   4,000             2.1%          0.8                  Fixed         Physicians
DCMH Med. Off. Bldg.(23)             7,923             4.2           3.5                  Fixed         Physicians
Salisbury Med. Off. Bldg.            1,349             0.7           1.0(26)              Fixed         Genesis(26)
Windsor Off. Bldg.                     325             0.2           5.0(28)              Fixed         Genesis
Windsor Clinic/Trg. Fac.(29)         1,493             0.8           5.0(28)              Fixed         Genesis
Lacey Branch Off. Bldg.                545             0.3          17.5                  Fixed         Ocean FSB
                                 ------------        ------         -------
  Subtotal/Avg.                  $  15,635             8.3%          3.0
                                 ------------        ------         =======
  Total Initial Properties       $ 147,321            77.5%
                                 ============        ======

--------
(1)  Based on the number of private and semi-private beds currently available.
(2) Represents the average occupancy for the month ended November 30, 1997 determined by dividing total patient days by the number of days in the month.

(3) Does not include estimated net capitalized acquisition costs aggregating approximately $2.3 million. Includes, for certain of the Initial Properties, mortgage indebtedness being repaid at the closing of the Offering and assumed mortgage indebtedness totaling $34.2 million as of December 1, 1997. See "Use of Proceeds" and "-- Mortgage Debt."

(4) Represents the initial lease term under each of the leases for these facilities, which leases will be entered into as of the closing of the Offering.
(5) For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratios, which are a measure of the ability of a facility's revenues to cover required lease payments (net operating income before interest, depreciation, rent and the subordinated portion of management fees (if any) divided by rent payments) for the assisted living facility and four skilled nursing facilities to be leased to Genesis under Minimum Rent Leases was 0.84x, 2.20x, 1.69x, 1.68x and 1.26x, respectively; the lease coverage ratio for the facility to be leased to SLC under a Minimum Rent Lease was 0.31x; the lease coverage ratios for the four facilities to be leased to Crozer/Genesis under Minimum Rent Leases were 1.17x, 1.52x, 1.57x and 1.32x, respectively; and the lease coverage ratio for the facility to be leased to the Age Institute of Florida under a Minimum Rent Lease was 1.71x. Lease coverage ratios are not provided for facilities that will be subject to Percentage Rent Leases because rental revenues for those facilities are based on a fixed percentage of the facility's revenues. See "-- Leases," "Conflicts of Interest" and "Risk Factors -- Operating Risks Inherent in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers."
(6) Initially, rent equals a fixed base rent with no revenue participation. At the time the facility reaches Stabilized Occupancy, the lease will automatically convert into a Percentage Rent Lease.
(7) Genesis will guarantee the performance of its subsidiaries under the Genesis leases for the lives of the leases. The Highgate facility initially may be leased by SLC. If subsequently leased by a subsidiary of SLC, SLC will guarantee the performance of its subsidiary under such lease for the life of the lease.
(8) At November 30, 1997, Heritage Woods, Willowbrook and The Woodbridge were in the initial lease-up phase. Excluding these facilities, the assisted living facilities included in the Initial Properties had an average occupancy of 92.6%.
(9) "NRC" means a nursing and rehabilitation center, "NCH" means a nursing and convalescent home and "CC" means a care center.
(10) The facility was originally built in the 1930's with two expansions in the 1970's. A renovation of interior finishes was completed in 1993. The Company has agreed to finance an expansion of this facility to be undertaken by Genesis. See "-- Construction Loan Commitments and Related Purchase Contracts."
(11) These facilities initially will be leased by wholly owned subsidiaries of Genesis, and Genesis will guarantee the obligations of its wholly owned subsidiaries under these Minimum Rent Leases for the lives of the leases; provided, however, in the event Genesis assigns one or more of the leases to a non-wholly owned subsidiary or a third party, Genesis may not continue to guarantee the applicable leases. Any such assignment of a Minimum Rent Lease would require the consent of the Company which may not be unreasonably withheld. The Company will evaluate the creditworthiness of any assignee in determining whether to provide its consent. Genesis is currently negotiating an arrangement with a Philadelphia-based hospital system. If the arrangement is negotiated successfully, the hospital system would lease-back the Wayne skilled nursing facility following its sale to the Company and Genesis would manage the facility. In addition, Genesis would not guarantee the lease. See "Risk Factors -- Conflicts of Interest Between the Company and Genesis and Mr. Walker in Connection with the Formation and Operation of the Company -- No assurance that Genesis will continue to guarantee Minimum Rate Leases of its wholly owned subsidiaries."
(12) This facility was originally built in 1984 with an addition of three skilled nursing beds in 1992.
(13) Includes 34 assisted living units.
(14) This facility was originally built during the 1930's with an addition in 1988. A renovation of interior finishes was completed in 1993. (15) This facility is estimated to have been built circa 1920. Additions were completed in 1966, 1974 and 1989. During 1989, there was a complete renovation of the building.

(16) Includes 27 assisted living units.
(17) This facility was built in 1960 and was expanded in 1983.
(18) Includes 76 assisted living units.
(19) This facility was built in 1977 and was expanded in 1991.
(20) This facility opened in 1969, was expanded in 1977 and was renovated in 1988.
(21) This facility will be leased to a wholly owned subsidiary of the Age Institute of Florida.
(22) For each building, represents the remaining lease term for all rentable space in the applicable building as of December 1, 1997.
(23) The property consists of a condominium unit containing six of the eight floors in the building which is located on the campus of DCMH.
(24) The DCMH Medical Office Building is currently undergoing expansion, including an expansion of two of the six floors included in the condominium unit which the Company will acquire. This expansion is expected to be completed in the first quarter of 1998 and will increase the rentable square feet in the Company's condominium unit to 65,740 square feet. All of the rentable space to be added to the Company's condominium unit has been pre-leased.
(25) This building was built in 1984, and a renovation of interior finishes was completed in 1987. This building is currently undergoing expansion.
(26) Two subsidiaries of Genesis lease approximately 83% of the rentable space in the Salisbury Medical Office Building. The remaining approximately 17% of the rentable space in the building is leased by Quest Diagnostics, Inc., a corporation unaffiliated with Genesis or the Company. At the closing of the Offering, Genesis will enter into a new lease with the Company with respect to the space leased by Genesis in the building. Each of these leases will have an initial term of five years, subject to renewals. The lease with Quest Diagnostics, Inc. expired on November 30, 1997. The Company expects to enter into a new two-year lease with Quest Diagnostics.
(27) This building was originally constructed in 1934 with an addition in 1965.

(28) At the closing of the Offering, Genesis will enter into a new lease with the Company with respect to all of the rentable space in the Windsor Office Building and the Windsor Clinic and Training Facility. Each of these leases will have an initial term of five years, subject to renewals.

(29) The Windsor Clinic and Training Facility are connected to each other. The Windsor Clinic consists of 5,490 rentable square feet, and the Windsor Training Facility includes 4,172 rentable square feet.

Lessees

     The following is a description of the lessees of the Initial Properties to be acquired by the Company. Unless otherwise indicated, all information is given as of September 30, 1997. Genesis is subject to the reporting requirements of the Securities and Exchange Commission (the "SEC") and files annual reports containing audited financial information and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information with the SEC. The information provided with respect to Genesis is derived, for the limited purposes of this Prospectus, from filings made with the SEC or has been furnished to the Company by Genesis. Privately held companies have provided the Company with the information contained herein about each company. The Company has evaluated the creditworthiness of the lessees based on a review of financial and other information made available to it. While the Company believes the information has been provided in good faith and has no reason to believe that any of such information is inaccurate in any material respect, the Company is not able to make an independent investigation of such information except for information relating to the transactions to be entered into by such entities with the Company.


  Genesis Initial Properties



     Genesis, headquartered in Kennett Square, Pennsylvania, is a leading provider of healthcare and support services to the elderly. Genesis has developed the Genesis ElderCareSM delivery model of integrated healthcare networks to provide cost-effective, outcomes-oriented services to the elderly. Through these integrated healthcare networks, Genesis provides basic healthcare and specialty medical services to more than 100,000 customers in five regional markets in the eastern United States (Massachusetts/Connecticut/New Hampshire; Eastern Pennsylvania/Delaware Valley; Southern Delaware/Eastern Shore of Maryland; Baltimore, Maryland/Washington, D.C.; and Central Florida) in which over 3 million people over the age of 65 reside. As of September 30, 1997, the networks included: 155 eldercare facilities with approximately 21,600 beds; 16 primary care physician clinics; approximately 96 physicians, physician assistants and nurse practitioners; 12 institutional pharmacies and five medical supply distribution centers serving over 52,000 beds; 28 community based pharmacies; certified rehabilitation agencies providing services through over 375 contracts; and eight home healthcare agencies. Genesis ElderCareTM services focus on the central medical and physical issues facing the more medically demanding elderly. By integrating the talents of physicians with case management, comprehensive discharge planning and, where necessary, home support services, Genesis provides cost-effective care management to achieve superior outcomes and return customers to the community. Genesis believes that its orientation toward achieving improved customer outcomes through its eldercare networks has resulted in increased utilization of specialty medical services, high occupancy of available beds, enhanced quality payor mix and a broader base of repeat customers.


     The Company will purchase, or make loans with an obligation to purchase, all of the assisted living facilities owned by Genesis as of September 30, 1997 (except for a 32-bed facility as to which the Company will have an option to purchase at fair market value in cash exercisable within one year after the facility reaches Stabilized Occupancy), as well as the only independent living facility and four of the 69 skilled nursing facilities owned by Genesis as of such date. In addition, Genesis will operate 14 of the Initial Properties. These facilities will become part of the Genesis ElderCareTM Networks which are comprised primarily of assisted living, independent living and skilled nursing facilities; pharmacy, therapy, medical supplies, home health and physician service providers; and an expanding array of community-based initiatives, all located within its primary geographic market concentrations. As part of its community-based initiatives, Genesis is developing and introducing a proprietary information technology system known as Netlink, Genesis ElderCareTM toll-free telephone lines, adult day care and resource centers and marketing campaigns. The Genesis ElderCareTM Networks are designed to assist elderly individuals to lead a Full LifeSM through care coordination and the delivery of an array of healthcare services. The Company believes that the array of services provided by the Genesis ElderCareTM Networks, along with Genesis' marketing efforts, may result in higher occupancy rates and revenues at such facilities.



     Of the total 21 Initial Properties, two assisted living facilities and one independent living facility are being acquired from and will be leased-back to wholly owned subsidiaries of Genesis pursuant to Percentage

Rent Leases, and four skilled nursing facilities are being acquired from and leased-back to wholly owned subsidiaries of Genesis pursuant to Minimum Rent Leases. The lease for the remaining assisted living facility being acquired from and leased-back to a wholly owned subsidiary of Genesis will provide for the payment of minimum rent until such facility reaches Stabilized Occupancy, at which time the lease will convert automatically to a Percentage Rent Lease. The Highgate facility will be acquired from Senior LifeChoice and leased to Genesis pursuant to a Minimum Rent Lease. Genesis will guarantee the performance of its wholly owned subsidiaries under these leases for the lives of the leases; provided, however, in the event Genesis assigns one or more of the leases to a non-wholly owned subsidiary or a third party, Genesis will not continue to guarantee the applicable lease. Any such assignment would require the consent of the Company which may not be unreasonably withheld. The Company will evaluate the creditworthiness of any assignee in determining whether to provide its consent. Genesis is currently negotiating an arrangement with a Philadelphia-based hospital system. If such arrangement is negotiated successfully, the hospital would lease-back the Wayne skilled nursing facility following its sale to the Company and Genesis would manage the facility. In addition, Genesis would not guarantee the lease. The obligations of Genesis under the guarantees are not subordinated to any indebtedness of Genesis, but the guarantees are unsecured and may be structurally subordinated to secured indebtedness of Genesis to the extent of the assets securing such indebtedness. In addition, the guarantees do not limit Genesis' ability to incur additional secured indebtedness. The Company also will lease back to Crozer/Genesis four skilled nursing facilities being acquired from CKHS (including the three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price). These leases will not be guaranteed by Genesis. The Company will acquire the Lacey Branch Office Building and Professional Office Building I from Genesis. Genesis also is the principal tenant of three of the office buildings being acquired by the Company. See " -- Leases."

                Summary Consolidated Financial Data of Genesis


     The following table sets forth certain summary consolidated financial data for Genesis at and for the periods indicated.


                                                                                          At or For the
                                                                                     Year Ended September 30,
                                                                          ----------------------------------------------
                                                                             1997            1996            1995
                                                                          ---------------  --------------  -------------
                                                                            (in thousands, except ratio, per share and
                                                                                         operating data)
Summary of Operations Data
Net revenues   .........................................................   $ 1,099,823      $  671,469      $ 486,393
Operating income before capital costs (1) ..............................       184,868         127,024         93,253
Depreciation and amortization ..........................................        41,946          25,374         18,793
Lease expense  .........................................................        28,587          18,638         13,798
Interest expense, net   ................................................        39,103          24,926         20,366
Debenture conversion expense  ..........................................            --           1,245             --
Earnings before extraordinary items and cumulative effect of an
 accounting change   ...................................................        48,144          37,169         25,531
Net income  ............................................................   $    47,591      $   37,169      $  23,608
Per common share data (fully diluted):
Earnings before extraordinary items and cumulative effect of an
 accounting change   ...................................................   $      1.34      $     1.29      $    1.03
Net income  ............................................................          1.32            1.29           0.97
Weighted average shares of
 common stock and equivalents ..........................................        36,306          31,130         28,452
Other Financial Data
Operating income before capital costs (1), as a percent of revenue   ...         16.8 %          18.9 %         19.2 %
Earnings before income taxes, extraordinary items and cumulative
 effect of an accounting change as a percent of revenue  ...............          6.8 %           8.6 %          8.3 %
Long-term debt to equity ratio   .......................................          1.07             .66           1.4
Capital Expenditures ...................................................   $    61,102      $   38,645      $  24,719
Operating Data
Payor mix (as a percent of patient service revenue):
 Private and other   ...................................................            39%             39%            38%
 Medicare   ............................................................            24              25             21
 Medicaid   ............................................................            37              36             41
Average owned/leased health center beds   ..............................        15,132           9,429          8,268
Occupancy percentage in owned / leased eldercare centers ...............         91.0 %          92.6 %         91.9 %
Average managed life care units and health center beds   ...............         6,101           5,030         10,374
Balance Sheet Data
Working capital   ......................................................   $   226,930      $  155,491      $ 132,274
Total assets   .........................................................     1,434,113         950,669        600,389
Long-term debt .........................................................       651,667         338,933        308,052
Shareholders' equity ...................................................       608,021         514,608        221,548

------------
(1) Capital costs include depreciation and amortization, lease expense and interest expense.

     The consolidated financial statements of Genesis as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, appear in Genesis' 1997 Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1997. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the financial statements of Genesis referred to above. Written requests for such copies should be directed to ElderTrust,
Attention: D. Lee McCreary, Jr., Vice President and Chief Financial Officer, 415 McFarlan Road, Suite 202, Kennett Square, PA 19348.

     In June 1997, Genesis ElderCare Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of Genesis ElderCare Corp. which, in turn, is owned 44% by Genesis and owned 56% by The Cypress Group L.L.C. and TPG Partners II, L.P., commenced a tender offer for all of the outstanding shares of common stock of Multicare. As of September 30, 1997, Multicare operated, among other assets, 124 skilled nursing facilities, 19 hospital-based subacute units and 11 assisted living facilities. In October 1997 following completion of the tender offer, Acquisition Corp. was merged into Multicare and Multicare, as the surviving entity in the merger, became a wholly owned subsidiary of Genesis ElderCare Corp. All of the Multicare facilities are now managed by Genesis and have become part of the Genesis ElderCareTM Networks, which added a sixth principal geographic market (Ohio/Western Pennsylvania). The total net revenues and net income of Genesis for the year ended September 30, 1997 adjusted on a pro forma basis for the merger of Acquisition Corp. and Multicare, are approximately $1.8 billion and $45.0 million, respectively.

     Set forth below is information regarding the Initial Properties being acquired from Genesis.

     Genesis -- Assisted Living Facilities


     Heritage Woods. Heritage Woods is a two-story, apartment style 78,226 square foot assisted living facility located on 16.7 acres of land in Agawam, Massachusetts. The Heritage Woods facility was developed by Genesis and has an operational configuration for 122 residents. The Heritage Woods facility is located on the Genesis "Heritage Campus" containing four skilled nursing facilities, each of which is owned and operated by Genesis and which include in excess of 500 beds for skilled nursing patients. The facility also is located within approximately 10 miles of the Chapin Center, Willimansett Centers and Governors Center skilled nursing facilities which, along with the Heritage Campus, form part of the Genesis ElderCareTM Network which includes the Heritage Woods facility. The facility opened in May 1997 and is in the initial lease-up phase. The Company will acquire the Heritage Woods facility from Genesis for approximately $11.5 million in cash.


     Willowbrook. Willowbrook is a three-story, apartment style 39,300 square foot assisted living facility located on approximately two acres of land in Clarks Summit, Pennsylvania. The Willowbrook facility was developed by Genesis and has an operational configuration for 65 residents. The facility is located on a campus with the Abington Manor skilled nursing facility which contains 120 beds and forms part of the Genesis ElderCareTM Network which includes the Willowbrook facility. The facility opened in June 1996. The Company will acquire the Willowbrook facility from Genesis for approximately $5.9 million in cash.

     Riverview Ridge. Riverview Ridge is a two-story, apartment style approximately 33,000 square foot assisted living facility located on 2.2 acres of land in Wilkes-Barre, Pennsylvania. The facility is located on a campus with the Riverstreet Manor skilled nursing facility which contains 122 beds. The facility also is located approximately one mile from the Dorrance Manor skilled nursing facility which, along with Riverstreet Manor, forms part of the Genesis ElderCareTM Network which includes the Riverview Ridge facility. The facility is currently leased by a partnership which is owned 51% by Genesis and 49% by a third party, which third party also owns the fee interest in the land on which the Riverview Ridge facility is located. Prior to the closing of the Offering, Genesis will acquire the remaining 49% interest in the partnership which holds the leasehold interest in the land and the facility, and the Company will purchase the entire leasehold interest from Genesis for approximately $1.0 million in cash and will purchase the fee interest from the third party for approximately $2.0 million in cash and approximately $2.7 million in assumed debt. The facility has an operational configuration for 105 residents and opened in 1993.

     Each of these assisted living facilities is part of a Genesis ElderCareTM Network which provides the residents of such facilities with access to pharmacy and rehabilitation services. Residents of the Heritage Woods facility also have access to physician services through a Genesis ElderCareTM Network.

     Genesis -- Independent Living Facility


     Pleasant View. Pleasant View is a four-story, 93,724 square foot independent living facility located on approximately 12 acres of land in Concord, New Hampshire. The facility is adjacent to the Pleasant View Center skilled nursing facility which contains 180 beds. The facility also is located approximately one mile from the Harris Hall skilled nursing facility which, along with Pleasant View Center, forms part of the Genesis ElderCareTM Network which includes the Pleasant View facility. Residents of the facility also have access to pharmacy, rehabilitation and physician services through this Genesis ElderCareTM Network. The Pleasant View facility is a converted mansion built in 1926, and the property includes a 3,284 square foot carriage house. The facility has an operational configuration for 72 residents and was acquired by Genesis in 1995. The Company will acquire the Pleasant View facility from Genesis for approximately $3.7 million in cash.


     Genesis -- Skilled Nursing Facilities


     Rittenhouse Care Center. The Rittenhouse Care Center is a five-story, 183 bed, 88,450 square foot skilled nursing facility located on 0.4 acres of land in Philadelphia, Pennsylvania. This facility was originally constructed during the 1930's with two expansions in the 1970's. A renovation of interior finishes was completed in 1993. The Company has agreed, pursuant to one of the Construction Loan Commitments, to finance a renovation and expansion of the Rittenhouse Care Center. Upon completion of this renovation and expansion, the Rittenhouse facility will have 150 skilled nursing beds which will be leased to Genesis pursuant to a Minimum Rent Lease and 45 assisted living units which will be leased to Genesis pursuant to a Percentage Rent Lease. See "-- Construction Loan Commitments and Related Purchase Contracts." At November 30, 1997, the payor mix for this facility was approximately 6% Medicare, 92% Medicaid and 2% private and other. This facility competes for patients with other facilities in the Philadelphia metropolitan area including several skilled nursing facilities operated by Genesis and not owned by the Company. The Company will acquire the Rittenhouse Care Center from Genesis for approximately $8.9 million in cash.


     Lopatcong Care Center. Lopatcong Care Center is a two-story, 57,152 square foot skilled nursing facility located on 2.5 acres of land in Phillipsburg, New Jersey. This facility was built in 1984 and has 153 beds. At November 30, 1997, the payor mix for this facility was approximately 10% Medicare, 75% Medicaid and 15% private and other. The Lopatcong Care Center competes for patients with several other facilities, including the Phillipsburg Care Center, as well as with two other Genesis skilled nursing facilities in Phillipsburg, New Jersey. The Company will acquire the Lopatcong Care Center from Genesis for approximately $13.8 million in cash.


     Phillipsburg Care Center. Phillipsburg Care Center is a three-story, 46,741 square foot skilled nursing facility located on 1.4 acres of land in Phillipsburg, New Jersey. This facility was built in the 1930's with an addition in 1988 and has 94 beds, including 34 beds licensed for assisted living. A renovation of interior finishes was completed in 1993. At November 30, 1997, the payor mix for this facility was approximately 12% Medicare, 46% Medicaid, 4% SSI and 38% private pay and other. The Phillipsburg Care Center competes for patients with several other facilities, including the Lopatcong Care Center and two other Genesis skilled nursing facilities located in Phillipsburg, New Jersey. The Company will acquire the Phillipsburg Care Center from Genesis for approximately $6.3 million in cash.


     Wayne Nursing and Rehabilitation Center. Wayne Nursing and Rehabilitation Center is a one-story, 118 bed, skilled nursing facility located in Wayne, Pennsylvania. The facility is estimated to have been built circa 1920 with additions completed in 1966, 1974 and 1989. During 1989, there was a complete renovation of the building. At November 30, 1997, the payor mix of this facility was approximately 7% Medicare, 63% Medicaid and 30% private pay or other. The Wayne facility competes for patients with the Harston Hall Nursing and Convalescent Center and several other facilities in its market area, including at least five other skilled nursing facilities operated by Genesis and not owned by the Company. The Company will acquire the Wayne Nursing and Rehabilitation Center from Genesis for approximately $6.1 million in cash.

     Each of these skilled nursing facilities is part of a Genesis ElderCareTM Network which provides the residents of such facilities with access to pharmacy services, rehabilitation services and (except for the Lopatcong and Phillipsburg facilities) physician services.

     The Company also will acquire from Genesis at the closing of the Offering three skilled nursing facilities (Belvedere, Chapel Manor and Pennsburg Manor) which Genesis purchased from CKHS effective January 1, 1998. See "CKHS Initial Properties" for additional information.

     Genesis -- Medical Office and Bank Buildings

     Professional Office Building I. Professional Office Building I ("POB I") is a 39,972 square foot medical office building located on 0.7 acres of land in Upland, Pennsylvania adjacent to the Crozer-Chester Medical Center, an acute care hospital. POB I is 100% leased and its primary tenants consist of resident physicians with Crozer-Chester Medical Center.

     The Company will acquire the building and a leasehold interests in the land on which POB I is located from Genesis for $4.0 million in cash. Genesis acquired the building in June 1997 from CKHS for $4.0 million and entered into a 40-year ground lease with Crozer-Chester Medical Center, a Pennsylvania nonprofit organization ("CCMC") which is an affiliate of CKHS and which owns the land on which POB I is located as well as the adjacent hospital.

     Annual rent under the ground lease with CCMC is fixed at $75,000 per year, net to CCMC. Pursuant to its terms, the ground lease will be automatically extended for an additional 40 years, unless the Company gives at least 12 months prior written notice that it does not wish to extend the term. CCMC and the Company also may mutually agree to extend the term of the ground lease for an additional 40 years. If the term is not so extended and the ground lease expires, CCMC is obligated to pay the Operating Partnership the then book value (i.e., cost less depreciation) of all improvements then existing on the property.


     POB I will be managed by CKHS pursuant to a ten-year management agreement between the Company and CKHS (subject to renewal). CCMC has a right of first refusal, exercisable for 30 days, if the Company receives and pursues a written, bona fide offer from a third party to purchase its interest in the building and leasehold. If CCMC receives and pursues an offer to purchase the land or any portion of the overall tract which includes not more than POB I, POB II (which is adjacent to POB I) and/or the parking garage adjacent to POB II, the Company has the right to elect to purchase such property within 30 days of receipt of such offer from CCMC upon the same terms and conditions as offered by the third party.


     Lacey Branch Office Building. The Lacey branch office building is a 4,100 square foot building located on 2.0 acres of land in Forked River, New Jersey. Ocean Federal Savings Bank, a federally chartered savings bank, is the sole tenant of the building which was constructed in 1996. The Lacey branch office building is subject to a mortgage held by Ocean Federal Savings Bank, which will be assumed by the Company. The Company will acquire the Lacey branch office building from Genesis for approximately $62,000 in cash and approximately $483,000 in assumed debt.


  Senior LifeChoice Initial Properties


     Senior LifeChoice is a privately held Pennsylvania corporation whose principal stockholders include Michael R. Walker and Gregory M. Stevens, who served as chief financial officer of Genesis from 1989 to 1992. Because of his stock ownership, Senior LifeChoice may be deemed an affiliate of Mr. Walker. Messrs. Howard, Barr and Hager also hold interests in Senior LifeChoice. Senior LifeChoice currently owns an 88% interest in the Highgate at Paoli Pointe assisted living facility and a 97.5% interest in The Woodbridge assisted living facility. The remaining interests in these two facilities will be acquired from individuals not affiliated with the Company or Genesis. The Company will acquire 100% of the interests in these two facilities for an aggregate of approximately $1.8 million in cash paid to Senior LifeChoice and certain individuals not affiliated with the Company or Genesis, approximately $3.3 million in Units (based on the assumed initial public offering price of the Common Shares) to be issued to Senior LifeChoice, $250,000 in repaid indebtedness and approximately $19.6 million in assumed debt. The Highgate facility will be leased to Genesis pursuant to a Minimum Rent Lease, and the Woodbridge facility will be leased-back to and operated by SLC, which is an affiliate of Senior LifeChoice and of which Mr. Stevens is the managing member, pursuant to a Minimum Rent Lease. See "-- Leases." None of Genesis' current directors or executive officers has an interest in SLC. At November 30, 1997, SLC had total assets of approximately $20.3 million and members' equity of approximately negative $1.3 million. For the eleven months ended November 30, 1997, SLC had a net loss of approximately $1.3 million.

     Set forth below is certain information regarding the Initial Properties being acquired from Senior LifeChoice.

     Genesis -- Assisted Living Facility

     Highgate at Paoli Pointe. Highgate at Paoli Pointe is a four-story, apartment style assisted living facility located on 2.0 acres of land in Paoli, Pennsylvania. The facility is located adjacent to a condominium retirement community and is located within approximately three miles of a Genesis skilled nursing facility. The facility is recently constructed, has an operational configuration for 82 residents and opened in 1995. Pursuant to the terms of a regulatory agreement entered into between the partnership which currently owns Highgate at Paoli Pointe and the Chester County Industrial Development Authority, Genesis will be required to lease at least 20% of the residential units in the facility to persons whose adjusted family income does not exceed 50% of the median gross income for families in the geographic region surrounding the facility. Upon completion of the Offering, the Highgate facility will be leased to and operated by Genesis and will become part of a Genesis ElderCareTM Network. Residents of the facility will have access to pharmacy, rehabilitation and physician services through this Genesis ElderCareTM Network.

     SLC -- Assisted Living Facility

     The Woodbridge. The Woodbridge is a four-story, apartment style assisted living facility located on 8.5 acres of land in Kimberton, Pennsylvania. The facility is located adjacent to a condominium retirement community and is located within fifteen miles of a Genesis skilled nursing facility. The facility is recently constructed and has an operational configuration for 90 residents. The facility opened in 1996 and is in the initial lease-up phase. Pursuant to the terms of a regulatory agreement entered into between the partnership which owns The Woodbridge and the Chester County Industrial Development Authority, SLC will be required to lease at least 20% of the residential units in the facility to persons whose adjusted family income does not exceed 50% of the median gross income for families in the geographic region surrounding the facility.


  CKHS Initial Properties

     Set forth below is certain information regarding the Initial Properties being acquired from CKHS. (Genesis purchased three of these facilities (Belvedere, Chapel Manor and Pennsburg Manor) from CKHS effective January 1, 1998 and will transfer the facilities to the Company at the same purchase price).

     Crozer/Genesis -- Skilled Nursing Facilities


     In August 1997, Genesis and CKHS formed Crozer/Genesis, which is 50% owned by each of Genesis and CKHS. As part of the Formation Transactions, the Company will purchase from Genesis or CKHS, as the case may be, and lease back to Crozer/Genesis four skilled nursing facilities included in the Initial Properties.


     Belvedere Nursing and Rehabilitation Center. The Belvedere Nursing and Rehabilitation Center is a two-story, 53,000 square foot skilled nursing facility located on 4.4 acres of land in Chester, Pennsylvania. This facility was built in 1960 and expanded in 1983 and has 147 beds, including 27 beds licensed for assisted living. This facility competes for patients with other facilities in the Philadelphia metropolitan area, including several skilled nursing facilities operated by Genesis and not owned by the Company. At November 30, 1997, the payor mix for this facility was approximately 1% Medicare, 64% Medicaid and 35% private pay and other. The Company will acquire the Belvedere Nursing and Rehabilitation Center from Genesis for approximately $5.4 million in cash and approximately $5.9 million in assumed debt.

     Chapel Manor Nursing and Rehabilitation Center. Chapel Manor Nursing and Rehabilitation Center is a three-story, 88,000 square foot skilled nursing facility located on 3.7 acres of land in Philadelphia, Pennsylvania. This facility was built in 1973 and has 240 beds. This facility competes for patients with other facilities in the Philadelphia metropolitan area, including several skilled nursing facilities operated by Genesis and not owned by the Company. At November 30, 1997, the payor mix for this facility was approximately 7% Medicare, 86% Medicaid and 7% private pay and other. The Company will acquire the Chapel Manor Nursing and Rehabilitation Center from Genesis for approximately $5.0 million in cash and approximately $5.4 million in assumed debt.

     Harston Hall Nursing and Convalescent Home. Harston Hall Nursing and Convalescent Home is a three-story, 58,600 square foot skilled nursing facility located on 9.9 acres of land in Flourtown, Pennsylvania. This facility was built in 1977 and expanded in 1991 and has 196 beds, including 76 beds licensed for assisted living. The Harston Hall facility competes for patients with the Wayne Nursing and Rehabilitation Center and several other facilities in its market, including at least one other skilled nursing facilities operated by Genesis and not owned by the Company. At November 30, 1997, the payor mix for this facility was approximately 4% Medicare, 50% Medicaid, 16% SSI and 30% private pay and other. The Company will acquire the Harston Hall Nursing and Convalescent Home from CKHS for $7.3 million in cash.

     Pennsburg Manor Nursing and Rehabilitation Center. Pennsburg Manor Nursing and Rehabilitation Center is a three-story, 42,831 square foot skilled nursing facility located on 6.1 acres of land in Pennsburg, Pennsylvania. This facility was built in 1982 and has 120 beds. The Pennsburg Manor facility competes for patients with several other facilities in its market area, including at least six skilled nursing facilities operated by Genesis and not owned by the Company. At November 30, 1997, the payor mix for this facility was approximately 11% Medicare, 70% Medicaid and 19% private pay and other. The Company will acquire the Pennsburg Manor Nursing and Rehabilitation Center from Genesis for $10.0 million in cash.


     Genesis will operate these facilities pursuant to a 12-year management contract (with renewal if Crozer/Genesis continues to lease the facilities) between Genesis and Crozer/Genesis. Commencing on September 1, 1997, Genesis will receive a management fee with respect to the Chapel Manor and Harston Hall facilities equal to 2.5% of the net revenues from such facilities. Following completion of the Offering, Genesis will receive a fee equal to 5.4% of the net operating revenues generated by all four of the facilities leased to Crozer/Genesis. Commencing in the sixth year of the term, the management fee will equal 5% of the net operating revenues generated by all four of the facilities leased by Crozer/Genesis. Commencing on September 1, 1997 with respect to the Chapel Manor and Harston Hall facilities and on the date of the closing of the Offering with respect to the Belvedere and Pennsburg Manor facilities, and continuing for a period of 24 months from such date for each such facility, up to 30% of the management fee payable to Genesis with respect to each such facility will be subordinated to lease payments due to the Company with respect to such facility. In the event that certain financial covenants for any facility are not met or satisfied at the end of the 24-month period applicable to such facility, then up to 30% of the management fee payable with respect to such facility shall continue to be subordinated to lease payments due to the Company with respect to such facility, and such subordination shall continue until such time as the financial covenants for the applicable facility are met or satisfied. See "-- Leases -- Crozer/Genesis Minimum Rent Leases." Any management fees deferred pursuant to the subordination provisions of the management agreement between Crozer/Genesis and Genesis shall thereafter be paid monthly from monies generated by the applicable facility (provided that following such payments, the financial covenants for such facility will be met or satisfied) until the deferred fees are paid in full.

     Pursuant to an agreement between Genesis and CKHS, Genesis will make available to Crozer/Genesis a line of credit of up to $5 million until such time as Crozer/Genesis receives new licenses for the four facilities to be leased by Crozer/Genesis from the Company, at which time the obligation of Genesis to fund such line of credit will be reduced to $3 million. Any amounts payable to Genesis by Crozer/Genesis under this line of credit will not be subordinated to the lease payment obligations of Crozer/Genesis under its Minimum Rent Leases with the Company and will be secured by a first lien on accounts receivable.


     Crozer/Genesis also will enter into a Network Services Agreement with Genesis for the four facilities for a term of 12 years (with renewal if Crozer/Genesis continues to lease the facilities). Genesis will receive a fee equal to $50 per month (subject to adjustment for inflation) for each bed in these facilities, provided that the total amount of such fees together with the amount payable to Genesis under the management agreement between Crozer/Genesis and Genesis may not exceed 6% of the total net operating revenues for the four facilities. Fees payable to Genesis under the Network Services Agreement will not be subordinated to lease payments payable to the Company. Pursuant to the Network Services Agreement, the four facilities leased to Crozer/Genesis will become part of a Genesis ElderCareTM Network. Residents of the facilities will have access to pharmacy, rehabilitation and physician services through this Genesis ElderCareTM Network.

     CKHS -- Medical Office Building Condominium Unit

     Delaware County Memorial Office Building. The Company will acquire a condominium unit containing six of the eight floors of a medical office building located on the campus of DCMH. The condominium unit initially will contain 60,740 square feet of rentable office space and will increase to 65,700 rentable square feet upon completion of the current expansion of the DCMH medical office building in the first quarter of 1998. In addition to the expansion project, a portion of the rentable space in the planned condominium unit is currently undergoing renovation, and all such renovations are expected be completed within 18 months. All of the office space in the planned condominium unit which is currently rentable is leased, primarily to resident physicians with DCMH, and it is expected that all additional space that becomes available in the DCMH medical office building upon completion of the expansion and the renovations will be fully leased to new or existing tenants as such space becomes available. The Company will acquire the condominium unit in the DCMH medical office building for approximately $7.9 million in cash.


     The land underlying the DCMH medical office building is subject to a long-term ground lease from DCMH. The leasehold interest in the land and the common areas in the DCMH medical office building will be owned by a newly formed condominium association whose members will consist of the Company and CKHS. The condominium association will have a right of first refusal, exercisable for 30 days, if DCMH receives and pursues an offer to purchase the land underlying the DCMH medical office building. Pursuant to the condominium declaration and bylaws, the Company, as the owner of approximately 70% of the space in the condominium building, will control the DCMH medical office building condominium association, subject to certain rights of CKHS, as the minority member in the condominium association to approve certain major transactions. The DCMH medical office building (including the Company's condominium unit) will be managed by CKHS pursuant to a ten-year management agreement with the condominium association (subject to renewals). CKHS has a right of first refusal, exercisable for 30 days, if the Company receives and pursues a written, bona fide offer from a third party to purchase the Company's condominium unit. If CKHS receives and pursues an offer to purchase any part of the DCMH medical office building not included in the Company's condominium unit, the Company has the right to elect to purchase such property within 30 days of receipt of such offer from CKHS upon the same terms and conditions as offered by the third party.



  Other Initial Properties

     The Initial Properties also include one skilled nursing facility, two medical office buildings and a clinic being acquired from third parties other than Genesis. Each of the medical office buildings and clinic will be acquired by the Company subject to the existing leases. Genesis is the principal tenant in each of these buildings. Messrs. Walker, Stevens and Howard each own a one-sixth interest in the Salisbury Medical Office Building and Mr. Walker owns a 50% managing partner interest in the entity which owns the Windsor Office Building and the Windsor Clinic. Set forth below is certain information regarding these properties.

     Age Institute of Florida -- Skilled Nursing Facility

     Silverlake Nursing and Rehabilitation Center. Silverlake Nursing and Rehabilitation Center is a two-story, 174 bed skilled nursing facility located in Bristol, Pennsylvania. This facility was built in 1969, expanded in 1977 and renovated in 1988. The Silverlake facility competes for patients with several other facilities in its market area, including at least five skilled nursing facilities operated by Genesis and not owned by the Company. At November 30, 1997, the payor mix for this facility was approximately 7% Medicare, 77% Medicaid and 16% private pay and other.

     This facility is owned by a wholly-owned subsidiary of The AGE Institute, a Pennsylvania nonprofit corporation, with which Genesis has had a long-standing relationship. The Company will purchase the stock of The AGE Institute subsidiary that owns the Silverlake Facility for approximately $2.6 million in cash and approximately $5.4 million in repaid indebtedness and will lease the facility to a newly formed subsidiary of

The Age Institute of Florida, which is also a subsidiary of The AGE Institute, under a Minimum Rent Lease. The facility will continue to be managed by Genesis pursuant to a long-term management contract between Genesis and the Age Institute of Florida. All but 3 1/2% of the 6% management fee payable to Genesis will be subordinated to the lease payment obligations under the Minimum Rent Lease entered into by the Age Institute of Florida subsidiary and the Company. Pursuant to the management agreement between Genesis and the Age Institute of Florida, the Silverlake facility will continue to be part of a Genesis ElderCareTM Network. Residents of the facility will have access to pharmacy services and rehabilitation services (but not physician services) through this Genesis ElderCareTM Network.

     Other Initial Properties -- Medical Office Buildings


     Salisbury Medical Office Building. The Salisbury Medical Office Building is a 10,961 square foot office building located on 1.4 acres of land in Salisbury, Maryland. Messrs. Walker, Stevens and Howard each own a one-sixth interest in the Salisbury Medical Office Building, which was built in 1984. Mr. Walker holds a note which is secured by the Salisbury Medical Office Building Property in the amount of approximately $733,000. This note will be paid off by the Operating Partnership in connection with the acquisition of the property. The Company will acquire all of the interests in the entity which owns the Salisbury Medical Office Building for an aggregate of approximately $209,000 in cash paid to Mr. Stevens and one other individual not affiliated with the Company or Genesis, approximately $417,000 in Units (based on the assumed initial public offering price of the Common Shares) to be issued to Messrs. Walker and Howard and two other individuals not affiliated with the Company or Genesis and the repayment of the approximately $733,000 of debt owed to Mr. Walker. In addition, the entity which owns the Salisbury Medical Office Building made two loans to Mr. Romanov totaling $450,000. One of these loans was previously repaid by Mr. Romanov and the other will be repaid by Mr. Romanov at or prior to the closing of the Offering. See "Certain Relationships and Related Transactions."

     Windsor Office Building. The Windsor Office Building is a 2,100 square foot office building located on 0.3 acres of land in Windsor, Connecticut which serves as a regional headquarters office of Genesis. The office building was built in 1934. Mr. Walker owns a 50% managing partner interest in the Windsor Office Building. In addition, Mr. Walker is the lender under a $1.2 million loan secured by the Windsor Office Building and Windsor Clinic properties. This loan will be repaid by the Operating Partnership in connection with the acquisition of these properties.

     Windsor Clinic and Training Facility. The Windsor Clinic and Training Facility are connected buildings located on a piece of land adjacent to the Windsor Office Building. The Windsor Clinic and Training Facility include 9,662 rentable square feet and were built in 1996. Mr. Walker owns a 50% managing partner interest in the Windsor Clinic and Training Facility. The lessees in these buildings are two subsidiaries of Genesis. The land on which the Windsor Clinic and Training Facility buildings are situated is leased from Genesis pursuant to a long-term, triple net ground lease at an annual rent of $1.00, and the Company will acquire this leasehold interest and assume the ground lease obligations.

     The Windsor Office Building and the Windor Clinic and Training Facility will be acquired by the Company from the entity which owns such properties for approximately $666,000 in Units (based on the assumed initial offering price of the Common Shares) to be issued to such entity and subsequently distributed to Mr. Walker and two other individuals not affiliated with the Company or Genesis and the repayment of the approximately $1.2 million of debt owed to Mr. Walker.



Initial Property Acquisition Agreements


     The Company will acquire each of the Initial Properties pursuant to an acquisition agreement between the Company and the current owner of an Initial Property or one or more acquisition agreements among the Company and the holders of all interests in the current owner of an Initial Property (each an "Initial Property Acquisition Agreement"). These acquisitions are subject to all of the terms and conditions of such agreements. The following is a summary of certain provisions of such agreements, does not purport to be complete and is qualified in its entirety by reference to such agreements. Copies of the forms of the Initial Property Acquisition Agreements to be entered into with Genesis have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The transfer of the ownership of each Initial Property is subject to the completion of the Offering as well as the normal and customary conditions to the closing of real estate transactions, including the receipt of required consents or waivers. In the case of the six Initial Properties with respect to which the Company will assume outstanding mortgage indebtedness, the consents of the mortgagees are also required. There can be no assurance that all such consents or waivers will be obtained prior to the closing of the Offering. See "Risk Factors -- Possible Inability to Obtain Consents or Waivers Required to Effect Formation Transactions." The Operating Partnership will assume certain debt obligations relating to specific Initial Properties and all obligations relating to each Initial Property which arise after the transfer thereof to the Company. The acquisition of the ownership of three of the Initial Properties is structured as a purchase by the Operating Partnership of ownership interests in the current owners thereof, rather than the transfer of assets by such owners. As a result of this structure, the Operating Partnership will succeed to all liabilities, whether known or unknown, contingent or otherwise, of the current owners.

     The Initial Property Acquisition Agreements contain representations and warranties from each transferor of an Initial Property or an interest in an Initial Property, as applicable, regarding matters such as title to the applicable Initial Property and, where applicable, the interest being transferred, the absence of liens and encumbrances thereon, title to personal property utilized at the Initial Property, leases or other occupancy agreements and the rents payable thereunder, environmental matters and other representations and warranties customarily found in similar documents. In general, these representations and warranties will survive the closing of the Offering for a period of at least one year except for representations and warranties relating to environmental matters which will survive the closing of the Offering for a period of at least two years. With respect to the Property Acquisition Agreements between the Company and Genesis or CKHS, as the case may be, relating to the four skilled nursing facilites to be leased to Crozer/Genesis, all representations and warranties (including representations and warranties relating to environmental matters) will survive the closing of the Offering for one year. With respect to those Initial Properties to be acquired from Genesis (other than the three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998), Genesis will indemnify the Company against a breach of a representation and warranty contained in the Initial Property Acquisition Agreements relating to such Initial Properties, provided that Genesis' indemnification obligations will be limited to 20% of the purchase price of such properties on a property by property basis. With respect to the Initial Property known as Salisbury Medical Office Building, the liability of the six current holders of equity interests in this Initial Property for a breach of a representation and warranty will be several and not joint and will also be limited to 20% of the aggregate purchase price of such property. With respect to the Initial Properties known as Windsor Office Building and Windsor Clinical Training Facility, the current owner of these properties will be liable for a breach of a representation and warranty; this liability will be limited to 20% of the purchase price of each such property on a property by property basis. The Company believes that the foregoing limitations on indemnification are comparable to those in other real estate transactions.

Term Loans, Construction Loans, Penn Mortgage and Florida Facilities Note

     The following table sets forth certain information regarding the Term Loans, the Construction Loans, the Penn Mortgage and the Florida Facilities Note. The project/owner borrowers include subsidiaries of Genesis, Lake Washington, subsidiaries of Multicare, subsidiaries of SLC, a subsidiary of the Age Institute of Florida and Philadelphia Suburban Development Corporation. Facilities under development are subject to various risks and uncertainties, including zoning, construction and related development risks. See "Risk Factors -- Making Loans on Development Projects." There can be no assurance that any of the Initial Assisted or Independent Living Development Facilities that secure the Construction Loans will be completed on a timely basis or at all. The Company has agreed or has the option to purchase eight of the nine facilities that secure the Term Loans and the Construction Loans at the end of the loan terms or at such time as each facility achieves Stabilized Occupancy. See "-- Purchase Contracts and Options for Term Loan and Construction Loan Properties." There can be no assurance as to the timing of the purchase of any of the facilities that are subject to Term Loans or Construction Loans.




                                                                         Loan Amount
                                                                        Expected to be
                                                           Number of      Funded at       % of Initial     Interest
          Security Property                 Location        Beds(1)        Closing         Investments       Rate
-------------------------------------  ------------------  -----------  ----------------  --------------  ----------
                                                                        (in thousands)
Term Loans - Lease-up Assisted Living Facilities:
Harbor Place                           Melbourne, FL            120         $  4,728            2.5%         (3)
Mifflin                                Shillington, PA           67            5,164            2.7          (3)
Coquina Place                          Ormond Beach, FL          80            4,577            2.4          (3)
Lehigh                                 Macungie, PA              70            6,665            3.5         10.50%
Berkshire                              Reading, PA               64            6,269            3.3         10.50%
                                                                ---         --------          -----
  Subtotal                                                      401         $ 27,403           14.4%
                                                                ===         --------          -----
Construction Loans - Initial Assisted or Independent Living Development Projects:
Oaks                                   Wyncote, PA               52         $  1,500            0.8%         (3)
Montchanin                             Wilmington, DE            92            2,000            1.0         10.50%
Mallard Landing                        Salisbury, MD            147              900            0.4          (3)
Sanatoga                               Pottstown, PA             70            3,000            1.6         10.50%
                                                                ---         --------          -----
  Subtotal                                                      361         $  7,400            3.8%
                                                                ===         --------          -----
Penn Mortgage(7):
Personal Care Facility (Unoccupied)    Philadelphia, PA         180         $    800            0.4%        10.25%
                                                                            --------          -----
Florida Facilities Note(8):
11 skilled nursing facilities          Florida                1,219         $  7,406            3.9%        13.00%
                                                                            --------          -----
  Total Loan Investments                                                    $ 43,009           22.5%
                                                                            --------          -----
  Total Initial Investments                                                 $190,330          100.0%
                                                                            ========          =====


                                                                                     Purchase
                                        Initial                      Development    Contract/        Project/Owner
          Security Property            Maturity    Loan Amount(2)      Status        Option             Borrower
-------------------------------------  ----------  ----------------  -------------  -----------  ----------------------
                                        (years)    (in thousands)
Term Loans - Lease-up Assisted Living Facilities:
Harbor Place                                2        $   4,728        Lease-up       Contract       Lake Washington
Mifflin                                     2            5,164        Lease-up       Contract         Genesis (4)
Coquina Place                               2            4,577        Lease-up       Contract         Genesis (4)
Lehigh                                      2            6,665        Lease-up       Contract        Multicare (5)
Berkshire                                   2            6,269        Lease-up       Contract        Multicare (5)
                                                     ---------
  Subtotal                                           $  27,403
                                                     ---------
Construction Loans - Initial Assisted or Independent Living Development Projects:
Oaks                                        3        $   5,380        Constr.        Contract         Genesis (4)
Montchanin                                  3            9,500        Constr.        Option             SLC (6)
Mallard Landing                             2            6,407(7)      Zoned        N/A                 SLC (6)
Sanatoga                                    3            6,511        Constr.        Contract        Multicare (5)
                                                     -----------                    -----------
  Subtotal                                           $  27,798
                                                     -----------
Penn Mortgage(7):
Personal Care Facility (Unoccupied)      0.8         $     800       N/A            N/A           Phil. Sub. Dev. Corp.
Florida Facilities Note(8):
11 skilled nursing facilities              10        $   7,406       N/A            N/A             Age Inst. of Fl.
                                                     -----------
  Total Loan Investments                             $  63,407
                                                     -----------
  Total Initial Investments

--------
(1) Based on the number of private and semi-private beds currently available or contemplated in the case of development projects.
(2) Represents the total committed loan amount under the applicable Term Loan or Construction Loan.
(3) The interest rates on these loans will be set at the closing of the Offering at a fixed rate of interest equal to 400 basis points over the then applicable three-year U.S. Treasury Note rate, except for (i) the Construction Loan for the Oaks development project which will have a fixed interest rate equal to 350 basis points over the then applicable three-year U.S. Treasury Note rate and (ii) the Construction Loan for the Mallard Landing development project which will be at a fixed rate of interest equal to 15% for loan balances less than or equal to $4.5 million and 18% when the loan balance exceeds $4.5 million.
(4) The project owner/borrower of these projects will be a wholly owned subsidiary of Genesis. Genesis will guarantee the loans made to such subsidiaries.
(5) The project owner/borrower of these projects are subsidiaries of Multicare. Multicare will guarantee 20% of the principal amount of the loans.
(6) The project owner/borrower of these projects will be wholly owned subsidiaries of SLC. SLC will guarantee the loans made to such subsidiaries.

(7) The estimated cost of the fully constructed independent living condominium facilty is approximately $16.7 million, and the Company will provide a Construction Loan of up to approximately $6.4 million to fund construction of the first phase of this project (35 apartments and 20 cottages).

(8) See "-- Penn Mortgage" for additional information.
(9) See "-- The Florida Facilities Note" for additional information. The amount shown in the table represents the Company's economic interest in the Florida Facilities Note on a pre-tax basis.

  Term Loans

     The Company will make the Term Loans with respect to five Lease-up Assisted Living Facilities owned by Genesis or in which Genesis has an interest upon completion of the Offering. The five Lease-up Assisted Living Facilities are recently completed or nearly complete development projects. The Term Loans will be fully secured by the real estate, as improved, as well as by related collateral. The notes relating to three of the Term Loans being made to Genesis and to Lake Washington, in which Genesis holds a 49% interest, will bear interest at fixed rates equal to the rate on three-year U.S. Treasury Notes in effect at the closing of the Offering plus 400 basis points. Each Term Loan made to Genesis and Lake Washington will be due and payable upon the maturity of the Term Loan (which will occur two years from the date of the Term Loan, subject to the right of Genesis, upon payment of a 0.5% fee, to extend the term in each case for up to one additional year) or at such time as the facility reaches Stabilized Occupancy. The Company has agreed to purchase from and leaseback to Genesis the three properties securing these Term Loans. Genesis will guarantee these loans.


     Each of the two Term Loans made to Multicare, a 44% owned subsidiary of Genesis, will have a fixed annual rate of interest of 10.5% and will mature two years from the date of the loan for the facility, subject to the right of Multicare to extend the term for up to four one-year extension periods in the event the facility has not reached Stabilized Occupancy as of the second anniversary of the loan (or at the end of any extension period, if applicable). Multicare will guarantee 20% of the principal amount of these Term Loans. The Company will have the obligation to acquire each assisted living facility from Multicare during the term of the applicable Term Loan at such time as the applicable facility reaches Stabilized Occupancy. See
"-- Purchase Contracts and Options for Term Loan and Construction Loan Properties."


     Set forth below is information regarding the Lease-up Assisted Living Facilities that secure the Term Loans being made to Genesis and Lake Washington.


     Genesis - Lease-up Assisted Living Facilities


     Harbor Place. Harbor Place is a two-story, apartment style 40,000 square foot assisted living facility located on 6.0 acres of land in Melbourne, Florida. The facility is located within approximately three miles of a 179 bed skilled nursing facility owned and operated by Genesis. The Harbor Place facility is 49% owned by Genesis and 51% owned by a third party who developed the property. The facility has an operational configuration for 120 residents and opened in December 1996.


     Mifflin. Mifflin is a three-story, apartment style approximately 43,000 square foot assisted living facility located on approximately 12 acres of land in Shillington, Pennsylvania. The facility is adjacent to an existing Genesis skilled nursing facility containing 136 beds. The facility is currently located on the same parcel of land as the adjacent skilled nursing facility, which parcel will be subdivided by Genesis prior to the purchase of the Mifflin facility by the Company. The Mifflin facility is being developed by Genesis. The facility has an operational configuration for 67 residents and opened in October 1997.



     Coquina Place. Coquina Place is a two-story, apartment style 44,716 square foot assisted living facility located on 6.9 acres of land in Ormond Beach, Florida. The facility is located adjacent to a 120-bed skilled nursing facility owned and operated by Genesis. The Coquina Place facility is being developed by Genesis. The facility, which has an operational configuration for 80 residents, is scheduled to open in January 1998.



  Multicare - Lease-up Assisted Living Facilities


     Set forth below is information regarding the assisted living facilities owned by subsidiaries of Multicare that will secure the two Term Loans being made to Multicare. Genesis will manage all Multicare operations, including the two facilities which secure the Term Loans made to Multicare, pursuant to a management agreement between Multicare and Genesis. Genesis will receive a fee in the amount of 6% of the net operating revenues generated by all the Multicare facilities managed by it, subject to certain subordination provisions in favor of creditors of Multicare other than the Company. The management fee will not be subordinated to lease payments or loan payments payable by Multicare to the Company.

     Lehigh Manor. Lehigh Manor is a two-story, apartment style 58,618 square foot assisted living facility located on 8.5 acres of land in Macungie, Pennsylvania. The facility will have an operational configuration for 70 units, including 14 beds in an Alzheimer's unit. The facility is located adjacent to a 130-bed skilled nursing facility owned by Multicare. The Lehigh Manor facility is being developed by Multicare and opened in September 1997.

     Berkshire Manor. Berkshire Manor is a two-story, apartment style 54,554 square foot assisted living facility located on 9.8 acres of land in Reading, Pennsylvania. The facility will have an operational configuration for 64 units, including 14 beds in an Alzheimer's unit. The facility is located adjacent to a 130-bed skilled nursing facility owned by Multicare. The Berkshire Manor facility is being developed by Multicare and opened in September 1997.

  Construction Loans

     The Company through the Operating Partnership will make Construction Loans to develop three assisted living facilities and one independent living condominium facility, one of which the Company has agreed to acquire from Genesis, one of which the Company has agreed to acquire from Multicare and one of which the Company has an option to purchase from SLC. Except for the Construction Loan with respect to the Mallard Landing development project, each Construction Loan will be in the amount of 90% of the total project costs, based on an approved budget for each project. The remaining 10% of the budgeted costs will be covered by an owner's equity contribution in land, cash or other form acceptable to the Company. The Construction Loan for the Mallard Landing independent living condominium facility will be a revolving loan. The borrower will have an equity requirement of $250,000 and existing indebtedness totaling approximately $840,000 will be subordinated to the Construction Loan. Each Construction Loan will be evidenced by a Construction Mortgage Note, and will be secured by the property, as improved, as well as by other assets of the borrower in connection with the project, such as, but not limited to, assignments of agreements affecting real estate as well as an assignment of the Residential Living Agreements entered into in connection with the project.

     Genesis - Initial Assisted Living Development Project

     Genesis formed its own development group in 1990. The development group currently has four project managers who provide various development services in the areas of land acquisition, zoning, oversight of design, bidding and construction management. The Genesis development group has developed over $170 million of construction projects, including eight assisted living facilities, three continuing care retirement communities, the Genesis corporate headquarters currently under construction, two regional, institutional pharmacy buildings and certain capital improvements at Genesis' facilities. Genesis' construction of assisted living facilities has generally focused on locations in close proximity to Genesis' skilled nursing facilities. In developing assisted living facilities, Genesis considers various factors, including population, income and age demographics, the estimated level of market need, the breadth of Genesis' existing strategic relationships in the primary market area, target site visibility, proximity to complementary healthcare services, availability of adequately trained personnel and probability of acquiring an acceptable site and receiving zoning approval. The primary milestones in the development process are (i) marketing study and financial feasibility analysis,
(ii) site acquisition, (iii) subdivision and/or zoning and site plan approval and (iv) completion of construction and licensing approval. Following site acquisition, subdivision and zoning approvals generally take six months to nine months to receive, and facility construction and licensing generally take one year. Depending on the size of a facility and market conditions a facility should reach Stabilized Occupancy within 12 to 24 months following opening. The timing and cost of a facility varies considerably based on a variety of site-specific and regional cost factors.

     The Company will make one Construction Loan to Genesis to fund construction of the Initial Assisted Living Development Project owned by Genesis. The note will bear interest at a fixed rate equal to the rate on three-year U.S. Treasury Notes in effect as of the closing of the Offering plus 350 basis points, and will mature on the third anniversary of the Construction Loan, subject to the right of Genesis, upon payment of a 0.5% fee, to extend the term for up to two one-year extension periods in the event the facility has not reached Stabilized Occupancy as of such third anniversary (or at the end of the first one-year extension period, if applicable). Payment of all sums due under the Construction Loan, as well as the full and timely performance of the borrower's obligations and completion of the improvements on the property will be guaranteed by Genesis.

     Pursuant to the Construction Loan, the Company will be obligated to acquire the Initial Assisted Living Development Project owned by Genesis upon the earlier of the maturity of the Construction Loan (as extended if Genesis elects to extend the maturity of the Construction Loan as described above) or at such time as the facility reaches Stabilized Occupancy. See "-- Purchase Contracts and Options for Term Loan and Construction Loan Properties."

     Set forth below is information regarding the Initial Assisted Living Development Project owned by Genesis.

     The Oaks. The Oaks assisted living development project consists of two, two-story, 27 foot high wings which are being added to an existing three-story mansion located on 4.5 acres of land in Wyncote, Pennsylvania. Upon completion, the Oaks facility will include approximately 40,400 square feet of space and will have an operational configuration for 52 residents, including residents with Alzheimer's disease or other forms of memory impairment. The mansion will be used as the main entrance and will be renovated to include common living areas and staff offices. The Oaks is located within ten miles of three skilled nursing facilities owned and operated by Genesis. Construction of this project commenced in August 1997 and is expected to be completed in July 1998. The estimated cost of this project is $6.0 million, and the Company's loan commitment is $5.4 million.

     Multicare - Initial Assisted Living Development Project

     The Company will make one Construction Loan to Multicare to fund construction of an assisted living facility being developed by Multicare. The note will bear interest at a fixed annual rate of 10.5%, and will mature on the third anniversary of the loan, subject to the right of Multicare to extend the term for up to four one-year extension periods in the event the facility has not reached Stabilized Occupancy as of such third anniversary (or at the end of any extension period, if applicable). Multicare will guarantee 20% of the principal amount of such Construction Loan. Pursuant to this Construction Loan, the Company will have the obligation to acquire the assisted living facility being developed by a subsidiary of Multicare at any time prior to maturity of the Construction Loan (as extended if the subsidiary of Multicare elects to extend the maturity of the loan as described above) after the facility reaches Stabilized Occupancy. See "-- Purchase Contracts and Options for Term Loan and Construction Loan Properties."

     Genesis will manage all Multicare operations, including the facility securing this Construction Loan, pursuant to a management agreement between Multicare and Genesis. Genesis will receive a fee in the amount of 6% of the net operating revenues generated by all the Multicare facilities managed by Genesis, subject to certain subordination provisions in favor of creditors of Multicare other than the Company. The management fee will not be subordinated to lease payments or loan payments payable by Multicare to the Company.

     Set forth below is information regarding the assisted living facility being developed by a subsidiary of Multicare.

     Sanatoga Manor. Sanatoga Manor will be a two-story, apartment style 58,618 square foot assisted living facility located on 4.09 acres of land in Pottstown, Pennsylvania. The facility will have an operational configuration for 70 residents, including 14 beds in an Alzheimer's unit. The facility is located adjacent to a 130-bed skilled nursing facility owned by Multicare. Construction of this project commenced in the second quarter of 1997 and is expected to be completed in the second quarter of 1998. The estimated cost of this project is $7.2 million, and the Company's loan commitment is $6.5 million.

     SLC - Initial Assisted and Independent Living Development Projects


     To date, SLC or affiliated entities have developed and completed construction of two assisted living development projects, both of which are being acquired by the Company as Initial Properties.



     Genesis recently made a construction loan to SLC to fund the construction of the Montchanin Initial Assisted Living Development Project. At the closing of the Offering, the Company will purchase such loan from Genesis, and the Company also will make a Construction Loan to a subsidiary of SLC to fund construction of the Mallard Landing Initial Independent Living Development Project. The notes for the

Construction Loans will bear interest at a fixed rate equal to 10 1/2%, in the case of the Montchanin facility, and at a fixed rate of interest ranging from 15% to 18% (depending on the loan balance), in the case of the Mallard Landing facility. The initial term of the Construction Loan for the Montchanin facility is three years, subject to the right of the applicable subsidiary of SLC, upon payment of a 0.5% fee, to extend the term for up to two one-year extension periods in the event the facility has not reached Stabilized Occupancy at the end of the three-year loan term (or at the end of the first one-year extension period, if applicable). The term of the Construction Loan for the Mallard Landing facility is two years. Payment of all sums due under the Construction Loan with respect to the Mallard Landing Facility, as well as the full and timely performance of the borrower's obligations and completion of the improvements on such property, will be guaranteed by SLC.


     The Company will have the option to acquire the Montchanin facility upon the maturity of the applicable Construction Loan for the project (as extended if the applicable subsidiary of SLC elects to extend the maturity of such Construction Loan as described above) or at any time prior to such maturity after the facility reaches Stabilized Occupancy. In the event the Company exercises its option to acquire this facility during an extension period, the Company will rebate to the applicable subsidiary of SLC a pro rata portion of the 0.5% extension fee for such extension period. Upon acquisition of the Montchanin facility, the Company will leaseback the facility to SLC or a subsidiary of SLC under a Minimum Rent Lease, and SLC will manage the facility. All management fees payable to SLC with respect to these facilities will be subordinated to the obligations of such subsidiaries of SLC under the leases with the Company. See "-- Leases -- SLC Minimum Rent Leases." The Company does not have an option to acquire the Mallard Landing independent living facility. The borrower will be required to repay the outstanding principal balance of the loan based on the sales proceeds, net of closing costs and $7,000 per apartment or cottage payable to the junior lienholder. Before construction begins, a minimum of 12 cottages or 20 apartments must be presold with a non-refundable deposit.



     Certain of the funds used by SLC to pursue these Initial Assisted or Independent Living Development Projects were provided by Genesis pursuant to one or more loans to SLC. Sources of funds available to SLC to make payments on or to repay these loans will be its operating income from the two Initial Properties that it will lease from the Company and the gain after repayment of a portion of the Genesis loan, if any, realized by SLC upon the sale to the Company of the two Initial Assisted or Independent Living Development Projects owned by SLC and any other assisted living development projects sold by SLC in the future. In addition, the Minimum Rent Leases with subsidiaries of SLC will include covenants requiring SLC to maintain a net worth equal to at least $5 million, including any Units received by SLC from its members and any subordinated loans outstanding to SLC from Genesis for development purposes under the subordinated loans and valuing SLC's assets at fair market value net of taxes.


     Set forth below is information regarding the Initial Assisted or Independent Living Development Projects owned by subsidiaries of SLC.


     Montchanin. This assisted living development project, located on 6.1 acres of land in Wilmington, Delaware, consists of a three-story, apartment style facility with an operational configuration for 92 residents, including residents with Alzheimer's disease or other forms of memory impairment. The facility is located adjacent to a condominium retirement community which is under construction and is located within ten miles of a Genesis skilled nursing facility. Construction of this project commenced in June 1997 and is expected to be completed in the second quarter of 1998. The estimated cost of this project is $10.5 million, and the Company's loan commitment is $9.5 million.



     Mallard Landing. The Mallard Landing independent living development project is a 147 unit condominium style independent living facility for person age 55 and over. The facility will be located on 18 acres of land in Salisbury, Maryland. On an adjacent 8.7 acre property, an up to 90 unit assisted living development project will be constructed, together with a 15,000 square foot attached community center. The Mallard Landing facilities will be located within three miles of a Genesis skilled nursing facility containing approximately 300 beds. The Company has committed to finance the development of the independent living condominium facility, the assisted living facility and the community center. Zoning approvals for these projects were obtained in July 1997. Construction of the independent living condominium facility and assisted living facility are expected to begin in the first and second calendar quarters of 1998, respectively. The estimated cost of the fully constructed independent living condominium facility is approximately $16.7 million, and the Company will provide a Construction Loan of up to approximately $6.4 million to fund construction of the first phase of this project (35 apartments and 20 cottages). The borrowers will have an equity requirement of $250,000. A lien securing the existing indebtedness totaling approximately $840,000 will be subordinated to this Construction Loan. The junior lienholder will receive $7,000 per apartment and cottage sold. The estimated cost of the assisted living facility and the community care center is $8.4 million, and the Company's loan commitment is $7.6 million.


  Purchase Contracts and Options for Term Loan and Construction Loan Properties


     The Company has agreed to purchase and leaseback the four assisted living facilities that will secure Term and Construction Loans made to Genesis and to Lake Washington in which Genesis owns a 49% interest (i) upon the earlier of the maturity of the applicable Term Loan (which maturity shall occur on the second anniversary of the date of such Term Loan, subject to the right of Genesis, upon payment of a 0.5% fee, to extend the term for one additional year in the event the applicable Lease-up Assisted Living Facility has not reached Stabilized Occupancy as of such second anniversary of the date of such Term
Loan), or at such time as the applicable Lease-up Assisted Living Facility reaches Stabilized Occupancy, for the Lease-up Assisted Living Facilities, and
(ii) upon the earlier of the maturity of the Construction Loan for the Initial Assisted Living Development Project (which maturity shall occur on the third anniversary of the date of the Construction Loan for such project, subject to the right of Genesis, upon payment of a 0.5% fee, to extend the term for up to one-year extension periods in the event the project has not reached Stabilized Occupancy as of such third anniversary of the date of the Construction Loan (or at the end of the first one-year extension period, if applicable)) or at such time as the facility reaches Stabilized Occupancy, for the Initial Assisted Living Development Project. The cash purchase price for each Lease-up Assisted Living Facility will be an amount which will result in an initial annual yield of 12.0% to the Company (determined by capitalizing at such rate either (i) in the case of a facility which has reached Stabilized Occupancy as of the date of purchase by the Company, an assumed net operating income for such facility, based on actual gross revenues and operating expenses for such facility during the three months ended immediately prior to the purchase of such facility by the Company, annualized and adjusted to reflect a long-term occupancy of 92%, less an assumed 5% management fee, or (ii) in the case of a facility which has not reached Stabilized Occupancy as of the date of purchase by the Company, the actual net operating income for such facility for the three months ended immediately prior to the purchase of such facility by the Company, annualized, less an assumed 5% management fee). The cash purchase price for the Initial Assisted Living Development Project to be acquired by the Company from Genesis will be an amount which will result in an annual yield to the Company equal to the rate on ten-year U.S. Treasury Notes as of the date of the purchase of such Initial Assisted Living Development Project plus 525 basis points (determined by capitalizing at such rate either (i) if the facility has reached Stabilized Occupancy as of the date of purchase by the Company, an assumed net operating income for the facility, based on actual gross revenues and operating expenses for the facility for the three months ended immediately prior to the purchase of the facility by the Company, annualized and adjusted to reflect a long-term occupancy of 92%, less an assumed 5% management fee, or (ii) if the facility has not reached Stabilized Occupancy as of the date of purchase by the Company, the actual net operating income for such facility for the three months ended immediately prior to the purchase of the facility by the Company, annualized, less an assumed 5% management fee). The purchase agreements for each of these facilities will be substantially similar to the purchase agreements entered into by the Company and Genesis with respect to the assisted living facilities being acquired from Genesis which are Initial Properties. See "-- Initial Property Acquisition Agreements." The facility leases for each of the facilities leased-back to Genesis will be Percentage Rent Leases. See "-- Leases -- Genesis Percentage Rent Leases."

     The Company will have an obligation to purchase and leaseback the three facilities that will secure the Term and Construction Loans being made to Multicare, (i) for the facilities in lease-up, at or prior to the maturity of the Term Loan for the applicable facility (which maturity shall occur on the third anniversary of the date of the Term Loan for such facility, subject to the right of the applicable subsidiaries of Multicare to extend the term for up to four one-year extension periods in the event the applicable facility has not reached Stabilized Occupancy as of such third anniversary of the date of the Term Loan (or the end of the first one-year extension period, if applicable), but not earlier than such time as the applicable facility reaches Stabilized Occupancy, and (ii) for the project under development, at or prior to the maturity of the Construction Loan for the project (which maturity shall occur on the third anniversary of the date of the Construction Loan for such project, subject to the right of the applicable subsidiary of Multicare to extend the term for up to four one-year extension periods in the event the project has not reached Stabilized Occupancy as of such third anniversary of the date of the Construction Loan (or the end of any extension period, if applicable), but not earlier than such time as the facility reaches Stabilized Occupancy; provided, however, that Multicare will not be obligated to sell any facility if the purchase price for the facility would be less than the applicable loan amount. The purchase agreements provide for a cash purchase price in an amount which will result in an annual yield of 10.5% to the Company (based on actual gross revenues and operating expenses for such facility during the three months ended immediately prior to the purchase of such facility by the Company, annualized and adjusted to reflect a long-term occupancy of 92%, less an assumed 5% management fee). Other terms of the purchase agreements for each of these facilities will be substantially similar to the purchase agreements entered into by the Company and Genesis with respect to the assisted living facilities being acquired from Genesis which are Initial Properties. See "-- Initial Property Acquisition Agreements." If acquired by the Company, these facilities would be leased to Multicare under Minimum Rent Leases. See "-- Leases -- Multicare Minimum Rent Leases."

     The Company also has an option to purchase and leaseback one of the two facilities that will secure Construction Loans made to subsidiaries of SLC on the maturity of the applicable Construction Loan (which maturity shall occur on the third anniversary of the date of such Construction Loan, subject to the right of the applicable subsidiary of SLC, upon payment of a 0.5% fee, to extend the term for up to two one-year extension periods in the event the Initial Assisted Living Development Project has not reached Stabilized Occupancy as of such third anniversary of the date of such Construction Loan (or at the end of the first one-year extension period, if applicable)) or at such time prior to maturity of the Construction Loan for the project (as extended as described above, if applicable) as the facility reaches Stabilized Occupancy. The option agreement provides for a cash purchase price of $13.0 million for the Montchanin facility. The option agreement for this facility will contain customary terms and conditions. If acquired by the Company, this facility would be leased to a subsidiary of SLC under a Minimum Rent Lease. See "-- Leases -- SLC Minimum Rent Leases."


  Penn Mortgage


     Upon completion of the Offering, the Company will purchase the Penn Mortgage, which is an $800,000 mortgage note, from Genesis. The Penn Mortgage is a recourse obligation of Philadelphia Suburban Development Corporation, a developer of properties in urban areas that it leases to third parties, and is secured by a first lien on an unoccupied 180 bed personal care facility located at 600 University Avenue, Philadelphia, Pennsylvania. The Penn Mortgage matures on December 1, 1998. Payment of interest only, at a fixed annual rate of 10 1/4%, is due monthly until maturity. There is a 1% prepayment premium in the event of prepayment of the note. At September 30, 1997, interest payments on the Penn Mortgage were current and are being funded by Philadelphia Suburban Development Corporation from available funds. Philadelphia Suburban Development Corporation has indicated to the Company that it intends to find a suitable tenant for the property securing the Penn Mortgage and to develop the property to fit the needs of such tenant.



  The Florida Facilities Note

     Upon completion of the Offering, ET Capital Corp. will purchase the Florida Facilities Note, which is a $7.5 million working capital term note, from Genesis. The maker of the Florida Facilities Note is the Age Institute of Florida. ET Capital Corp. will borrow 75% of the funds to purchase the Florida Facilities Note from the Operating Partnership, and will execute a term note in favor of the Operating Partnership in the original principal amount of $5.625 million. The remaining funds required to purchase the Florida Facilities Note will be contributed to ET Capital Corp. by the Operating Partnership and Mr. Romanov in exchange for nonvoting stock (representing 95% of the equity in ET Capital Corp.) and voting stock (representing 5% of the equity in ET Capital Corp.), respectively. ET Capital Corp.'s note to the Company will bear interest at a rate of 13% per annum with interest only payable quarterly until the note is paid in full.

     The Florida Facilities Note is a non-recourse obligation of the Age Institute of Florida, secured by a second lien on 11 Florida skilled nursing facilities owned by the Age Institute of Florida and a second lien on accounts receivable and other working capital assets. These lien positions will be shared, pari passu, by Genesis with respect to a separate, $2.5 million working capital term note made by the Age Institute of Florida and retained by Genesis (the "Retained Note"). The Florida Facilities Note matures on November 1,

2007. Payments of interest only, at a fixed annual rate of 13% are due quarterly from the Age Institute of Florida until the Florida Facilities Note is paid in full. The Florida Facilities Note contains a yield maintenance provision in the event of prepayment. ET Capital Corp. and its assignees will have an option to purchase the Retained Note from Genesis, at par, for one year following the closing of the Offering.

     The first lien on the 11 skilled nursing facilities is held by Genesis to secure a $45.0 million loan made by Genesis in August 1996 to finance the Age Institute of Florida's acquisition of 11 skilled nursing facilities (the "Acquisition Loan"), which Genesis manages pursuant to a long-term management contract. The Acquisition Loan matures on August 31, 2001 (subject to extension by the Age Institute of Florida for five years). Interest only is payable until maturity, with interest and a portion of principal payable during any extension period. Effective as of the closing of the Offering, the principal amount of the Acquisition Loan will be reduced from $45.0 million to $40.0 million and the interest rate will be reduced from 10 1/4% (subject to cost-of-living adjustment) to a fixed rate of 8 1/4%. Genesis then intends to sell the $40.0 million Acquisition Loan to a third party. After giving effect to the foregoing, the debt service coverage ratio on the Florida Facilities Note and the Retained Note for the eleven months ended November 30, 1997 (after debt service on the $40.0 million Acquisition Loan and the subordination of 2 1/2% of the 6% management fee) would have been 1.85x. After giving effect to the full 6% management fee, the debt service coverage ratio would have been 0.84x, or a short-fall of approximately $196,000. Genesis has agreed not to terminate its management agreement as long as at least 3 1/2% of its 6% management fee is being paid on a current basis. Any portion of the management fee not paid would accrue and be payable in full at such time as the Age Institute of Florida is current on both the Florida Facilities Note and the Retained Note. For the month ended November 30, 1997, the payor mix for the 11 Age Institute of Florida owned skilled nursing facilities was approximately 10.3% Medicare, 76.6% Medicaid and 13.1% private pay and other, and such facilities had a weighted average occupancy of 91.6%. See "Risk Factors."


Construction Loan Commitments and Related Purchase Contracts


     In addition to the current Term and Construction Loans, the Company has entered into the Construction Loan Commitments totaling $37.3 million with Genesis and $17.8 million with SLC to provide financing for an additional ten assisted living development or expansion projects which are in the planning phase. The estimated cost of completion of these projects is $61.2 million. Of these ten assisted living development or expansion projects, four are located in Pennsylvania, two are located in New Jersey, two are located in Florida, one is located in New Hampshire and one is located in Maryland. The resident capacity of these facilities is expected to total approximately 700 to 800. One of the projects involves the addition of assisted living units to an existing skilled nursing facility owned by the Company and operated by Genesis. Six of these projects are located adjacent to existing skilled nursing facilities owned and operated by Genesis. The remaining three projects are located within five miles of one or more Genesis skilled nursing facilities. The Construction Loan Commitments provide for a fixed rate of interest equal to 350 basis points over the three-year U.S. Treasury Note rate in effect at the time the closing of the loan occurs or at a fixed rate of interest equal to 400 basis points over the three-year U.S. Treasury Note rate then in effect (but not less than 10%), in the case of one project.


     One of the projects for which Construction Loan Commitments will be made consists of an $8.2 million renovation and expansion of the 183 bed Rittenhouse skilled nursing facility, which is one of the Initial Properties. Upon completion of the planned renovation and expansion, the Rittenhouse facility will contain 150 skilled nursing beds and 45 assisted living units. The assisted living units will be located on the top two floors of the facility, segregated from the skilled nursing beds. During construction, Genesis will continue to operate the facility as a skilled nursing facility pursuant to a Minimum Rent Lease entered into by the Company and Genesis. During the term of the construction loan made by the Company pursuant to the Construction Loan Commitment, the minimum rent payable by Genesis under such Minimum Rent Lease will increase by 1.5% each year without regard to the revenues for such facility. Upon completion of the renovation and expansion of Rittenhouse, the Company will be obligated to purchase the improvements. The purchase price of the improvements relating to the assisted living units will result in an initial annual yield on the Company's investment equal to 525 basis points over the ten-year U.S. Treasury Note rate as of the date the Company becomes obligated to acquire such improvements. The purchase agreement for these improvements will be substantially similar to the purchase agreements entered into by the Company and Genesis with respect to the assisted living facilities being acquired from Genesis which are Initial Properties. See "-- Initial Properties Acquisition Agreements." After the Company purchases the improvements, it will enter into two new, separate leases with Genesis with respect to the Rittenhouse facility. One of these leases will be a Percentage Rent Lease with respect to the assisted living units which will provide for the payment of percentage rent by Genesis at a rate based on the purchase price paid by the Company for the improvements. The second lease will be a new Minimum Rent Lease with respect to the skilled nursing beds.

     In addition to Rittenhouse, seven of the projects will be new assisted living facilities developed by Genesis and two will be new assisted living facilities developed by SLC. Upon completion of development, the Company will be obligated to purchase the seven facilities being developed by Genesis. The purchase price for each of these facilities will be an amount which will result in an annual yield on the Company's investment equal to 525 basis points over the ten-year U.S. Treasury Note rate as of the date the Company becomes obligated to acquire such facility (determined by capitalizing at such rate either (i) in the case of a facility which has reached Stabilized Occupancy as of the date of purchase by the Company, an assumed net operating income for such facility, based on actual gross revenues for such facility during the three months ended immediately prior to the purchase of such facility by the Company, annualized and adjusted to reflect a long-term average occupancy level of 92%, less an assumed 5% management fee, or (ii) in the case of a facility which has not reached Stabilized Occupancy as of the date of purchase by the Company, the actual net operating revenues for such facility for the three months ended immediately prior to the purchase of such facility by the Company, annualized less an assumed 5% management fee). The purchase agreements for each of the facilities to be acquired from Genesis will be substantially similar to the purchase agreements entered into by the Company and Genesis with respect to the assisted living facilities being acquired from Genesis which are Initial Properties. See "-- Initial Property Acquisition Agreements." Upon acquisition of any such project from Genesis, the Company will leaseback the facility to a subsidiary of Genesis under a Percentage Rent Lease at a percentage rate based on the purchase price paid by the Company for the facility. See "-- Leases -- Genesis Percentage Rent Leases."

     The Company also will have an option to purchase and leaseback one of the two facilities that will secure construction loans made to subsidiaries of SLC pursuant to the applicable Construction Loan Commitments. The purchase price under this option is $8.8 million, and the Company may exercise its option during the loan term at such time as the facility reaches Stabilized Occupancy. The purchase agreement entered into by the Company and the applicable subsidiary of SLC will be substantially similar to the purchase agreements entered into by the Company and Senior LifeChoice with respect to the assisted living facilities being acquired from Senior LifeChoice which are Initial Properties. See "-- Initial Property Acquisition Agreements." If this facility is acquired by the Company, the Company will lease it back to SLC or a subsidiary of SLC pursuant to a Minimum Rent Lease. See "-- Leases -- SLC Minimum Rent Lease."

     The Company's obligation to fund the Construction Loan Commitments for these projects is subject to a number of conditions, including approval of project budgets and operating projections, approval of acceptable contracts for Construction and receipt by Genesis or SLC of all necessary zoning, land use, building, occupancy, licensing and other required governmental approvals and authorizations. See "Risk Factors -- Making Loans on Development Projects."

Mortgage Debt

     The following table sets forth certain information regarding the debt obligations that will be assumed by the Company upon completion of the Offering.



                             Interest Rate as       Principal
                             of September 30,     Balance as of        Annual Debt                            Balance Due
Property                         1997 (1)       September 30, 1997       Service           Maturity Date      on Maturity
--------------------------  ------------------  --------------------  ----------------  -------------------  ---------------
                                                  (in thousands)      (in thousands)                         (in thousands)
The Woodbridge (2)
 Bonds Due 2005  .........   8.00   %(F)              $   885             $    71       September 1, 2005        $   170
 Bonds Due 2025  .........   8.50 (F)                   9,060                 770       September 1, 2025            880
Belvedere NRC/
 Chapel NRC (3)  .........  11.00 (F)                  11,392               1,524       August 1, 2009                --
Highgate at Paoli Pointe
 Series A Bonds (4) ......   8.05 (F)                   9,680                 823       January 1, 2024              840
Riverview Ridge (5) ......   9.00 (F)                   2,739                 248       December 31, 2002          2,540
Lacey Branch Off. Bldg.
 (6) .....................   8.25 (V)(7)                  483                  --       July 1, 2017                  --
                            --------                  -------             -------                                -------
   Total/Weighted Avg. .     9.23%(8)                 $34,239             $ 3,436                                $ 4,430
                                                      =======             =======                                =======

------------
(1) "F" denotes fixed rate and "V" denotes variable rate.


(2) The bonds may be redeemed with the bond issuer's approval upon payment of a 3%, 2% and 1% redemption premium of the balance prepaid during the years ending August 31, 2006, 2007 and 2008, respectively, and no premium thereafter. The bonds due 2025 are subject to sinking fund redemption prior to maturity at a redemption price equal to certain specified principal amounts (commencing on September 1, 1999 at $50,000 increasing to $880,000 on September 1, 2025) plus accrued interest.


(3) The loan may be prepaid upon payment of a prepayment penalty calculated under yield maintenance agreement based upon the rate payable on U.S. Treasury obligations due closest to the maturity date.


(4) The Series A bonds may be redeemed with the bond issuer's approval upon payment of a 3%, 2% and 1% redemption premium of the balance prepaid during the years ending July, 2005, 2006 and 2007, respectively, and no premium thereafter. The Series A Bonds are subject to sinking fund redemption prior to maturity at a redemption price equal to certain specified principal amounts (commencing on January 1, 2000 at $130,000 increasing to $840,000 on January 1, 2024) plus accrued interest.


(5) The note may be prepaid in full upon payment of a prepayment penalty. During the period ending October 18, 2005, a prepayment penalty will be assessed equal to the greater of 1% of the outstanding balance or a yield maintenance amount based upon the U.S. Treasury securities bearing interest at 9 3/9% due February 2006. A penalty equal to 3%, 2% and 1% of the prepaid balance will be payable if prepayment occurs in the years ending October 18, 2006, 2007 and 2008, respectively.


(6) The note may be prepaid upon payment of a penalty equal to 3%, 2% and 1% of the original balance if prepayment occurs in the first through twenty-fourth, twenty-fifth through thirty-sixth and thirty seventh through sixtieth months, respectively, from June 7, 1996.


(7) The interest rate on the note is adjusted after each 60 month period. The new rate is made by reference to the weekly 5-year U.S. Treasury Constant Maturities Index. The maximum rate adjustment is 3% at any change date with a maximum rate adjustment of 6% over the loan term.


(8) Based on the currently applicable interest rate for the variable rate loan secured by the Lacey Branch Office Building.

Leases


     The leases for three of the four assisted living facilities and the one independent living facility being acquired from and leased-back to wholly owned subsidiaries of Genesis will be Percentage Rent Leases with no minimum rent. The lease for the remaining assisted living facility being acquired from and leased-back to a wholly owned subsidiary of Genesis will provide for the payment of minimum rent until such facility reaches Stabilized Occupancy, at which time the lease will convert automatically into a Percentage Rent Lease with no minimum rent. The leases to be entered into with subsidiaries of Genesis for the two Lease-up Assisted Living Facilities and the Initial Assisted Living Development Projects that the Company has agreed to acquire from Genesis also will be Percentage Rent Leases. The leases for the four skilled nursing facilities being acquired from and leased-back to wholly owned subsidiaries of Genesis will be Minimum Rent Leases, as well as the lease for the Highgate facility which will be acquired from Senior LifeChoice and leased to


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Genesis. The leases to be entered into with wholly owned subsidiaries of
Multicare for the two Lease-up Assisted Living Facilities and the Initial Assisted Living Development Project that the Company has agreed to acquire from Multicare will be Minimum Rent Leases. The leases for the remaining seven Initial Properties (other than the medical office and other buildings) being leased to third parties other than Genesis, as well as the remaining Initial Assisted Living Development Project, if the Company elects to purchase such facility, also will be Minimum Rent Leases. The medical office and other buildings included in the Initial Properties will be acquired by the Company subject to the existing leases with various tenants. The Company expects to realize an initial yield (i.e., return on investment) of approximately 10.1% on its investment in Initial Properties that are subject to Minimum Rent Leases (based on the minimum rent provisions of such leases and, for the Genesis Minimum Rent Leases (other than the Minimum Rent Lease with respect to the Highgate facility), 350 basis points over the ten-year U.S. Treasury Note rate in effect on September 30, 1997) and an initial annual yield of approximately 10.4% on its investment in Initial Properties that are subject to Fixed Rent Leases (based on the fixed rent provisions of such leases). The minimum rents in the Genesis Minimum Rent Leases (other than the Minimum Rent Lease with respect to the Highgate facility) will be fixed at the closing of the Offering based upon the ten-year U.S. Treasury Note rate in effect at that time plus 350 basis points. See "Genesis Minimum Rent Leases." The Company expects to realize an initial annual yield of approximately 11.0% on its investment on the three Initial Properties that are subject to Percentage Rent Leases (based on pro forma gross facility revenues (gross revenues per bed times the average number of occupied beds) multiplied by the percentage rent set forth in the applicable lease for the month ended November 30, 1997, annualized). The average occupancy of these three facilities was 88.7% at November 30, 1997. Assuming gross revenues per bed remained constant, a 1% increase or decrease in average occupancy for these three facilities would increase or decrease the yield on Percentage Rent Leases by approximately 12 basis points. The foregoing computations assume that all rents are paid in accordance with the lease terms and do not take into account the costs associated with debt or equity financing. There can be no assurance that such yields will be achieved or maintained. See "Risk Factors -- Dependence on Genesis for the Company's Revenues and Ability to Make Distributions" and "-- Operating Risks in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers." The foregoing yields do not indicate yields to shareholders.

     Copies of the forms of the Percentage Rent Leases and Minimum Rent Leases with Genesis have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following is a summary of certain provisions of such agreements, does not purport to be complete and is qualified in its entirety by reference to such agreements.


  Genesis Percentage Rent Leases

     The initial terms of the Percentage Rent Leases with Genesis are ten years, and Genesis (through one or more wholly owned subsidiaries), as the tenant under each such Percentage Rent Lease, has the option to extend the term for up to two consecutive five-year periods, provided that Genesis must exercise its option to extend with respect to all, but not less than all, of the facilities which are subject to Percentage Rent Leases or Minimum Rent Leases with the Company and which commence on the same date. No assurance can be given that the options to extend the lease terms will be exercised by Genesis. Genesis also will have a right of first refusal with respect to any facility, on a facility-by-facility basis, which is subject to a Percentage Rent Lease or a Minimum Rent Lease and for which the Company receives an offer to purchase or lease which the Company is prepared to accept during the term of the lease (as extended) and for one year thereafter.

     The Percentage Rent Leases provide for the payment of Percentage Rent at a rate equal to between approximately 21% and 42% of gross revenues derived from each property (excluding any revenues derived from ancillary healthcare services provided by Genesis or its affiliates to residents of the applicable facility) subject to a Percentage Rent Lease. Genesis is required to use reasonable efforts to produce maximum revenues at each facility subject to a Percentage Rent Lease by designing and implementing a comprehensive marketing strategy program to attain the highest occupancy level compatible with a competitive rate structure.

     Each Percentage Rent Lease is a "triple net" lease, and Genesis, directly or indirectly, is responsible thereunder, in addition to the Percentage Rent, for all additional charges, including every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, all taxes, assessments, levies, fees, water and sewer rents and charges, all governmental charges with respect to the applicable property and all utility and other charges incurred in the operation of the applicable property. Each Percentage Rent Lease


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

requires the Genesis subsidiary to maintain adequate insurance on the applicable leased property, naming the Company or its affiliates and any mortgagees as additional insureds. In addition, each Percentage Rent Lease requires the Genesis subsidiary to indemnify the Company and its affiliates against certain liabilities in connection with the applicable leased property. The Percentage Rent Leases with Genesis will include default provisions customary for leases for facilities of the types to be leased by Genesis, including defaults for the failure to pay rent or otherwise satisfy all obligations under the applicable Percentage Rent Lease. The Percentage Rent Leases also will include a default for any failure by the lessee to maintain an average occupancy of 78% or greater for four consecutive quarters. Certain of the Percentage Rent Leases and Minimum Rent Leases with Genesis will be cross-defaulted with respect to monetary defaults.

     Each Genesis subsidiary is required, at its expense, to maintain each property leased by it in good order and repair, in accordance with standards promulgated in each Percentage Rent Lease. In addition, during the last four years of the term (as extended, if applicable), each Genesis subsidiary is required to expend a minimum of $3,000 per residential unit in each assisted living or independent living facility covered by a Percentage Rent Lease as capital expenditures to maintain the applicable property. The Company is not required to repair, rebuild or maintain any leased property or to pay for any addition, modification or improvement.

     The obligations of each Genesis subsidiary under the Percentage Rent Leases and the Highgate Minimum Rent Lease are guaranteed by Genesis. The Genesis guarantees are unsecured and may be structurally subordinated to secured indebtedness of Genesis. The guarantees do not limit Genesis' ability to incur additional secured indebtedness. In addition, Genesis will deposit with the Company as a security deposit an amount equal to one-sixth of the estimated Percentage Rent payable with respect to the first year under each Percentage Rent Lease based on the operating budget for such year. Interest on the security deposit will be paid quarterly to Genesis at rate equal to the rate on 90-day U.S. Treasury Bills for the applicable period. A Percentage Rent Lease may not be assigned by Genesis without the consent of the Company, which the Company may withhold in its sole discretion. Genesis will operate and self-manage each of the facilities it leases from the Company.


  Genesis Minimum Rent Leases

     The initial term of each of the Minimum Rent Leases with Genesis is ten years, and Genesis (through one or more wholly owned subsidiaries), as the tenant under each such Minimum Rent Lease, has the option to extend the term for up to two consecutive five-year periods, provided that Genesis must exercise its option to extend with respect to all, but not less than all, of the facilities which are subject to Minimum Rent Leases or Percentage Rent Leases with the Company and which commence on the same date. No assurance can be given that the options to extend the lease terms will be exercised by Genesis. Genesis also will have a right of first refusal with respect to any facility, on facility-by-facility basis which is subject to a Minimum Rent Lease or a Percentage Rent Lease and for which the Company receives an offer to purchase or lease which the Company is prepared to accept during the term of the lease (as extended) and for one year thereafter.

     Each Minimum Rent Lease with Genesis (other than with respect to Highgate at Paoli Pointe) provides for the payment of Minimum Rent during the first lease year at an amount based on an annual yield for the Company equal to the rate on ten-year U.S. Treasury Notes as of the first day of such Minimum Rent Lease plus 350 basis points for each facility. The Minimum Rent Lease for Highgate provides for the payment of minimum rent during the first lease year of $1.2 million. Minimum Rent for each facility will increase each year by an amount equal to the lesser of (i) 5% of the increase in the gross revenues for such facility (excluding any revenues derived from ancillary healthcare services provided by Genesis or its affiliates to residents of the applicable facility) during the immediately preceding year or (ii) one-half of the increase in the Consumer Price Index during the immediately preceding year. The Minimum Rent Leases with Genesis do not provide for any Incremental Percentage Rent (as hereinafter defined).

     Each Minimum Rent Lease is a "triple net" lease, and Genesis, directly or indirectly, is responsible thereunder, in addition to the Minimum Rent, for all additional charges, including every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, all taxes, assessments, levies, fees, water and sewer rents and charges, all governmental charges with respect to the applicable property and all utility and other charges incurred in the operation of the applicable property. Each Minimum Rent Lease requires the Genesis subsidiary to maintain adequate insurance on the applicable leased property, naming the Company or its affiliates and any mortgagees as additional insureds. In addition, each Minimum Rent Lease requires the Genesis subsidiary to indemnify the Company and its affiliates against certain liabilities in connection with the applicable leased property. The Minimum Rent Leases with Genesis will include default provisions customary for leases of skilled nursing facilities, including defaults for the failure to pay rent or otherwise satisfy all obligations under the applicable Minimum Rent Lease. Certain of the Minimum Rent Leases and Percentage Rent Leases with Genesis will be cross-defaulted with respect to monetary defaults.

     Each Genesis subsidiary is required, at its expense, to maintain each property leased by it in good order and repair, in accordance with standards promulgated in each Minimum Rent Lease. In addition, during the last four years of the term (as extended, if applicable), each Genesis subsidiary is required to expend a minimum of $2,000 per skilled nursing bed and $3,000 per assisted living unit in each skilled nursing facility covered by a Minimum Rent Lease as capital expenditures to maintain the applicable property. The Company is not required to repair, rebuild or maintain any leased property or to pay for any addition, modification or improvement.

     The obligations of each Genesis subsidiary under the Minimum Rent Leases are guaranteed by Genesis. However, in the event Genesis assigns one or more of its Minimum Rent Leases to a non-wholly owned subsidiary or a third party, Genesis may not continue to guarantee the applicable lease. Any such assignment of a Minimum Rent Lease by Genesis would require the consent of the Company which may not be unreasonably withheld. Genesis is currently negotiating an arrangement with a Philadelphia-based hospital system. If the arrangement is negotiated successfully, the hospital system would lease-back the Wayne skilled nursing facility following its sale to the Company and Genesis would manage the facility. In such event, the Company may fund up to approximately $1.7 million of improvements to the facilitiy. In addition, Genesis would not guarantee the lease. The Genesis guarantees are unsecured and may be structurally subordinated to secured indebtedness of Genesis. The guarantees do not limit Genesis' ability to incur additional secured indebtedness. In addition, Genesis will deposit with the Company as a security deposit an amount equal to one-sixth of the estimated Minimum Rent payable with respect to the first year under each Minimum Rent Lease. Interest on the security deposit will be paid quarterly to Genesis at rate equal to the rate on 90-day U.S. Treasury Bills for the applicable period. Genesis will operate and self-manage each of the facilities it leases from the Company.

     For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratios (net operating income before interest, depreciation and rent divided by rent payments) for the skilled nursing facilities to be leased to Genesis under Minimum Rent Leases (Rittenhouse CC, Lopatcong CC, Phillipsburg CC and Wayne NRC) were 2.20x, 1.69x 1.68x and 1.26x, respectively. For such period, the lease coverage ratio for Highgate was 0.84x.


  Multicare Minimum Rent Leases

     The initial term of any Minimum Rent Lease with Multicare will be ten years, and Multicare will have the option to extend the term for up to two five-year extension periods upon 12 months notice to the Company. No assurance can be given that Multicare will exercise the option to extend the lease terms. Minimum Rent for the first lease year under any Minimum Rent Lease with Multicare will be established by multiplying the purchase price for the applicable facility times 10.5%, and Minimum Rent under each of the Minimum Rent Leases with Multicare will increase by 2.5% annually. The Minimum Rent Leases with Multicare will not provide for any Incremental Percentage Rent. During each of the last four years of the term (as extended, if applicable), the applicable subsidiary of Multicare is required to make minimum capital expenditures equal to $3,000 per residential unit in each assisted living facility covered by a Minimum Rent Lease. The remaining terms of the Minimum Rent Lease with Multicare will be substantially similar to the terms of the Minimum Rent Leases with Genesis.


  SLC Minimum Rent Lease

     The initial term of the Minimum Rent Lease for The Woodbridge facility with the subsidiary of SLC that will lease the facility is ten years, and the lessee, under such Minimum Rent Lease, has the option to extend


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


the term for an additional ten-year term, provided that such lessee exercises its option by giving notice to the Company during the eighth lease year. No assurance can be given that the lessee will exercise its option to extend the lease term. If SLC does not exercise its option to extend the lease term, SLC will have a one-time right of first refusal to lease the facility for one year following the term of the lease. In addition, SLC will have a one-time right of first refusal to purchase the facility in the event the Company receives an offer to purchase the property which the Company is prepared to accept during the term of the lease. The Minimum Rent Lease for The Woodbridge facility provides for the payment of minimum rent during the first lease year of $1.2 million, which will increase by 1.5% annually. The Minimum Rent Lease for The Woodbridge facility also provides for the payment of incremental percentage rent beginning in the second lease year at a rate equal to 5% of increased gross revenues during any lease year over the gross revenues during the first lease year for each facility ("Incremental Percentage Rent"). The Minimum Rent Lease for The Woodbridge facility will include default provisions customary for leases of assisted living facilities, including defaults for the failure to pay rent or otherwise satisfy all obligations under the applicable Minimum Rent Lease.


     Under the Minimum Rent Lease for The Woodbridge, the lessee is required, at its expense, to maintain each leased property in good order and repair, in accordance with standards set forth in each Minimum Rent Lease. In addition, in the event that the terms of such Minimum Rent Lease are not extended, then, during each of the last two years of the term, the lessee will be required to make minimum capital expenditures equal to the greater of (i) the average of capital expenditures made during the sixth through eighth lease years and (ii) $750 per residential unit in the facility to maintain the property or to restore such property to the condition in which it was leased to such lessee at the beginning of the term. The lessee, at its expense and subject to certain approval rights of the Company, may make additions, modifications or improvements to each property covered by the Minimum Rent Lease. Any such addition, modification or improvement will become the property of the Company upon expiration or termination of the Minimum Rent Lease. The Company may, in certain circumstances, require the lessee to remove any such addition, modification or improvement and restore the applicable property to the condition in which it was leased to such lessee at the beginning of the term. The Company and its affiliates are not required to repair, rebuild or maintain any leased property or to pay for any addition, modification or improvement proposed by any lessee.



     The Minimum Rent Lease for The Woodbridge facility provides that SLC must maintain a net worth equal to at least $5 million, including any Units contributed to SLC by its members and the amounts under the subordinated loans made by Genesis to SLC to fund development activities by SLC. SLC will deposit with the Company as a security deposit an amount equal to six months of the Minimum Rent payable with respect to the first year under each Minimum Rent Lease. This amount may be reduced to an amount equal to three months of the then-applicable Minimum Rent at such time as the operating income (after deducting an assumed 6% management fee) produced by The Woodbridge facility for four consecutive quarters exceeds 120% of the Minimum Rent payable with respect to each quarter for the first lease year for such facility. The remaining terms of the Minimum Rent Leases with SLC will be substantially similar to the terms of the Minimum Rent Leases with Genesis.


     For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratio (net operating income before interest, depreciation and rent divided by rent payments) for The Woodbridge facility was 0.31x.


     The Company has an option to acquire the Montchanin facility for which the Company will make a Construction Loan to SLC as of the closing of the Offering. If the Company exercises its option to purchase this facility, the Company will lease-back the facility to SLC or a subsidiary of SLC under a Minimum Rent Lease. The minimum rent payable during the first year of each lease will be fixed to yield the Company a return on its investment equal to 400 basis points over the ten-year U.S. Treasury Note rate in effect at the time each lease is entered into. The rent payment will increase by 1.5% per year. The Minimum Rent Leases also will provide for the payment of Incremental Percentage Rent beginning in the second lease year at a rate equal to 5% of incremental gross revenues over the gross revenues during the first lease year for each facility. Other terms of the Minimum Rent Lease for the Montchanin facility will be substantially the same as those contained in the Minimum Rent Lease for The Woodbridge facility.


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


  Crozer/Genesis Minimum Rent Leases

     The initial term of the Minimum Rent Leases with Crozer/Genesis is 12 years, which term may be extended for one or more additional five-year terms by the mutual agreement of the Company and Crozer/Genesis made at least ten months prior to the expiration of the then-existing term. No assurance can be given that Crozer/Genesis will agree to extend the lease term for the facilities.

     The Minimum Rent Leases with Crozer/Genesis provide for the payment of Minimum Rent during the first lease year of an aggregate of $4.2 million. Minimum Rent will increase each year by an amount equal to the lesser of (i) 5% of the increase in the aggregate gross revenues for the facilities during the immediately preceding year or (ii) one-half of the increase in the Consumer Price Index during the immediately preceding year. Crozer/Genesis will deposit with the Company as a security deposit an amount equal to one-fourth of the Minimum Rent payable with respect to the first year under each Minimum Rent Lease, which security deposit will bear interest at rate equal to the rate on 90-day U.S. Treasury Bills. During the last four years of the lease term (as extended) the lessee is required to make capital expenditures of at least $2,000 per skilled nursing bed and $3,000 per assisted living unit to maintain the applicable property or to restore such property to the condition in which it was leased to the tenant at the beginning of the term. The remaining terms of the Minimum Rent Leases with Crozer/Genesis will be substantially similar to the terms of the Minimum Rent Leases with Genesis. Each facility leased to Crozer/Genesis will be managed by Genesis. See "-- Lessees -- CKHS Initial Properties -- Crozer/Genesis Skilled Nursing Facilities."


     For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratios (net operating income before interest, depreciation, rent and the subordinated portion of management agreements to be entered into with Genesis as of the closing of the Offering divided by rent payments) for the facilities to be leased to Crozer/Genesis under the Minimum Rent Lease (Belvedere NRC, Chapel Manor NRC, Harston Hall NCH and Pennsburg Manor NRC) were 1.17x, 1.52x, 1.57x and 1.32x, respectively.

  Age Institute of Florida Minimum Rent Lease

     The initial term of the Minimum Rent Lease with the Age Institute of Florida is ten years, and the Age Institute of Florida has the option to extend the term for up to two consecutive five-year periods. No assurance can be given that the options to extend the lease terms will be exercised by the Age Institute of Florida. The Age Institute of Florida also will have a right of first refusal with respect to the facility in the event the Company receives an offer to purchase or lease the facility which the Company is prepared to accept during the term of the lease (as extended) and for one year thereafter.

     The Minimum Rent Lease with the Age Institute of Florida provides for the payment of Minimum Rent during the first lease year at an amount based on achieving an annual yield for the Company equal to the rate on ten-year U.S. Treasury Notes as of the first day of such Minimum Rent Lease plus 400 basis points. Minimum Rent will increase each year by an amount equal to the lesser of (i) 5% of the increase in the gross revenues for the facility during the immediately preceding year or (ii) one-half of the increase in the Consumer Price Index during the immediately preceding year. The remaining terms of the Minimum Rent Lease with the Age Institute of Florida will be substantially similar to the terms of the Minimum Rent Leases with Genesis.

     For the eleven months ended November 30, 1997, on a pro forma basis, the lease coverage ratio (net operating income before interest, depreciation, rent and the subordinated portion of management agreement to be entered into with Genesis as of the closing of the Offering divided by rent payments) for the facility to be leased to a subsidiary of the Age Institute of Florida under a Minimum Rent Lease (Silverlake NRC) was 1.71x.

  Medical Office and Other Building Leases

     The Company will acquire each of the medical office and other buildings included in the Initial Properties subject to existing leases. The existing leases generally provide for the payment of a fixed amount as base rent during each year, subject to increases in rent in certain of the leases. Genesis is the principal tenant of three of the medical office and other buildings included in the Initial Properties.

Credit Facility and Tax-Exempt Financing

     The Credit Facility. The Company has obtained a commitment for a line of credit of up to $140 million from an affiliate of Deutsche Morgan Grenfell (the "Lender"), and the Company expects to enter into the

Credit Facility upon completion of the Offering. The Credit Facility is expected to be a senior secured obligation of the Company and to have a term of 364 days subject to extension options which may be granted by the Lender on 60 days' notice. The Credit Facility would be available to fund the acquisition of certain of the Initial Properties or interests therein and additional growth opportunities, to refinance existing indebtedness, to fund the Term Loans and the Construction Loans and for working capital and other general corporate purposes. At the closing of the Offering, the Company expects to draw down approximately $44.6 million under the Credit Facility.



     The Credit Facility would be secured by all of the unencumbered properties owned or acquired by the Company, all leases and management agreements relating to such properties and all of the loans made or acquired by the Company. The aggregate amount of advances under the Credit Facility would be limited to 60% (or 80% in the case of properties subject to leases guaranteed by Genesis or Multicare) of the market values of the property providing security for such advances.


     The Credit Facility would bear interest at a floating rate at specified spreads over the one-month LIBOR rate based on the loan to value ratio in effect at any time. The Company would have the ability to cause properties securing the Credit Facility to be released upon any sale or refinancing thereof by payment of a portion of the loan amount allocated to such property together with, in the case of property refinancings with a lender other than the Lender, a prepayment fee of 1%. The Credit Facility would be subject to the Company's compliance with a number of customary financial and other covenants on an ongoing basis, including a minimum tangible net worth requirement, a maximum leverage ratio and a ratio of earnings to interest expense. The Credit Facility would also contain customary defaults, and would include cross-defaults to other debt in excess of $10 million.



     At the time of entering into the commitment letter, the Company paid the Lender an origination fee in the amount of $140,000. The Company has agreed to pay to the Lender an additional fee at the time of each borrowing under the Credit Facility in the amount of 0.4% of the principal amount of each such borrowing, subject to an aggregate maximum amount of $700,000.



     Closing under the Credit Facility is subject to final approval and satisfactory completion of the Offering, completion by the Lender of its due diligence and preparation and execution of an acceptable credit agreement and related documentation.


     Tax-Exempt Financing. The Company's indebtedness includes approximately $19.6 million of Series 1994 Bonds and Series 1995 Bonds relating to the Highgate and Woodbridge assisted living facilities. The underlying Series 1994 and Series 1995 Bonds are subject to various restrictions, conditions, and requirements under the Code and its implementing regulations. In addition, the Series 1994 and Series 1995 Bond financing documents impose certain requirements and restrictions in connection with the operation of the facilities, including a requirement that at all times at least 20% of the rental units in the facilities will be occupied by tenants whose adjusted gross family income does not exceed 50% of the median gross income for the relevant geographic area. The Series 1994 and Series 1995 Bond financing documents also contain other occupancy and debt service coverage requirements. In connection with the acquisition of the Highgate and Woodbridge facilities, the Company is seeking consent from the bondholder to the transfer of the ownership interests in these facilities and for certain waivers and certain amendments to the bond documents, including waivers and modifications with respect to certain of these occupancy and debt service coverage requirements. If these waivers and consents are not obtained, various non-exclusive remedies would be available to the bondholder under the bond documents, including (i) acceleration of all principal and interest due on the bonds (including a 3% acceleration premium),
(ii) foreclosure, (iii) the bond trnstee's taking possesion of the facilities,
(iv) the appointment of a receiver to take possession of and operate the facilities and (v) the bondholder's seeking specific performance of the terms of the bond documents. If the bondholder were to pursue any of such remedies, such action could materially and adversely affect the Company's ability to make cash distributions at the level currently anticipated. In the event of an acceleration of the bonds, the Company intends to pay off the bonds, including the 3% acceleration premium, using a portion of the funds available under the Credit Facility which may result in higher interest payments by the Company and correspondingly lower amounts of cash available for distribution to shareholders.

Possible Subordinated CMBS Investments

     The Company is exploring providing subordinated CMBS financing in connection with future investments by the Company in healthcare facilities, including transactions that may involve Genesis in the future. In the prototype transaction that the Company is considering, one or more Private Partnerships would be formed to acquire or hold skilled nursing facilities or other healthcare facilities. The Private Partnership would finance up to 90% of the purchase price or value of the facilities by means of a REMIC Loan to the Private Partnership and the remainder of the purchase price or value of the facilities by means of an equity investment by the partners in the Private Partnership, who may include Genesis and one or more of the Company's officers and trustees. The Company likely would not have an equity interest in the Private Partnership. The Company would invest in Subordinated CMBS Interests, the principal balance of which would represent approximately 15% to 20% of the purchase price or value of the properties and would be subordinate to the payment of principal and interest on the Senior CMBS Interests, which would be held by a third party institutional lender and the principal balance of which would represent approximately 70% to 75% of the purchase price or value of the properties. It is expected that the REMIC Loan would be on terms substantially similar to the terms then available for first mortgage loans secured by skilled nursing facilities made on a 90% loan-to-value basis. The REMIC Loan would not include any equity participation or other similar rights on behalf of the REMIC. It is expected that the Senior CMBS Interests would have terms substantially similar to the terms then available for first mortgage loans secured by skilled nursing facilities on a 70% to 75% loan-to-value basis, and the Subordinated CMBS Interests would have terms substantially similar to the terms available for second mortgage loans secured by skilled nursing facilities where there is 10% equity and senior mortgage indebtedness for 70% to 75% of the value of the property. The Private Partnership would either operate the facilities that they acquire or net lease the facilities to Genesis, a Genesis affiliate or another satisfactory operator for the day-to-day operation of the properties. If the property were net leased by the Private Partnership, the Company's investment would likely take the form of a preferred partnership interest.

     An investment by the Company in Subordinated CMBS Interests would involve materially different potential risks and possible benefits from those associated with a direct investment in skilled nursing facilities subject to long-term Minimum Rent Leases. See "Risk Factors -- Possible Subordinated CMBS Investments." There are no REMIC-related transactions involving the Company which are probable at this time.


Government Regulation

     Government Regulation of Healthcare Industry. The long-term care segment of the healthcare industry is highly regulated. Operators of skilled nursing facilities are subject to federal, state and local laws relating to the delivery and adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention, rate-setting and compliance with building and safety codes and environmental laws. Operators of skilled nursing facilities also are subject to periodic inspection by governmental and other authorities to assure continued compliance with various standards, the continued licensing of the facility under state law, certification under the Medicare and Medicaid programs and the ability to participate in other third party payment programs. Many states have adopted Certificate of Need or similar laws which generally require that the appropriate state agency approve certain acquisitions of skilled nursing facilities and determine that a need exists for certain bed additions, new services and capital expenditures or other changes prior to beds and/or new services being added or capital expenditures being undertaken. The failure to obtain or maintain any required regulatory approvals or licenses could prevent an operator from offering services or adversely affect its ability to receive reimbursement for services and could result in the denial of reimbursement, temporary suspension of admission of new patients, suspension or decertification from the Medicaid or Medicare program, restrictions on the ability to acquire new facilities or expand existing facilities and, in extreme cases, revocation of the facility's license or closure of a facility. Federal law also imposes civil and criminal penalties for submission of false or fraudulent claims, including nursing home bills and cost reports, to Medicare or Medicaid. There can be no assurance that lessees of skilled nursing facilities owned by the Company, or the Age Institute of Florida as the obligor on the Florida Facilities Note, or the provision of services and supplies by such lessees or the Age Institute of Florida, will meet or continue to meet the requirements for participation in the Medicaid or Medicare programs or state licensing authorities or that regulatory authorities will not adopt changes or new interpretations of existing regulations that would adversely affect the ability of lessees or borrowers to make rental or loan payments to the Company.

     Both Medicare and the Pennsylvania Medicaid program (which constituted 15.8% and 66.4% of the revenues for the month ended November 30, 1997, respectively, of the nine skilled nursing facilities included in the Initial Properties) impose limitations on the amount of reimbursement available for capital-related costs, such as depreciation, interest and rental expenses, following a change of ownership, including a sale and leaseback transaction. Under currently applicable Medicare reimbursement policies, the amount of Medicare reimbursement available to a skilled nursing facility for rental expenses following a sale and leaseback transaction may not exceed the amount that would have been reimbursed as capital costs had the provider retained legal title to the facility. The Pennsylvania Medicaid program imposes a similar limitation, basing reimbursement for capital-related costs for new owners (including rent paid by lessees) on the appraised fair rental value of the facility to the prior owner as determined by the Pennsylvania Department of Public Welfare. Thus, if rental expenses are greater than the allowable capital cost reimbursement a skilled nursing facility would have received had the sale and leaseback transaction not occurred and the provider retained legal title, the amount of Medicare reimbursement received by the provider will be limited. Medicare will begin a three-year phase out of separate capital cost reimbursement for skilled nursing facilities beginning July 1, 1998 under provisions of the Balanced Budget Act of 1997, which establish a prospective payment system for skilled nursing facilities that will factor capital-related costs into the facility's per diem rates for resident care. There can be no assurance that reimbursement of the costs of skilled nursing facilities included in the Initial Properties under current or future reimbursement methodologies will be adequate to cover the rental payments owed to the Company.

     Although not currently regulated at the federal level (except under laws of general applicability to businesses, such as work place safety and income tax requirements), assisted living facilities are increasingly becoming subject to more stringent regulation and licensing by state and local health and social service agencies and other regulatory authorities. In general, these assisted living requirements address, among other things: personnel education, training and records; facility services, including administration of medication, assistance with self-administration of medication and limited nursing services; monitoring of wellness; physical plant inspections; furnishing of resident units; food and housekeeping services; emergency evacuation plans; and resident rights and responsibilities, including in certain states the right to receive certain healthcare services from providers of a resident's choice In several states, assisted living facilities also require a Certificate of Need before the facility can be opened, expand or reduce its resident capacity or make other significant capital expenditures. Certain of the Initial Properties are licensed to provide independent living services which generally involve lower levels of resident assistance. Like skilled nursing facilities and other healthcare facilities, assisted living facilities are subject to periodic inspection by government authorities. In most states, assisted living facilities, as well as skilled nursing and other healthcare facilities, also are subject to state or local building code, fire code and food service licensure or certification requirements. Any failure by the Company's lessees or borrowers to meet applicable regulatory requirements may result in the imposition of fines, imposition of a provisional or conditional license or suspension or revocation of a license or other sanctions or adverse consequences, including delays in opening or expanding a facility. Any failure by the Company's lessees or borrowers to comply with such requirements could have a material adverse effect on the Company.

     Healthcare operators also are subject to federal and state anti-remuneration laws and regulations, such as the Medicare/Medicaid anti-kickback law, which govern certain financial arrangements among healthcare providers and others who may be in a position to refer or recommend patients to such providers. These laws prohibit, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients or the purchasing, leasing, ordering or arranging for any goods, facilities, services or items for which payment can be made under Medicare or Medicaid. A violation of the federal anti-kickback law could result in the loss of eligibility to participate in Medicare or Medicaid, or in civil or criminal penalties. The federal government, private insurers and various state enforcement agencies have increased their scrutiny of providers, business practices and claims in an effort to identify and prosecute fraudulent and abusive practices. In addition, the federal government has issued fraud alerts concerning nursing services, double billing, home health services and the provision of medical supplies to nursing facilities; accordingly, these areas may come under closer scrutiny by the government. Furthermore, some states restrict certain business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. State laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. There can be no assurance that these federal and state laws will ultimately be interpreted in a manner consistent with the practices of the Company's lessees or the Age Institute of Florida.

     Reliance on Government and Other Third Party Reimbursement. Assisted living services currently are not generally reimbursable under government reimbursement programs, such as Medicare and Medicaid. A significant portion of the revenue derived from the nine skilled nursing facilities included in the Initial Properties and the 11 skilled nursing facilities securing the Florida Facilities Note, however, is attributable to government reimbursement programs such as Medicare and Medicaid. Future budget reductions in government-financed programs could significantly reduce reimbursement payments, and there can be no assurance that future payment rates will be sufficient to cover the costs of providing services to residents of such facilities. The Medicare program is highly regulated and subject to frequent and substantial changes. In recent years, changes in the Medicare program have resulted in reduced levels of payment for a substantial portion of healthcare services. There can be no assurance that reimbursement levels will not be further reduced in future periods. The Medicaid program is a federally-mandated, state-run program providing benefits to low income and other eligible persons and is funded through a combination of state and federal funding. The method of reimbursement for skilled nursing care under Medicaid varies from state to state, but is typically based on rates set by the state. Under Medicare and many state Medicaid programs, rates for skilled nursing facilities are based on facilities costs as reported to the applicable federal or state agency. The facilities costs for services purchased from an organization related by ownership or control are limited to the costs (not charges) of the related organization. Any failure to comply with these requirements could have a variety of adverse consequences on the operator of the skilled nursing facility, including recoupment of amounts overpaid and other sanctions under false claim laws. Although lease and loan payments to the Company are not directly linked to the level of government reimbursement, to the extent that changes in these programs have a material adverse effect on the revenues from such facilities, such changes could have a material adverse impact on the ability of the lessees of the skilled nursing facilities included in the Initial Properties, and the Age Institute of Florida as the borrower under the Florida Facilities Note, to make lease and loan payments. Healthcare facilities also have experienced increasing pressures from private payors attempting to control healthcare costs that in some instances have reduced reimbursement to levels approaching that of government payors. There can be no assurance that future actions by private third party payors, including cost control measures adopted by managed care organizations, will not result in further reductions in reimbursement levels, or that future reimbursements from any payor will be sufficient to cover the costs of the facilities operations.

     Potential Delays in Substituting Lessees or Operators. A loss of license or Medicare/Medicaid certification by a lessee of the Company or by the Age Institute of Florida, or a default by lessees or borrowers under loans made by the Company, could result in the Company having to obtain another lessee or substitute operator for the affected facility or facilities. Because the facility licenses for the Initial Properties will be held by lessees or borrowers and not the Company and because under the REIT tax rules the Company would have to find a new "unrelated" lessee to operate the properties, the Company may encounter delays in exercising its remedies under leases and loans made by the Company or substituting a new lessee or operator in the event of any loss of licensure or Medical/Medicaid certification by a prior lessee or operator. No assurances can be given that the Company could contract with a new lessee or successor operator on a timely basis or on acceptable terms and a failure of the Company to do so could have a material adverse effect on the Company's financial condition and results of operations.

     Limitation on Transfers and Alternative Uses of Healthcare
Facilities. Transfers of operations of certain healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. In addition, substantially all of the Initial Properties are special purpose facilities that may not be easily adaptable to non-healthcare-related uses.

     Proximity to Hospitals or Other Healthcare Facilities. Many of the assisted living facilities, skilled nursing facilities and medical office buildings included in the Initial Properties are in close proximity to one or more hospitals. The relocation or closure of a hospital could make the Company's assisted living facilities, skilled nursing facilities or medical office buildings in such area less desirable and affect the Company's ability to renew leases and attract new tenants. See "Risk Factors -- Operating Risks Inherent in the Highly Regulated Healthcare Industry may Adversely Affect the Operations of the Company's Lessees and Borrowers."

Competition


     The Company will compete with other healthcare REITs, real estate partnerships, healthcare providers and other investors, including but not limited to banks and insurance companies, in the acquisition, leasing and financing of healthcare facilities. Certain of these investors may have greater resources than the Company. Genesis and other lessees operating properties the Company will own or that secure loans to be made by the Company compete on a local and regional basis with operators of other facilities that provide comparable services. Operators compete for residents based on quality of care, reputation, physical appearance of facilities, services offered, family preferences, physicians, staff and price. In general, regulatory and other barriers to competitive entry in the assisted living industry are not substantial. Moreover, if the development of new assisted living facilities outpaces demand for these facilities in certain markets, such markets may become saturated. Such an oversupply of facilities could cause operators to experience decreased occupancy, depressed margins and lower operating results. The Company will purchase, or make loans with an obligation to purchase, all of the assisted living facilities owned by Genesis as of September 30, 1997 (except for a 32-bed facility as to which the Company will have an option to purchase at fair market value in cash exercisable within one year after the facility achieves Stabilized Occupancy), as well as the only independent living facility and four of the 69 skilled nursing facilities owned by Genesis as of such date. The Company also will enter into the Right of First Refusal Agreement with Genesis. See "Risk Factors -- Conflicts of Interest between the Company and Genesis and Mr. Walker in connection with the Formation and Operation of the Company."


Legal Proceedings

     Neither the Company nor any of the Initial Properties is presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company, or any of the Initial Properties, other than routine actions for negligence arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of the Company.

Office Lease

     The Company has entered into a lease with an unaffiliated third party with respect to certain office space occupied by the Company as its headquarters at 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania. This lease has a term of one year and provides for a monthly rental payment by the Company equal to $1,662.50 per month. The Company has the option to lease additional space in the same building (which option may only be exercised for a lease to include at least an additional 50% of space) for a term of three years. The lease provides that the Company's landlord is responsible for all taxes, utilities and other charges associated with the leased property, and the lease contains certain other provisions which are standard for leases of its type.

Employees

     Upon completion of the Offering, the Company expects to have five employees.

                                  MANAGEMENT

Trustees, Trustee Nominees And Executive Officers

     Pursuant to an amendment to the Company's Declaration of Trust to be adopted immediately prior to the completion of the Offering, the Board of Trustees of the Company will be expanded effective immediately following the completion of the Offering to include the trustee nominees named below, each of whom has been nominated for election and has consented to serve. Upon election of the trustee nominees, a majority of trustees will not be employees or affiliates of the Company or Genesis. In connection with the expansion of the Board of Trustees, and upon completion of the offering, the Board of Trustees will be divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of trustees whose term expires at that meeting.

     Information concerning the current trustees, trustee nominees and executive officers of the Company is set forth below.



Name                               Age    Position                                            Term
-------------------------------   -----   ------------------------------------------------   -----
Michael R. Walker  ............    49     Chairman of the Board of Trustees                   2001
Edward B. Romanov, Jr.   ......    47     President, Chief Executive Officer and Trustee      2000
D. Lee McCreary, Jr.  .........    40     Vice President and Chief Financial Officer
Kent P. Dauten  ...............    42     Trustee Nominee                                     1999
Rodman W. Moorhead, III  ......    54     Trustee Nominee                                     2000
Timothy T. Weglicki   .........    46     Trustee Nominee                                     2001

     Michael R. Walker is the Chairman of the Board of Trustees of the Company. Mr. Walker currently serves as the Chairman and Chief Executive Officer of Genesis, and he has served in those capacities since he founded Genesis in 1985. In 1981, Mr. Walker co-founded Health Group Care Centers ("HGCC"). At HGCC, he served as Chief Financial Officer and, later, as President and Chief Operating Officer. Prior to its sale in 1985, HGCC operated nursing homes with 4,500 nursing beds in 12 states. From 1978 to 1981, Mr. Walker was the Vice President and Treasurer of AID Healthcare Centers, Inc. ("AID"). AID, which owned and operated 20 nursing centers, was co-founded in 1977 by Mr. Walker as the nursing home division of Hospital Affiliates International. Mr. Walker holds a Master of Business Administration from Temple University and a Bachelor of Arts in Business Administration from Franklin and Marshall College. Mr. Walker serves on the Board of Directors of Renal Treatment Centers, Inc. and on the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust focused on healthcare-related investments.

     Edward B. Romanov, Jr. is the President and Chief Executive Officer and a Trustee of the Company. Mr. Romanov served as Senior Vice President, Development of Genesis from June 1990 until August 1997. He will resign as an employee of Genesis upon completion of the Offering. From January 1994 until June 1997, Mr. Romanov also had responsibility for merger and acquisition activity by Genesis. During such period, he successfully negotiated the acquisition of several healthcare companies by Genesis with total assets in excess of $500 million. From June 1990 through May 1995, Mr. Romanov was a financial consultant to Genesis, pursuant to a consulting and services agreement between Genesis and American Community Environments Corporation of which he was an employee. Prior to joining Genesis, Mr. Romanov was founder and President of WesTerra Construction, WesTerra Capital Company and WesTerra Development, through which Mr. Romanov developed and financed real estate projects. Mr. Romanov holds both a Master of Business Administration and a Bachelor of Science degree from Lehigh University.

     D. Lee McCreary, Jr. is Vice President and Chief Financial Officer of the Company. From September 1994 until May 1997, Mr. McCreary was Vice President-Tax Services at Siegfried Schieffer & Seitz, a Wilmington, Delaware-based regional accounting firm ("Siegfried"). Prior to joining Siegfried, he was a partner at Price Waterhouse LLP, where he worked for over 14 years providing tax consulting services for companies in the healthcare, real estate and financial services industries. Mr. McCreary is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He holds a Bachelor of Science degree from the University of Delaware.

     Kent P. Dauten has served as President of Keystone Capital, Inc., a venture capital firm, since March 1994. In February 1995, Mr. Dauten founded and served as President of HIMSCORP, Inc., a medical records company, and continues to serve as its President following its merger with Iron Mountain Incorporated in October 1997. From January 1993 to March 1994, he was Senior Vice President of Madison Dearborn Partners, Inc. and from September 1979 to December 1992, he served in various investment management positions, most recently as Senior Vice President of First Chicago Venture Capital. Mr. Dauten currently serves as a director of Health Management Associates, Inc. of Naples, Florida, a NYSE-listed health management firm, and Iron Mountain Incorporated, a NASDAQ listed records management company. Mr. Dauten formerly was a director of Genesis. Mr. Dauten holds a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Economics from Dartmouth College.

     Rodman W. Moorhead, III has been employed since 1973 by E. M. Warburg, Pincus & Co., LLC, a specialized financial services firm in New York, where he currently serves as Senior Managing Director. He is a director of Coventry Corporation, a multi-market health maintenance organization, NeXstar Pharmaceuticals, Inc., a novel human therapy and drug delivery company, Transkaryotic Therapies, Inc., a gene therapy company, Xomed Surgical Products, a surgical sponge and wound care products company and several private companies. He is a Trustee of The Taft School and a member of the Overseers' Committee on University Resources, Harvard College. Mr. Moorhead holds a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Economics from Harvard University.

     Timothy T. Weglicki has been with ABS Partners, L.P., and ABS Capital Partners, a private equity fund as a general partner since December 1993. Prior to joining ABS Partners, he was a Managing Director of Alex. Brown & Sons Inc., where he established and headed its Capital Markets Group and prior thereto headed the firm's Equity Division, Corporate Finance Department, and Health Care Investment Banking Group. He is a director of VitalCom, Inc., a wireless patient monitoring company, and several privately held companies. Mr. Weglicki holds an M.B.A. from the Wharton Graduate School of Business and a Bachelor of Arts degree from The Johns Hopkins University.

     The Company may add one additional outside trustee prior to completion of the Offering.


Committees of the Board of Trustees

     Audit Committee. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The membership of the Audit Committee will consist of only Independent Trustees as long as they continue in office. An individual is deemed an "Independent Trustee" if such individual is not an affiliate of the Company and is not an employee of the Company. Upon completion of the Offering, the members of the Audit Committee will be Messrs. Dauten, Moorhead and Weglicki.

     Executive Committee. The Executive Committee will have the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trustees except as prohibited by law. Upon completion of the Offering, the members of the Executive Committee will be Messrs. Walker and Romanov.

     Compensation Committee. The Compensation Committee will determine compensation for the Company's executive officers. The Compensation Committee will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company. Upon completion of the Offering the members of the Compensation Committee will be Messrs. Walker, Moorhead and Weglicki.

     Share Option Committee. The Share Option Committee will administer the ElderTrust 1998 Share Option and Incentive Plan, including the grant of options and bonus shares thereunder. Upon completion of the Offering, the members of the Share Option Committee will be Messrs. Moorhead and Weglicki.

     The Board of Trustees will not have a nominating committee and the entire Board of Trustees will perform the function of such a committee.

Compensation of the Board of Trustees

     The Company will reimburse the trustees for travel expenses incurred in connection with attending meetings of the Board of Trustees and committee meetings. In lieu of trustees' fees, each of the non-employee trustees of the Company (other than the Chairman of the Board) will receive share bonus awards of 2,500 Common Shares upon completion of the Offering. Each of the non-employee trustees of the Company (other than the Chairman of the Board) also will receive ten-year share option grants for 7,500 Common Shares at a per share option exercise price equal to the initial public offering price, effective upon completion of the Offering. These options will vest over three years. The Chairman of the Board will be granted a ten-year share option for 150,000 Common Shares at a per share option exercise price equal to the initial public offering price, effective upon completion of the Offering. The options granted to the Company's chairman will vest over three years. Vesting will accelerate upon a "Change of Control of the Company" (as defined in the 1998 Share Option and Incentive Plan). Mr. Walker will enter into a non-competition agreement with the Company. See "-- Employment and Non-Competition Agreements."


Executive Compensation

     The following table sets forth the annual base salary levels and other compensation expected to be paid in 1997 to the Company's Chief Executive Officer and to the Company's other executive officer (the "Named Executive Officers").

                          Summary Compensation Table



                                                            Annual         Long Term
                                                         Compensation     Compensation
                                                         --------------  ---------------
                                                                             Share            Unit           All Other
Name                       Principal Position(s)         Salary($)(1)    Options(#)(2)    Awards(#)(3)    Compensation($)
-------------------------  ----------------------------  --------------  ---------------  --------------  ----------------
Edward B. Romanov, Jr.     President, Chief Executive      $ 164,000        300,000          118,750        $  50,200(4)
                           Officer and Trustee
D. Lee McCreary, Jr.  ...  Vice President and Chief           70,000         25,000           12,000           24,100(4)
                           Financial Officer

------------
(1) Represents the portion of the executive officer's salary allocable to the Company that was paid by Genesis in 1997. The Company will reimburse Genesis for such amounts using a portion of the net proceeds from the Offering.
(2) These options will be granted effective upon the closing of the Offering under the Company's 1998 Share Option and Incentive Plan at an exercise price equal to the initial public offering price. See "-- 1998 Share Option and Incentive Plan."
(3) Represents Units issued to Messrs. Romanov and McCreary in the Formation Transactions.

(4) Represents the estimated amount of distributions to be credited to the executive officer's account in 1998 on distribution equivalent rights to be granted to the executive officer upon completion of the Offering under the 1998 Share Option and Incentive Plan for 37,500 Common Shares in the case of Mr. Romanov, and for a number of Common Shares equal to three times the executive officer's 1998 base salary divided by the initial public offering price, in the case of Mr. McCreary. See " -- 1998 Share Option and Incentive Plan."

                       Option Grants in Fiscal Year 1998



                                                                                                   Potential Realizable
                                                                                                           Value
                                                                                                 At Assumed Annual Rates
                                                                                                             Of
                                                      Individual                                 Share Price Appreciation
                                                        Grants                                       For Option Period
                                                    ----------------                             -------------------------
                                                      Percent Of
                                  Shares of          Total Options
                                 Common Stock        to be Granted    Exercise or
                              Underlying Options     To Employees      Base Price   Expiration
Name                          to be Granted(1)      In Fiscal Year    ($/Sh)(2)     Date           5%($)         10%($)
----------------------------  --------------------  ----------------  ------------  -----------  ------------  -----------
Edward B. Romanov, Jr.   ...        300,000         92.3%             $20.00             (3)      $3,773,500    $9,562,500
D. Lee McCreary, Jr.  ......         25,000          7.7               20.00             (3)         314,500       797,000

------------
(1) Of the 300,000 options to be granted to Mr. Romanov, options for 150,000 shares will vest immediately and options for 150,000 shares will vest over three years. The options to be granted to Mr. McCreary will vest over five years. Vesting will accelerate upon a "Change of Control of the Company" (as defined in the 1998 Share Option and Incentive Plan).
(2) Based on the assumed initial public offering price. The exercise price per share will equal the initial public offering price.
(3) The expiration date of the options is the ten year anniversary of the closing date of the Offering.

1998 Share Option and Incentive Plan

     Prior to the completion of the Offering, the Company will adopt the ElderTrust 1998 Share Option and Incentive Plan (the "Plan") to provide incentives to attract and retain executive officers, trustees, employees and other key personnel. The Plan will be administered by the Share Option Committee of the Board of Trustees (the "Committee"). The maximum number of shares available for issuance under the Plan will be 9.9% of the total number of Common Shares and Units (other than Units owned by the Company) outstanding from time to time (initially, 689,498 shares).

     Share Options. The Plan permits the granting of (i) options to purchase Common Shares intended to qualify as incentive options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Shares on the date of grant in the case of Incentive Options, and may not be less than par value in the case of Non-Qualified Options. Plan participants may elect, with the consent of the Committee, to receive discounted Non-Qualified Options in lieu of cash compensation.

     The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of Common Shares already owned by the optionee or delivery of a promissory note. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     At the discretion of the Committee, options granted under the Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Shares would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Shares on the date the additional option is granted) to purchase that number of Common Shares equal to the number delivered to exercise the original option.

     To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

     Restricted Shares. The Committee may also award Common Shares to participants, subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and any other restrictions are not attained, the participants would forfeit their restricted Common Shares. The purchase price of restricted Common Shares will be determined by the Committee.

     Deferred Common Shares. The Committee may also award deferred Common Share units which are ultimately payable in the form of unrestricted Common Shares. The deferred Common Share may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their deferred Common Share units. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred Common Share units may be credited with distribution equivalent rights.

     Unrestricted Common Shares. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan. Unrestricted Common Shares may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such participants.

     Performance Share Awards. The Committee may also grant performance shares awards to participants entitling the participants to receive Common Shares upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine.

     Distribution Equivalent Rights. The Committee may grant distribution equivalent rights, which entitle the recipient to receive credits for distributions that would be paid if the recipient had held a specified number of Common Shares. Distribution equivalent rights may be granted as a component of another award or as a freestanding award. Distribution equivalent rights credited under the Plan may be paid currently or be deemed to be reinvested in additional Common Shares, and may thereafter accrue additional distribution equivalent rights at fair market value at the time of deemed reinvestment. Distribution equivalent rights may be settled in cash, shares or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

     Adjustments for Share Dividends, Mergers and Similar Events. The Committee will make appropriate adjustments in outstanding awards to reflect Common Share dividends, splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustment of outstanding awards, or may terminate all awards with payment of cash or in-kind consideration.

     Change of Control. The Committee may provide in each award agreement that the award becomes fully vested and non-forfeitable upon a "Change of Control of the Company" (as defined in the Plan or as otherwise defined in the award agreement).

     Amendments and Termination. The Board of Trustees may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under an outstanding award without the holder's consent. Further, Plan amendments may be subject to approval by the Company's shareholders if and to the extent required by the Code to preserve the qualified status of Incentive Options or to preserve tax deductibility of compensation earned under options.


Employment and Non-Competition Agreements


     The Company will enter into an employment agreement with Edward B. Romanov, Jr. as its President and Chief Executive Officer that will continue in effect until the third anniversary of the closing of the Offering and thereafter will be automatically renewed for successive two year terms, unless otherwise terminated. Mr. Romanov's annual base salary will be $250,000, subject to increase by the Board of Trustees. Mr. Romanov's employment agreement entitles him to receive additional bonus compensation as may be determined by the Company's Board of Trustees in its sole discretion. In addition, Mr. Romanov will receive options to purchase 300,000 Common Shares (the "Initial Options") and dividend equivalent rights with respect to 37,500 Common Shares. Mr. Romanov's employment agreement may be terminated by the Company at any time for Cause (as defined in his employment agreement), upon the vote of not less than two-thirds of the entire Board of Trustees. Mr. Romanov may terminate his employment agreement on 30 days' notice upon the occurrence of certain events, including an election by the Company not to renew the term of the agreement, as described above. In the event that the Company terminates Mr. Romanov's employment agreement without Cause, or Mr. Romanov terminates his employment agreement as described in the preceding sentence, Mr. Romanov is entitled to severance compensation equal to two times his then current annual base salary and bonus, plus 60% of his dividend equivalent account, if his employment was terminated during the first three years (100% thereafter). The Initial Options also will vest. If Mr. Romanov becomes disabled, he will continue to receive all of his compensation and benefits for six months, less any amounts received under any disability insurance provided by the Company. If the disability continues for six months and for periods aggregating 12 months in any 24 month period, the Company may terminate Mr. Romanov's employment. Mr. Romanov's employment agreement also contains provisions which are



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intended to limit him from competing with the Company throughout the term of the agreement and for a period of two years thereafter. In particular, Mr. Romanov may not establish, engage, own, manage, operate, join or control or participate in the establishment, ownership (other than as the owner of less than 1% of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, trustee, officer, employee, salesman, agent or representative of, or be a consultant to, any person or entity in any business in competition with the Company, at any location within 100 miles of any office or facility owned, leased or operated by Company.


     Mr. Walker also will enter into a similar non-competition agreement with the Company restricting such activities by Mr. Walker in his individual capacity at any location within 10 miles of any office or facility owned, leased or operated by the Company during the period that Mr. Walker serves as Chairman or as a trustee of the Company, provided that any activity engaged in by Mr. Walker as an officer, director or employee of, or any interest of Mr. Walker as a shareholder in, Genesis will not in any way be limited by such provisions. Mr. Walker's non-competition agreement also will provide that he may retain his board position with Universal Health Realty Income Trust and that he may develop office and similar development projects not related to the healthcare business.


Incentive Compensation


     The Company intends to establish an incentive compensation plan for key officers of the Company and its subsidiaries. This plan will provide for payment of cash bonuses to participating officers after evaluating the officer's performance and the overall performance of the Company. The Chief Executive Officer will make recommendations to the Compensation Committee of the Board of Trustees, which will make the final determination of the award of bonuses. The Compensation Committee will determine such bonuses, if any, for the Chief Executive Officer.


Limitation of Liability and Indemnification


     The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, to the extent of the amount of the benefit or profit in money, property or services actually received, or (b) a judgment or other final adjudication adverse to the trustee or officer entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty. The Declaration of Trust of the Company contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.


     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and


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advance expenses to any employee or agent of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.


     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.


     The Operating Partnership Agreement also provides for indemnification of the Company and its officers and Trustees to the same extent that indemnification is provided to officers and trustees of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the liability of the officers and trustees of the Company to the Company and its shareholders is limited under the Company's Declaration of Trust.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Indemnification Agreements


     The Company intends to enter into indemnification agreements with each of its trustees and officers prior to completion of the Offering. The indemnification agreements will require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Genesis currently leases the Windsor Office Building and the Windsor Clinic and Training Facility from a partnership which is owned by, among others, Michael R. Walker, Chairman of the Board of Directors and Chief Executive Officer of Genesis and Chairman of the Board of Trustees of the Company. Payments under these two leases have approximated $197,000 per year during each of the past three fiscal years. The Company will purchase these two buildings in the Formation Transactions.


     The Windsor Office Building and Windsor Clinic and Training Facility secure a $1.1 million mortgage held by Mr. Walker since May 1995. The interest rate on such mortgage is 10.25%. The mortgage is payable in monthly principal and interest installments of $11,780, with a balloon payment of the outstanding balance due May 2005. This indebtedness will be repaid in full upon completion of the Offering using a portion of the net proceeds from the Offering.


     Genesis currently is involved in certain lease transactions with Salisbury Medical Office Building General Partnership ("SMOBGP"). This partnership is owned by, among others, Michael R. Walker. Genesis rents


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space in the Salisbury Medical Office Building which is used as a medical clinic and therapy clinic pursuant to two leases with SMOBGP. Payments under the leases have approximated $169,000 during each of the past three fiscal years. The Company will purchase all of the outstanding general partnership interests in SMOBGP in the Formation Transactions.

     The Salisbury Medical Office Building secures a $742,000 mortgage held by Mr. Walker since August 1995. The interest rate on such mortgage is 10.25%. The mortgage is payable in monthly principal and interest installments of $7,362, with a balloon payment of $674,000 due April 30, 2000. This indebtedness will be repaid in full upon completion of the Offering using a portion of the net proceeds from the Offering.

     In June 1995, SMOBGP made two loans totaling $450,000 to Mr. Romanov. The loans mature in May 1998 and provide for the payment of interest only until maturity at an annual interest rate of 11 1/2%. One loan for $250,000 has been repaid. The second loan for $200,000 will be repaid by Mr. Romanov prior to completion of the Offering.

     In October 1997, the Company agreed to issue and sell to Mr. Romanov 200,000 Common Shares at a per share price equal to the initial public offering price. Mr. Romanov will pay for such shares with a recourse, 10-year promissory note with interest only payable quarterly until maturity at an annual interest rate of 7%.

     The terms of the transactions to be entered into by the Company with Genesis in connection with the Formation Transactions are described under "Structure and Formation of the Company," "Benefits to Related Parties," "Business and Growth Strategies -- Right of First Refusal Agreement" and "Business and Properties."


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                    STRUCTURE AND FORMATION OF THE COMPANY

     Company Structure. At the completion of the Offering, substantially all of the Company's assets will be owned by, and its operations conducted through, the Operating Partnership and its subsidiaries. The Company will be the sole general partner of the Operating Partnership and will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a number of Units equal to the number of Common Shares sold in the Offering.

     Formation of the Company. The Formation Transactions include the following transactions which will have occurred prior to the Closing of the Offering:

o ElderTrust Realty Group, Inc., a Maryland corporation owned by Messrs. Michael R. Walker, the Chairman of the Board of Trustees of the Company and the Chairman of the Board of Directors and Chief Executive Officer of Genesis, and Edward B. Romanov, Jr., the President and Chief Executive Officer and a trustee of the Company, was incorporated on June 5, 1997 as the organizational general partner of the Operating Partnership. The Operating Partnership was formed on July 30, 1997. The organizational limited partners of the Operating Partnership were Mr. Romanov D. Lee McCreary, Jr., Vice President and Chief Financial Officer of the Company, and ET Partnership, a Pennsylvania general partnership. The partners in ET Partnership consist of Genesis, Mr. Romanov and MGI Limited Partnership, a Delaware limited partnership whose general partner is a corporation owned by Mr. Walker and whose limited partners consist of Mr. Walker and the following four other executive officers of Genesis: (i) Richard R. Howard, President and a director of Genesis; (ii) David C. Barr, Executive Vice President and Chief Operating Officer of Genesis; (iii) John F. DePodesta, Senior Vice President, Law & Public Policy of Genesis; and (iv) George V. Hager, Jr., Senior Vice President and Chief Financial Officer of Genesis.

o ElderTrust filed its Declaration of Trust with the State Department of Assessments and Taxation of Maryland on September 23, 1997.

o ET Capital Corp. was formed as a Delaware corporation. The Operating Partnership owns all of the nonvoting stock of ET Capital Corp. (representing a 95% equity interest) and Mr. Romanov owns all of the voting stock of ET Capital Corp. (representing a 5% equity interest).

o The Operating Partnership will purchase from Genesis and certain other persons their direct or indirect interests in certain of the 21 Initial Properties, the Penn Mortgage and, through ET Capital Corp., substantially all of the economic interest in the Florida Facilities Note for an aggregate amount of cash equal to $109.5 million. Of the 21 Initial Properties, 13 are owned by Genesis or by entities in which Genesis has interests (including three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 and will transfer to the Company at the closing of the Offering at the same purchase price).

o The Continuing Investors will contribute the remaining interests in the Initial Properties to the Operating Partnership in exchange for an aggregate of 220,030 Units. The Continuing Investors include Messrs. Walker and Howard, individually, three other individuals not affiliated with the Company or Genesis and Senior LifeChoice. Following completion of the Offering, Messrs. Walker, Howard, Barr and Hager and Kent P. Dauten, a trustee nominee, will own, in the aggregate, approximately 62.8% of the interests in Senior LifeChoice, and six other individuals not affiliated with the Company or Genesis will own the remaining interests in Senior LifeChoice.

o The Operating Partnership agreed to make Term Loans and Construction Loans (totaling $39.3 million) to Genesis and entities in which it has an interest and to acquire these seven facilities at the end of the loan term or at such time as each such facility reaches Stabilized Occupancy.

o The Operating Partnership agreed to purchase from Genesis one Construction Loan (totaling $9.5 million) and to make a second Construction Loan (totaling approximately $6.4 million) secured by two facilities owned by subsidiaries of SLC, and entered into option agreements granting it an option to acquire for cash one of these facilities at the end of the loan term or at such time as such facility reaches Stabilized Occupancy.


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o    The Operating Partnership has made Construction Loan Commitments (totaling
     $55.1 million) with respect to ten assisted living development and expansion projects in the planning phase. Pursuant to these Construction Loan Commitments, the Operating Partnership will agree to purchase for cash eight of these projects which are owned by Genesis upon the earlier of the maturity of the related loan or at such time following completion of development as each such facility reaches Stabilized Occupancy. The Company also will have an option to purchase one of the two projects owned by SLC.



o Prior to the closing of the Offering, Messrs. Walker and Romanov will purchase the interest of Genesis in ET Partnership for an aggregate purchase price of $4.5 million. ET Partnership will be liquidated and Messrs. Walker and Romanov and MGI Limited Partnership will receive direct interests in the Operating Partnership in respect of their respective interests in ET Partnership.

The following transactions will occur at or immediately prior to the closing of the Offering:


o The Company will be admitted to the Operating Partnership as an additional general partner, and ElderTrust Realty Group, Inc. will withdraw as a general partner of the Operating Partnership.

o The Company will sell 6,050,000 Common Shares in the Offering and will contribute the net proceeds therefrom to the Operating Partnership in exchange for Units.

o The Operating Partnership will consummate the acquisition of the Initial Properties (including the repayment of approximately $7.5 million of indebtedness secured by certain of the Initial Properties and the assumption of approximately $34.2 million of indebtedness secured by certain other of the Initial Properties), the funding of the Term Loans and the initial draws under the Construction Loans, the purchase of the Penn Mortgage and the purchase of substantially all of the economic interest in the Florida Facilities Note. The Operating Partnership also will enter into the Right of First Refusal Agreement with Genesis.

o The Operating Partnership will be recapitalized to reflect the ownership of interests in the Operating Partnership by the Company, the Continuing Investors, Messrs. Walker, Romanov and McCreary and MGI Limited Partnership, and the Operating Partnership will issue Units to each of its partners to represent these interests. The Units issued to Mr. Walker and to Mr. Romanov in respect of the Genesis interest in ET Partnership purchased by Messrs. Walker and Romanov prior to the liquidation of ET Partnership will be exchanged for Common Shares on a one-for-one basis.

o Mr. Walker will enter into a non-competition agreement with the Company (which will not limit in any way any activities related to Mr. Walker's employment by or interest in Genesis), and Mr. Romanov will enter into an employment and non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

o The Operating Partnership will acquire all of the assets and liabilities of ElderTrust Realty Group, Inc., which will consist of a lease, a bank account and certain contract rights and obligations, for cash in the amount of $100,000. ElderTrust Realty Group, Inc. will then be dissolved.

o As a result of the foregoing transactions, the Company will own 6,482,600 Units, which will represent an approximate 93.1% interest in the Operating Partnership after the Offering.

o The Company will have the right to exchange Common Shares for Units held by Messrs. Romanov and McCreary, MGI Limited Partnership and the Continuing Investors upon the election by such holders to redeem their Units any time after 14 months after the closing of the Offering.

     No third-party determination of the value was sought or obtained in connection with the acquisition by the Company of the Initial Properties, the Term Loans, the Construction Loans, the Penn Mortgage or substantially all of the economic interest in the Florida Facilities Note or with respect to the leases. The purchase price for each of the Initial Properties was determined based upon the anticipated annual cash flow for each facility less ongoing capital expenditures and a management fee was divided by an agreed upon capitalization rate (which a measure widely used by real estate investors to determine the purchase price of a property and represents the inverse of the anticipated yield on investment). Rental rates under the Minimum Rent Leases and the interest rates on Term Loans, Construction Loans and Construction Loan Commitments were based on an agreed upon yield. Rental rates under the Percentage Rent Leases were determined on a comparable basis, adjusted for the risk associated with the fact that there are no minimum rent provisions in


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such leases. There can be no assurance that the aggregate value of the cash and
Units received by the participants in the Formation Transactions does not exceed the fair market value of the properties and other assets acquired by the Company.


                          BENEFITS TO RELATED PARTIES


     Upon completion of the Offering and the Formation Transactions, Genesis and entities in which it has an interest, Mr. Walker and three other executive officers of Genesis who are transferring interests in certain of the Initial Properties to the Company, Messrs. Romanov and McCreary, the Company's three trustee nominees and one other executive officer of Genesis will receive an aggregate amount of cash equal to approximately $134.4 million (including $4.5 million paid to Genesis by Messrs. Walker and Romanov in exchange for Genesis' interest in ET Partnership and $94,000 contributed to ET Capital Corp. by Mr. Romanov and paid to Genesis as part of the purchase price of the Florida Facilities Note), Units and Common Shares with an aggregate value of approximately $11.3 million (including 225,000 Common Shares issued to Messrs. Walker and Romanov in exchange for 225,000 Units issued to Messrs. Walker and Romanov in respect of Genesis' interest in ET Partnership) and certain other benefits, as described in greater detail below. The total book value of the Initial Properties and other assets being contributed by these persons in the Formation Transactions was approximately $71.8 million (including three facilities acquired by Genesis effective January 1, 1998). The Company does not believe that the book values of the Initial Properties and other assets being acquired from such persons (which reflect historical cost, net of accumulated depreciation, where applicable) are equivalent to the fair market values of such Initial Properties and other assets.



  Genesis


o Genesis will receive approximately $61.2 million in cash from the Company for 10 of the 13 Initial Properties or interests therein being transferred by Genesis or entities in which it has an interest to the Company in the Formation Transactions. The purchase price for these facilities and interests is approximately $61.7 million, including approximately $480,000 of assumed indebtedness. The aggregate book value reflected on Genesis' financial statements of the Initial Properties to be acquired from Genesis as of September 30, 1997 was approximately $41.3 million.


o Genesis will receive approximately $20.3 million in cash from the Company for three skilled nursing facilities which Genesis acquired from CKHS effective January 1, 1998 for an aggregate purchase price of approximately $31.7 million (including approximately $20.3 million in cash and the assumption of approximately $11.4 million of indebtedness secured by two of these facilities). The Company will acquire these facilities from Genesis at the same purchase price and upon the same terms (including the assumption of the indebtedness secured by two of the facilities) as Genesis acquired them from CKHS.


o Genesis or entities in which Genesis owns an interest will receive approximately $31.9 million in cash from the Company as a result of the funding of the Term Loans and the initial draws under two of the Construction Loans to be made by the Company. The Company will be obligated to fund approximately $7.4 million in subsequent advances under these two Construction Loans.


o The Company has agreed to purchase from Genesis or entities in which it owns an interest for cash the five Lease-up Assisted Living Facilities and the two Initial Assisted or Independent Living Development Projects owned by Genesis or entities in which it owns an interest. The estimated aggregate purchase price of these facilities is $52.2 million.




o The Company has agreed to make Construction Loan Commitments to Genesis totaling approximately $37.3 million for eight assisted living development and expansion projects which are owned by Genesis and which are in the planning stage. Pursuant to these Construction Loan Commitments, the Operating Partnership will agree to purchase for cash these projects from Genesis upon the earlier of the maturity of the related loan or at such time following completion of development as each such project reaches Stabilized Occupancy. The estimated aggregate purchase price of these facilities upon completion of development is approximately $46.2 million.




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

o The Company has agreed to purchase from Genesis a Construction Loan made by Genesis to a subsidiary of SLC with respect to the Monteharin Initial Assisted Living Development Project for a purchase price equal to the outstanding loan balance (currently $2.0 million).

o Genesis will receive $800,000 from the Company as payment of the purchase price for the Penn Mortgage and $7.5 million from ET Capital Corp. as payment of the purchase price for the Florida Facilities Note. The aggregate book value of these assets on Genesis' financial statements as of September 30, 1997 was approximately $8.3 million.

o As a result of the assumption by the Company of debt secured by two of the Initial Properties, Genesis will be released from guarantees of such indebtedness totaling approximately $3.2 million.

o The Operating Partnership will enter into the Right of First Refusal Agreement with Genesis.

o It is estimated that Genesis will receive approximately $3.0 million in cash from the Company as reimbursement for expenses incurred by Genesis on behalf of the Company in connection with the Formation Transactions.


o Genesis will receive $4.5 million in cash or notes from Messrs. Walker and Romanov for the interest owned by Genesis in ET Partnership. Mr. Walker and Mr. Romanov will receive 225,000 Units in respect of this interest upon recapitalization of the Operating Partnership, which Units will be exchanged for Common Shares on a one-for-one basis substantially simultaneously with the closing of the Offering.


  Mr. Walker

o Mr. Walker will receive cash distributions totaling approximately $358,000 from certain entities in which he owns interests and which own interests in three of the Initial Properties. Mr. Walker also will receive a direct or indirect interest in 88,110 Units in exchange for his ownership interests in five of the Initial Properties that are not owned by Genesis. Such Units, together with Mr. Walker's interest in the Units to be distributed to MGI Limited Partnership upon the recapitalization of the Operating Partnership, will have a total value of approximately $2.5 million based on the assumed initial public offering price of the Common Shares. In addition, Mr. Walker will receive approximately $1.9 million in cash from the Company as repayment of indebtedness. The aggregate book value of Mr. Walker's ownership interests in the Initial Properties being transferred to the Company in which he holds interests was approximately negative $251,000 as of September 30, 1997.

o Mr. Walker will receive $50,000 in cash (representing a return of his initial investment) indirectly from the Operating Partnership upon the dissolution of Elder Trust Realty Group, Inc. following the sale by Elder Trust Realty Group, Inc. of all of its assets and liabilities to the Operating Partnership.

o The Company will grant to Mr. Walker options to purchase 150,000 Common Shares under the Company's 1998 Share Option and Incentive Plan. These options will vest over three years.

o Mr. Walker will enter into a non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

o Commencing 14 months after the Offering, Mr. Walker will have registration rights with respect to the Common Shares that may be issued to him in exchange for Units he will receive in the Formation Transactions, as well as with respect to the Common Shares to be acquired by him upon exchange of the Units distributed to him in respect of the interest in ET Partnership purchased by him from Genesis.


  Other Executive Officers of Genesis

o Mr. Howard will receive a cash distribution in the amount of approximately $91,000 from an entity in which he owns an interest and which owns one of the Initial Properties. In addition, Messrs. Howard, Barr and Hager will receive direct or indirect interests in 24,139 Units in the aggregate in exchange for their ownership interests in certain of the Initial Properties that are not owned by Genesis. Such Units will have a total value of approximately $483,000 based on the assumed initial public offering price of the Common Shares. The aggregate book value of Messrs. Howard, Barr and Hager's ownership interests in the Initial Properties being transferred to the Company in which they hold interests was approximately negative $80,000 as of September 30, 1997.

o Messrs. Howard, Barr, Hager and DePodestra will have an interest in the Units to be distributed to MGI Limited Partnership upon the recapitalization of the Operating Partnership, which interest will consist, in the aggregate, of 95,454 Units having a total value of approximately $1.9 million based on the assumed initial public offering price of the Common Shares.

o Commencing 14 months after the Offering, Messrs. Howard, Barr and Hager and MGI Limited Partnership will have registration rights with respect to Common Shares that may be issued to them in exchange for Units they receive in the Formation Transactions.


  Executive Officers and Trustee Nominees of the Company

o Messrs. Romanov and McCreary will receive a total of 130,750 Units upon the recapitalization of the Operating Partnership (not including the Units distributed to Mr. Romanov with respect to the Operating Partnership interest acquired by Mr. Romanov from Genesis) as a portion of their compensation packages, which Units will have a total value of approximately $2.2 million based on the assumed initial public offering price of the Common Shares.

o Mr. Romanov will receive $50,000 in cash (representing a return of his initial investment) indirectly from the Operating Partnership upon the dissolution of ElderTrust Realty Group, Inc. following the sale by ElderTrust Realty Group, Inc. of all of its assets and liabilities to the Operating Partnership.

o Mr. Dauten will receive an indirect interest in 18,924 Units in exchange for his ownership interests in certain of the Initial Properties that are not owned by Genesis. Such Units will have a total value of approximately $378,000 based on the assumed initial public offering price of the Common Shares. The aggregate book value of Mr. Dauten's ownership interests in the Initial Properties being transferred to the Company in which he holds interests was approximately negative $63,000 as of September 30, 1997.

o The Company will issue and sell to Mr. Romanov 200,000 Common Shares in a private placement at a per share purchase price equal to the initial public offering price. Mr. Romanov will pay for such shares with a 10-year recourse promissory note, with interest only payable until maturity at an annual rate of 7%.

o The three trustee nominees will each receive an award of 2,500 Common Shares each under the Company's 1998 Share Option and Incentive Plan. The Company also will grant options to purchase 7,500 Common Shares to each of the three trustee nominees of the Company under the Company's 1998 Share Option and Incentive Plan. The options will have an exercise price equal to the initial public offering price and will vest over three years.

o The Company will grant to Messrs. Romanov and McCreary options to purchase 300,000 Common Shares and 25,000 Common Shares, respectively, under the Company's 1998 Share Option and Incentive Plan. The options will have an exercise price equal to the initial public offering price. One-half of the options to be granted to Mr. Romanov will vest immediately and one-half will vest over three years and the options to be granted to Mr. McCreary will vest over five years.

o Mr. Romanov will enter into an employment and non-competition agreement with the Company. See "Management -- Employment and Non-Competition Agreements."



o Commencing 14 months after the Offering, Messrs. Romanov, Dauten and McCreary will have registration rights with respect to the Common Shares that may be issued to them in exchange for Units they receive in the Formation Transactions, as well as, in the case of Mr. Romanov, with respect to the Common Shares to be acquired by him upon exchange of the Units distributed to him in respect of the interest in ET Partnership purchased by him from Genesis.

   The following table summarizes the amount of cash, Common Shares, Options to purchase Common Shares and Units to be received by certain persons and entities as a result of the Formation Transactions:



Name                               Cash           Common Shares     Options        Units
-------------------------   -------------------   ---------------   ---------   ----------------
Genesis(1)                  $131.2 million(2)              --            --              --
Michael R. Walker           $2.3 million(3)           112,500(4)    150,000         123,906(5)
Edward B. Romanov, Jr.      $50,000(6)                312,500(7)    300,000         118,750(8)
D. Lee McCreary, Jr.        --                            100(9)     25,000          12,000(10)
Kent P. Dauten              --                          2,500         7,500          18,924(11)
Rodman W. Moorhead, III     --                          2,500         7,500              --
Timothy T. Weglicky         --                          2,500         7,500              --
Richard R. Howard           $90,500(12)                    --            --          44,506(13)
David C. Barr               --                             --            --          34,560(14)
John F. DePodesta           --                             --            --          17,898(15)
George V. Hager, Jr.        --                             --            --          22,629(16)

------------
(1) Includes certain of its wholly owned subsidiaries, Lake Washington and Multicare.
(2) Includes: (i) approximately $81.5 million as the purchase price for the Initial Properties or interests therein (including approximately $20.3 million as the cash portion of the purchase price paid by Genesis for the three skilled nursing facilities it purchased from CKHS effective January 1, 1998); (ii) approximately $33.9 million as the purchase price of or initial draws under Term and Construction Loans; (iii) $7.5 million as the purchase price of the Florida Facilities Note; (iv) $800,000 as the purchase price of the Penn Mortgage; (v) approximately $3.0 million as reimbursement of certain expenses; and (vi) $4.5 million paid to Genesis by Messrs. Walker and Romanov as the purchase price of its interest in ET Partnership.

 (3) Includes (i) approximately $1.9 million as repayment of indebtedness; (ii) $50,000 received by Mr. Walker (representing a return of his original investment) upon dissolution of Elder Trust Realty Group, Inc. following the purchase of its assets and liabilities by the Company; and (iii) approximately $358,000 in cash distributions from entities in which Mr. Walker owns interests and which own interests in five of the Initial Properties.

 (4) Represents Common Shares to be issued to Mr. Walker in respect of one-half of Genesis' interest in ET Partnership which Mr. Walker will purchase from Genesis for $2.25 million prior to the closing of the Offering.

 (5) Includes: (i) 21,875 Units to be issued to Mr. Walker in exchange for his interests in three of the initial properties; (ii) 66,235 Units representing Mr. Walker's approximate 39.9% interest in the Units to be issued to Senior LifeChoice in exchange for its interests in two of the Initial Properties; and (iii) 35,796 Units representing Mr. Walker's approximate 27.3% interest in the Units to be issued to MGI Limited Partnership in respect of its interest in ET Partnership.

 (6) Represents the amount to be received by Mr. Romanov (representing a return of his initial investment) upon dissolution of Elder Trust Realty Group, Inc. following the purchase of its assets and liabilities by the Company.

 (7) Includes (i) 112,500 Common Shares to be issued to Mr. Romanov in respect of one-half of Genesis' interest in ET Partnership which Mr. Romanov will purchase from Genesis for $2.25 million prior to the closing of the Offering; and (ii) 200,000 Common Shares to be issued to Mr. Romanov in exchange for a recourse promissory note in the amount of $4.0 million to be given to the Company by Mr. Romanov.

 (8) Includes: (i) 100,000 Units issued to Mr. Romanov in respect of his interest in the Operating Partnership; and (ii) 18,750 Units issued to Mr. Romanov in respect of his interest in ET Partnership. All of these Units will be received by Mr. Romanov as compensation.

 (9) Represents Common Shares issued to Mr. McCreary of the time of the formation of the Company.

(10) Represents Units issued to Mr. McCreary in respect of his interest in the Operating Partnership. These Units will be received by Mr. McCreary as compensation.

(11) Represents Mr. Dauten's approximate 11.4% interest in the Units to be issued to Senior Life Choice in exchange for its interests in two of the Initial Properties.

(12) Mr. Howard will receive approximately $90,500 as a cash distribution from an entity in which he owns an interest and which owns one of the Initial Properties.

(13) Includes: (i) 5,215 Units to be issued to Mr. Howard in exchange for his interest in one of the Initial Properties; (ii) 9,462 Units representing Mr. Howard's approximate 5.7% interest in the Units to be issued to Senior LifeChoice in exchange for its interests in two of the Initial Properties; and (iii) 29,829 Units representing Mr. Howard's approximate 22.7% interest in the Units to be issued to MGI Limited Partnership in respect of its interest in ET Partnership.
(14) Includes: (i) 4,731 Units representing Mr. Barr's approximate 2.9% interest in the Units to be issued to Senior LifeChoice in exchange for its interests in two of the Initial Properties; and (ii) 29,829 Units representing Mr. Barr's approximate 22.7% interest in the Units to be issued to MGI Limited Partnership in respect of its interest in ET Partnership.
(15) Represents Mr. DePodesta's approximate 13.6% interest in the Units to be issued to MGI Limited Partnership in respect of its interest in ET Partnership.
(16) Includes: (i) 4,731 Units representing Mr. Hager's approximate 2.9% interest in the Units to be issued to Senior LifeChoice in exchange for its interest in two of the Initial Properties; and (ii) 17,898 Units representing Mr. Hager's approximate 13.6% interest in the Units to be issued to MGI Limited Partnership in respect of its interest in ET Partnership.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES


     The following is a discussion of the anticipated policies with respect to investments, financing and certain other activities of the Operating Partnership and the Company. Upon consummation of the Offering, these policies will be determined by the Board of Trustees of the Company and may be amended or revised from time to time at the discretion of the Board of Trustees without notice to or a vote of the shareholders of the Company, or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.



Investment Policies


     Investments in Real Estate or Interests in Real Estate and Investments in Mortgages. The Company currently plans to conduct all of its investment activities through the Operating Partnership. The Company's principal business objective is to maximize growth in cash available for distribution and to enhance the value of its portfolio in order to maximize total return to shareholders. The Company's business and growth strategies to achieve this objective are: (i) to invest in a high quality portfolio of healthcare-related properties operated or managed by established operators or mortgages secured by such properties located in close proximity to complimentary healthcare services and facilities; (ii) to pursue aggressively opportunities for portfolio growth through REIT financing to established operators in the healthcare industry;
(iii) to provide shareholders the opportunity for increased distributions from annual increases in rental income and interest income and from portfolio growth; and (iv) to provide shareholders with stock price appreciation resulting from potential increases in the value of the Company's investments. There can be no assurance, however, that these investment objectives will be realized. See "Business and Growth Strategies" and "Policies with Respect to Certain Activities."


     The Company intends to acquire a diversified portfolio of income-producing healthcare facilities or mortgages thereon, with an initial focus on facilities located primarily in the eastern United States. In evaluating potential investments, the Company will consider such factors as (i) the quality and experience of management and the creditworthiness of the operator of the facility; (ii) the facility's historical, current and forecasted cash flow and its adequacy to meet operational needs, capital expenditures and lease or debt service obligations, while providing a competitive return on investment to the Company; (iii) the construction quality, conditions and design of the facility;
(iv) the geographic areas and type of facility; (v) the tax, growth, regulatory and reimbursement environment of the community in which the facility is located; (vi) the occupancy and demand for similar health care facilities in the same or nearby communities; and (vii) in the case of skilled nursing facilities, the payor mix of private, Medicare and Medicaid patients.


     In making future investments, the Company intends to focus on established, creditworthy, healthcare operators which meet the Company's standards for network resources and quality and experience of management. Although the Company initially will emphasize investments in assisted living, independent living and skilled nursing facilities, and, to a lesser extent, medical and other office buildings, it may seek to diversify into other types of healthcare facilities, such as retirement facilities, congregate care facilities and continuing care retirement communities. The Company also may seek to diversify its investments in terms of geographic location, operators and, subject to the foregoing, facility types. Nonetheless, substantially all of the Initial Properties will be leased to or managed by Genesis, and it is anticipated that a significant portion of new investments also will involve Genesis as tenant or manager. In addition, Genesis will manage the 11 skilled nursing facilities that secure the Florida Facilities Note.


     There are no limitations on the amount or percentage of the Company's total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location, operator or facility type.


     The Company may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     The Company does not intend to invest in the securities of others for the purpose of exercising control. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell certain of its properties.

     The Company may determine to finance acquisitions through the exchange of properties or the issuance of shares of its capital stock to others, if such transactions otherwise satisfy the Company's investment criteria. The Company also has authority to repurchase or otherwise reacquire its Common Shares or any other securities and may determine to do so in the future.

     To the extent that the Company's Board of Trustees determines to obtain additional capital, the Company may raise such capital through additional equity offerings, debt financing or retention of cash flow (subject to provisions of the Code concerning the taxability of undistributed income of "real estate investment trusts") or a combinations of these methods. See "Borrowing Policies" for further information concerning the Company's policies regarding debt financing.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including CMBSs. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.


Financing Policies

     The Company does not have a policy limiting the amount of indebtedness that the Company may incur. In addition, the Declaration of Trust and Bylaws do not limit the amount or percentage of indebtedness that the Company may incur. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

     The Board of Trustees will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service. See "Risk Factors -- The Company's Use of Debt Financing, the Absence of a Limitation on Debt, Increases in Interest Rates and Requirements of Tax-Exempt Bond Financing could have Adverse Effects on the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


Lending Policies

     The Company may consider offering purchase money financing in connection with the sale of properties where the provision of such financing will increase the value received by the Company for the property sold.


Conflict of Interest Policies

     Conflicts of Interest Involving Trustees. Mr. Walker, the Chairman of the Board of Trustees, also serves as Chairman of the Board of Directors and Chief Executive Officer of Genesis. At September 30, 1997, Mr. Walker beneficially owned approximately 2.2% of the outstanding common stock of Genesis. Because he serves as Chairman of both Genesis and the Company, Mr. Walker may be subject to certain conflicts of interest in fulfilling his responsibilities to the Company and its shareholders. See "Risk Factors -- Conflicts of Interest Between the Company and Genesis and Mr. Walker In Connection with the Formation and Operation of the Company." Under Maryland law, any contract or other transaction between a corporation and any of its directors or any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if
(a) the contract or transaction is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Company and its trustees. The Company believes that a requirement of disinterested director approval of such transactions, including transactions with Genesis, will help to eliminate or minimize certain potential conflicts of interest. Therefore, pursuant to the Company's Bylaws without the approval of a majority of the disinterested trustees, the Company and its subsidiaries may not (i) acquire from or sell to any trustee, officer or employee of the Company, or any entity in which a trustee, officer or employee of the Company serves as a director or owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company or its subsidiaries,
(ii) make any loan to or borrow from any of the foregoing persons, or (iii) engage in any other material transaction with any of the foregoing persons (other than pursuant to agreements entered into in connection with the Formation Transactions).

     Policies Applicable to All Trustees. Under Maryland law, each trustee will be obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to him and which the Company could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.

     Leased Office Space. Genesis is the principal tenant of three office properties owned by the Company. The Company believes Genesis is paying fair market rent for this space. The disinterested members of the Board of Trustees will annually review and approve the rates charged to Genesis for such office space.


Policies With Respect to Other Activities

     The Company may, but does not presently intend to, make investments other than as previously described. The Company will make investments only through the Operating Partnership. The Company will have authority to offer its Common Shares or other equity or debt securities of the Operating Partnership in exchange for property and to repurchase or otherwise reacquire its Common Shares or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable into Common Shares or Preferred Shares, in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, the Company intends to cause the Operating Partnership to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Trustees determines that it is no longer in the best interests of the Company to continue to qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Company's trustees without notice to or the vote of its shareholders.

                             PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


Management

     The Operating Partnership was formed on July 30, 1997, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). Following completion of the Offering, the Company will be the sole general partner of the Operating Partnership and expects at all times to own a majority interest in the Operating Partnership.

     The Company, as the general partner of the Operating Partnership, will have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances. Limited partners will have no right or authority to act for or to bind the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, the limited partners expressly acknowledge in the Operating Partnership Agreement that the Company, as general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership.


Sales of Assets

     Under the Operating Partnership Agreement, the Company, as general partner, will have the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. A sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (excluding Units held directly or indirectly by the Company).



Removal of the General Partner; Transfer of the Company's Interests

     The Operating Partnership Agreement provides that the limited partners may not remove the Company as general partner of the Operating Partnership with or without cause. In addition, the Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of the Company's assets (subject to certain conditions).

     Under the Operating Partnership Agreement, a sale of all or substantially all of the assets of the Company (or a merger of the Company with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (including Units held directly or indirectly by the Company). The Company expects at all times to own a majority of the outstanding Units and thus to control any such vote. In addition, the Operating Partnership Agreement does not require the consent of the limited partners to approve a transaction in which another entity acquires control (or all of the outstanding Common Shares) of the Company as long as all limited partners receive or have the right to receive the same consideration for their interests as they would have received had they exercised the Units Redemption Right (as defined below) with respect to their Units immediately prior to such acquisition.


Reimbursement of the Company; Transactions with the Company and its Affiliates

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners in the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs (including expenses incurred by the Company in connection with the issuance of Common Shares or other securities of the Company). Except as expressly permitted by the Operating Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third-party.


Redemption of Units

     Subject to certain limitations in the Operating Partnership Agreement, holders of Units generally will have the right to require the redemption of their Units at any time 14 months after the Closing of the Offering (the "Unit Redemption Right"). Pursuant to the Partnership Agreement, at the closing of the Offering, Messrs. Walker and Romanov will exchange the Units issued to them in respect of the Genesis interest in ET Partnership for Common Shares on a one-for-one basis. See "Structure and Formation of the Company" and "Benefits to Related Parties."

     Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, the limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership's acquiring the Units for cash, the Company will have the right to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, the Company will become the owner of such Units. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of the Company's Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable Federal or state securities laws as long as the Common Shares are publicly traded. The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Unit Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding Units not owned by the Company. See "Shares of Beneficial Interest" and "Shares Available for Future Sale."


Restrictions on Transfer of Units by Limited Partners

     The Operating Partnership Agreement imposes certain restrictions on the transfer of Units. The Operating Partnership Agreement provides that for a period of 12 months after the Closing of the Offering, no limited partner shall, without the prior written consent of the Company (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his, her or its interest in the Operating Partnership except, (i) in the case of an individual, to a member of his or her immediate family (or to a trust formed for the benefit of such individual or members of his or her immediate family or to a partnership, limited liability company, joint venture, corporation or other business entity comprised, directly or indirectly, only of such individual or members of his or her immediate family) (ii) in the case of a trust, partnership, limited liability company, joint venture, corporation or other business entity, to its beneficiaries, partners, owners or stockholders, as the case may be, (iii) by gift, (iv) by operation of law, (v) to another limited partner or (vi) pursuant to certain pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."


Issuance of Additional Units and Preference Units


     The Company is authorized at any time, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If Units are issued to the Company, then the Company must issue a corresponding number of Common Shares and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. In addition, the Operating Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms, provisions and rights which are preferential to the terms, provisions and rights of the Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.


Capital Contributions

     No partner of the Operating Partnership will be required to make additional capital contributions to the Operating Partnership, except that the Company is generally required to contribute net proceeds of the sale of Common Shares (and other equity interests) of the Company to the Operating Partnership. Except for limited partners (which will not include the Company) who enter into one or more Deficit Restoration Obligation Agreements with the Operating Partnership), no limited or general partner will be required to pay to the Operating Partnership any deficit or negative balance which may exist in its account.


Distributions; Allocations of Income and Loss

     The Operating Partnership Agreement generally provides for the quarterly distribution of "Available Cash" (as defined below), as determined in the manner provided in the Operating Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the limited partners are entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.


Exculpation and Indemnification of the Company

     The Operating Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company or such other general partner carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor, or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants, and agents.

     The Operating Partnership Agreement also requires the Operating Partnership to indemnify the Company, the Trustees and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.


Amendment of the Operating Partnership Agreement

     Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners (including the Company) holding a majority of the Units. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning Units) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the Units not held by the Company. Certain amendments that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the Operating Partnership Agreement with respect to the admission of new partners or the issuance of additional Units), or (iv) alter the Unit Redemption Right, must be approved by the Company and each limited partner that would be adversely affected by such amendment.


Term

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2096, (ii) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances), (iii) the sale of all or substantially all of the Operating Partnership's assets and properties, (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act, (v) the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company), (vi) prior to January 1, 2047, with the consent of holders (including the Company) of 90% of the outstanding Units or (vii) on or after January 1, 2047, on election by the Company, in its sole and absolute discretion.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Units are exchangeable) by (i) each trustee (and trustee nominee) of the Company, (ii) each executive officer of the Company, (iii) all trustees, trustee nominees and executive officers of the Company as a group, and (iv) each person or entity which is expected to be the beneficial owner of 5% or more of the outstanding Common Shares immediately following completion of the Offering. Except as indicated below, all of such Common Shares are owned directly, and the indicated person or entity has sole voting and investment power.





                                                Number of Shares and Units            Percentage of All     Percent of
                                               Beneficially Owned After the           Common Shares and     All Common
Name of Beneficial Owner(1)                              Offering                           Units           Shares (2)
--------------------------------------------   ------------------------------------   -------------------   -----------
Michael R. Walker   ........................                  265,625(3)               3.8%                  4.0%
Edward B. Romanov, Jr. .....................                  656,250(4)               9.2                   9.7
Kent P. Dauten   ...........................                   77,500(3)(5)            1.1                   1.2
Rodman W. Moorhead, III   ..................                   27,500(5)                 *                     *
Timothy T. Weglicki ........................                    7,500(5)                 *                     *
D. Lee McCreary, Jr.   .....................                   24,200(6)                 *                     *
All trustees, trustee nominees and executive
 officers as a group (6 persons)   .........                1,058,575(3)(4)(5)(6)     14.9%                 15.6%


------------
* Less than 1%.
(1) Address: c/o ElderTrust, 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348.
(2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares. The total number of Common Shares outstanding used in calculating the percentage assumes that none of the Units held by other persons are similarly acquired for Common Shares.
(3) Excludes the indirect interests of Messrs. Walker and Dauten as shareholders of Senior LifeChoice in 165,850 Units that will be issued to and will not be distributed by that entity.

(4) Includes (i) 75,000 Common Shares which Mr. Romanov has indicated he expects to purchase in the Offering and (ii) options for 150,000 Common Shares that will vest immediately upon completion of the Offering.
(5) Includes 75,000, 25,000 and 5,000 Common Shares, respectively, which the named trustee nominees have indicated they expect to purchase in the Offering.
(6) Includes 12,100 Common Shares which Mr McCreary has indicated he expects to purchase in the Offering.

                         SHARES OF BENEFICIAL INTEREST

     The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.


General

     The Declaration of Trust of the Company provides that the Company may issue 100 million Common Shares and 20 million Preferred Shares. As of September 30, 1997, 100 Common Shares were issued and outstanding.

     Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of the Company solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.


Common Shares

     All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently intends to pay regular quarterly distributions.

     Subject to the provisions of the Company's Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election, and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

     Holders of Common Shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the exchange provisions of the Company's Declaration of Trust regarding restrictions on transfer, Common Shares have equal distribution, liquidation and other rights.

     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Company's Declaration of Trust provides that the Board of Trustees, with the approval of a majority of the votes entitled to be cast at a meeting of shareholders, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that the Company has authority to issue. The Company's Declaration of Trust also provides that a merger transaction or termination of the trust must be approved, at a meeting of the shareholders called for that purpose, by the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.


Preferred Shares


     The Declaration of Trust authorizes the Board of Trustees to issue 20 million Preferred Shares and to classify any unissued Preferred Shares or to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust of the Company to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.


Power To Issue Additional Common Shares and Preferred Shares


     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares in one or more series will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Authorized but unissued Common Shares or Preferred Shares will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.


Restrictions on Ownership and Transfer


     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).


     Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the Ownership Limit or the Excluded Holder Limit, as applicable. In connection with the Excluded Holder Limit of 15% of the Common Shares that applies with respect to Mr. Romanov, Mr. Romanov has entered into an agreement with the Company for the benefit of the

Company and certain designated charitable beneficiaries that restricts Mr. Romanov's ownership of (i) a tenant of the Company or (ii) any entity that would cause the Company to be deemed to own more than 10% of a tenant of the Company and providing that if, at any time, for any reason, Mr. Romanov's ownership of interests in a tenant of the Company resulted in the actual or constructive ownership by the Company of 10% or more of any tenant of the Company, than a number of shares of the Company owned by Mr. Romanov necessary to reduce the Company's actual or constructive ownership of such tenant to less than 10% will automatically and irrevocably be transferred to a designated charitable beneficiary. The ownership attribution rules under the Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 8.6% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 8.6% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees may grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if such person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that (i) such person is not an individual for purposes of the Code, (ii) such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and (iii) such ownership will not otherwise jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Trustees may, in its reasonable discretion, require undertakings or representations from the applicant to ensure that the conditions in clauses (i), (ii) and (iii) of the preceding sentence are satisfied and will continue to be satisfied as long as such person owns shares in excess of the Ownership Limit. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals or entities to acquire any series or class of Preferred Shares in excess of the Ownership Limit or the Excluded Holder Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made. In either circumstance, prior to granting any exemption, the Board of Trustees must receive a ruling from the Internal Revenue Service or advice of counsel, in either case in form and substance satisfactory to the Board of Trustees, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.


     The Board of Trustees of the Company will have the authority to increase the Ownership Limit with respect to Common Shares from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.


     The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.


     Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.


     If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of the Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the Ownership Limit (referred to as "excess shares") and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

     In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and
(ii) the market value of such shares on the date of the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other lower percentage as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.


Transfer Agent and Registrar

     The transfer agent and registrar for the Common Shares is ChaseMellon Shareholder Services, L.L.C.

             CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S
                        DECLARATION OF TRUST AND BYLAWS


     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.


     The Declaration of Trust and Bylaws of the Company contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Trustees. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."


Number of Trustees; Classification and Removal of Board of Trustees; Other Provisions


     Effective immediately following the closing of the Offering, the Declaration of Trust will provide that the Board of Trustees shall consist of five members and may be thereafter increased or decreased in accordance with the Bylaws of the Company, provided that the total number of Trustees may not be fewer than three or more than nine. Pursuant to the Company's Bylaws, the number of trustees shall be fixed by the Board of Trustees within the limits set forth in the Declaration of Trust. Following the closing of the Offering, the Company's Declaration of Trust also will provide for the Board of Trustees to be divided into three classes of Trustees, with each class to consist as nearly as possible of an equal number of Trustees. The term of office of the first class of trustees will expire at the 1999 annual meeting of shareholders; the term of the second class of trustees will expire at the 2000 annual meeting of shareholders; and the term of the third class of trustees will expire at the 2001 annual meeting of shareholders. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.


     The Company's Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or series of shares of beneficial interest other than the Common Shares, Trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of the shares then outstanding and entitled to be cast for the election of trustees. Vacancies on the Board of Trustees may be filled by the concurring vote of a majority of the remaining trustees and, in the case of a vacancy resulting from the removal of a trustee by the shareholders, by a majority of the votes entitled to be cast for the election of trustees. Under Maryland law, trustees may fill any vacancy only until the next annual meeting of shareholders. A vote of shareholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the Board of Trustees of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.


     Because the Board of Trustees will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the Board of Trustees may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Trustees, however, currently does not contemplate the issuance of any shares of beneficial interest other than Common Shares.

     See "Management -- Limitation of Liability and Indemnification" for a description of the limitations on liability of trustees and officers of the Company and the provisions for indemnification of trustees and officers provided for under applicable Maryland law and the Declaration of Trust.


Changes in Control Pursuant to Maryland Law

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such Trust and approved by the affirmative vote of at least (i) 80% of all the votes entitled to be cast by holders of the outstanding shares of voting stock and
(ii) two-thirds of the votes entitled to be cast by holders of voting stock held by the Interested Shareholder who is (or whose affiliate is) a party to the business combination unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Bylaws provide that the control share provisions of the MGCL do not apply to the Company. However, the Board of Trustees, through its exclusive power to amend the Bylaws, may elect to adopt these provisions in the future.


Amendments to the Declaration of Trust and Bylaws

     The Declaration of Trust, including its provisions on classification of the Board of Trustees, restrictions on transferability of Common Shares and removal of trustees, may be amended only by a resolution adopted by the Board of Trustees and approved at an annual or special meeting of the shareholders by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, amendments relating to changes in the number of authorized shares of beneficial interest of the Company require the approval of holders of a majority of all votes entitled to be cast at a meeting of shareholders at which a quorum is present. Under the Maryland REIT law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration from time to time to qualify as a REIT under the Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

     The Bylaws of the Company provide that the trustees have the exclusive right to amend the Bylaws.


Advance Notice of Trustee Nominations and New Business

     The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(ii) with respect to special meetings of the shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (A) pursuant to the Company's notice of the meeting,
(B) by the Board of Trustees or (C) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.


Meetings of Shareholders

     The Company's Bylaws provide that annual meetings of shareholders shall be held on a date and at the time set by the Board of Trustees during the month of May each year (commencing in May 1999). Special meetings of the shareholders may be called by (i) the Chairman of the Board of the Company, (ii) the President or (iii) one-third of the Board of Trustees. As permitted by the MGCL, the Bylaws of the Company provide that special meetings must be called by the Secretary of the Company upon the written request of the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at the meeting. Pursuant to the Declaration of Trust and Bylaws of the Company, any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing by shareholders, unless such consent is unanimous.


Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

     The business combination provisions of the MGCL (and the control share acquisition provisions of the MGCL if they ever become applicable to the Company), the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of Trustees, the provisions for amending the Declaration of Trust and Bylaws and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of the Company must be approved, at a meeting called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the then outstanding shares entitled to vote thereon.


Maryland Asset Requirements

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.


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

                       SHARES AVAILABLE FOR FUTURE SALE

General

     Upon the completion of the Offering, the Company will have outstanding 6,482,600 Common Shares (7,390,100 shares if the Underwriters' overallotment option is exercised in full). In addition, 482,030 Common Shares are reserved for issuance upon exchange of Units. The Common Shares issued in the Offering will be freely tradable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in this Prospectus. See "Shares of Beneficial Interest." The 200,000 Common Shares purchased by Mr. Romanov in the private placement, the Common Share awards of 2,500 shares each to be made to the three trustee nominees and the 225,000 Common Shares to be issued to Messrs. Walker and Romanov in exchange for the Units received by Messrs. Walker and Romanov in respect of the interest of Genesis in ET Partnership, which interest will be purchased by Messrs. Walker and Romanov from Genesis prior to the liquidation of ET Partnership and the recapitalization of the Operation Partnership from Genesis, as well as any Common Shares acquired in redemption of Units (collectively, the "Restricted Common Shares"), will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "-- Registration Rights," the Company has granted certain holders registration rights with respect to their Restricted Common Shares.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Common Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also are subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Common Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company and the executive officers and trustees (including trustee nominees) of the Company will be required, as a condition to the Underwriters' participation in the Offering, to agree that they will not, without the consent of the Representative (as defined below), offer, sell, contract to sell or otherwise dispose of any Common Shares (including any Common Shares acquired upon redemption of Units) for 12 months following the Closing. See "Underwriting."

     Prior to the Offering, there has been no public market for the Common Shares. Trading of the Common Shares on the New York Stock Exchange is expected to commence immediately following completion of the Offering. No prediction can be made as to the effect, if any, that future sales or shares of the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. See "Risk Factors -- Lack of a Prior Public Market, Changes in Market Conditions, Changes in Earnings and Cash Distributions, Changes in Interest Rates and Dependence on External Sources of Capital Could Adversely Impact the Trading Price of the Common Shares" and "Partnership Agreement -- Restrictions on Transfer of Interests by Limited Partners."

Registration Rights


     The Company will grant demand registration rights to Messrs. Walker and Romanov with respect to Restricted Common Shares owned by them as of the Closing of the Offering. The Company also will grant demand registration rights to any shareholder with respect to any Restricted Common Shares acquired by such shareholder in redemption of Units. The Company will bear all expenses incident to these registration requirements, except for any underwriting discounts or commissions or transfer taxes, if any, relating to the registration of such Restricted Common Shares.

     In addition, the Company will adopt the ElderTrust 1998 Share Option and Incentive Plan for the purpose of attracting and retaining highly qualified trustees, executive officers and other key employees. See "Management -- 1998 Share Option and Incentive Plan" and "-- Compensation of the Board of Trustees." The Company intends to grant options to purchase approximately 497,500 Common Shares to trustees and executive officers upon the completion of the Offering. Promptly following the completion of the Offering, the Company expects to file a registration statement with the SEC with respect to the Common Shares issuable under the ElderTrust 1998 Share Option and Incentive Plan, which shares may be resold without restriction, unless held by affiliates.


                       FEDERAL INCOME TAX CONSIDERATIONS



     The following discussion summarizes the federal income tax considerations anticipated to be material to a prospective shareholder in the Company in connection with the ownership of Common Shares. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, the discussion is intended to address only those federal income tax considerations that are generally applicable to all shareholders in the Company. It does not discuss all aspects of federal income taxation that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. The description does not purport to deal with all aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "-- Taxation of Tax-Exempt Shareholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "-- Taxation of Non-U.S. Shareholders of the Company").



     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code (taking into account certain changes in law that are effective for taxable years starting after August 5, 1997), current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. The Company has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Company or the Operating Partnership. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.


     As used in this section, the term "Company" refers solely to ElderTrust.


     EACH PROSPECTIVE PURCHASER OF COMMON SHARES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES OF AN ENTITY ELECTING TO BE TAXED AS A REIT IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.


Taxation of the Company


     The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that, commencing with its taxable year ending December 31, 1998, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified.

     These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.


     Hogan & Hartson L.L.P. has acted as tax counsel to the Company in connection with the Company's election to be taxed as a REIT. In the opinion of Hogan & Hartson L.L.P., commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is conditioned upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company and the Operating Partnership. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and will assume that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on an ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the Company to Qualify as a REIT."

     As a REIT, the Company generally will not be subject to federal corporate income taxes on its net income that is distributed currently to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows.


  o The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  o Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference.

  o If the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

  o If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property or sales to which Section 1033 applies), such income will be subject to a 100% tax.

  o If the Company should fail to satisfy the 75% gross income test or the 95% gross income test (each as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

  o If the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  o With respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make the election described in IRS Notice 88-19.


Requirements for Qualification as a REIT


     Organizational Requirements. The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors,
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities), (vii) that makes an election to be a REIT (or has made such an election for a previous taxable year which has not been terminated or revoked) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status, (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder, and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).


     The Company believes that it will have issued sufficient Common Shares with sufficient diversity of ownership in the Offering to allow it to satisfy conditions (v) and (vi) above. In addition, the Company's Declaration of Trust provides for restrictions regarding the transfer and ownership of Common Shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure of the Company to Qualify as a REIT." Treasury Regulations require that the Company each year demand from certain record owners of its shares certain information in order to assist the Company in ascertaining that the share ownership requirements described above are satisfied. If the Company were to fail to comply with these Treasury Regulation requirements for any year, it would be subject to a $25,000 penalty. If the Company's failure to comply were due to intentional disregard of the requirements, the penalty would be increased to $50,000. However, if the Company's failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed. If the Company complies with the regulatory rules on ascertaining its actual owners but does not know, or would not have known by exercising reasonable diligence, whether it failed to meet the requirement that it not be closely held, the Company will be treated as having met the requirement. These rules were enacted as part of the Taxpayer Relief Act of 1997 (the "1997 Act") and are a change to the prior law, which provided that a REIT would be disqualified if it failed to comply with these Treasury Regulations.


     Absence of C Corporation Earnings and Profits. The Company was formed in 1997, but will not be active until 1998. Because it was inactive the Company did not satisfy the requirements for qualifications as a REIT for its short taxable year ended December 31, 1997. The Company will therefore make its election to be taxed as a REIT for its taxable year ending December 31, 1998. In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. The Company believes that it does not have, and did not have, any earnings and profits from its taxable year ended December 31, 1997.

     Ownership of Partnership Interests. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share of assets. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership and any subsidiaries of the Operating Partnership that are partnerships or limited liability companies ("LLCs") will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "-- Tax Aspects of the Company's Ownership of Interests in the Operating Partnership." The Company will have direct control of the Operating Partnership and intends to operate the Operating Partnership in a manner consistent with the requirements for qualification as a REIT.

     Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy the following two gross income requirements.

  o First, at least 75% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," gains on dispositions of real estate, dividends paid by another REIT and, in certain circumstances, interest from mortgage loans secured by real property) or from certain types of temporary investments.

  o Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities, including certain hedging instruments (or from any combination of the foregoing).

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following several conditions are met.

  o First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  o Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant").

  o Third, if rent attributable to personal property leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property" (the "15% Personal Property Test").

  o Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property, or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Additionally, due to changes in this requirement enacted as part of the 1997 Act for taxable years beginning on or after January 1, 1998, a REIT may provide de minimis services directly to the tenants of a property; provided, however, that if (i) the REIT operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant") and (ii) the amount received for so doing (the "Impermissible Tenant Service Income") exceeds one percent of the total amount of rent received by the REIT with respect to the property, then no amount of rent received by the REIT with respect to the property will qualify as "rents from real property." If the Impermissible Tenant Service Income is one percent or less of the total amount of rent received by the REIT with respect to the property, then only the Impermissible Tenant Service Income will not qualify as "rents from real property." A REIT's Impermissible Tenant Service Income may not be less than 150% of the REIT's direct cost in generating such income. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by the independent contractor, the cost of the services must be borne by the independent contractor.


     The Company will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above, or unless the Board of Trustees determines, in its discretion, that the rent received from a particular tenant under such an arrangement is not material and will not jeopardize the Company's status as a REIT), (ii) rent any property to a Related Party Tenant (unless the Board of Trustees determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease) or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue (except to the extent that the Impermissible Tenant Service Income would not exceed the 1% threshold described above or the Board of Trustees otherwise determines, in its discretion, that the nonqualifying income resulting therefrom is not material and will not jeopardize the Company's status as a
REIT).



     Pursuant to the Percentage Rent Leases, Genesis or a subsidiary of Genesis will lease from the Operating Partnership (i) two of the Initial Properties which are assisted living facilities and one of the Initial Properties which is an independent living facility, (ii) the three Lease-up Assisted Living Facilities which the Company has agreed to acquire from Genesis or from an entity in which Genesis has a 49% interest and (iii) the Initial Assisted or Independent Living Development Project which the Company has agreed to acquire from Genesis. The lease for the remaining assisted living facility being acquired from and leased-back to a subsidiary of Genesis will provide for the payment of Minimum Rent until such facility reaches Stabilized Occupancy, at which time the lease will convert automatically into a Percentage Rent Lease with no minimum rent. The Percentage Rent Leases provide that Genesis, directly or indirectly, will be obligated to pay to the Operating Partnership (i) Percentage Rent (as defined below) and (ii) Additional Rent (as defined below) (collectively "Rent"). "Percentage Rent" is calculated by multiplying a specified fixed percentage by the revenue generated with respect to the leased property (adjusted to exclude: (a) revenues from professional fees or charges by physicians and all providers of ancillary services (including Genesis and its affiliates), including, without limitation, physical therapy services, whether or not such providers are employees of the tenant; (b) non-operating revenues, such as interest income or income from the sale of assets not sold in the ordinary course of business; (c) federal, state or local excise taxes imposed upon, and any tax based upon or measured by, such revenues which is added to or made a part of the amount billed to the resident, client or other recipient of such services or goods, whether included in the billing or stated separately; (d) contractual allowances (relating to any period during the term) for billings not paid by or received from the appropriate governmental agencies or third party providers; and (e) all proper patient billing credits and adjustments (including, without limitation, allowances for uncollectable accounts) according to generally accepted accounting principles relating to healthcare accounting) (as adjusted, "Facility Revenues"). Percentage Rent is required to be paid each month in advance, with adjustments to be made quarterly and annually based on actual results.



     Pursuant to the Minimum Rent Leases, a tenant will lease from the Operating Partnership (i) two of the Initial Properties which are assisted living facilities, (ii) all of the Initial Properties which are skilled nursing facilities and (iii) the Lease-up Assisted Living Facilities and Initial Assisted or Independent Living Development Projects which will be acquired from and leased back to Multicare and one of the Initial


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Assisted or Independent Living Projects to be developed by SLC, if the related option to purchase such facility is exercised by the Company. The Minimum Rent Leases provide that the tenant will be obligated to pay to the Operating Partnership "Rent" consisting of (i) Minimum Rent (as defined below), (ii) Incremental Percentage Rent and (iii) Additional Rent. "Minimum Rent" is set at the beginning of the term and escalates based on the Consumer Price Index, a fixed percentage increase per year or a fixed percentage of the increase in the gross revenues for a facility during the immediately preceding year. Incremental Percentage Rent is calculated by multiplying a specified fixed percentage by the increased gross revenues for a facility over a specified base amount. Minimum Rent is to be paid each month in advance, and Incremental Percentage Rent is required to be paid quarterly, with adjustments to be made annually based on actual results.

     For both Percentage Rent Leases and Minimum Rent Leases, "Additional Rent" includes adjustments equal to the difference between the tenant's payment of estimated Percentage Rent or Incremental Percentage Rent, as the case may be, during a particular period and the actual Percentage Rent or Incremental Percentage Rent, as applicable, payable with respect to such period and certain other costs a tenant agrees to pay under the applicable lease.

     The leases of the medical and other office buildings included in the Initial Properties do not provide for any rent payments based on a tenant's revenues.

     In order for Rent to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties; (ii) the form of the agreement; (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

     In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property; (ii) the service recipient controls the property; (iii) the service recipient has a significant economic or possessory interest in the property (e.g., if the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property); (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract; (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient; and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence or any single factor may not be dispositive in every case.

     The Percentage Rent Leases and the Minimum Rent Leases have been structured with the intent to qualify as true leases for federal income tax purposes. Investors should be aware, however, that there are no controlling Treasury Regulations, published rulings or judicial decisions involving leases with terms substantially the same as the Percentage Rent Leases or the Minimum Rent Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, there can be no assurance that the IRS might not assert a contrary position. If the Percentage Rent Leases or the Minimum Rent Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the lessee would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status. In rendering its opinion, described above, that the Company's proposed method of operation should enable it to meet the requirement for qualification and taxation as a REIT under the Code,


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Hogan & Hartson L.L.P. has relied upon representations made by the Company as to, among other things, the commercial reasonableness of the Leases, and the intent and economic expectations of the parties to the Leases and, taking into account all surrounding facts and circumstances, the allocation of economic risk between the parties to the Leases.

     As indicated above, "rents from real property" must not be based in whole or in part on the income or profits of any person. Each of the Percentage Rent and the Incremental Percentage Rent should qualify as "rents from real property" since it is based on percentages of receipts or sales which percentages are fixed at the time the leases are entered into, provided the leases (i) are not renegotiated during the term of the leases in a manner that has the effect of basing Percentage Rent or Incremental Percentage Rent on income or profits and (ii) are not in reality used as a means of basing rent on income or profits. More generally, the Percentage Rent and the Incremental Percentage Rent, as applicable, will not qualify as "rent from real property" if, considering the Percentage Rent Leases or the Minimum Rent Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice but is in reality used as a means of basing rent on income or profits. Because each of the Percentage Rent and the Incremental Percentage Rent, as applicable, is based on fixed percentages of the gross revenues from the facilities that are established in the Percentage Rent Leases and the Minimum Rent Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the leases in a manner that has the effect of basing rent on income or profits and (ii) conform with normal business practice, the Percentage Rent and the Incremental Percentage Rent, as applicable, should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above). Neither the Percentage Rent and the Incremental Percentage Rent, as applicable, nor Additional Rent are based on the income or net profits of any person, and therefore should qualify as "rents from real property."

     The Company may lease certain items of personal property in connection with the lease of an assisted living facility, a skilled nursing facility or an independent living facility property. The 15% Personal Property Test provides that if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as "rent from real property." If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then the portion of the rent that is attributable to personal property does not qualify as "rent from real property." The amount of rent attributable to personal property is that amount which bears the same ratio to total rent for the taxable year as the average of the adjusted tax bases of the personal property at the beginning and end of the year bears to the average of the aggregate adjusted tax bases of both the real and personal property at the beginning and end of such year. The Company has represented that with respect to each lease that includes a lease of items of personal property, the amount of rent attributable to personal property with respect to such lease, determined as set forth above, will not exceed 15% of the total rent due under the lease.

     If any of the leased Initial Properties which are assisted living facilities, skilled nursing facilities or independent living facilities or any of the leased Initial Assisted or Independent Living Development Projects were to be operated directly by the Operating Partnership or a subsidiary partnership or LLC as a result of a default by the lessee under the applicable lease, such property would constitute foreclosure property for three years following its acquisition (or for up to an additional three years if an extension is granted by the IRS), provided that (i) the Operating Partnership or its subsidiary partnership or LLC conducts operations through an independent contractor (which would not include Genesis and its affiliates) within 90 days after the date the property is acquired, (ii) the Operating Partnership or its subsidiary partnership or LLC does not undertake any construction on the foreclosed property other than completion of improvements that were more than 10% complete before default became imminent and (iii) foreclosure was not regarded as foreseeable at the time the Company entered into such leases. For as long as any of these properties constitute foreclosure property, the income from the properties would be subject to tax at the maximum corporate rates, but it would qualify under the 75% and 95% gross income tests. However, if any of these properties does not constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests.


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

     Through the Operating Partnership, which is not an "independent contractor," the Company may provide certain services with respect to the Initial Properties or the Lease-up Assisted Living Facilities or Initial Assisted or Independent Living Development Projects, but the Company believes (and has represented) that all such services would be considered "usually or customarily rendered" in connection with the rental of space for occupancy only, so that the provision of such services would not jeopardize the qualification of rent from the Initial Properties or the Lease-up Assisted Living Facilities or Initial Assisted or Independent Living Development Projects as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ "independent contractors" to provide such services.

     Except for interest on obligations secured by real property, such as the Construction Loans, the Term Loans and the Penn Mortgage, "interest" will not qualify under the 75% gross income test (but will qualify under the 95% gross income test). For interest received from the Construction Loans, the Term Loans and the Penn Mortgage to qualify for both the 75% and 95% gross income test, they must be secured by real property and must be treated as debt for federal income tax purposes. In this regard, the Construction Loans, the Term Loans and the Penn Mortgage are secured by real property, the terms of each are typical of a debt instrument and the Company believes that the fair market value of the real property securing each of the Term Loans, the Construction Loans and the Penn Mortgage will exceed the principal amount of the loan or mortgage at the time the Loan is made by the Company or, if acquired by the Company from Genesis, did exceed the principal amount of the loan or mortgage at the time it was made. (Interest on loans, whether secured by real property or not, that is based on the income or profits of any person will not qualify under either the 75% or the 95% gross income test. The Company, however, does not anticipate making any loans where interest payable is based upon the income or profits of any person.)

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) the Company's failure to meet such tests were due to reasonable cause and not due to willful neglect and (ii) the Company attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above under "-- Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Initial Properties, the Lease-up Assisted Living Facilities and the Initial Assisted or Independent Living Development Projects for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the Initial Properties, the Lease-up Assisted Living Facilities and Initial Assisted or Independent Living Development Projects (and other properties) and to make such occasional sales of the Initial Properties or the Lease-up Assisted Living Facilities or Initial Assisted or Independent Living Development Projects as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy the following three tests relating to the nature of its assets.

  o First, at least 75% of the value of the Company's total assets must be represented by real estate assets including (i) its allocable share of real estate assets held by partnerships in which the Company owns


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     an interest (including its allocable share of the assets held directly or indirectly through the Operating Partnership) and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities.

  o Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class.

  o Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     The Operating Partnership owns 100% of the nonvoting stock of ET Capital Corp. and a note issued by ET Capital Corp. The Company believes that the Company's pro rata share of the value of the securities of ET Capital Corp. does not exceed 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS will not contend either that the value of the securities of ET Capital Corp. held by the Company (through the Operating Partnership) exceeds the 5% value limitation or that nonvoting stock of ET Capital Corp. held by the Operating Partnership should be considered "voting stock" for this purpose.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of the exercise of a Unit Redemption Right or an additional capital contribution of proceeds of an offering of Common Shares by the Company), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

     As discussed above, the assets held by the Company include the Construction Loans, the Term Loans and the Penn Mortgage. For these loans and the mortgage to qualify as "real estate assets" for the purpose of the asset test, they must be secured by real property and must be treated as debt for federal income tax purposes. As discussed above, the Construction Loans, the Term Loans and the Penn Mortgage are secured by real property, the terms of each are typical of a debt instrument and the Company believes that the fair market value of the real property securing each of the Term Loans, the Construction Loans and the Penn Mortgage will or did exceed the principal amount of the loan or mortgage at the time it is or was made.

     Annual Distribution Requirements. The Company is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration.

     To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company, however, may designate some or all of its retained net capital gain, so that, although the designated amount will not be treated as distributed for purposes of this tax, a shareholder would include its proportionate share of such amount in income, as long-term capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such amount. The shareholder's basis in its shares would be increased by the amount


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the shareholder included in income and decreased by the amount of the tax the shareholder is treated as having paid. The Company would make an appropriate adjustment to its earnings and profits. For a more detailed description of the tax consequences to a shareholder of such a designation, see "-- Taxation of Taxable U.S. Shareholders of the Company Generally."

     The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Company, as managing general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. If such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable share dividends.

     A portion of the cash to be used by the Company to fund distributions is expected to come from ET Capital Corp. through payments of dividends on the stock of ET Capital Corp. held by the Operating Partnership. ET Capital Corp. pays federal and state income tax at the applicable corporate rates. To the extent that ET Capital Corp. is required to pay federal, state or local taxes, the cash available for distribution by the Company to its shareholders will be reduced accordingly.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.


Failure of the Company to Qualify as a REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.


Taxation of Taxable U.S. Shareholders of the Company Generally

     As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership


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or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who would have the authority to control all substantial decisions of the trust.

     Distributions Generally. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income.

     Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Shareholders that are individuals, estates or trusts as gain from the sale or exchange of a capital asset held for more than one year (to the extent such capital gain dividends do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such U.S. Shareholder has held the Common Shares with respect to which any such distribution is made.

     On November 10, 1997, the IRS issued IRS Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as long-term capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as long-term capital gain in the 25% group) or (iii) a 28% rate gain distribution (which would be taxed as long-term capital gain in the 28% group). (If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution. For a discussion of the 20%, 25% and 28% tax rates applicable to individuals, estates and trusts, see "-- 1997 Act Changes to Capital Gain Taxation" below.) IRS Notice 97-64 also provides that the Company must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the Company were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the Company only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made with respect to different classes of shares be composed proportionately of dividends of a particular type.

     Distributions that are properly designated by the Company as capital gain dividends will be taxable to taxable corporate U.S. Shareholders as long-term capital gain (to the extent that such capital gain dividends do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such corporate U.S. Shareholder has held the Common Shares with respect to which any such distribution is made. The tax rate designations described in the preceding paragraph do not apply to corporate shareholders. Such corporate U.S. Shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in its Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in its Common Shares taxable as capital gains (provided that the Common Shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against future income (subject to certain limitations). The Company will notify Shareholders after the close of the Company's taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

     The Company may designate by written notice to its Shareholders its net capital gain so that, with respect to any retained net capital gains, a U.S. Shareholder would include its proportionate share of such retained net capital gains in income as long-term capital gain and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such retained net capital gains. The U.S.


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

Shareholder's basis in its shares would be increased by its share of such retained net capital gains and decreased by its share of such tax. With respect to such long-term capital gain of a U.S. Shareholder that is an individual or an estate or trust, the IRS, as described above in this section, has authority to issue regulations that should apply to such long-term capital gain the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

     Passive Activity Loss and Investment Limitations. Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of Common Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain. Dividends from the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment income limitation. Under recently enacted legislation, net capital gain from the disposition of Common Shares and capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder makes an election to the contrary.

     Certain Dispositions of Shares. In general, upon any sale or other disposition of Common Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between
(i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the Common Shares have been held by the U.S. Shareholder as a capital asset, and such gain or loss will be long-term capital gain or loss if such Common Shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains. For a U.S. Shareholder that is an individual, trust or estate, the long-term capital loss will be apportioned among the applicable long-term capital gain groups to the extent that distributions received by such U.S. Shareholder were previously so treated.

     1997 Act Changes to Capital Gain Taxation. The 1997 Act alters the taxation of capital gain income. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but no more than 18 months may be taxed at a maximum long-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides for a maximum rate of 25% for "unrecognized section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain" and certain other changes to prior law. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities." To date such regulations have not been prescribed. For a discussion of new rules under the 1997 Act that apply to the taxation of distributions by the Company to its U.S. Shareholders that are designated by the Company as "capital gain dividends," see "-- Distributions Generally" above. U.S. Shareholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.



Backup Withholding for Company Distributions

     The Company will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Shareholders of the Company."


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Taxation of Tax-Exempt Shareholders of the Company


     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Common Shares as "debt financed property" within the meaning of the Code and such Common Shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Shares will not constitute UBTI unless such tax-exempt shareholder has held such Common Shares as "debt financed property" within the meaning of the Code or has used the Common Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) or (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT but for the fact that
Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated for purposes of the "not closely held" requirement as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts.

     Based on the anticipated ownership of Common Shares immediately following the Offering, and as a result of certain limitations on transfer and ownership of Common Shares contained in the Declaration of Trust, the Company does not expect to be classified as a "pension-held REIT."


Taxation of Non-U.S. Shareholders of the Company


     The rules governing United States federal income taxation of the ownership and disposition of Common Shares by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be applicable to Non-U.S. Shareholders and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements.


     Distributions by the Company. Distributions by the Company to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the


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extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance for deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.


     Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, they will give rise to gain from the sale or exchange of its Common Shares, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will nevertheless be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company and that the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.


     Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless
(i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.


     Under the Foreign Investment in Real Property Tax Act ("FIRPTA") distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.


     Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of a Non-U.S. Shareholder's Common Shares (see "-- Requirements for Qualification as a REIT -- Annual Distribution Requirements" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding two paragraphs for actual distributions by the Company of capital gain dividends. Under that approach, Non-U.S.


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

Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company exceeds their actual United States federal income tax liability).


     Sale of Common Shares. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Shares generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Shares will not constitute a "United States real property interest" as long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. The Company believes that at the closing of the Offering it will be a "domestically controlled REIT," and therefore that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because the Common Shares are expected to become publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.



     Even if the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of Common Shares would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if
(i) the Common Shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and (ii) such Non-U.S. Shareholder owned 5% or less of the value of the Common Shares throughout the five-year period ending on the date of the sale or exchange. If gain on the sale or exchange of Common Shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Shares would be required to withhold and remit to the IRS 10% of the purchase price.


     Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Shares by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.


     The United States Treasury has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and


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

information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1998, will remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Shareholder should consult its own advisor regarding the effect of the new Treasury Regulations.


Tax Aspects of the Company's Ownership of Interests in the Operating
Partnership

     General. Substantially all of the Company's investments will be held indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through the Operating Partnership. See "-- Tax Aspects of the Company's Ownership of Interests in the Operating Partnership."

     Entity Classification. If the Operating Partnership were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and would preclude the Company from qualifying as a REIT (see "-- Requirements for Qualification as a REIT -- Asset Tests" and "-- Income Tests"). The same result could occur if any subsidiary partnership or LLC of the Operating Partnership failed to qualify for treatment as a partnership.

     Prior to January 1, 1997, an organization formed as a partnership or an LLC was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management,
(iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as an LLC will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise. The Treasury Regulations provide that the IRS will not challenge the classification of an existing partnership or LLC for tax periods prior to January 1, 1997 so long as (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997 and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996 that the classification of the entity was under examination by the IRS.

     Hogan & Hartson L.L.P., tax counsel to the Company, is of the opinion, based upon certain factual assumptions and representations described in the opinion, that the Operating Partnership will be treated as a partnership for federal income tax purposes (and not as an association taxable as a corporation).

     Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Operating Partnership Agreement is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.


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

     Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Initial Properties and the Lease-up Assisted Living Facilities and Initial Assisted Living Development Projects) that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will receive contributions of appreciated property (including the Initial Properties and the Lease-up Assisted Living Facilities and Initial Assisted Living Development Projects). Consequently, the Operating Partnership Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners in the Operating Partnership who contributed depreciable assets having adjusted tax bases less than their fair market values at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of
Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it, as a result of such sale. Such an allocation might cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Requirements for Qualification as a REIT."

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the properties initially contributed to the Operating Partnership. This method is generally the most favorable method from the perspective of the limited partners at the time of the contribution and will be less favorable from the perspective of the Company to the extent it subsequently contributes cash (such as the proceeds of this Offering) to the Operating Partnership.


Other Tax Consequences for the Company and its Shareholders

     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.


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                             ERISA CONSIDERATIONS


Employment Benefit Plans, Tax-Qualified Pension, Profit Sharing or Stock Bonus Plans and IRAs

     Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the Common Shares is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investment, inter alia, to be (i) for the exclusive purpose of providing benefits to the ERISA Plan's participants and their beneficiaries and defraying reasonable expenses of administering the ERISA Plan, (ii) prudent and solely in the interests of the participants and beneficiaries of the ERISA Plan, (iii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iv) authorized under the terms of the governing documents of the ERISA Plan. In addition, a fiduciary of an ERISA Plan should not cause or permit such ERISA Plan to enter into transactions prohibited under
Section 406 of ERISA or Section 4975 of the Code. In determining whether an investment in the Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider whether such investment is reasonably designed, as part of an ERISA Plan's investment portfolio for which the fiduciary has responsibility, to further the purposes of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) associated with the investment, the diversification, cash flow and funding requirements of the ERISA Plan and the liquidity and current return of the ERISA Plan's investment portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history, the terms of the management agreements, the fact that certain investment properties may not have been identified yet, other matters described under "Risk Factors" and the possibility of UBTI.

     The fiduciary of an ERISA Plan, or of an IRA or a qualified pension, profit sharing or stock bonus plan, or medical savings account which is not subject to ERISA but is subject to Section 4975 of the Code ("Other Plans"), should ensure that the purchase of Common Shares will not constitute a prohibited transaction under ERISA or the Code.


Status of the Company and the Operating Partnership under ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or Other Plan. The fiduciary of an ERISA Plan should also consider the relevance of these principles to ERISA's prohibition on improper delegation of control over or responsibility for Plan assets and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of or fails to remedy a known breach by another fiduciary.

     If the underlying assets of the Company are deemed to be assets of an ERISA Plan ("Plan Assets"), (i) the prudence standards and other provisions of
Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving the Company's assets and (ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice for a fee or other compensation to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Shares. The United States Department of Labor (the "DOL"), which has administrative responsibility over ERISA Plans and certain Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not significant.

     The DOL Regulation defines a "publicly-offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act


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

(provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC (the "registration period"), after the end of the fiscal year of the issuer during which the offering to the public occurred). The Common Shares are being sold in an offering registered under the Securities Act and the Company intends to register the Common Shares under the Exchange Act within the registration period.


     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.


     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The Offering will not impose a minimum investment requirement. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or federal law or court order; (ii) any requirement that advance notice of a transfer or assignment be given to the Company; (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability; (iv) any administrative procedure that established an effective date, or an event (such as completion of the Offering) prior to which a transfer or assignment will not be effective; (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor; (vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting for or on behalf of the issuer; (vii) any restriction or substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignee may be transferred or assigned without regard to such restriction or consent (other than any restriction described in the DOL Regulation); and
(viii) any requirement that not less than a minimum number of shares of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of Common Shares are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the Common Shares to be "freely transferable" within the meaning of the DOL Regulation. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." The Company also believes that certain restrictions on transfer that derive from the securities laws, from contractual arrangements with the Underwriters in connection with the Offering and from certain provisions should not result in the failure of the Common Shares to be "freely transferable." See "Underwriting." Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Shares that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.


     Assuming (i) that the Common Shares are "widely held" within the meaning of the DOL Regulation and (ii) that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Shares, the Company believes that, under the DOL Regulation, the Common Shares should be considered "publicly-offered securities" and, therefore, that the underlying assets of the Company should not be deemed to be plan assets of any ERISA Plan or Other Plan that invests in the Common Shares.


     In addition, the Declaration of Trust provides that if, in the future, the Board of Trustees authorizes the creation of any class of equity interests other than Common Shares, and such class of equity interests will not be "publicly-offered securities," the Board of Trustees will limit the equity participation in such class by

"benefit plan investors" so that their participation will not become "significant." For these purposes, the DOL Regulation provides that equity participation becomes "significant" once 25 percent or more of the value of the class is held by "benefit plan investors," and the term "benefit plan investors" means any employee benefit plan (as defined in ERISA section 3(3)) or any plan described in section 4975(e) of the Code, or any entity whose underlying assets include benefit plan investments.

     The DOL Regulation will also apply in determining whether the underlying assets of the Operating Partnership will be deemed to be plan assets. The partnership interests in the Operating Partnership will not be publicly offered securities. Nevertheless, if the Common Shares constitute publicly offered securities, the Company believes that the indirect investment in the Operating Partnership by ERISA Plans or Other Plans through their ownership of the Common Shares will not cause the assets of the Operating Partnership to be treated as plan assets. Similarly, the Operating Partnership Agreement provides that no interests in the Operating Partnership may be acquired by "benefit plan investors" if immediately after such acquisition investment in the Operating Partnership by "benefit plan investors" would be "significant."

                                 UNDERWRITING


     Subject to the terms and conditions in the United States purchase agreement (the "U.S. Purchase Agreement"), between the Company and each of the underwriters named below (the "U.S. Underwriters"), and concurrently with the sale of 1,210,000 Common Shares to the International Managers (as defined below), the Company has agreed to sell to each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the respective number of Common Shares set forth below opposite their respective names:



                                                         Number of
                    Underwriter                        Common Shares
                   ------------                       --------------
       Merrill Lynch, Pierce, Fenner & Smith  ......
       Incorporated
       BT Alex. Brown Incorporated   ...............
       Goldman, Sachs & Co. ........................
         Total  .................................        4,840,000
                                                         =========

     The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust International PLC and Goldman Sachs International are acting as lead managers. Subject to the terms and conditions set forth in the International Purchase Agreement and concurrently with the sale of 4,840,000 Common Shares to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase from the Company, an aggregate of 1,210,000 Common Shares. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.


     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of such Common Shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of Common Shares pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.


     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the Common Shares to the public at the public offering price per share set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $------
 per share. The U.S. Underwriters may allow, and such dealers may re-allow, a discount not in excess of $------ per share on sales to certain other dealers. After the date of this Prospectus, the initial public offering price, concession and discount may be changed.


     The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

     The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 726,000 additional Common Shares to cover overallotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the U.S. Underwriters exercise this option, each U.S. Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Common Shares to be purchased by it shown in the foregoing table bears to such Common Shares initially offered hereby. The Company also has granted an option to the International Managers, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 181,500 additional Common Shares to cover overallotments, if any, on terms similar to those granted to the U.S. Underwriters.

     Until the distribution of the Common Shares is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with the Offering, i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the overallotment option described above.



     The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provision, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


     At the request of the Company, the U.S. Underwriters have reserved up to 10% of the shares offered hereby for sale at the initial public offering price to trustees, officers and employees of the Company, its and their business affiliates and related parties who have expressed an interest in purchasing shares. Such purchases will be made under the same terms and conditions as will be initially offered by the U.S. Underwriters to others in the Offering. The number of shares available to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares that are not so purchased by such persons at the completion of the Offering will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.


     The Company, its trustees and executive officers, the Operating Partnership and the Continuing Investors have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or Units or any securities convertible into or exchangeable for Common Shares or Units for a period of 12 months from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company has granted certain registration rights to Messrs. Walker, Romanov and McCreary and the Continuing Investors pursuant to which such persons may require the Company to file a registration statement with the SEC with respect to Common Shares owned by them as of the closing of the Offering, in the case of Messrs. Walker and Romanov, or received by them in exchange for their Units, in either case, beginning 14 months after the date of the Prospectus.


     The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Prior to the Offerings, there has been no public market for the Common Shares of the Company. The initial public offering price will be determined through negotiations between the Company and the U.S. Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, will be dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which will be based on the results of operations of the Initial Investments), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.


     The Common Shares have been approved for listing on the New York Stock Exchange under the symbol "ETT," subject to official notice of issuance. In order to meet one of the requirements for listing the Common Shares on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Common Shares to a minimum of 2,000 beneficial holders.


     The Company will pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated an advisory fee equal to 0.5% of the gross proceeds received from the sale of Common Shares to public investors in the Offering for financial advisory services rendered in connection with the Company's formation as a REIT.

                                    EXPERTS

     The balance sheet of ElderTrust as of September 30, 1997 has been included herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Common Shares will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, DC. In addition, the description of federal income tax considerations under the heading "Federal Income Tax Considerations" is based upon the opinion of Hogan & Hartson L.L.P. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. In addition to providing services to the Company, Hogan & Hartson L.L.P. also provides legal services to Genesis, including in connection with certain of the Formation Transactions.


                            ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. In addition, the Company intends to file an application to list the Common Shares on the NYSE and, if the Common Shares are listed on the NYSE, similar information concerning the Company can be inspected and copies at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and a report thereon by independent certified public auditors.

                                   GLOSSARY

     The following are definitions of certain terms used in this Prospectus. Unless the context otherwise requires, the following terms shall have the meanings set forth below for purposes of this Prospectus.

     "ACBM" means asbestos-containing building materials.

     "Acquisition Corp." means Genesis ElderCare Acquisition Corp., a wholly owned subsidiary of Genesis ElderCare Corp. which, in turn, is owned 44% by Genesis and owned 56% by The Cypress Group, L.L.C. and TPG Partners II, L.P.

     "Acquisition Loan" means the $45.0 million loan made by Genesis in August 1996 to finance the Age Institute of Florida's acquisition of 11 skilled nursing facilities.

     "Additional Rent" means, for both Percentage Rent Leases and Minimum Rent Leases, adjustments equal to the difference between the tenant's payment of estimated Percentage Rent or Incremental Percentage Rent, as the case may be, during a particular period and the actual Percentage Rent or Incremental Percentage Rent, as applicable, payable with respect to such period and certain other costs a tenant agrees to pay under the applicable lease.

     "Age Institute of Florida" means the Age Institute of Florida, Inc., a Florida not-for-profit corporation.

     "Available Cash" means, generally, net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.

     "Beneficiary" means the qualified charitable organization selected by the Company as the beneficiary of the trust which will automatically receive any shares purportedly transferred to a Prohibited Transferee in violation of the Ownership Limit or other restrictions in the Declaration of Trust.

     "Book-Tax Difference" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time.

     "Built-In Gain Asset" means any asset acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax).

     "Bylaws" means the Amended and Restated Bylaws of the Company, as amended from time to time.

     "CCMC" means Crozer Chester Medical Center, a Pennsylvania nonprofit organization.

     "Change of Control of the Company," for purposes of the Plan, means such term as defined in the Plan or as otherwise defined in the applicable award agreement. As defined in the Plan, a "Change of Control of the Company" means the occurrence of any one of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;
(ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Trustees, including for this purpose any new trustee whose election resulted from a vacancy on the Board of Trustees caused by the mandatory retirement, death, or disability of a trustee and was approved by a vote of at least two-thirds ( 2/3rds) of the trustees then still in office who were trustees at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v), the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the shareholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of a entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person, has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Company unless the Board of Trustees has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company; or (vi) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i)-(v) above.

     "CKHS" means Crozer-Keystone Health System, a Pennsylvania nonprofit corporation.

     "CMBS" means a collateralized mortgage-backed security.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Share Option Committee of the Board of Trustees of the Company.

     "Common Shares" means the common shares of beneficial interest, $.01 par value per share, of the Company.

     "Company" means ElderTrust, a Maryland real estate investment trust, and one or more of its subsidiaries (including the Operating Partnership and ET Capital Corp.), or, as the context may require, ElderTrust only or the Operating Partnership only.

     "Construction Loan Commitments" means financing commitments made by the Company for ten assisted living development and expansion projects which are in the planning stage.

     "Construction Loans" means construction loans made by the Company to provide funding for the development and construction of the Initial Assisted Living Development Projects.

     "Continuing Investors" means certain persons contributing interests in the Initial Properties to the Operating Partnership in exchange for Units. The Continuing Investors include Messrs. Walker and Howard, individually, and Senior LifeChoice and three other individuals not affiliated with the Company or Genesis. Following completion of the Offering and the Formation Transactions, Messrs. Walker, Dauten, Howard, Barr and Hager will own, in the aggregate, approximately 62.8% of the interests in Senior LifeChoice Corp., and six other individuals not affiliated with the Company or Genesis will own the remaining interests in Senior LifeChoice.

     "Credit Facility" means the Company's proposed secured credit facility in the amount of up to $140 million.

     "Crozer/Genesis" means Crozer/Genesis ElderCare Limited Partnership, a Pennsylvania limited partnership.

     "DCMH" means the Delaware County Memorial Hospital.

     "Declaration of Trust" means the Amended and Restated Declaration of Trust of the Company, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "DOL" means the United States Department of Labor.

     "DOL Regulation" means a regulation, issued by the DOL, defining plan assets for certain purposes under ERISA.

     "Environmental Laws" means the federal, state and local laws and regulations relating to protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means an employee benefit plan subject to ERISA.

     "ET Partnership" means ET Partnership, a Pennsylvania partnership and (along with Messrs. Romanov and McCreary) one of the organizational limited partners of the Operating Partnership. The partners in ET Partnership are Genesis, Mr. Romanov and MGI Limited Partnership.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Holder Limit" means the 15.0% limit on the amount of Common Shares which may be owned by Mr. Romanov.

     "Facility Revenues" means revenue generated with respect to the applicable leased property (adjusted to exclude: (a) revenues from professional fees or charges by physicians and all providers of ancillary services (including Genesis and its affiliates), including, without limitation, physical therapy services, whether or not such providers are employees of the tenant; (b) non-operating revenues, such as interest income or income from the sale of assets not sold in the ordinary course of business; (c) federal, state or local excise taxes imposed upon, and any tax based upon or measured by, such revenues which is added to or made a part of the amount billed to the resident, client or other recipient of such services or goods, whether included in the billing or stated separately; (d) contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers; and (e) all proper patient billing credits and adjustments (including, without limitation, allowances for uncollectable accounts) according to generally accepted accounting principles relating to healthcare accounting).


     "15% Personal Property Test" means the test under the Code to determine whether rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease.


     "FIRPTA" means the Foreign Investment in Real Property Tax Act.


     "Fixed Rent Leases" means the tenant leases for the medical office and other buildings which provide for specified annual rent, subject to increases in rent in certain of the leases.


     "Florida Facilities Note" means the $7.5 million note of the Age Institute of Florida to be purchased by ET Capital Corp. from Genesis and in which the Operating Partnership will have substantially all of the economic interest.


     "Formation Transactions" means all of the transactions described under "Structure and Formation of the Company -- Formation Transactions."


     "Funds from Operations" means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.


     "GAAP" means Generally Accepted Accounting Principles.


     "Genesis" means Genesis Health Ventures, Inc., a Pennsylvania corporation, and its subsidiaries that will lease or manage a substantial portion of the properties and other assets acquired by the Company in its formation or, as the context may require, Genesis only or such subsidiaries of Genesis only.


     Impermissible Tenant Service Income" means the amounts received by a REIT for operating or managing a property or furnishing or rendering services to a tenant at a property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant").


     "Incentive Options" means options to purchase Common Shares which are granted under the Plan and which are intended to qualify as incentive options under Section 422 of the Code.

     "Incremental Percentage Rent" means, with respect to certain of the Minimum Rent Leases, incremental percentage rent equal to a specified percentage of increased gross revenues during any lease year over the gross revenues during the first lease year for a facility.


     "Independent Trustee" means an individual serving as a trustee who is not an affiliate of the Company and is not an employee of the Company.


     "Initial Assisted or Independent Living Development Projects" means assisted or independent living facilities in development subject to Construction Loans.


     "Initial Investments" means the Company's investments in the Initial Properties, the Term and Construction Loans, the Penn Mortgage and the Florida Facilities Note.


     "Initial Properties" means the 21 assisted and independent living facilities, skilled nursing facilities and medical office and other buildings being acquired by the Company in the Formation Transactions.


     "Initial Property Acquisition Agreement" means each of the acquisition agreements between the Company and the current owner of an Initial Property and the acquisition agreements among the Company and the holders of all interests in the current owner of an Initial Property.


     "Interested Shareholder" means any person who beneficially owns ten percent or more of the voting power of the Company's then outstanding shares or an affiliate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the Company.


     "International Purchase Agreement" means the purchase agreement among the Company and the International Managers.


     "International Managers" means the underwriters outside the United States and Canada named in this Prospectus for whom Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust International PLC and Goldman Sachs International are acting as lead managers.

     "Intersyndicate Agreement" means the agreement between the U.S. Underwriters and the International Managers providing for the coordination of their activities.


     "IRS" means the Internal Revenue Service.


     "Lake Washington" means Lake Washington, Ltd., a Florida limited partnership in which Genesis owns a 49% interest.


     "Lease-up Assisted Living Facilities" means assisted living facilities in lease-up subject to Term Loans.


     "Lender" means the lender under the Credit Facility which will be an affiliate of Deutsche Morgan Grenfell.


     "LIBOR" means the London Interbank Offered Rate.


     "MGCL" means the Maryland General Corporation Law.


     "MGI Limited Partnership" mean MGI Limited Partnership, a Delaware limited partnership and a partner in ET Partnership. Mr. Walker owns all of the interests in the corporate general partner of MGI Limited Partnership, and all of the limited partner interests in MGI Limited Partnership are owned by Mr. Walker and the following additional four executive officers of Genesis: (i) Richard R. Howard, President and a director of Genesis; (ii) David C. Barr, Executive Vice President and Chief Operating Officer of Genesis; (iii) John F. DePodesta, Senior Vice President, Law & Public Policy of Genesis; and (iv) George V. Hager, Jr., Senior Vice President and Chief Financial Officer of Genesis.


     "Minimum Rent" means the rent which is set at the beginning of the term of a Minimum Rent Lease and escalates based on the Consumer Price Index, a fixed percentage increase per year or a fixed percentage of the increase in the gross revenues for a facility during the immediately preceding year.

     "Minimum Rent Leases" means the long-term, triple net leases for certain of the Initial Properties which are skilled nursing or assisted living facilities and which will provide for base rent, plus scheduled base rent step-ups and, in the case of certain of the Minimum Rent Leases, additional rent based upon incremental revenues over the base year.


     "Multicare" means The Multicare Companies, Inc., a 44% owned subsidiary of Genesis, and its subsidiaries.


     "Named Executive Officers" means the Company's Chief Executive Officer and the Company's other executive officer.


     "NAREIT" means the National Association of Real Estate Investment Trusts.


     "1997 Act" means the Taxpayer Relief Act of 1997.


     "Non-Qualified Options" means options to purchase Common Shares which are granted under the Plan and which are not intended to qualify as incentive options under Section 422 of the Code.


     "Non-U.S. Shareholders" means persons that are, for United States federal income taxation purposes, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.


     "Offering" means the offering of Common Shares of the Company pursuant to and as described in this Prospectus.


     "Operating Partnership" means ElderTrust Operating Limited Partnership, a Delaware limited partnership.


     "Operating Partnership Agreement" means the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.


     "Other Plans" means an IRA or a qualified pension, profit sharing or stock bonus plan, or medical savings account which is not subject to ERISA but is subject to Section 4975 of the Code.

     "Ownership Limit" means the restrictions in the Declaration of Trust which generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 8.6% of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% of the issued and outstanding shares of any class or series of the Company's Preferred Shares.


     "Partnership Act" means the Delaware Revised Uniform Limited Partnership
Act.


     "Penn Mortgage" means the $800,000 mortgage note made by Philadelphia Development Corporation and secured by a first lien on an unoccupied 180 bed personal care facility to be purchased by the Company from Genesis.


     "Percentage Rent" means the rent calculated by multiplying a specified fixed percentage by the Facility Revenues.


     "Percentage Rent Leases" means the long-term, triple net leases for certain of the Initial Properties which are assisted living or independent living facilities and which will be based on a specified percentage of facility revenues with no required minimum rent.


     "Plan" means the ElderTrust 1998 Share Option and Incentive Plan.


     "Plan Assets" means assets of an ERISA Plan.


     "POB I" means Professional Office Building I.


     "Preference Units" means preferred units and other partnership interests of different classes and series having such rights, preferences and other privileges, variations and designations as may be determined by the Company and which may be issued by the Operating Partnership under the Operating Partnership Agreement.

     "Preferred Shares" means the preferred shares of beneficial interest, $0.01 par value per share, of the Company.


     "Private Partnership" means a privately held partnership formed to acquire skilled nursing facilities or other healthcare facilities and which would finance up to 90% of the purchase price of the facilities by years of a REMIC Loan and would finance the remainder of the purchase price of the facilities by means of an equity investment by the partners in the Private Partnership, who may include Genesis and one or more of the Company's officers and trustees.


     "Prohibited Owner" means a person or entity holding record title to any shares in excess of the Ownership Limit.


     "Prohibited Transferee" means a transferee of a purported transfer of shares of beneficial interest of the Company which would result in any person violating the Ownership Limit or the other restrictions in the Declaration of the Trust.


     "Prospectus" means this prospectus, as the same may be amended.


     "Purchase Agreement" means the purchase agreement between the Company and the Underwriters.


     "Recognition Period" means the ten-year period beginning on the date on which the Company acquires a Built-In Gain Asset.


     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.


     "Related Party Tenant" means a tenant of the Company which also is an actual or constructive owner of 10% or more of the Company, or of which the Company actually or constructively owns 10% or more.


     "REMIC" means a real estate mortgage conduit.


     "REMIC Loan" means a mortgage loan from a REMIC to a Private Partnership.


     "Rent" means, with respect to a Percentage Rent Lease, (i) Percentage Rent and (ii) Additional Rent, and, with respect to a Minimum Rent Lease, (i) Minimum Rent, (ii) Incremental Percentage Rent and (iii) Additional Rent.


     "Restricted Common Shares" means Common Shares which are "restricted" securities under the meaning of Rule 144 or any Common Shares acquired in redemption of Units.


     "Retained Note" means the $2.5 million working capital term note made by the Age Institute of Florida and retained by Genesis.


     "Right of First Refusal Agreement" means the agreement between the Company and Genesis pursuant to which, among other things, for a period of three years from the closing of the Offering (subject to annual renewals thereafter), Genesis has granted the Company a right of first refusal to purchase and leaseback to Genesis any assisted or independent living facility which Genesis determines to sell and leaseback.


     "Rule 144" means Rule 144 promulgated under the Securities Act.


     "SEC" means the Securities and Exchange Commission.


     "Securities Act" means the Securities Act of 1933, as amended.


     "Senior CMBS Interests" means senior interests in a REMIC.


     "Senior LifeChoice" means Senior LifeChoice Corp., a privately held Pennsylvania corporation whose principal stockholders include Mr. Walker. Following completion of the Offering and the Formation Transactions, Messrs. Walker, Dauten, Howard, Barr and Hager will own, in the aggregate, approximately 62.8% of the interests in Senior LifeChoice, and six other individuals not affiliated with the Company or Genesis will own the remaining interests in Senior LifeChoice.

     "Series 1994 Bonds" and "Series 1995 Bonds" mean, together, the tax-exempt bond financings relating to the Highgate and Woodbridge assisted living facilities.

     "SLC" means Senior LifeChoice, LLC, a privately held Pennsylvania limited liability company.

     "SMOBGP" means Salisbury Medical Office Building General Partnership, a Pennsylvania general partnership.

     "Stabilized Occupancy" means average monthly occupancy for a facility of at least 90% for three consecutive months.

     "Subordinated CMBS Interests" means a subordinated interest in a REMIC.

     "Subordinated Notes" means the Florida Facilities Note and the Retained
Note.

     "Term Loans" means term mortgage loans made by the Company with respect to the Lease-up Assisted Living Facilities.

     "Treasury Regulations" means the applicable regulations that have been promulgated under the Code.

     "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States,
(ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or
(iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "UBTI" means unrelated business taxable income.

     "Underwriters" means the U.S. Underwriters and the International Managers.


     "Unit" means a unit of partnership interest in the Operating Partnership.

     "U.S. or United States" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

     "U.S. Purchase Agreement" means the purchase agreement among the Company and the U.S. Underwriters.

     "Unit Redemption Right" means the right of holders of Units to require the redemption of their Units at any time more than 14 months after the closing of the Offering.

     "U.S. Representatives" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and Goldman, Sachs & Co.

     "USTs" means underground storage tanks.

     "U.S. Underwriters" means the underwriters for the United States and Canada named in this Prospectus for whom the U.S. Representatives are acting as representatives.

                         INDEX TO FINANCIAL STATEMENTS




                                                                         Page
                                                                        Number
                                                                        -------
ELDERTRUST
Independent Auditors' Report  .......................................    F-2
Balance Sheet as of September 30, 1997 ..............................    F-3
Notes to Balance Sheet  .............................................    F-4
Pro Forma Balance Sheet and Statements of Operations  ...............    F-6
Notes to Pro Forma Balance Sheet and Statements of Operations  ......    F-10

                         Independent Auditors' Report



The Board of Trustees and Shareholders
ElderTrust:



We have audited the accompanying balance sheet of ElderTrust as of September 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ElderTrust as of September 30, 1997, in conformity with generally accepted accounting principles.



                                                      KPMG PEAT MARWICK LLP


Washington, DC
January 2, 1998

                                  ELDERTRUST

                                 Balance Sheet

                              September 30, 1997



Assets
 Cash   ............................................................    $ 100
                                                                        -----
Shareholder's equity
 Preferred shares of beneficial interest, $.01 par value:
   20,000,000 shares authorized; none issued or outstanding   ......    $  --
 Common shares of beneficial interest, $.01 par value:
   100,000,000 shares authorized; 100 issued and outstanding  ......        1
 Additional paid-in-capital  .......................................       99
                                                                        -----
  Total shareholder's equity .......................................    $ 100
                                                                        =====

                    See accompanying notes to balance sheet.

                                  ELDERTRUST

                            Notes to Balance Sheet

                              September 30, 1997


(1) Organization

     ElderTrust was formed in the State of Maryland on September 23, 1997 and issued a total of 100 shares to the Company's chief financial officer for a total consideration of $100. The Company is in the process of an initial public offering pursuant to which it plans to issue approximately 6,050,000 additional shares (the "Offering"). The Company intends to file a Form S-11 registration statement with the Securities and Exchange Commission in connection with the proposed offering of shares to the public.

     The Company has had no operations. Upon consummation of the Offering, the Company intends to begin operations by 1) purchasing a diversified portfolio of healthcare properties, consisting primarily of assisted living and skilled nursing facilities which will be leased back to the current owners or other third parties, 2) making construction loans collateralized by healthcare properties under construction and making term loans collateralized by healthcare properties on which construction has been recently completed, but which are still in transition to occupancy levels required under purchase/leaseback agreements, 3) acquiring a first mortgage loan secured by an unoccupied personal care facility and 4) acquiring a 95% equity interest in an entity which will acquire a second mortgage loan.


(2) Federal Income Taxes

     At the earliest possible date, the Company intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, upon such qualification it will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes at least 95 percent of its taxable income and meets certain other conditions. The Company may, however, be subject to state or local taxation in various jurisdictions.


(3) Planned Transactions


     The Company intends to contribute the proceeds of the Offering to an operating partnership in exchange for the sole general partner interest and a majority limited partner interest. The operating partnership will use the contributions from the Company and borrowings under a proposed credit facility to purchase 21 healthcare properties for an aggregate cost of $156.7 million and to fund construction and term loans on nine healthcare properties with an aggregate balance of $34.8 million. In addition, the Company will make a $5.6 million loan to ET Capital Corp. ("ET Capital") and will invest an additional $1.8 million to acquire a 95%, nonvoting equity interest in ET Capital. ET Capital will use the proceeds from the loan and the contributed capital from the Company and the Company's chief executive officer to purchase a $7.5 million working capital term note from Genesis Health Ventures, Inc. ("Genesis"), which is secured by a second lien on 11 skilled nursing facilities and related accounts receivable and other working capital assets. The Company also will acquire a $800,000 first mortgage note from Genesis. Thirteen of the properties to be purchased with an aggregate cost of $93.4 million are owned by Genesis and will be leased back to affiliates of Genesis or to third parties under long-term operating leases. A construction loan of approximately $2.0 million will be purchased from Genesis. Affiliates of Genesis will be the borrowers on seven of the nine construction and term loans, and Genesis manages the properties securing the working capital term note. The Chairman and chief executive officer of Genesis is chairman of the board of trustees of the Company.


     The operating partnership has agreements to purchase the properties and to purchase or make the construction, term and first and second mortgage loans, subject to certain terms and conditions, including, among other things, successful completion of the Offering and obtaining a credit facility. The Company has obtained a commitnment from an affiliate of a commercial bank for a secured credit facility which would be used to pay a portion of the purchase price of the properties and to fund the construction and term loans and which would be available for working capital needs and other general corporate purposes. Management believes that the Company will be able to obtain sufficient credit on acceptable terms.

     The Company has agreed to reimburse actual costs incurred on its behalf by Genesis upon consummation of the Offering. These costs relate to organizing the Company, negotiating property acquisitions, performing due diligence related to the properties, performing corporate work in contemplation of the Offering and preparing the registration statement. This amount is estimated to be approximately $3.0 million and will be payable upon the closing of the Offering from the proceeds of the Offering.

     The Company and Genesis plan to enter into an agreement for a period of three years from the closing of the Offering (subject to annual renewal), pursuant to which Genesis will grant the Company a right of first refusal to purchase and leaseback to Genesis any assisted living, independent living or skilled nursing facility which Genesis determines to sell and leaseback (other than sale/leaseback transactions with commercial banking institutions). The agreement also would provide the Company with (i) a right to offer financing to Genesis and other developers of assisted and independent living facilities which, once developed, will be operated by Genesis and (ii) a right to offer financing to Genesis with respect to any new off-balance sheet financing of skilled nursing facilities currently owned by Genesis. The Company intends to provide Genesis with a right of first refusal to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by the Company within Genesis' markets unless the facility will be leased or managed by the developing or selling company or an affiliate thereof.


(4) Employee Benefit Plans and Related Matters

     Prior to completion of the Offering, the Company's board of trustees intends to adopt a share option and incentive plan. The Company intends to reserve 9.9% of the total number of common shares and operating partnership units outstanding from time to time for issuance under the share option and incentive plan. As of the effective date of the Offering, the Company intends to grant options to purchase 497,500 shares. Of these options, 150,000 will vest immediately, and the remainder will vest over three to five years. The Company intends to adopt the intrinsic value approach to accounting for share-based compensation.

     The Company's president and chief executive officer and its chief financial officer were issued limited partnership interests in the operating partnership in consideration for services rendered in connection with the formation of the Company. It is anticipated that the operating partnership will issue 130,750 limited partnership units in respect of these interests at the time of the Offering. The operating partnership will recognize compensation expense equal to the estimated fair market value of the units awarded which will be reported in the Company's statement of operations upon completion of the Offering. These units are redeemable beginning fourteen months after completion of the Offering for either cash or, at the option of the Company, common shares on a one-for-one basis.

     The Company will enter into an employment agreement with its president and chief executive officer upon consummation of the Offering. The agreement will have an initial term of three years, subject to automatic renewal for subsequent two year terms, and will cover matters including compensation, disability and termination. The agreement will also contain provisions which are intended to limit the president from competing with the Company throughout the term of the agreement and for a period of two years thereafter.

     The Company will also enter into a non-competition agreement with the chairman of the board of trustees. The agreement will be in effect during the period that he serves as chairman.

                                  ElderTrust

             Pro Forma Balance Sheet and Statements of Operations

                                  (Unaudited)

     The unaudited pro forma balance sheet is based on the balance sheet of the Company included elsewhere in the Prospectus has been prepared as if the Company were formed on September 30, 1997 and gives effect to the Offering, investment in the Operating Partnership and acquisition or funding of the Initial Investments as if they had occurred on September 30, 1997. The unaudited pro forma statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 give effect to the Offering, the Initial Investments and the leases relating thereto as if they had been in effect on January 1, 1996 and January 1, 1997, respectively. The pro forma adjustments are based upon available information and certain estimates and assumptions that management of the Company believes are reasonable. Rental income is recognized only for leases to be executed at or prior to the closing of the Offering and does not include amounts for periods in which the facilities were under construction. The unaudited pro forma balance sheet and statements of operations do not purport to present what the Company's financial position or results of operations and cash available for distribution would actually have been if the Offering and related transactions had occurred on September 30, 1997, January 1, 1996 or January 1, 1997, as the case may be, or to project the Company's financial position or results of operations for any future period.

     The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the balance sheet of the Company and related notes thereto, and other financial information pertaining to the Company, including such information contained under the sections captioned "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus. Capitalized terms used herein and not defined herein have the respective meanings given them in the Prospectus.

                                  ELDERTRUST
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1997
                                  (Unaudited)
                            (Dollars in thousands)



                                                                       EXISTING
                                                                        RENTAL
                                                      ELDERTRUST      PROPERTIES
                                                     (HISTORICAL)    (HISTORICAL)
                                                     --------------  --------------
ASSETS
 Initial Properties  ..............................       $ --          $ 14,371
 Investment in ET Capital Corp.  ..................         --                --
 Loans receivable .................................         --                --
 Note receivable  .................................         --                --
 Cash and cash equivalents ........................         --             2,463
 Other assets  ....................................         --             1,027
 Total assets  ....................................       $ --          $ 17,861
                                                          =========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgages payable   ..............................       $ --             7,721
 Credit facility  .................................         --
 Accounts payable and accrued expenses ............         --               944
 Minority interest   ..............................         --                --
SHAREHOLDERS' EQUITY
 Preferred shares of beneficial interest, $.01 par
  value:
  20,000,000 shares authorized; none issued
 Common shares of beneficial interest, $.01 par
  value:
  100,000,000 shares authorized; 100 issued
  and outstanding (historical); 6,482,600 issued
  and outstanding (pro forma) .....................         --                --
 Additional paid-in-capital   .....................         --                --
 Note receivable-officer   ........................         --                --
 Owners' equity   .................................                        9,196
 Retained deficit .................................         --                --
                                                          ---------     --------
 Total liabilities and shareholders' equity  ......       $ --          $ 17,861
                                                          =========     ========

                                                       PRO FORMA                  PRO FORMA
                                                      ADJUSTMENTS                ELDERTRUST,
                                                        FOR THE                   ADJUSTED
                                                      OFFERING AND            FOR THE OFFERING
                                                      THE INITIAL                  AND THE
                                                      INVESTMENTS            INITIAL INVESTMENTS
                                                     ----------------------  --------------------
ASSETS
 Initial Properties  ..............................      $  142,350 (2)           $156,721
 Investment in ET Capital Corp.  ..................           7,406 (4)              7,406
 Loans receivable .................................          30,629 (3)             30,629
 Note receivable  .................................             800 (3)                800
 Cash and cash equivalents ........................         110,224 (1)              5,995
                                                            (66,376)(2)
                                                              3,388 (2)
                                                             (2,463)(2)
                                                            (30,629)(3)
                                                               (800)(3)
                                                             (7,406)(4)
                                                             (2,406)(5)
 Other assets  ....................................          (1,027)(2)              2,406
                                                              2,406 (5)
                                                         ----------
 Total assets  ....................................      $  186,096               $203,957
                                                         ==========               ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgages payable   ..............................          (7,230)(2)             34,239
                                                             33,748 (2)
 Credit facility  .................................          44,580 (2)             44,580
 Accounts payable and accrued expenses ............            (944)(2)
                                                              3,388 (2)              3,388
 Minority interest   ..............................           2,615 (10)             9,641
                                                              7,026 (2)
SHAREHOLDERS' EQUITY
 Preferred shares of beneficial interest, $.01 par
  value:
  20,000,000 shares authorized; none issued
 Common shares of beneficial interest, $.01 par
  value:
  100,000,000 shares authorized; 100 issued
  and outstanding (historical); 6,482,600 issued
  and outstanding (pro forma) .....................              61 (1)                 65
                                                                  2 (2)
                                                                  2 (6)
 Additional paid-in-capital   .....................         110,163 (1)            118,809
                                                              4,498 (2)
                                                              3,998 (6)
                                                                150(10)
 Note receivable-officer   ........................          (4,000)(6)             (4,000)
 Owners' equity   .................................          (9,196)(2)                 --
 Retained deficit .................................          (2,765) (10)           (2,765)
                                                         -------------            --------
 Total liabilities and shareholders' equity  ......      $  186,096               $203,957
                                                         =============            ========


  See notes to unaudited pro forma balance sheet and statements of operations.

                                  ELDERTRUST
                       PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (Unaudited)
                 (Dollars in thousands except per share data)



                                                                         EXISTING
                                                                          RENTAL
                                                        ELDERTRUST      PROPERTIES
                                                       (HISTORICAL)    (HISTORICAL)
                                                       --------------  --------------
Revenues:
 Rental revenues ....................................       $ --          $ 2.266
 Interest income ....................................         --               72
 Total revenues  ....................................         --            2,338
                                                                          -------
Expenses:
 Property operating expenses ........................         --              831
 Administrative expenses  ...........................         --               --
 Interest  ..........................................         --              497
 Depreciation .......................................         --              398
 Total expenses  ....................................         --            1,726
                                                                          -------
Net operating income before equity in earnings of
 ET Capital Corp. and minority interest  ............         --              612
Equity in earnings of ET Capital Corp.   ............         --               --
                                                                          -------
Net operating income before minority interest  ......         --              612
Minority interest   .................................         --               --
                                                                          -------
Net income ..........................................       $ --          $   612
                                                                          =======
Earnings per share  .................................       $ --
Weighted average number of common shares of
 beneficial interest outstanding   ..................        100
                                                            ====

                                                        PRO FORMA                   PRO FORMA
                                                        ADJUSTMENTS                ELDERTRUST,
                                                         FOR THE                    ADJUSTED
                                                       OFFERING AND             FOR THE OFFERING
                                                        THE INITIAL                  AND THE
                                                        INVESTMENTS            INITIAL INVESTMENTS
                                                       ----------------------  --------------------
Revenues:
 Rental revenues ....................................     $     9,150 (2)          $    11,040
                                                                 (376)(2)
 Interest income ....................................           1,793 (3)                2,000
                                                                  (72)(2)
                                                                  207 (6)
                                                          -----------
 Total revenues  ....................................          10,702                   13,040
                                                          -----------              -----------
Expenses:
 Property operating expenses ........................            (160)(2)                  671
 Administrative expenses  ...........................           1,647 (9)                1,647
 Interest  ..........................................            (497)(2)                4,531
                                                                2,167 (7)
                                                                2,364 (8)
 Depreciation .......................................             (82)(2)                3,349
                                                                3,033 (2)(5)
                                                          -----------
 Total expenses  ....................................           8,472                   10,198
                                                          -----------              -----------
Net operating income before equity in earnings of
 ET Capital Corp. and minority interest  ............           2,230                    2,842
Equity in earnings of ET Capital Corp.   ............             659 (4)                  659
                                                          -----------              -----------
Net operating income before minority interest  ......           2,889                    3,501
Minority interest   .................................             242                      242
                                                          -----------              -----------
Net income ..........................................     $     2,647              $     3,259
                                                          ===========              ===========
Earnings per share  .................................                              $      0.50
                                                                                   ===========
Weighted average number of common shares of
 beneficial interest outstanding   ..................       6,482,500                6,482,600
                                                          ===========              ===========


  See notes to unaudited pro forma balance sheet and statements of operations.

                                  ELDERTRUST
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                                  (Unaudited)
                 (Dollars in thousands except per share data)



                                                                         EXISTING
                                                                          RENTAL
                                                        ELDERTRUST      PROPERTIES
                                                       (HISTORICAL)    (HISTORICAL)
                                                       --------------  --------------
Revenues:
 Rental revenues ....................................       $ --          $ 2,955
 Interest income ....................................         --               58
 Total revenues  ....................................         --            3,013
                                                                          -------
Expenses:
 Property operating expenses ........................         --            1,203
 Administrative expenses  ...........................         --               --
 Interest  ..........................................         --              692
 Depreciation and amortization  .....................         --              544
 Total expenses  ....................................         --            2,439
                                                                          -------
Net operating income before equity in earnings of
 ET Capital Corp. and minority interest  ............         --              574
Equity in earnings of ET Capital Corp.   ............         --               --
                                                                          -------
Net operating income before minority interest  ......         --              574
Minority interest   .................................         --               --
                                                                          -------
Net income ..........................................       $ --          $   574
                                                                          =======
Earnings per share  .................................       $ --
Weighted average number of common shares of
 beneficial interest outstanding   ..................        100
                                                            ====

                                                         PRO FORMA                  PRO FORMA
                                                        ADJUSTMENTS                ELDERTRUST
                                                          FOR THE                   ADJUSTED
                                                        OFFERING AND            FOR THE OFFERING
                                                        THE INITIAL                  AND THE
                                                        INVESTMENTS            INITIAL INVESTMENTS
                                                       ----------------------  --------------------
Revenues:
 Rental revenues ....................................      $   10,922 (2)          $    13,377
                                                                 (500) (2)
 Interest income ....................................             831 (3)                1,107
                                                                  (58)(2)
                                                                  276 (6)
                                                           ----------
 Total revenues  ....................................          11,471                   14,484
                                                           ----------              -----------
Expenses:
 Property operating expenses ........................            (217)(2)                  986
 Administrative expenses  ...........................           2,200 (9)                2,200
 Interest  ..........................................            (692)(2)                5,895
                                                                  140 (5)
                                                                2,486 (7)
                                                                3,269 (8)
 Depreciation and amortization  .....................            (103)(2)                4,121
                                                                3,680 (2)(5)
                                                           ----------
 Total expenses  ....................................          10,763                   13,202
                                                           ----------              -----------
Net operating income before equity in earnings of
 ET Capital Corp. and minority interest  ............             708                    1,282
Equity in earnings of ET Capital Corp.   ............             294 (4)                  294
                                                           ----------              -----------
Net operating income before minority interest  ......           1,002                    1,576
Minority interest   .................................             109                      109
                                                           ----------              -----------
Net income ..........................................      $      893              $     1,467
                                                           ==========              ===========
Earnings per share  .................................                              $      0.23
                                                                                   ===========
Weighted average number of common shares of
 beneficial interest outstanding   ..................       6,482,500                6,482,600
                                                           ==========              ===========


  See notes to unaudited pro forma balance sheet and statements of operations.

                                  ElderTrust
         Notes to Pro Forma Balance Sheet and Statements of Operations
                                  (Unaudited)
                            (Dollars in thousands)


(A) Background and Basis of Presentation


     ElderTrust (together with its subsidiaries, the "Company") has been formed to invest in a diversified portfolio of healthcare-related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a REIT for federal income tax purposes. Upon completion of the Offering, the Company intends to make Initial Investments consisting of a portfolio of 21 assisted and independent living facilities, skilled nursing facilities and medical office and other buildings in operation (the "Initial Properties"), term mortgage and construction loans secured by nine assisted living facilities in lease-up or development, an $800,000 first mortgage (the "Penn Mortgage") and a 95% equity investment in ET Capital Corp. ("ET Capital"), a company which will acquire a $7.5 million note secured by a second lien on 11 skilled nursing facilities and related patient receivables (the "Florida Facilities Note").


     The assisted, independent living and skilled nursing facilities included in the Initial Properties will be leased back to the sellers or loaned to third parties (including, in certain cases, joint ventures between the sellers and others) under long-term operating leases which will be Percentage Rent Leases or Minimum Rent Leases. Rental revenues under the Percentage Rent Leases will be based on a specified percentage of facility operating revenues. Rental revenues under the Minimum Rent Leases will be based on (i) base rent (increasing each year by 1.5%) and additional rent based upon a specified percentage of annual revenues over revenues for the first year of the lease,
(ii) base rent, increasing each year by the lesser of 5% of the increase in facility revenues for the immediately preceding year or one-half of the increase in the Consumer Price Index for the immediately preceding year or
(iii) in the case of the assisted living facilities secured by the Multicare Loans, base rent, increasing each year by 2.5%. Both types of leases are triple net leases that require the lessees to pay all operating expenses, taxes and insurance. The medical office and other buildings included in the Initial Properties (the "Existing Rental Properties") are subject to existing tenant leases that provide for specified annual rents, subject to increases in certain leases. The Company has agreed to or has options to purchase the nine assisted living facilities securing the term and construction loans included in the Initial Investments, subject to certain terms and conditions, and these facilities also will be leased back to the sellers pursuant to Percentage Rent Leases or Minimum Rent Leases.


     The accompanying unaudited pro forma balance sheet is provided to illustrate the effects of the Offering, the acquisition or funding of the Initial Investments and related transactions on the Company. It reflects how the balance sheet might have appeared if the Company had been formed and the Initial Investments had been acquired or funded on September 30, 1997. The accompanying pro forma statements of operations for the year ended December 31, 1996, and the nine months ended September 30, 1997, give effect to the Offering, the Initial Investments and related transactions and the various tenant leases as if they had been in effect on January 1, 1996 and January 1, 1997, respectively. The pro forma statements of operations include historical revenues and expenses of the Existing Rental Properties, adjustments to record the estimated rental revenues under the Percentage Rent Leases and Minimum Rent Leases, the Company's equity in the estimated earnings of ET Capital, estimated interest income under the term mortgage and construction loans and estimated expenses and adjustments to give effect to matters directly attributable to the Offering and related transactions. The pro forma adjustments are explained in detail in Note B. As more fully discussed therein, certain of the Initial Properties (Willowbrook, Heritage Woods and Lacey Bank) were under development or in the lease-up phase during the pro forma periods. The pro forma statements of operations have been prepared assuming that the Company made construction or term loans on these properties; however, these properties are now operating and will be acquired at the time of the Offering and leased back to the respective lessees. In addition, the term and construction loans the Company will fund either were not in existence during part of the pro forma periods or would have been funded at lower levels (due to the earlier stage of development of the related facilities) than will be the case upon closing of the Offering, and the Florida Facilities Note was not in existence until September 1, 1996. For these and other reasons, the unaudited pro forma balance sheet

                                  ElderTrust
         Notes to Pro Forma Balance Sheet and Statements of Operations
                                  (Unaudited)

                     (Dollars in thousands)  -- (Continued)


(A) Background and Basis of Presentation  -- (Continued)

and statements of operations do not purport to present what the Company's financial position or results of operations would actually have been if the Offering and related transactions had occurred on September 30, 1997, January 1, 1996 or January 1, 1997, as the case may be, or to project the Company's financial position or results of operations for any future period. The Company has not included the Operating Partnership as a separate column in the pro forma financial statements on the basis of the Company's belief that the Company's acquisition of the Operating Partnership upon completion of the Offering is not material to an understanding of the pro forma financial statements.

(B) Pro Forma Adjustments

     The accompanying unaudited pro forma balance sheet as of September 30, 1997, and unaudited pro forma statements of operations for the year ended December 31, 1996, and the nine months ended September 30, 1997, reflect various adjustments which are required to give effect to the Offering, the Initial Investments and related transactions and to record estimated rental revenues from Percentage Rent Leases, Minimum Rent Leases and the Existing Rental Properties, equity in the estimated net earnings of ET Capital, estimated interest on loans receivable and estimated expenses. Explanations of the adjustments are as follows:


     (1) Record issuance of 6,050,000 shares of common shares of beneficial interest at an assumed price of $20 per share. The estimated transaction expenses of the offering, including the underwriting discount and estimated offering expenses totaling $10,776 have been reflected as an offset to additional paid-in capital. The Units issued to management upon formation have been reflected as an increase to minority interest. The resulting cash proceeds of the Offering total $110,224.


     (2) Record the acquisition of the Initial Properties, eliminate assets and liabilities of the Existing Rental Properties which will not be acquired or assumed by the Company and record related depreciation and rental revenues.


     The aggregate cost of the Initial Properties is $156,721, consisting of $66,376 paid from proceeds of the Offering, $44,580 paid from borrowings on the Credit Facility, $34,239 in debt assumed and $11,526 paid by issuance of 576,280 limited partnership units in the Operating Partnership. Concurrent with the offering, 225,000 units totalling $4,500 will be converted into Common Shares. The remaining minority interest of 351,280 units totalling $7,026 represents a 5.0% minority interest in the Company. The aggregate cost of the Initial Properties is allocated as follows:




         Buildings   ...................................................    $133,213
         Land improvements .............................................       7,836
         Land  .........................................................      15,672
                                                                            --------
         Less historical book value of existing rental properties ......      14,371
                                                                            --------
                                                                            $142,350
                                                                            ========


     Buildings and land improvements are depreciated using the straight-line method over the estimated useful lives of the assets, generally 15 to 35 years.


     Rental revenues from the Initial Properties (excluding the Existing Rental Properties) are estimated based on terms of the applicable Percentage Rent Leases and Minimum Rent Leases for properties which were open and operating during the periods. The lease commencement dates are based on the date each property commenced operations. The pro forma rental revenues for the Initial Properties are summarized as follows:

                                  ElderTrust
         Notes to Pro Forma Balance Sheet and Statements of Operations
                                  (Unaudited)

                     (Dollars in thousands)  -- (Continued)


(B) Pro Forma Adjustments  -- (Continued)

                                 Rental Income



                                                                  Nine Months Ended September 30,
                                                                               1997
                                                Assumed Lease    ---------------------------------
                                                 Commencement     Fixed    Minimum    Percentage
                                                   Date(1)        Rent      Rent         Rent
Property Sources                                ---------------  --------  ---------  ------------
(2) Genesis - Owned & Operated
  Pleasant View ..............................       1/96                                 $291
  Lopatcong  .................................       1/96                   $   952
  Phillipsburg  ..............................       1/96                       433
  Wayne   ....................................       1/96                       419
(2) Crozer/Genesis Acquired/Operated
  CKHS SNFs  .................................       1/96                     3,168
(3) Genesis - Acquired/Operated
  POB1 .......................................       1/96         $  659
  Lacey   ....................................       2/97             40
  Heritage Woods   ...........................       6/97                       378
  Rittenhouse   ..............................       1/96                       612
(2) Senior LifeChoice - Owned/Operated
  Highgate   .................................       1/96                       873
(4) Senior LifeChoice - Acquired/Operated
  The Woodbridge   ...........................       7/96                       927
(2) Age Institute - Genesis Managed
  Silver Lake   ..............................       1/96                       568
(2) Crozer - Multiple Tenant
  DCMH .......................................       1/96            961
(2) Susquehanna Holdings - Genesis Managed
  Riverview Ridge  ...........................       1/96                                  505
(2) GHV Associates - Genesis Occupied
  Windsor ....................................       1/96            145
(2) SMOBGP - Genesis Occupied
  SMOB .......................................       1/96            109
-----------------------------------------------      ----         ------
Total rental revenues per pro forma statements
 of operations  ..............................                    $1,914    $ 8,330       $796
                                                                  ======    =======       ====
                                                          Total             $11,040
                                                                            =======


                                                  Year Ended December 31, 1996
                                                --------------------------------
                                                 Fixed    Minimum    Percentage
                                                 Rent      Rent         Rent
Property Sources                                --------  ---------  -----------
(2) Genesis - Owned & Operated
  Pleasant View ..............................                         $  369
  Lopatcong  .................................             $ 1,251
  Phillipsburg  ..............................                 569
  Wayne   ....................................                 551
(2) Crozer/Genesis Acquired/Operated
  CKHS SNFs  .................................               4,164
(3) Genesis - Acquired/Operated
  POB1 .......................................   $  787
  Lacey   ....................................
  Heritage Woods   ...........................
  Rittenhouse   ..............................                 804
(2) Senior LifeChoice - Owned/Operated
  Highgate   .................................               1,152
(4) Senior LifeChoice - Acquired/Operated
  The Woodbridge   ...........................                 606
(2) Age Institute - Genesis Managed
  Silver Lake   ..............................                 746
(2) Crozer - Multiple Tenant
  DCMH .......................................    1,401
(2) Susquehanna Holdings - Genesis Managed
  Riverview Ridge  ...........................                            650
(2) GHV Associates - Genesis Occupied
  Windsor ....................................      192
(2) SMOBGP - Genesis Occupied
  SMOB .......................................      135
-----------------------------------------------  ------
Total rental revenues per pro forma statements
 of operations  ..............................   $2,515    $ 9,843     $1,019
                                                 ======    =======     ======
                                                           $13,377
                                                           =======

(1) No rental revenues have been included in the table for periods prior to the date the properties commenced operations.
(2) These properties have owned and operated since the beginning of the pro forma periods by the same entity.
(3) These properties were either placed in service or acquired by a new operator during the pro forma periods.
     (a) POB1 was acquired by Genesis on June 30, 1997 from CKHS.
     (b) Lacey was placed in service during February 1997.
     (c) Heritage Woods was placed in service in June 1997 as a minimum rent property until it reaches stabilization.
     (d) Rittenhouse was purchased by Genesis from Geriatric and Medical Companies, Inc. during the pro forma periods.
         * Property will be operated comparably by acquirer as by seller.
(4) The Woodridge was placed into service in July 1996.

                                  ElderTrust
         Notes to Pro Forma Balance Sheet and Statements of Operations
                                  (Unaudited)

                     (Dollars in thousands)  -- (Continued)


(B) Pro Forma Adjustments  -- (Continued)

   (3) Record loans receivable and related interest income and note receivable. Loans receivable consist of the following:


Construction loans  ..................    $ 3,226
Term loans ...........................     27,403
                                          -------
                                          $30,629
                                          =======
Note receivable  .....................    $   800
                                          =======

     Interest income on construction and term loans is based on the three year United States Treasury Bill rate plus a spread ranging from 3.5% to 4.0% or a fixed rate of 10.5%. The following is a summary of the estimated income on construction and term loans based on the estimated loan commencement dates indicated (representing the commencement date of construction of the related facility if after January 1996 in the case of construction loans, and the commencement date of operations of the related facility for the term loans) and estimated draws required to fund development costs incurred during the nine months ended September 30, 1997 and the year ended December 31, 1996:



                             Pro Forma
                                                           Period Ended
                            Commencement     -----------------------------------------
                                Date         September 30, 1997     December 31, 1996
                            --------------   --------------------   ------------------
Construction Loans
-------------------------
   Harbor Place .........        1/96               $   67                 $201
   Mifflin   ............       10/96                   98                    3
   Coquina Center  ......       10/96                  171                   19
   Heritage Woods  ......        1/96                  184                  102
   Lehigh ...............        3/96                  310                   42
   Sanatoga  ............        3/96                   73                   13
   Berkshire ............        3/96                  280                   39
   Oaks   ...............        7/97                    3                   --
   Montchanin   .........        6/97                   42                   --
   Term Loans
--------------------------
   Willowbrook  .........        1/96                  309                  412
   Harbor Place .........        3/97                  256                   --
                                                    ------                 ----
                                                    $1,793                 $831
                                                    ======                 ====


     As indicated above, a number of the Initial Properties were under development or in the lease-up phase during the nine months ended September 30, 1997 and/or the year ended December 31, 1996, and accordingly, the construction and term loans either were not in existence or were funded at lower levels (due to the earlier stages of development of the related facilities) than will be the case upon closing of the Offering, and the Florida Facilities Note described in note 4 was not in existence until September 1, 1996. As a result, and because of the assumed level of net offering proceeds, the Company's cash balances average $26,460 during the nine months ended September 30, 1997 and $52,699 during the year ended December 31, 1996, and are substantially higher during such periods than they are anticipated to be in future periods. The Company has not assumed that it will earn income from the investment of these balances during the pro forma periods.


     (4) Record investment in ET Capital and related estimated earnings. ET Capital will acquire from Genesis the Florida Facilities Note. The Company will make a loan of $5,625 to ET Capital which will bear interest at 13% and will invest $1,781 to acquire a 95% nonvoting equity interest in ET Capital. The Company will account for its investment using the equity method. The Company's equity in the earnings of

                                  ElderTrust
         Notes to Pro Forma Balance Sheet and Statements of Operations
                                  (Unaudited)

                     (Dollars in thousands)  -- (Continued)


(B) Pro Forma Adjustments  -- (Continued)

ET Capital in the pro forma statements of operations includes interest on the loan of $545 during the nine months ended September 30, 1997 and $244 during the year ended December 31, 1996, and the Company's 95% share of estimated net earnings of ET Capital, which are summarized as follows:



                                                                        Period Ended
                                                          -----------------------------------------
                                                          September 30, 1997     December 31, 1996
                                                          --------------------   ------------------
     Interest income on Florida Facilities Note  ......         $  732                $  325
     Interest expense on loan from the Company   ......           (545)                 (244)
     Income taxes  ....................................            (66)                  (28)
                                                                ------                ------
     Net income .......................................         $  121                $   53
                                                                ======                ======

     Interest income on the Florida Facilities Note and interest expense on the loan from the Company are recorded only from September 1, 1996, the date the Florida Facilities Note was acquired by Genesis.

     (5) Record other assets and related amortization. Other assets consist of the following:


Financing Fee ........................   $  140
Reserve Funds ........................    2,209
Organization costs  ..................       25
Other assets  ........................       32
                                         ------
                                         $2,406
                                         ======

     Deferred costs are amortized using the straight-line method over the period benefited by the expenditures. The financing fee is amortized to interest expense using the straight-line method over the anticipated term of the credit facility (364 days). Organization costs are amortized over five years.

     (6) Record note receivable from sale of 200,000 common shares of beneficial interest to the Company's president and chief executive officer (at an assumed price of $20 per share) and related interest income. The note will bear interest at 7% and require quarterly payments of interest only until maturity ten years from the date of issuance.

     (7) Record interest expense on debt assumed by the Company. The debt assumed matures at various dates to 2021 and provides for interest at stated rates ranging from 8% to 11%. The aggregate contract value of the debt was $32,942 at September 30, 1997; the recorded amount of $34,239 is the present value of future amounts payable in accordance with the loan terms discounted at a weighted average market rate of 8.5%.


     (8) Record interest expense on borrowings under the Credit Facility. As described in 2 above, it is assumed that the Credit Facility will be used to fund $44,580 of the cost of the Initial Properties. These borrowings are assumed to bear interest at a variable rate based on a specified spread over LIBOR (7.33% based on the specified spread over the average one-month LIBOR rate for the year ended December 31, 1996 and 7.09% based on the specified spread over the average one-month LIBOR rate for the nine months ended September 30, 1997). A 1/8% fluctuation in the assumed interest rate would change interest expense by $58.0 and $43.0 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.


     (9) Administrative expenses of $2,200 for the year ended December 31, 1996 and $1,647 for the nine months ended September 30, 1997 consist of compensation and related benefits, professional fees, travel, rent and other administrative costs.

     (10) The Operating Partnership will issue 130,750 limited partnership units in Operating Partnership (representing a minority interest of 1.9% in the Company) to officers of the Company at an assumed value of $20 per unit. The units will be issued in consideration for services relating to the formation of the Company, and, accordingly, the Company will recognize compensation expense equal to the fair value of the units ($2,615,000). In addition, the Company will issue 7,500 common shares to trustees under the Company's 1998 Share Option and Incentive Plan. These expenses are nonrecurring items and, accordingly, have not been included in the pro forma statements of operations.

                           ElderTrust(SM)
                                A Healthcare Real Estate
                                Investment Trust








                                           ElderTrust(SM)

================================================================================


       No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.




                           --------------------------

                           SUMMARY TABLE OF CONTENTS



                                                        Page
                                                      ---------
Summary  ..........................................     1
Risk Factors   ....................................    18
The Company .......................................    34
Business and Growth Strategies   ..................    35
Conflicts of Interest   ...........................    37
Use of Proceeds   .................................    38
Distributions  ....................................    39
Capitalization ....................................    42
Dilution ..........................................    43
Selected Historical and Pro Forma Financial
   Information ....................................    45
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations  ....................................    46
Business and Properties ...........................    50
Management  .......................................    84
Certain Relationships and Related Transactions         90
Structure and Formation of the Company ............    92
Benefits to Related Parties   .....................    94
Policies with Respect to Certain Activities  ......    99
Partnership Agreement   ...........................   102
Principal Shareholders  ...........................   106
Shares of Beneficial Interest .....................   107
Certain Provisions of Maryland Law and the
   Company's Declaration of Trust and Bylaws          112
Shares Available for Future Sale ..................   115
Federal Income Tax Considerations   ...............   116
ERISA Considerations ..............................   133
Underwriting   ....................................   136
Experts  ..........................................   139
Legal Matters  ....................................   139
Additional Information  ...........................   139
Glossary ..........................................   140
Index to Financial Statements .....................   F-1

                              --------------------
Until      , 1998 (25 days after the commencement of this Offering), all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================



                            6,050,000 Common Shares









                                 ElderTrust(SM)




                                 Common Shares
                            of Beneficial Interest





                                ----------------
                                   PROSPECTUS
                                ----------------



                              Merrill Lynch & Co.


                                BT Alex. Brown


                             Goldman, Sachs & Co.




                                        , 1998



================================================================================

                           INTERNATIONAL TRANCHE PAGE

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1998

PROSPECTUS

                            6,050,000 Common Shares
                                 ElderTrustSM
                     Common Shares of Beneficial Interest
                             -------------------
     ElderTrust (together with its subsidiaries, the "Company") has been formed to invest in healthcare-related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the Offering (the "Offering"), approximately 51.0% of the Company's total assets will consist of properties leased to and loans made to consolidated subsidiaries of Genesis Health Ventures, Inc. ("Genesis"), a leading provider of healthcare and support services to the elderly. Subsidiaries of Genesis will operate or manage substantially all of the properties initially being acquired by the Company. Approximately $128.6 million of the net proceeds of the Offering, including initial draws under the Company's proposed credit facility, will be paid to Genesis and its affiliates, including Michael R. Walker, who will continue to serve both as Chairman of the Board and Chief Executive Officer of Genesis and as Chairman of the Board of Trustees of the Company following completion of the Offering. All of the common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") offered hereby are being sold by the Company and will represent approximately 86.9% of the Company's outstanding common equity. The remaining common equity in the Company will be beneficially owned by officers and trustees of the Company and other continuing investors. Of the 6,050,000 Common Shares being offered hereby, 4,840,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 1,210,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."
     Prior to the Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price will be between $19.00 and $21.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange under the symbol "ETT," subject to official notice of issuance.
     See "Risk Factors" beginning on page 18 for certain risk factors relevant to an investment in the Common Shares, including:
o The dependence of the Company's revenues and ability to make distributions on Genesis as lessee or manager of substantially all of the properties initially being acquired by the Company;

o Conflicts of interest between the Company and Genesis and Mr. Walker, including the lack of arm's length negotiations and independent valuations or appraisals, and the benefits to be derived by Genesis and Mr. Walker, resulting in the risk that the consideration to be paid for the initial properties and other assets may exceed their fair market values and that the lease and loan terms may not reflect market terms;

o The possibility that the Company may not be able to obtain certain lender and other consents or waivers necessary to effect all of the formation transactions;

o The possibility that the Company may not be able effectively to manage its intended rapid growth; the Company's lack of operating history and management's lack of experience in operating a REIT;

o Operating risks inherent in the highly regulated healthcare industry which may affect lessees and tenants;

o The possibility that the Company may not be able to refinance outstanding debt upon maturity or that indebtedness might be refinanced on less favorable terms and the absence of a limitation on the amount of indebtedness that the Company can incur, which could adversely affect the Company's cash flow and ability of the Company to make cash distributions;
o General real estate investment risks, the possibility of defaults under leases and under term and construction loans and the lack of minimum rent provisions in certain of the facility leases;
o The Board of Trustees may change the Company's investment, financing and other policies without shareholder approval; o Limitations on shareholders' ability to change control of the Company, including a prohibition on actual or constructive ownership of Common Shares in excess of 8.6% of the Company's outstanding Common Shares; and
o Taxation of the Company as a regular corporation if it fails to qualify as a REIT.
                             -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.



================================================================================
                           Price to    Underwriting    Proceeds to
                            Public     Discount (1)    Company (2)
Per Common Share  ......     $             $              $
--------------------------------------------------------------------------------
Total (3)   ............    $             $              $
================================================================================


(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of approximately $5,325,000 payable by the Company.

(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 726,000 Common Shares, and has granted the International Managers a 30-day option to purchase up to an additional 181,500 Common Shares, on the same terms and conditions as set forth above, solely to cover overallotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $   , $    and $   , respectively. See "Underwriting."
                             -------------------

     The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Shares offered hereby will be made in New York, New York
on or about   , 1998.
                              -------------------
Merrill Lynch International                        BT Alex. Brown International
                           Goldman Sachs International

                             -------------------

                  The date of this Prospectus is       , 1998.

                           INTERNATIONAL TRANCHE PAGE

                                 UNDERWRITING

     Subject to the terms and conditions in the international purchase agreement (the "International Purchase Agreement"), between the Company and each of the underwriters named below (the "International Managers"), and concurrently with the sale of 4,840,000 Common Shares to the U.S. Underwriters (as defined below), the Company has agreed to sell to each of the International Managers, for whom Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust International PLC and Goldman Sachs International are acting as lead managers (the "Lead Managers"), and each of the International Managers has severally agreed to purchase from the Company, the respective number of Common Shares set forth below opposite their respective names:



                                                     Number of
                  Underwriter                      Common Shares
                ---------------                   --------------
       Merrill Lynch International  ............
                                                   ---------
       BT Alex. Brown International, division of
         Bankers Trust International PLC  ......
       Goldman Sachs International  ............
            Total ..............................     1,210,000
                                                     =========

     The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and Goldman, Sachs & Co. are acting as representatives. Subject to the terms and conditions set forth in the U.S. Purchase Agreement and concurrently with the sale of 1,210,000 Common Shares to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase from the Company, an aggregate of 4,840,000 Common Shares. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of such Common Shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of Common Shares pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.

     The Lead Managers have advised the Company that the International Managers propose initially to offer the Common Shares to the public at the public offering price per share set forth on the cover page of this Prospectus, and to certain banks, brokers and dealers (the "Selling Group") at such price less a concession not in excess of $______ per share. The International Managers may allow, and such dealers may re-allow with the consent of Merrill Lynch International, a discount not in excess of $______ per share on sales to certain other International Managers and members of the Selling Group. After the date of this Prospectus, the initial public offering price, concession and discount may be changed.

     The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

                           INTERNATIONAL TRANCHE PAGE

     The Company has granted to the International Managers an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 181,500 additional Common Shares to cover overallotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the International Managers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Common Shares to be purchased by it shown in the foregoing table bears to such International Managers' initial amount reflected in the foregoing table. The Company also has granted an option to the U.S. Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 726,000 additional Common Shares to cover overallotments, if any, on terms similar to those granted to the International Managers.

     Each of the Company and the International Managers has represented and agreed that (a) it has not offered or sold, and prior to the date six months after the date of this Prospectus will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995,
(b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Shares to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Until the distribution of the Common Shares is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with the Offering, i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the overallotment option described above.


     The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provision, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           INTERNATIONAL TRANCHE PAGE

     At the request of the Company, the U.S. Underwriters have reserved up to 10% of the shares offered hereby for sale at the initial public offering price to trustees, officers and employees of the Company, its and their business affiliates and related parties who have expressed an interest in purchasing shares. Such purchases will be made under the same terms and conditions as will be initially offered by the U.S. Underwriters to others in the Offering. The number of shares available to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares that are not so purchased by such persons at the completion of the Offering will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.


     The Company, its trustees and executive officers, the Operating Partnership and the Continuing Investors have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or Units or any securities convertible into or exchangeable for Common Shares or Units for a period of 12 months from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company has granted certain registration rights to Messrs. Walker, Romanov and McCreary and the Continuing Investors pursuant to which such persons may require the Company to file a registration statement with the SEC with respect to Common Shares owned by them as of the closing of the Offering, in the case of Messrs. Walker and Romanov, or received by them in exchange for their Units, in either case, beginning 14 months after the date of the Prospectus.


     The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Prior to the Offerings, there has been no public market for the Common Shares of the Company. The initial public offering price will be determined through negotiations between the Company and the U.S. Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, will be dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which will be based on the results of operations of the Initial Investments), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.


     The Common Shares have been approved for listing on the New York Stock Exchange under the symbol "ETT," subject to official notice of issuance. In order to meet one of the requirements for listing the Common Shares on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Common Shares to a minimum of 2,000 beneficial holders.


     The Company will pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated an advisory fee equal to 0.5% of the gross proceeds received from the sale of Common Shares to public investors in the Offering for financial advisory services rendered in connection with the Company's formation as a REIT.

                           INTERNATIONAL TRANCHE PAGE

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                            -------------------------
                            SUMMARY TABLE OF CONTENTS



                                                              Page
                                                          -----------
Summary .............................................         1
Risk Factors  .......................................        18
The Company   .......................................        34
Business and Growth Strategies  .....................        35
Conflicts of Interest  ..............................        37
Use of Proceeds  ....................................        38
Distributions .......................................        39
Capitalization   ....................................        42
Dilution   ..........................................        43
Selected Historical and Pro Forma Financial
   Information   ....................................        45
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations .......................................        46
Business and Properties   ...........................        50
Management ..........................................        84
Certain Relationships and Related Transactions       .       90
Structure and Formation of the Company   ............        92
Benefits to Related Parties  ........................        94
Policies with Respect to Certain Activities          .       99
Partnership Agreement  ..............................       102
Principal Shareholders ..............................       106
Shares of Beneficial Interest   .....................       107
Certain Provisions of Maryland Law and the
   Company's Declaration of Trust and
   Bylaws  ..........................................       112
Shares Available for Future Sale   ..................       115
Federal Income Tax Considerations  ..................       116
ERISA Considerations   ..............................       133
Underwriting  .......................................       136
Experts .............................................       139
Legal Matters .......................................       139
Additional Information ..............................       139
Glossary   ..........................................       140
Index to Financial Statements   .....................       F-1

                               ------------------
Until     , 1998 (25 days after the commencement of this Offering), all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================




                            6,050,000 Common Shares







                                 ElderTrust(SM)





                                 Common Shares
                            of Beneficial Interest





                             ----------------------
                                   PROSPECTUS
                             ----------------------



                           Merrill Lynch International

                          BT Alex. Brown International

                           Goldman Sachs International



                                      , 1998

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 31. Other Expenses of Issuance and Distribution


     The following table itemizes the expenses incurred by the Company in connection with the Offering. All amounts are estimated except for the Registration Fee and the NASD Fee.



Registration Fee ....................................    $   47,394
NASD Fee   ..........................................        16,140
New York Stock Exchange Listing Fee   ...............        97,040
Printing and Engraving Expenses .....................       500,000
Legal Fees and Expenses   ...........................     1,775,000
Accounting Fees and Expenses ........................       374,000
Blue Sky Fees and Expenses   ........................         5,000
Environmental and Engineering Expenses   ............       397,000
Merrill Lynch Advisory Fee   ........................       605,000
Credit Facility Fee .................................       140,000
Land Title Insurance   ..............................       305,000
Indemnification Insurance Costs (see Item 34)  ......       100,000
Miscellaneous .......................................       963,426
                                                         ----------
    TOTAL  ..........................................    $5,325,000
                                                         ==========



------------
*To be completed by amendment.

Item 32. Sales to Special Parties

     See Item 33.


Item 33. Recent Sales of Unregistered Securities


     1. On September 23, 1997, the Company was capitalized with the issuance to Mr. McCreary of 100 Common Shares for an aggregate purchase price of $100. The issuance of such Common Shares was effected in reliance on an exemption from registration under Section 4(2) of the Securities Act. See "Structure and Formation of the Company."

     2. On July 30, 1997, the Operating Partnership was capitalized with the issuance of a general partnership interest to ElderTrust Realty Group, Inc. in exchange for a capital contribution in the amount of $200 and with the issuance of a limited partnership interest to ET Partnership in exchange for a capital contribution in the amount of $200,000. The issuance of such limited partnership interests in the Operating Partnership was effected in reliance on an exemption from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. See "Structure and Formation of the Company."

     3. On September 10, 1997, the Operating Partnership issued additional limited partnership interests to Messrs. Romanov and McCreary in exchange for capital contributions in the aggregate amount of $200. The issuance of such limited partnership interests in the Operating Partnership was effected in reliance on an exemption from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. See "Structure and Formation of the Company."

     4. Immediately prior to the closing of the Offering, ET Partnership will be dissolved and the Operating Partnership will be recapitalized and will issue Units to (i) Messrs. Romanov and McCreary and the former partners in ET Partnership (including Messrs. Walker and Romanov in respect of the Genesis interest in ET Partnership which will be purchased by Messrs. Walker and Romanov immediately prior to the dissolution of ET Partnership) in respect of the limited partnership interests in the Operating Partnership previously issued to such partners and (ii) the Continuing Investors in exchange for the interests of the Continuing Investors in certain of the Initial Properties. Messrs. Romanov and McCreary will receive a total of 112,000 Units in respect of the limited partnership interests in the Operating Partnership issued to them on September 10, 1997. The number of Units to be issued to the former partners in ET Partnership (including Messrs. Walker and Romanov in respect of the Genesis interest in ET Partnership which will be purchased by Messrs. Walker and Romanov immediately prior to the dissolution of ET Partnership) in respect of the limited partnership interest in the Operating Partnership previously issued to ET Partnership will be determined based upon the initial public offering price per Common Share in the Offering. Immediately following completion of the Offering, the Units issued to Messrs. Walker and Romanov in respect of the Genesis interest in ET Partnership will be exchanged for Common Shares on a one-for-one basis pursuant to the Unit Redemption Right as provided in the Operating Partnership Agreement. The number of Units to be issued to the Continuing Investors in the Formation transactions will be determined at the time the final preliminary prospectus relating to the Offering (the "Final Preliminary Prospectus") is circulated to prospective investors and will be a number of Units having an aggregate value equal to $4,400,600, based on a per Unit value equal to the midpoint of the price range per Common Share set forth in the Final Preliminary Prospectus. The issuance of such Units and Common Shares to Messrs. Romanov and McCreary, the former partners in ET Partnership (including Messrs. Walker and Romanov in respect of the Genesis interest in ET Partnership which will be purchased by Messrs. Walker and Romanov immediately prior to the dissolution of ET Partnership) and the Continuing Investors will be effected in reliance on an exemption from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. See "Structure and Formation of the Company."


Item 34. Indemnification of Trustees and Officers

     The Company's officers and trustees are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its directors and officers to the fullest extent permitted from time to time under Maryland law.


     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and
(b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company intends to enter into indemnification agreements with each of its trustees and officers prior to completion of the Offering. The indemnification agreements will require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.


Item 35. Treatment of Proceeds from Common Shares Being Registered


     Not Applicable.


Item 36. Financial Statements and Exhibits


(a) Financial Statements, all of which are included in the Prospectus:

ELDERTRUST
Independent Auditors' Report
Balance Sheet as of September 30, 1997
Notes to Balance Sheet
Pro Forma Balance Sheet and Statements of Operations
Notes to Pro Forma Balance Sheet and Statements of Operations

(b) Exhibits


    1.1    Form of U.S. Purchase Agreement
    1.2    Form of International Purchase Agreement
    3.1    Form of Amended and Restated Declaration of Trust of the Company
    3.2    Form of Amended and Restated Bylaws of the Company
    5.1    Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered
    8.1 *  Opinion of Hogan & Hartson L.L.P. regarding tax matters
   10.1    Form of Second Amended and Restated Agreement of Limited Partnership of the Operating
           Partnership
   10.2    Form of Registration Rights Agreement between the Company and the persons named therein
   10.3    1998 Share Option and Incentive Plan
   10.4    Subscription Agreement between the Company and Edward B. Romanov, Jr. dated as of October
           8, 1997
   10.5 *  Form of Employment Agreement between the Company and Edward B. Romanov, Jr.
   10.6    Form of Non-Competition Agreement between the Company and Michael R. Walker
   10.7    Form of Indemnification Agreement between the Company and each of its officers and trustees
   10.8    Form of Asset Transfer Agreement between the Operating Partnership and Genesis (Heritage
           Woods, Willowbrook, Riverview Ridge, Pleasant View, Rittenhouse, Lopatcong, Phillipsburg,
           Wayne, POB 1, Lacey Bank Building, Belvedere, Chapel Manor and Pennsburg Manor)
   10.9    Plan of Asset Transfer and Contribution Agreement between the Operating Partnership and Senior
           LifeChoice dated as of September 25, 1997
   10.10   Form of Asset Transfer Agreement between the Operating Partnership and certain limited partners in Senior LifeChoice of Paoli, L.P. and Senior LifeChoice of Kimberton, L.P. who are selling partnership interests for cash
   10.11   Plan of Asset Transfer and Contribution Agreement among the Operating Partnership, GHV
           Associates and the partners in GHV Associates dated as of September 25, 1997
   10.12   Plan of Asset Transfer and Contribution Agreement among the Operating Partnership and certain partners in SMOBGP dated as of September 25, 1997
   10.13   Form of Asset Transfer Agreement between the Operating Partnership and certain parties in
           SMOBGP who are selling partnership interests for cash
10.14.1    Form of Term Loan Agreement (Mifflin and Coquina Center (Genesis))
10.14.2    Form of Secured Note (Mifflin and Coquina Center (Genesis))
10.14.3    Form of Mortgage and Security Agreement (Mifflin and Coquina Center (Genesis))

10.14.4       Form of Assignment of Rents and Leases (Mifflin and Coquina Center (Genesis))
10.14.5       Form of Collateral Assignment of Agreements Affecting Real Estate (Mifflin and Coquina Center
              (Genesis))
10.14.6       Form of Guaranty and Suretyship Agreement (Mifflin and Coquina Center (Genesis))
10.15.1       Form of Construction Loan Agreement (Oaks (Genesis))
10.15.2       Form of Secured Note (Oaks (Genesis))
10.15.3       Form of Mortgage and Security Agreement (Oaks (Genesis))
10.15.4       Form of Assignment of Rents and Leases (Oaks (Genesis))
10.15.5       Form of Collateral Assignment of Agreements Affecting Real Estate (Oaks (Genesis))
10.15.6       Form of Guaranty and Suretyship Agreement (Oaks (Genesis))
   10.16      Form of Assignment and Assumption Agreement between the Operating Partnership and Genesis
              (Montchanin Construction Loan)
   10.17      Form of Construction Loan Commitment between the Operating Partnership and Genesis
   10.18      Form of Assignment and Assumption Agreement between the Operating Partnership and Genesis
              (Penn Mortgage)
10.19.1       Form of Assignment and Assumption Agreement between ET Capital Corp. and Genesis (Florida
              Facilities Note)
10.19.2       Form of Amendment of Working Capital Loan and Security Agreement among ET Capital Corp.,
              Genesis and the Age Institute of Florida
10.19.3       Form of Intercreditor Agreement among ET Capital Corp., Genesis and the Age Institute of
              Florida
   10.20*     Form of Right of First Refusal Agreement between the Operating Partnership and Genesis
   10.21      Form of Option Agreement to purchase Holton Point facility between the Operating Partnership and Genesis
   10.22      Form of Minimum Rent Lease between the Operating Partnership and Genesis (Heritage Woods,
              Highgate at Paoli Pointe, Rittenhouse, Lopatcong, Phillipsburg and Wayne)
   10.23      Form of Percentage Rent Lease between the Operating Partnership and Genesis (Willowbrook,
              Riverview Ridge and Pleasant View)
   10.24      Form of Fixed Rent Lease between the Operating Partnership and Genesis (Salisbury Medical
              Office Building, Windsor Office Building and Windsor Clinic and Training Facility)
   10.25      Commitment Letter for Credit Facility
   21.1       List of Subsidiaries
   23.1       Consent of KPMG Peat Marwick LLP
   23.2       Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
   23.3 *     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
   23.4       Consent of Kent P. Dauten
   23.5       Consent of Rodman W. Moorhead, III
   23.6       Consent of Timothy T. Weglicki
   24.1 +     Power of Attorney
   27.1 +     Financial Data Schedule


------------
*To be filed by amendment.
+Previously filed.



Item 37. Undertakings



The Registrant hereby undertakes:


(1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.


(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.


(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on this 15th day of January, 1998.



                                          ELDERTRUST



                                          By: /s/ Edward B. Romanov, Jr.
                                            -----------------------------------

                                             Edward B. Romanov, Jr.
                                             President and Chief Executive
                                             Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated as of the 15th day of January, 1998.





                              Signature                                                    Title
---------------------------------------------------------------------   -------------------------------------------
/s/ Edward B. Romanov, Jr.                                            President, Chief Executive Officer and
 --------------------------------------                               Trustee (principal executive officer)
 Edward B. Romanov, Jr.


/s/ D. Lee McCreary, Jr.                                              Chief Financial Officer (principal
  --------------------------------------                              financial officer and principal accounting
 D. Lee McCreary, Jr.                                                 officer)

/s/ Michael R. Walker
--------------------------------------                                Chairman of the Board of Trustees
 Michael R. Walker

                                 EXHIBIT INDEX



Exhibits                                                          Page No.
--------                                                          -------

    1.1     Form of U.S. Purchase Agreement
    1.2     Form of International Purchase Agreement
    3.1     Form of Amended and Restated Declaration of Trust of the Company
    3.2     Form of Amended and Restated Bylaws of the Company
    5.1     Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered
    8.1*    Opinion of Hogan & Hartson L.L.P. regarding tax matters
   10.1     Form of Second Amended and Restated Agreement of Limited Partnership of the
            Operating Partnership
   10.2     Form of Registration Rights Agreement between the Company and the persons named therein
   10.3     1998 Share Option and Incentive Plan
   10.4     Subscription Agreement between the Company and Edward B. Romanov, Jr.
            dated as of October 8, 1997
   10.5*    Form of Employment Agreement between the Company and Edward B.
            Romanov, Jr.
   10.6     Form of Non-Competition Agreement between the Company and Michael R.
            Walker
   10.7     Form of Indemnification Agreement between the Company and each of its officers and trustees
   10.8     Form of Asset Transfer Agreement between the Operating Partnership and
            Genesis (Heritage Woods, Willowbrook, Riverview Ridge, Pleasant View,
            Rittenhouse, Lopatcong, Phillipsburg, Wayne, POB 1, Lacey Bank Building,
            Belvedere, Chapel Manor and Pennsburg Manor)
   10.9     Plan of Asset Transfer and Contribution Agreement between the Operating
            Partnership and Senior LifeChoice dated as of September 25, 1997
   10.10    Form of Asset Transfer Agreement between the Operating Partnership and certain limited partners in Senior LifeChoice of Paoli, L.P. and Senior LifeChoice of
            Kimberton, L.P. who are selling partnership interests for cash
   10.11    Plan of Asset Transfer and Contribution Agreement among the Operating
            Partnership, GHV Associates and the partners in GHV Associates dated as of
            September 25, 1997
   10.12    Plan of Asset Transfer and Contribution Agreement among the Operating
            Partnership and certain partners in SMOBGP dated as of September 25, 1997
   10.13    Form of Asset Transfer Agreement between the Operating Partnership and certain parties in SMOBGP who are selling partnership interests for cash
10.14.1     Form of Term Loan Agreement (Mifflin and Coquina Center (Genesis))
10.14.2     Form of Secured Note (Mifflin and Coquina Center (Genesis))

   10.14.3       Form of Mortgage and Security Agreement (Mifflin and Coquina Center
                 (Genesis))
   10.14.4       Form of Assignment of Rents and Leases (Mifflin and Coquina Center (Genesis))
   10.14.5       Form of Collateral Assignment of Agreements Affecting Real Estate (Mifflin and
                 Coquina Center (Genesis))
   10.14.6       Form of Guaranty and Suretyship Agreement (Mifflin and Coquina Center
                 (Genesis))
   10.15.1       Form of Construction Loan Agreement (Oaks (Genesis))
   10.15.2       Form of Secured Note (Oaks (Genesis))
   10.15.3       Form of Mortgage and Security Agreement (Oaks (Genesis))
   10.15.4       Form of Assignment of Rents and Leases (Oaks (Genesis))
   10.15.5       Form of Collateral Assignment of Agreements Affecting Real Estate (Oaks
                 (Genesis))
   10.15.6       Form of Guaranty and Suretyship Agreement (Oaks (Genesis))
      10.16      Form of Assignment and Assumption Agreement between the Operating
                 Partnership and Genesis (Montchanin Construction Loan)
      10.17      Form of Construction Loan Commitment between the Operating Partnership and
                 Genesis
      10.18      Form of Assignment and Assumption Agreement between the Operating
                 Partnership and Genesis (Penn Mortgage)
   10.19.1       Form of Assignment and Assumption Agreement between ET Capital Corp. and
                 Genesis (Florida Facilities Note)
   10.19.2       Form of Amendment of Working Capital Loan and Security Agreement among
                 ET Capital Corp., Genesis and the Age Institute of Florida
   10.19.3       Form of Intercreditor Agreement among ET Capital Corp., Genesis and the Age
                 Institute of Florida
      10.20*     Form of Right of First Refusal Agreement between the Operating Partnership and
                 Genesis
      10.21      Form of Option Agreement to purchase Holton Point facility between the
                 Operating Partnership and Genesis
      10.22      Form of Minimum Rent Lease between the Operating Partnership and Genesis
                 (Heritage Woods, Highgate at Paoli Pointe, Rittenhouse, Lopatcong, Phillipsburg
                 and Wayne)
      10.23      Form of Percentage Rent Lease between the Operating Partnership and Genesis
                 (Willowbrook, Riverview Ridge and Pleasant View)
      10.24      Form of Fixed Rent Lease between the Operating Partnership and Genesis
                 (Salisbury Medical Office Building, Windsor Office Building and Windsor Clinic
                 and Training Facility)
      10.25      Commitment Letter for Credit Facility
      21.1       List of Subsidiaries
      23.1       Consent of KPMG Peat Marwick LLP

   23.2      Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
   23.3*     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
   23.4      Consent of Kent P. Dauten
   23.5      Consent of Rodman W. Moorhead, III
   23.6      Consent of Timothy T. Weglicki
   24.1+     Power of Attorney
   27.1+     Financial Data Schedule


------------
*To be filed by amendment.
+Previously filed.